Exhibit 10.16
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***] HAS BEEN OMITTED PURSUANT TO REGULATION S-K, ITEM 601(B) BECAUSE THE REGISTRANT HAS DETERMINED THAT THE OMITTED INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
Execution Version

CREDIT AGREEMENT
dated as of March 6, 2026
by and among
CAPE PHASE 1 BORROWER LLC,
as the Cape Phase 1 Borrower,
PHASE 1 WELLCO, LLC,
as the WellCo Borrower
THE LENDERS FROM TIME TO TIME PARTY HERETO,
THE LC ISSUERS FROM TIME TO TIME PARTY HERETO,
and
MUFG BANK, LTD.,
as Administrative Agent
and
HSBC BANK USA, NATIONAL ASSOCIATION,
as Collateral Agent

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, BARCLAYS
BANK PLC, HSBC BANK USA, NATIONAL ASSOCIATION, MUFG BANK, LTD.,
ROYAL BANK OF CANADA, AND SOCIÉTÉ GÉNÉRALE
as Coordinating Lead Arrangers
and
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.,
as a Hedging Coordinator

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3	Project Granite – Credit Agreement

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SCHEDULES AND EXHIBITS

SCHEDULE I	-	Disclosure Schedule
SCHEDULE II	-	Commitments
SCHEDULE IIA	-	Amortization Schedule
SCHEDULE III	-	Permits
PART A - Part A Permits
PART B - Part B Permits
SCHEDULE IV	-	Required Insurance
SCHEDULE V	-	Material Project Documents
SCHEDULE VI	-	Consent to Collateral Assignment
SCHEDULE VII	-	Title Endorsements
SCHEDULE VIII	-	Notice and Address Information
SCHEDULE IX	-	Performance Tests
SCHEDULE X	-	EDR Leases

EXHIBIT A-l	-	Form of Construction Loan Note / Term Loan Note
EXHIBIT A-2	-	Form of TRABL Loan Note
EXHIBIT A-3	-	Form of Material Construction Contract LC Note
EXHIBIT A-4	-	Form of Shell PPA LC Note
EXHIBIT A-5	-	Form of DSR LC Note
EXHIBIT A-6	-	Form of SCE PPA LC Note
EXHIBIT B-l	-	Form of Borrowing Request
EXHIBIT B-2	-	Form of Issuance Request
EXHIBIT B-3	-	Form of Term Conversion Request
EXHIBIT C	-	Form of Continuation/Conversion Notice
EXHIBIT D	-	Form of Lender Assignment Agreement
EXHIBIT E	-	Form of Compliance Certificate

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EXHIBIT F	-	Form of Green Loan Report
EXHIBIT G	-	Form of Closing Date Certificate
EXHIBIT H	-	Major Maintenance Reserve Requirements
EXHIBIT I	-	Separateness Provisions
EXHIBIT J	-	Form of Solvency Certificate
EXHIBIT K-1	-	Form of U.S. Tax Compliance Certificate (Non-U.S. Persons)
EXHIBIT K-2	-	Form of U.S. Tax Compliance Certificate (Non-U.S. Participants)
EXHIBIT K-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participants)
EXHIBIT K-4	-	Form of U.S. Tax Compliance Certificate (Non-U.S. Participants/Partnerships)
EXHIBIT L	-	Form of Consent to Collateral Assignment
EXHIBIT M	-	Form of Construction Drawdown Certificate
EXHIBIT N	-	Form of Drawdown Certificate of Independent Engineer
EXHIBIT O-1	-	Form of Construction Budget
EXHIBIT O-2	-	Form of Operating Budget
EXHIBIT P	-	Form of Construction Schedule
EXHIBIT Q-1	-	Form of Conversion Date Certificate
EXHIBIT Q-2	-	Form of Conversion Date Certificate of Independent Engineer
EXHIBIT Q-3	-	Drilling and Completion Testing Program
EXHIBIT R	-	Form of Construction Report
EXHIBIT S	-	Form of Quarterly Operating Report
EXHIBIT T-1	-	Form of DSR Letter of Credit
EXHIBIT T-2	-	Forms of Material Construction Contract Letters of Credit
EXHIBIT T-3	-	Form of Shell PPA Letter of Credit
EXHIBIT T-4	-	Form of SCE PPA Letter of Credit
EXHIBIT U	-	Form of XRC Payoff Letter
EXHIBIT V-1	-	Form of Guarantee and Collateral Agreement
EXHIBIT V-2	-	Form of Cape Phase I Pledgor Pledge and Security Agreement
EXHIBIT V-3	-	Form of WellCo Pledgor Pledge Agreement
EXHIBIT W	-	[Reserved]
EXHIBIT X-1	-	Form of Mortgage (CGS 3)
EXHIBIT X-2	-	Form of Mortgage (CGS 5)
EXHIBIT X-3	-	Form of Mortgage (WellCo Borrower)
EXHIBIT Y-1	-	Form of White & Case LLP Opinion
EXHIBIT Y-2	-	Form of Sheppard, Mullin, Richter & Hampton LLP Opinions
EXHIBIT Y-3	-	Form of Parr Brown Gee & Loveless LLP Opinions
EXHIBIT Z-1	-	Form of Subordination Agreement (Equipment Supplier)
EXHIBIT Z-2	-	Form of Subordination Agreement (Contractor)
EXHIBIT AA-1	-	Form of Confirmatory Sublease (WellCo)
EXHIBIT AA-2	-	Form of Confirmatory Sublease (CGS 3)
EXHIBIT AA-3	-	Form of Confirmatory Sublease (CGS 5)
EXHIBIT BB-1	-	Form of GSSA Amendment (CGS 3)
EXHIBIT BB-2	-	Form of GSSA Amendment (CGS 5)
EXHIBIT CC	-	Form of UODA Amendment
EXHIBIT DD	-	Form of Assignment Amendment

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CREDIT AGREEMENT
This CREDIT AGREEMENT, dated as of March 6, 2026, is made by and among CAPE PHASE 1 BORROWER LLC, a Delaware limited liability company (“Cape Phase 1 Borrower”), PHASE 1 WELLCO, LLC, a Delaware limited liability company (“WellCo Borrower” and, collectively with Cape Phase 1 Borrower, the “Borrowers” and each a “Borrower”), the LENDERS FROM TIME TO TIME PARTY HERETO (the “Lenders”), THE MATERIAL CONSTRUCTION CONTRACT LC ISSUERS FROM TIME TO TIME PARTY HERETO, THE SHELL PPA LC ISSUERS FROM TIME TO TIME PARTY HERETO, THE SCE PPA LC ISSUERS FROM TIME TO TIME PARTY HERETO, THE DSR LC ISSUERS FROM TIME TO TIME PARTY HERETO, MUFG BANK, LTD., as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and as green loan coordinator (in such capacity, together with its successors and permitted assigns in such capacity, the “Green Loan Coordinator”), HSBC BANK USA, NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”), BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, BARCLAYS BANK PLC, HSBC BANK USA, NATIONAL ASSOCIATION, MUFG BANK, LTD., ROYAL BANK OF CANADA, AND SOCIÉTÉ GÉNÉRALE, as coordinating lead arrangers (each, a “Coordinating Lead Arranger” and collectively, the “Coordinating Lead Arrangers”) and BANCO BILBAO VIZCAYA ARGENTARIA, S.A., as a Hedging Coordinator.
W I T N E S S E T H:
WHEREAS, as of the date hereof, (i) Cape Phase I Pledgor owns one hundred percent (100%) of the membership interests in Cape Phase 1 Borrower; (ii) WellCo Pledgor owns one hundred percent (100%) of the membership interests in WellCo Borrower; and (iii) Cape Phase 1 Borrower owns one hundred percent (100%) of the membership interests in each Project Company.
WHEREAS, the Borrowers wish to finance the Development of the Project;
WHEREAS, each Borrower has requested that the Lenders and LC Issuers extend, and the Lenders and LC Issuers have agreed to extend, on the terms and conditions set forth in this Agreement and the other Loan Documents, certain credit facilities to the Borrowers in an aggregate amount up to $421,419,488.65, consisting of (a) a construction loan facility in an aggregate principal amount up to $308,676,861.46, (b) an ITC Transfer bridge loan facility in an aggregate principal amount up to $61,489,673.73, (c) letter of credit facilities in an aggregate principal amount up to $51,252,953.46, and (d) a term loan facility to repay the Construction Loans (as defined below) (together with all fees, interest, and other Obligations accrued with respect thereto), subject to the limitations set forth herein; and
WHEREAS, the Lenders and LC Issuers are willing to extend the credit described above on the terms and subject to the conditions set forth herein.

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NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.1    Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
“Acceptable Bank” means any commercial bank or financial institution having the following ratings of its long-term indebtedness from at least two of the following rating agencies: (i) “A-” or higher from S&P, (ii) “A3” or higher from Moody’s or (iii) “A-” or higher by Fitch.
“Account” is defined in the Depositary Agreement.
“AD/CVD” means any antidumping or countervailing duties or related cash deposits, bonds, or collateral imposed by the United States Department of Commerce and payable by a Loan Party on imports into the United States of material equipment or any other imported items to be utilized for the Project.
“Additional Drilling Contracts” means any contract entered into by, or assigned to, a Loan Party after the Closing Date, for the provision of well drilling, fracking and completion works and related services or the provision of goods, equipment or services in connection therewith.
“Additional Project Document” means each Project Document entered into by, or assigned to, a Loan Party subsequent to the Closing Date, solely in each case (a) that is an ITC Transfer Agreement or a PTC Transfer Agreement or (b) pursuant to which such Loan Party could reasonably be expected to have payment obligations in excess of $500,000 individually or $1,000,000 in the aggregate in any Fiscal Year, but excluding any agreement, document and instrument (i) providing for, governing or evidencing any Permitted Indebtedness and any related Permitted Lien for such Permitted Indebtedness, (ii) entered into to consummate any (x) sale, lease, transfer or disposal allowed under Section 8.9, (y) Investments permitted under Section 8.4, (iii) that is an Additional Drilling Contract reasonably expected to have total payment obligations not exceeding $2,000,000, which payment obligations are not reflected in the then current Operating Budget; or (iv) contracts for the transfer of wellbore interests to any Loan Party to the extent substantially in the form of any wellbore assignments entered into by the WellCo Borrower prior to the Closing Date.
“Adjusted Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1%, and (c) Daily Compounded SOFR in effect on such day plus 1.00%. Any change in the Adjusted Base Rate due to a change in the Base Rate, the Daily Compounded SOFR or the Federal Funds Rate shall be effective from and including the effective date of such change in the Base Rate, Daily Compounded SOFR or the Federal Funds Rate, respectively; provided,

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however, that if the rate per annum obtained shall be less than 1.00%, the “Adjusted Base Rate” shall be deemed to be 1.00% per annum for purposes of this Agreement.
“Administrative Agent” is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 10.3.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” is defined in Section 4.11.
“Affiliate” of any Person means any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent and, solely for purposes of Article X, Section 4.6(d), Section 4.6(g), Section 4.7, Section 11.1 and Section 11.4 hereof and the definitions of “Secured Parties,” “Other Connection Taxes” and “Excluded Taxes”, the Depositary Bank.
“Agreement” means, on any date, this credit agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.
“Amortization Schedule” means the amortization schedule as set forth in Schedule IIA, as such schedule may be amended from time to time pursuant to the terms hereof.
“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1, et seq.); and (b) all other applicable laws, rules and regulations of any jurisdiction concerning the prevention or prohibition of bribery or corruption, including the UK Bribery Act 2010.
“Anti-Money Laundering Laws” means any U.S. law or regulation relating to the prevention or prohibition of terrorism financing or money laundering, including (a) Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the US Code of Federal Regulations), (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the US Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the US Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the US Code of Federal Regulations), (e) the USA Patriot Act of 2001 (Pub. L. No. 107-56), (f) the U.S. Money Laundering Control Act of 1986, as amended, (g) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq., (h) Laundering of Monetary Instruments, 18 U.S.C. section 1956, (i) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957, (j) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Part 103 of the US Code of Federal Regulations), and (k) any regulations promulgated under any of the foregoing.
“Applicable Law” means, collectively, as to any Person or the Project, any and all laws, ordinances, codes, rules or regulations, including any Governmental Rule, and any determination

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of any Governmental Authority, in each case applicable to or binding upon such Person, any of its properties or the Project, or to which such Person or any of its property or the Project is subject.
“Applicable Margin” means:

	Loans	Period	Loans

			SOFR Loans	Base Rate Loans

(a)	Construction Loans, Material Construction Contract LC Loans, Shell PPA LC Loans and SCE PPA LC Loans	From the Closing Date to (but excluding) the applicable Stated Maturity Date.	3.00%	2.00%

(b)	TRABL Loans	From the Closing Date to (but excluding) the TRABL Maturity Date.	2.375%	1.375%

(c)	Shell PPA LC Loans, SCE PPA LC Loans, DSR LC Loans and Term Loans	From the Conversion Date to (but excluding) the third anniversary of the Closing Date.	3.00%	2.00%

(d)	Shell PPA LC Loans, SCE PPA LC Loans, DSR LC Loans and Term Loans	From the third anniversary of the Closing Date to (but excluding) the fourth anniversary of the Closing Date.	3.125%	2.125%

(e)	Shell PPA LC Loans, SCE PPA LC Loans, DSR LC Loans and Term Loans	From the fourth anniversary of the Closing Date until the applicable Stated Maturity Date.	3.25%	2.25%
“Application to Appropriate” means that certain Application to Appropriate identified as Water Right No. 71-5995 (A84679) submitted by EDR and FEC E&P Management, LLC to the Utah State Engineer on May 21, 2025.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment Amendment” means that certain First Amendment and Partial Release of Assignment and Transfer of Tangible Personal Property, dated effective as of October 3, 2025, by and between EDR and WellCo Borrower, in the form of Exhibit DD.
“Audit Tail Insurance Expenses” is defined in the Depositary Agreement.

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“Audit Tail Insurance Reserve Account” is defined in the Depositary Agreement.
“Authorized Financial Officer” means, relative to any Obligor, an Authorized Officer that is the Chief Executive Officer, Chief Financial Officer or other individual officer with equivalent responsibilities to any of the foregoing, as the case may be, of such Obligor or such Obligor’s general partner, manager or managing member (as applicable).
“Authorized Officer” means, relative to any Obligor, those of its authorized signatories, officers, general partners, managers or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent pursuant to Section 5.1.2(b)(ii) or pursuant to a certificate delivered to the Administrative Agent and the Lenders after the Closing Date in form and substance reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, each authorized signatory or officer of the general partner, manager or managing member (as applicable) of any Obligor, in each case, whose signatures and incumbency shall have been certified pursuant to the foregoing sentence, shall be deemed to be an “Authorized Officer.”
“Available Construction Funds” means, at any time, the sum of (a) the aggregate of the Available Construction Loan Commitment and the Available TRABL Commitment, plus (b) any amounts on deposit at such time in the Construction Account that are available for payment of Total Project Costs, plus (c) any Revenues received by the Loan Parties and deposited in the Construction Account prior to the Conversion Date.
“Available Material Construction Contract LC Loan Commitment” means (i) as of the Closing Date and from time to time prior to the Material Construction Contract LC Loan Commitment Termination Date, the Material Construction Contract LC Issuing Commitment Amount minus the aggregate Material Construction Contract LC Outstandings, and (ii) at any time after the Material Construction Contract LC Loan Commitment Termination Date, zero.
“Available Construction Loan Commitment” means (a) at any time on or prior to the Construction Loan Maturity Date, the Construction Loan Commitment Amount at such time minus the aggregate Construction Loans outstanding at such time and (b) at any time after the Construction Loan Commitment Termination Date, zero.
“Available DSR LC Loan Commitment” means (i) as of the Closing Date and prior to the DSR LC Loan Commitment Termination Date, the DSR LC Issuing Commitment Amount minus the aggregate DSR LC Outstandings, and (ii) at any time after the applicable DSR LC Commitment Termination Date, zero.
“Available LC Loan Commitment” means the Available DSR LC Loan Commitment, the Available Material Construction Contract LC Loan Commitment, the Available SCE PPA LC Loan Commitment or the Available Shell PPA LC Loan Commitment, as applicable.
“Available SCE PPA LC Loan Commitment” means (i) as of the Closing Date and prior to the SCE PPA LC Loan Commitment Termination Date, the SCE PPA LC Issuing Commitment Amount minus the aggregate SCE PPA LC Outstandings, and (ii) at any time after the SCE PPA LC Loan Commitment Termination Date, zero.

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“Available Shell PPA LC Loan Commitment” means (i) as of the Closing Date and prior to the Shell PPA LC Loan Commitment Termination Date, the Shell PPA LC Issuing Commitment Amount minus the aggregate Shell PPA LC Outstandings, and (ii) at any time after the Shell PPA LC Loan Commitment Termination Date, zero.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.2(d).
“Available Term Loan Capacity” is defined in the definition of “CTL Debt Sizing Criteria.”
“Available TRABL Loan Commitment” means (a) at any time on or prior to the TRABL Commitment Termination Date, the TRABL Commitment Amount at such time minus the aggregate TRABL Loans outstanding at such time and (b) at any time after the TRABL Commitment Termination Date, zero.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Rate” means, at any time, the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent).
“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Adjusted Base Rate.
“Bearskin Crossflow Test Results Review” means the Bearskin Crossflow Test Results Review report, dated as of October 23, 2025, as prepared by the Subsurface Consultant.

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“Benchmark” means, initially, Daily Compounded SOFR; provided that if a Benchmark Transition Event has occurred with respect to Daily Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.2(d).
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

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For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by of the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the

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ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Borrowers” is defined in the preamble.
“Borrower Materials” is defined in Section 10.12(e).
“Borrower Model” means the financial model with the file name “3.1.6 Project Heat - Lender Financial Model 02.19.2026”, dated as of February 19, 2026, delivered to the Administrative Agent on or prior to the Closing Date pursuant to Section 5.1.7(b) and as may be updated from time to time pursuant to Section 3.1.4(c), Section 5.2.1, or Section 5.3.1(f).
“Borrower Notice” is defined in Section 5.1.31(a).
“Borrowing” means Loans of the same Type made by the Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.
“Borrowing Request” means a Loan request and certificate duly executed and delivered by an Authorized Officer of the applicable Borrower substantially in the form of Exhibit B-1.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Cape Phase 1 Borrower” is defined in the preamble.
“Cape Phase I Pledgor” means Cape Phase I HoldCo LLC, a Delaware limited liability company.

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“Cape Phase I Pledgor Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the date of the second Credit Extension, between Cape Phase I Pledgor and the Collateral Agent, substantially in the form of Exhibit V-2.
“Capital Expenditures” means, for any period, the sum of (a) the aggregate amount of all expenditures of the Loan Parties payable during such period which, in accordance with GAAP, would be classified as capital expenditures, and (b) the aggregate amount of the principal component of all capitalized lease liabilities payable during such period by the Loan Parties; provided that Capital Expenditures shall not include (i) any such expenditures or principal component funded with (A) any Net Casualty Proceeds, as permitted under the Depositary Agreement, (B) the net proceeds received from any Disposition of used, worn out, surplus or obsolete equipment permitted under Section 8.9(a), (C) the proceeds of capital contributions made substantially concurrently with and for purposes of such expenditures, or (D) expenses under the Long-Term Service Agreement or other long-term service agreements or spare parts agreements, (ii) expenditures made in connection with the replacement, substitution, restoration or repair of property to the extent financed with insurance proceeds or other cash paid to the Obligors on account of the Casualty Event, Title Event or Event of Loss in respect of the property being replaced, restored or repaired in accordance with the terms of the Loan Documents, (iii) Maintenance and Drilling Expenses, (iv) Operation and Maintenance Expenses, or (v) Audit Tail Insurance Expenses.
“Capital Securities” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, any limited or general partnership interests and any limited liability company membership interests, and any and all warrants, rights or options to purchase any of the foregoing, whether now outstanding or issued after the Closing Date.
“Cash” means money, currency or a credit balance in any demand account or deposit account (as such term is defined in the UCC).
“Cash Collateralize” means with respect to any Letter of Credit or any other Obligation, to pledge and deposit of immediately available funds into a cash collateral account (any such account, an “LC Cash Collateral Account”) maintained with (or on behalf of) the Administrative Agent (for the benefit of the applicable LC Issuers) on terms reasonably satisfactory to such LC Issuer in an amount equal to one hundred and two percent (102%) of the Stated Amount of such Letter of Credit or such other Obligation. “Cash Collateral” and “Cash Collateralization” shall have correlative meanings.
“Cash Debt Service” is defined in the Depositary Agreement.
“Cash Equivalent Investment” means, at any time:
(a)    any marketable direct obligation of (or unconditionally guaranteed by) the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) maturing not more than one year from the date of acquisition thereof;

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(b)    commercial paper maturing not more than 365 days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent Credit Rating from another Rating Agency);
(c)    any certificate of deposit, time deposit, or bankers’ acceptance, maturing not more than one year after its date of acquisition, or any demand deposit account which, in any case, is issued by or established at any bank or trust company organized under the laws of the United States (or any state thereof) and which has (i) a long-term debt credit rating of A2 or higher from Moody’s or A or higher from S&P and (ii) a combined capital and surplus greater than $500,000,000; or
(d)    money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated A or higher by S&P and A2 or higher by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“Cash Flow Available for Debt Service” means, for any period, (a) (i) all revenue generated under the Power Purchase Agreements during such period, (ii) all proceeds from sales of PTCs deposited into the Revenue Account during such period and (iii) all other revenues deposited into the Revenue Account during such period, plus (b) the amount released from the Major Maintenance Reserve Account in excess of the then-applicable Required Major Maintenance Reserve Amount during such period, plus (c) delay liquidated damages, delay in start-up and business interruption insurance proceeds, plus (d) all interest standing on balance of the Accounts, plus (e) any proceeds of Investments permitted pursuant to Section 8.4 or the Depositary Agreement, plus (f) the amount released from the Audit Tail Insurance Reserve Account in excess of the then-applicable Required Audit Tail Insurance Reserve Amount during such period, minus (g) (i) Operation and Maintenance Expenses paid by a Borrower during such period and (ii) Capital Expenditures paid during such period from (without duplication) the Revenue Account or the Operating Account, minus (h) (i) the amount required to fund the Major Maintenance Reserve Account with the then-applicable Required Major Maintenance Reserve Amount during such period and (ii) the amount required to fund the Audit Tail Insurance Reserve Account with the then-applicable Required Audit Tail Insurance Reserve Amount during such period.
“Casualty Event” means the damage, destruction or condemnation, as the case may be, of any property of any Loan Party, but in any event shall exclude any losses due to business interruption and any Title Event or Event of Loss.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
“CGS 3” is defined in the definition of “Project Companies.”
“CGS 5” is defined in the definition of “Project Companies.”
“Change in Control” means the consummation of any transaction or series of related transactions, the result of which is that:

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(i)    if occurring prior to the Conversion Date, the Sponsor fails to own or Control, directly or indirectly, with the exception of the “Class A” membership interests in each of Cape Phase I Pledgor and Intermediate HoldCo, the Capital Securities (including all Voting Securities) representing one hundred percent (100%) of the aggregate ordinary voting power and economic interest represented, in each case, by the issued and outstanding Capital Securities (including all Voting Securities) of the Loan Parties;
(ii)    if occurring on or after the Conversion Date, the Sponsor fails to own or Control, directly or indirectly, with the exception of the “Class A” membership interests in each of Cape Phase I Pledgor and Intermediate HoldCo, the Capital Securities (including all Voting Securities) representing at least fifty-one percent (51%) of the aggregate ordinary voting power and economic interest represented, in each case, by the issued and outstanding Capital Securities (including all Voting Securities) of the Loan Parties;
(iii)    Cape Phase I Pledgor fails to directly own or Control one hundred percent (100%) of the Capital Securities (including all Voting Securities) of the Cape Phase 1 Borrower;
(iv)    WellCo Pledgor fails to directly own or Control one hundred percent (100%) of the Capital Securities (including all Voting Securities) of WellCo Borrower; and
(v)    Cape Phase 1 Borrower fails to directly own or Control one hundred percent (100%) of the Capital Securities (including all Voting Securities) of each Subsidiary Guarantor.
“Change in Law” is defined in Section 4.3.
“Change in Tax Law” (a) any change in or amendment to the Code or another applicable U.S. federal income tax statute, (b) any change in, or issuance of, or promulgation of any temporary or final Treasury Regulations, (c) any guidance from the IRS published or to be published in the Internal Revenue Bulletin or Cumulative Bulletin, or other IRS notice, announcement, revenue ruling, private letter ruling, revenue procedure, technical advice memorandum, examination directive or similar authority issued by the IRS, and any advice, advisory, or legal memorandum issued by IRS Chief Counsel that applies, advances or articulates a new or different interpretation or analysis of any provision of the Code, any other applicable federal tax statute, or any Treasury Regulations promulgated thereunder, or (d) any change in the interpretation of the Code or Treasury Regulations by any judicial decision by the U.S. Tax Court, a U.S. District Court, the U.S. Court of Federal Claims, a U.S. Court of Appeals or the U.S. Supreme Court, in each case, that applies, advances or articulates a new or different interpretation or analysis of U.S. federal income tax law, in each case with respect to clause (a) through (d) above which (i) has been enacted, promulgated or issued, as applicable, after the date hereof and (ii) would likely cause a material loss, disallowance, reduction or recapture of ITCs from the WellCo Facilities or PTCs from the GenCo Facilities or would prohibit, restrict, or limit the ability to sell ITCs from the WellCo Facilities or PTCs from the GenCo Facilities.
“Closing Date” means the date on which the Borrowers satisfy the conditions precedent set forth in Section 5.1 (or such conditions precedent are waived in accordance herewith).

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“Closing Date Certificate” means the certificate, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the Borrowers substantially in the form of Exhibit G.
“Closing Date Funds Flow Memorandum” means the memorandum setting forth the flow of funds on the Closing Date, which shall be in form and substance acceptable to all Lenders.
“Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended.
“Collateral” means all properties and assets of the Obligors, now owned or hereafter acquired, in which Liens have been granted (or are purported to have been granted) to the Collateral Agent pursuant to the Security Documents to secure all the Obligations and shall exclude the ITCs generated by the WellCo Facilities (without any exclusion of the ITC Transfer Proceeds) and any properties and assets in which the Collateral Agent is required to release its Liens, pursuant to the terms of the Loan Documents.
“Collateral Agent” is defined in the preamble and includes each other Person appointed as the successor Collateral Agent.
“Commercial Operation” means the occurrence of each of (a) “Initial Delivery Date” (as defined in the SCE PPA), (b) “Commercial Operation Date” (as defined in the Shell PPA), and (c) “Commercial Operation Date” (as defined in the Interconnection Agreement, or equivalent term).
“Commitment” means, as the context may require, the Construction Loan Commitment, the Term Loan Commitment, the TRABL Commitment, the Material Construction Contract LC Issuing Commitment, the Material Construction Contract LC Loan Commitment, the Shell PPA LC Issuing Commitment, the Shell PPA LC Loan Commitment, the SCE PPA LC Issuing Commitment, the SCE PPA LC Loan Commitment, the DSR LC Issuing Commitment or the DSR LC Loan Commitment.
“Commitment Amount” means, as the context may require, the Construction Loan Commitment Amount, the Term Loan Commitment, the TRABL Commitment Amount, the Material Construction Contract LC Loan Commitment Amount, the Material Construction Contract LC Issuing Commitment Amount, the Shell PPA LC Loan Commitment Amount, the Shell PPA LC Issuing Commitment Amount, the SCE PPA LC Loan Commitment Amount, the SCE PPA LC Issuing Commitment Amount, the DSR LC Loan Commitment Amount or the DSR LC Issuing Commitment Amount.
“Commitment Termination Date” means, as the context may require, the Construction Loan Commitment Termination Date, the TRABL Commitment Termination Date, the Material Construction Contract LC Loan Commitment Termination Date, the Shell PPA LC Loan Commitment Termination Date, the SCE PPA LC Loan Commitment Termination Date or the DSR LC Loan Commitment Termination Date.
“Commitment Termination Event” means:

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(a)    the occurrence of any Event of Default described in Sections 9.1.9(a) through (e), with respect to any Loan Party; or
(b)    the occurrence and continuance of any other Event of Default and either (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 9.3, or (ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.
“Communications” is defined in Section 10.12(a).
“Compliance Certificate” means a certificate duly completed and executed by an Authorized Financial Officer of the Borrowers, substantially in the form of Exhibit E.
“Confirmatory Subleases” means, collectively, (a) that certain Confirmatory Sublease (WellCo) dated as of February 6, 2026 and effective as of October 3, 2025, by and between EDR and WellCo Borrower, (b) that certain Confirmatory Sublease (CGS 3) dated as of February 2, 2026 and effective as of August 6, 2024, by and between EDR and CGS 3, and (c) that certain Confirmatory Sublease (CGS 5) dated as of February 2, 2026 and effective as of August 6, 2024, by and between EDR and CGS 5, in each case, in the form of Exhibits AA-1 through AA-3 respectively.
“Confirmed Contributed Amounts” means, with respect to each Project Company and the WellCo Borrower, without duplication, amounts contributed directly or indirectly to a Project Company or the WellCo Borrower by any Person who is not a Loan Party (and not previously reimbursed pursuant to this Agreement) for payments of, or amounts paid directly by or on behalf of such Project Company or the WellCo Borrower to another Person for, the applicable Total Project Costs or that are on deposit in the Construction Account to the extent not yet applied for such purpose, in respect of which, in the case of such amounts that have been applied to the payment of such Total Project Costs in excess of $100,000 individually, the Borrowers shall have delivered to the Administrative Agent substantiating materials reasonably satisfactory to the Administrative Agent (in consultation with the Independent Engineer) and a certificate of Borrowers setting forth such Confirmed Contributed Amounts, as verified in writing by the Independent Engineer.
“Conforming Changes” means, with respect to either the use or administration of Daily Compounded SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.4 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that

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adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consent to Collateral Assignment” means each consent and agreement to be executed with regard to certain Material Project Documents listed in Schedule VI and each Additional Project Document to the extent required pursuant to Section 7.16, among the counterparty to such specified Material Project Document, the Collateral Agent and the applicable Loan Party, which shall be substantially in the form of Exhibit L, any form agreed to by the Administrative Agent prior to the Closing Date, or such other form as reasonably agreed to by the Administrative Agent, pursuant to which such counterparty acknowledges or consents to (as applicable in accordance with the requirements of the respective Material Project Document), inter alia, the Collateral Agent’s security interest in the applicable Loan Party’s rights under such Material Project Document, on behalf of the Secured Parties.
“Construction Account” is defined in the Depositary Agreement.
“Construction Budget” is defined in Section 5.1.17.
“Construction Date Certain” means the date that is ninety (90) days prior to the earlier of (x) “Outside Commercial Operation Date” (as defined in the Shell PPA) (as such date may be extended under the Shell PPA no more than once and by no more than 30 days); provided that if the “Commercial Operation Date” has occurred under the Shell PPA and the Conversion Date has not occurred as of such date, the “Outside Commercial Operation Date” (as defined in the Shell PPA) shall be disregarded for purposes of determining the Construction Date Certain, (y) the “Delivery Deadline Date” (as defined in the SCE PPA) (as such date may be extended under the SCE PPA no more than once and by no more than 30 days); and (z) the Commitment Expiration Date (as defined in the PTC Transfer Agreement) (however such term is defined in the PTC Transfer Agreement) (as such date may be extended under the PTC Transfer Agreement no more than once and by no more than 30 days).
“Construction Drawdown Certificate” means a certificate substantially in the form of Exhibit M.
“Construction Loan Commitment” means, relative to any Construction Loan Lender, such Lender’s obligation to make Construction Loans pursuant to Section 2.1.1. The amount of each Lender’s Construction Loan Commitment, if any, is set forth on Schedule II or in the applicable Lender Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

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“Construction Loan Commitment Amount” means $308,747,196.07; as such amounts may be reduced from time to time pursuant to Section 2.2 or Section 3.1.4.
“Construction Loan Commitment Termination Date” means the earliest of (a) the Conversion Date, (b) the Term Conversion Deadline, and (c) the date on which any Commitment Termination Event occurs.
“Construction Loan Exposure” means, with respect to any Construction Loan Lender, as of any date of determination, (a) prior to the termination of all Construction Loan Commitments of such Construction Loan Lender, the sum of the (i) the aggregate amount of Construction Loans of such Construction Loan Lender then outstanding plus (ii) aggregate amount of all available Construction Loan Commitments of such Construction Loan Lender then outstanding and (b) after the termination of all Construction Loan Commitments of such Construction Loan Lender, the aggregate outstanding principal amount of all Construction Loans of such Construction Loan Lender.
“Construction Loan Facility” means the Construction Loan Commitments and the Construction Loans made hereunder.
“Construction Loan Lender” is defined in Section 2.1.1.
“Construction Loan Maturity Date” means the earliest of (a) the Conversion Date, (b) the date on which any Commitment Termination Event occurs, (c) the Construction Date Certain, and (d) the Second Credit Extension Deadline, if the second Credit Extension shall not have occurred on or prior to such date.
“Construction Loan Percentage” means, with respect to all payments, computations and other matters relating to the Construction Loan of any Lender, the percentage obtained by dividing (a) the Construction Loan Exposure of that Lender by (b) the aggregate Construction Loan Exposure of all Lenders.
“Construction Loans” is defined in Section 2.1.1.
“Construction Loan Note” means a promissory note of the Cape Phase 1 Borrower payable to any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Cape Phase 1 Borrower to such Lender resulting from outstanding Construction Loans and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“Construction Period” means the period from the Closing Date until the earlier of (i) the Conversion Date and (ii) the Construction Date Certain.
“Construction Report” means a report substantially in the form of Exhibit R or otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Construction Schedule” is defined in Section 5.1.18.

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“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby (reduced to the extent that such Person’s obligation thereunder is reduced by Applicable Law or valid contractual agreement).
“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed and delivered by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit C.
“Contractor” means the Material Project Party party to the Material Construction Contract.
“Control” of a Person means the (a) the possession, directly or indirectly, of fifty point one percent (50.1%) or more of the Capital Securities (on a fully diluted basis) of such Person, (b) the power, directly or indirectly, to vote (under ordinary circumstances) fifty point one percent (50.1%) or more of the Capital Securities (on a fully diluted basis) of such Person for the election of directors, managers, managing members or general partners (as applicable) or (c) the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).
“Controlled Group” means, with respect to any entity, all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common Control which, together with such entity, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.
“Conversion Date” means the date on which Term Conversion occurs.
“Conversion Date Borrower Model” is defined in Section 5.2.1.
“Coordinating Lead Arranger” is defined in the preamble.
“Cost Segregation Report” means the independent cost segregation report, to be prepared by KPMG LLP or some other nationally recognized third party auditor as may be engaged by the WellCo Borrower, in respect of the WellCo Facilities.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” is defined in Section 11.24.

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“Credit Extension” means, as the context may require,
(a)    the making of a Loan by a Lender; or
(b)    the issuance of any Letter of Credit, the increase of the Stated Amount of any existing Letter of Credit or the extension of any Stated Expiry Date of any existing Letter of Credit, by any LC Issuer (whether automatically by its terms or upon request of a Borrower).
“Credit Parties” means, collectively, the Lenders, the LC Issuers, the Collateral Agent, the Administrative Agent, the Depositary Bank and each of their respective successors and permitted assigns.
“Credit Rating” means, with respect to a Person, the rating assigned by a Rating Agency to the senior long-term unsecured debt obligations of such Person or, if such Person does not have senior long-term unsecured debt obligations that are rated by a Rating Agency, the rating assigned by a Rating Agency as the corporate credit rating or issuer rating of such Person (in each case not supported by any third-party credit enhancement). In the event more than one Rating Agency has assigned such Person a Credit Rating, the applicable Credit Rating shall be the lowest of the Credit Ratings assigned by any such Rating Agency.
“Current GAAP Financials” is defined in Section 1.4(b).
“CTL Debt Sizing Criteria” means, as of any date, the lesser of (a) the amount of Term Loans that would be fully repaid assuming a post-Term Conversion Date amortization profile that achieves a minimum Debt Service Coverage Ratio of 1.50x using the P90 Production Forecast set forth in the then current Borrower Model prior to the Conversion Date or the Conversion Date Borrower Model (whichever is the latest to be delivered by the Borrowers) based on Cash Flow Available for Debt Service (other than with respect to clauses (a)(iii), (c), (d) and (e) of the definition of “Cash Flow Available for Debt Service”) (such amount, the “Available Term Loan Capacity”), and (b) 75% of the Total Project Costs (including Total Project Costs incurred prior to the Closing Date and verified by the Independent Engineer, and contingency) minus the TRABL Commitments.
“Customs Duties” means AD/CVD or any import taxes, customs duties or tariffs, or other import-related charges that have been imposed, assessed or levied on imported material equipment or any other imported items to be utilized for the Project or, if material to the financial viability of the Project, formally announced and that are applicable to the imported material equipment or any other imported items to be utilized for the Project under any applicable law including, but not limited to, Section 122, Section 201 or Section 301 of the Trade Act of 1974, as amended, Section 232 of the Trade Expansion Act of 1962, as amended, the Tariff Act of 1930, as amended, or the International Emergency Economic Powers Act.
“Daily Compounded SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day

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immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Compounded SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Compounded SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Compounded SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debt Service Coverage Ratio” means, for any Measurement Period (or such other period as contemplated by Section 8.5(d)(v)), the ratio of (a) Cash Flow Available for Debt Service for such Measurement Period (or such other period as contemplated by Section 8.5(d)(v)) to (b) Cash Debt Service for such Measurement Period (or such other period as contemplated by Section 8.5(d)(v)).
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.
“Default Right” is defined in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 4.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent, any applicable LC Issuer with Fronting Exposure to such Defaulting Lender and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default shall be specifically identified in such writing) has not been satisfied or waived in accordance with the terms and conditions hereof, or (ii) pay to the Administrative Agent, any applicable LC Issuer with Fronting Exposure to such Defaulting Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit, to the extent any applicable LC Issuer has Fronting Exposure to such Defaulting Lender) within two (2) Business Days of the date when due, (b) has notified the Borrowers, any applicable LC Issuer with Fronting Exposure to such Defaulting Lender or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s

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determination that a condition precedent to funding (which condition precedent, together with any applicable default shall be specifically identified in such writing or public statement) cannot be satisfied and has not been waived in accordance with the terms and conditions hereof), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, any applicable LC Issuer with Fronting Exposure to such Defaulting Lender or any Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrowers) or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or national regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Securities in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.12(b)) upon delivery of written notice of such determination to the Borrowers, any applicable LC Issuer with Fronting Exposure to such Defaulting Lender and each other Lender.
“Deposit Account” means a “deposit account” as that term is defined in Section 9-102(a) of the UCC.
“Depositary Agreement” means the Depositary Agreement, dated as of the Closing Date, duly executed and delivered by the Borrowers, the Administrative Agent, the Collateral Agent and the Depositary Bank, as amended, supplemented, amended and restated or otherwise modified from time to time.
“Depositary Bank” means HSBC Bank USA, National Association and includes each other Person appointed as the successor Depositary Bank pursuant to the terms of the Depositary Agreement.
“Development” means the development, acquisition, ownership, financing, leasing, occupation, remediation, construction, equipping, testing, start-up, alteration, reconstruction, repair, operation, maintenance and use of the Project and any activity reasonably related to or incidental to the foregoing.
“Development Agreement” means the contract listed under the heading “Development Agreement” in Schedule V.
“Disbursement” is defined in Section 2.6.3(a).

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“Disbursement Date” is defined in Section 2.6.3(a).
“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrowers with the written consent of the Required Lenders.
“Disposition” (or similar words such as “Dispose”) means, with respect to any Person, any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of such Person’s or its Subsidiaries’ assets (including accounts receivables and Capital Securities of Subsidiaries) to any other Person in a single transaction or series of related transactions.
“Disqualified Owner” means any Person that, when such Person acquires Control of the Sponsor, is a Sanctioned Person; provided, however, that a Person shall not be a Disqualified Owner if, prior to the date that such Person first acquires Control of the Sponsor: (i) the Borrowers provide or cause to be provided to the Administrative Agent (or any Credit Party through the Administrative Agent) all documentation and other written information reasonably requested under applicable “know your customer” provisions of Anti-Money Laundering Laws, including the PATRIOT Act, in respect of such Person, as consistently applied; and (ii) such Person or the Borrowers have certified to the Administrative Agent that the foregoing criterion is not applicable to such Person.
“Disqualified Person” means (a) a “tax-exempt entity” as defined in Section 168(h)(2) of the Code (unless such Person would be subject to tax under Section 511 of the Code on all income of the applicable Person or unless the exception under Section 168(h)(1)(D) or Section 168(h)(2)(B) of the Code applies) or “tax-exempt controlled entity” as defined in Section 168(h)(6)(F)(iii) of the Code (unless an election is in effect under Section 168(h)(6)(F)(ii) of the Code); (b) a Person described in Section 50(b)(3) (unless such Person would be subject to tax under Section 511 of the Code on all income from the applicable Person) or Section 50(b)(4) of the Code; provided that if any such Person owns its interest indirectly through a domestic corporation that is subject to tax under Section 11 of the Code, other than any such corporation that is a “tax exempt controlled entity” (as defined in Section 168(h)(6)(F)(iii) of the Code), then such Person will not be deemed to be a Disqualified Person; or (c) any other Person (including any partnership, disregarded entity, or other pass-through entity with any direct owner described in clauses (a) or (b) or this clause (c)) whose ownership of a membership interest in the WellCo Borrower would result in a recapture or disallowance of, or inability to claim, the ITCs.
“Distribution Conditions (Post Conversion Date)” is defined in the Depositary Agreement.
“Distribution Suspense Account” is defined in the Depositary Agreement.
“Dollar” and the sign “$” mean lawful currency of the United States.
“Drilling and Completions Plan” means the drilling and completions plan set forth in Exhibit Q-3.

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“Drilling License Agreement” means a license agreement providing for the grant by the Sponsor to the WellCo Borrower of a non-exclusive, fully-paid, royalty-free, perpetual, irrevocable, transferable (including the right to assign its rights without consent to any purchaser of (x) all the membership interests of WellCo Borrower, (y) the ITC Facilities or (z) the Project) license and right to use drilling process intellectual property (including all applicable patents, patent applications, trade secrets, know-how and software) held by the Sponsor to the extent necessary to design, engineer, procure, finance, construct, commission, operate, repair, maintain, augment and upgrade the WellCo Facilities for the Project and for no other purpose or project, in form and substance reasonably satisfactory to the Required Lenders.
“DSR Account” is defined in the Depositary Agreement.
“DSR LC Commitments” means the DSR LC Loan Commitments and the DSR LC Issuing Commitments.
“DSR LC Facility” means the DSR LC Loan Commitments and the DSR LC Loans made hereunder.
“DSR LC Issuers” means the Persons listed under the heading “DSR LC Issuing Commitments” on Schedule II, each in its capacity as an issuer under the applicable DSR LC Tranche hereunder. In the event that there is more than one DSR LC Issuer at any time, references herein and in the other Loan Documents to the DSR LC Issuer shall be deemed to refer to the DSR LC Issuer in respect of the applicable DSR Letter of Credit or to all DSR LC Issuers, as the context requires.
“DSR LC Issuing Commitment” means a DSR LC Issuer’s obligation to issue DSR Letters of Credit pursuant to Section 2.1.4(b) and “DSR LC Issuing Commitments” means such commitments of all DSR LC Issuers. The amount of each DSR LC Issuer’s DSR LC Issuing Commitment in respect of the applicable DSR LC Tranche is the amount set forth in each case on Schedule II, subject to any assignment, adjustment or reduction pursuant to the terms and conditions hereof.
“DSR LC Issuing Commitment Amount” means, as of the Closing Date, a maximum amount of $44,277,953.46, as such amount may be reduced from time to time pursuant to Section 2.2.
“DSR LC Loan” means an LC Loan advanced in respect of a Disbursement under a DSR Letter of Credit pursuant to Section 2.6.3(b).
“DSR LC Loan Commitment” means, as the context may require, relative to any Lender, such Lender’s obligation (if any) to make DSR LC Loans pursuant to Section 2.6.2(b) and the obligation of each DSR LC Loan Lender to participate in DSR Letters of Credit under the applicable DSR LC Tranche in which it is a participant hereunder, as applicable, and “DSR LC Loan Commitments” means such commitments of all Lenders. The amount of each Lender’s DSR LC Loan Commitment, if any, is the amount set forth in each case on Schedule II with respect to the applicable DSR LC Tranche or in the applicable Lender Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The

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aggregate amount of the DSR LC Loan Commitments shall not exceed the DSR LC Loan Commitment Amount.
“DSR LC Loan Commitment Amount” means, as of the Closing Date, $44,277,953.46 as such amount may be reduced from time to time pursuant to Section 2.2 or Section 3.1.4; provided that the DSR LC Loan Commitment Amount shall not exceed the DSR LC Issuing Commitment Amount.
“DSR LC Loan Commitment Termination Date” means, the earliest of:
(a)the DSR LC Loan Maturity Date;
(b)the date on which the DSR LC Loan Commitment Amount is terminated in full or permanently reduced to zero pursuant to the terms of this Agreement; and
(c)the date on which any Commitment Termination Event occurs.
Upon the occurrence of any event described above, the DSR LC Loan Commitments shall terminate automatically and without any further action.
“DSR LC Loan Exposure” means, as of any date of determination with respect to a DSR LC Loan Lender, (a) prior to the termination of the DSR LC Loan Commitments, the sum of (i) the aggregate amount of the Available DSR LC Loan Commitments of such DSR LC Loan Lender, (ii) all DSR LC Outstandings of such DSR LC Loan Lender, and (iii) the aggregate outstanding principal amount of all DSR LC Loans of such DSR LC Loan Lender, and (b) after the termination of the DSR LC Loan Commitments, the sum of (i) the aggregate outstanding principal amount of all DSR LC Loans of such DSR LC Loan Lender and (ii) all DSR LC Outstandings of such DSR LC Loan Lender.
“DSR LC Loan Lender” means each Lender that has a DSR LC Loan Commitment.
“DSR LC Loan Maturity Date” means the Term Loan Maturity Date.
“DSR LC Loan Percentage” means with respect to all payments, computations and other matters relating to the DSR LC Loan Commitment or DSR LC Loans of any DSR LC Loan Lender or any DSR Letters of Credit issued or participations acquired therein by any DSR LC Loan Lender at any time, the percentage obtained by dividing (a) the DSR LC Loan Exposure of that DSR LC Loan Lender by (b) the aggregate DSR LC Loan Exposure of all DSR LC Loan Lenders at such time.
“DSR LC Note” means a promissory note of the applicable Borrower payable to any Lender, in the form of Exhibit A-5 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the applicable Borrower to such Lender resulting from outstanding DSR LC Loans and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“DSR LC Outstandings” means, at any time of determination, the sum of (a) the aggregate Stated Amount of all issued and outstanding DSR Letters of Credit plus (b) all

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outstanding and unreimbursed Reimbursement Obligations, and, as to each DSR LC Loan Lender, such Lender’s share of the DSR LC Outstandings.
“DSR LC Percentage” means, as to any DSR LC Loan Lender at any given time, the percentage which such Lender’s DSR LC Loan Commitment under the applicable DSR LC Tranche in which it is a participant then constitutes of the aggregate DSR LC Loan Commitments under such DSR LC Tranche.
“DSR LC Tranche” means each DSR LC Issuer’s DSR LC Issuing Commitment and the applicable DSR LC Loan Lender’s DSR LC Loan Commitment in respect of such DSR LC Issuing Commitment, as the context may require.
“DSR Letter of Credit” is defined in Section 2.1.4(b)(i).
“DSR Requirement” is defined in the Depositary Agreement.
“E&S Obligations” means the obligations of any Loan Party to (a) comply with any applicable Environmental Law in all material respects, and (b) comply with the ESG Action Plan.
“E&S Self-Monitoring Reports” means a report in form and substance reasonably acceptable to the Required Lenders, containing (a) a statement that (and description of how) all E&S Obligations of the Loan Parties have been fulfilled since the Closing Date; (b) to the extent that the statement in clause (a) cannot be delivered by the Borrowers, a disclosure of the E&S Obligations that have not been fulfilled and a description of any planned mitigation in respect thereof; (c) details of any Environmental Claim subsisting as of the date of the second Credit Extension; and (d) any other material matter pertaining to compliance with Environmental Laws in respect of the Project.
“EDR” means Escalante Desert Resources LLC, a Delaware limited liability company.
“EDR Leases” means each of the contracts listed under the heading “EDR Leases” in Schedule X.
“EDR Permitted Encumbrances” means (a) encumbrances imposed by any Governmental Authority for Taxes (i) that are not yet due and payable, or (ii) that are being contested in good faith through appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of EDR in accordance with GAAP, (b) mechanics’, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business and incident to the construction, improvement or restoration of the Project in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, (c) minor defects, easements, rights-of- way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances, licenses, crossing agreements, restrictions on the use of property or minor imperfections in title, in each case that do not materially interfere with the construction, operation or maintenance of the Project, (d) encumbrances permitted by or created pursuant to (i) the Loan Documents or (ii) the Project Documents, (e) any Schedule B exceptions listed on the Title Policy and any date down endorsement thereof, (f) award or judgment encumbrances that, in the reasonable determination of the Administrative Agent (acting at the direction of the

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Required Lenders), do not involve any risk of forfeiture, sale, foreclosure, or other loss of the Project or any material portion thereof, so long as (i) the Loan Parties have provided written notice to the Administrative Agent of such award or judgment within five (5) Business Days of receipt thereof, together with a description of the basis for contesting such award or judgment, (ii) such award or judgment is being contested in good faith by appropriate proceedings, and (iii) the payment of such award or judgment does not exceed $500,000 individually or $1,500,000 in the aggregate for all such awards and judgments at any time outstanding, unless in each case is covered by a valid binding policy of insurance or by a surety bond between the defendant and the insurer covering payment thereof or other security reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders), and (g) zoning, entitlement, conservation restrictions and other land use and environmental regulations by Governmental Authorities.
“EDR Project Pledge” means the consummation of any transaction or series of related transactions, the result of which is that EDR has created or permitted to exist any Lien on the Capital Securities of EDR or on any assets of EDR relating to the Project, except for EDR Permitted Encumbrances.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund or (d) any other Eligible Person; provided that an Eligible Assignee shall not be (i) the Sponsor, (ii) any Borrower, (iii) a Defaulting Lender or (iv) any Affiliate of the Sponsor or a Borrower.
“Eligible Person” means (a) any commercial bank, insurance company or other Person (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans in the ordinary course of business and (c) any trust or other entity that is funded by one or more Persons meeting the requirements of clause (a).
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, obligations, liabilities, losses, warning notices, notices of noncompliance or violation, written notices of potential liability, regulatory investigations, inquiries, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including punitive damages), penalties, fees, out of pocket costs,

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expenses, disbursements, attorneys’ or consultants’ fees, in each case, arising under any Environmental Law or any Permit issued under any such Environmental Law, contingent or otherwise, including without limitation (a) any and all claims or actions by Governmental Authorities or any other Person for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, (b) any claims or actions by any third party challenging any Permit issued under any Environmental Law or seeking damages, penalties, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from or otherwise related to the presence or Release of Hazardous Materials or arising from actual or alleged injury or threat of injury to natural resources, protected species, or the environment, and (c) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Consultants” means each of (a) Environmental Resources Management, Inc. and (b) Groundwater & Environmental Services, Inc.
“Environmental Consultant Reports” mean each of (a) the Equator Principals Gap Assessment, dated as of August 25, 2025, issued by Environmental Resources Management, Inc. and (b) the Phase I Environmental Site Assessment of Cape Station, issued by Groundwater & Environmental Services, Inc., dated October 27, 2025.
“Environmental Laws” means any and all Applicable Laws (including common law) pertaining to, regulating or otherwise relating to pollution or protection of the environment, human health and safety (to the extent relating to Hazardous Materials), flora and fauna and related habitat, or natural resources, including without limitation (a) Applicable Laws relating to any actual or threatened Release, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Materials, and (b) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), Resource Conservation and Recovery Act of 1976 (“RCRA”) (42 U.S.C. §6901 et seq.), the Safe Drinking Water Act (42 U.S.C. §300f et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), Section 10 of the Rivers and Harbors Act of 1899 (33 U.S.C. § 403), the Migratory Bird Treaty Act (16 U.S.C. §§ 701 et seq.), the Bald and Golden Eagle Protection Act (16 U.S.C. §§ 668 et seq.) and the Endangered Species Act of 1973 (16 U.S.C. §§ 1531 et seq.), all along with any amendments or reauthorization thereto or thereof, and all analogous state and local counterparts or equivalents, and any and all regulations promulgated thereunder any of the foregoing, as amended from time to time.
“Equator Principles” means the principles named “Equator Principles – A financial industry benchmark for determining, assessing and managing environmental and social risk in projects” adopted by various financial institutions in the form dated July 2020 and available at: https://equator-principles.com/wp-content/uploads/2021/02/The-Equator-Principles-July- 2020.pdf., as adopted in such form by certain financial institutions and as applicable to borrowers with respect to projects of the applicable category of the Project, and any successor principles thereto when the same shall come into effect.
“Equipment Supplier” means each Material Project Party to a Material Equipment Supply Contract.

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“Equity Commitment Letter” means the Contingent Equity Commitment Letter, dated as of the Closing Date, issued by the Sponsor and accepted by the Borrowers.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to a Pension Plan (other than an event for which the provision for 30-day notice to the PBGC has been waived); (b) a withdrawal by any Loan Party or any member of its Controlled Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA or the termination of a Pension Plan resulting in liability to any Loan Party or any member of its controlled group under Section 4063 of ERISA; (c) a complete or partial withdrawal by any Loan Party or any member of its Controlled Group from a Multiemployer Plan or notification that a Multiemployer Plan is in “insolvency” (within the meaning of Section 4245 of ERISA) or “endangered”, “critical” or “critical and declining” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any member of its Controlled Group; (g) the failure by any Loan Party or a member of its Controlled Group to meet the funding requirements of Section 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any Pension Plan, whether or not waived, the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan or (i) a determination that any Pension Plan is, or is expected to be in, “at-risk” status (as defined in Section 303(i) of ERISA or Section 430(i) of the Code).
“Erroneous Payment” is defined in Section 10.15(a).
“Erroneous Payment Deficiency Assignment” is defined in Section 10.15(d).
“Erroneous Payment Impacted Class” is defined in Section 10.15(d).
“Erroneous Payment Return Deficiency” is defined in Section 10.15(d).
“Erroneous Payment Subrogation Rights” is defined in Section 10.15(e).

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“ESG Action Plan” means the Environmental and Social Action Plan – Project Obsidian, dated as of October 23, 2025.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” is defined in Section 9.1.
“Event of Loss” is defined in Section 9.1.12.
“EWG” means an “exempt wholesale generator,” as defined in Section 1262(6) of PUHCA and FERC’s regulations at 18 C.F.R. § 366.1.
“Excluded Communications” is defined in Section 10.12(b).
“Excluded Swap Obligation” means, with respect to any Non-ECP Guarantor, any Swap Obligation of such Non-ECP Guarantor if, and to the extent that such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation of a Non-ECP Guarantor arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 4.11) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Credit Party’s failure to comply with Section 4.6(g) and (d) any withholding Taxes imposed under FATCA.
“Expected Tax Credit Purchase Price” means (a) in respect of the ITC Transfer Agreement, no less than $0.87 per $1.00 of ITC and (b) in respect of the PTC Transfer Agreement, no less than $0.91 per $1.00 of PTC.
“Facilities” means the Construction Loan Facility, the Term Loan Facility, the TRABL Facility, the Material Construction Contract LC Facility, the DSR LC Facility, the SCE PPA LC Facility and the Shell PPA LC Facility, as the context may require.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation or rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.
“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal Funds Rate and (b) 0%.
“Fee Letter” means any fee letter entered into by the Borrowers or Sponsor and an Agent, Coordinating Lead Arranger, and/or Lender on or prior to the Closing Date, expressly designated as a “Fee Letter” hereunder by the parties thereto.
“FERC” means the Federal Energy Regulatory Commission, and any successor thereto.
“Filing Statements” is defined in Section 5.3.9(b).
“Fiscal Quarter” means any fiscal quarter of a Fiscal Year.
“Fiscal Year” means a fiscal year of a Borrower; references to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2025”) refer to the Fiscal Year ending on or about December 31 of such calendar year.
“Fitch” means Fitch Investor’s Service, Inc., or its successor.
“Flood Insurance Requirements” is defined in Section 5.1.31.
“Floor” means a rate of interest equal to zero percent (0%).
“Forced Outage” means any complete or partial outage of greater than ten percent (10%) of site capacity at the Project caused by equipment failure or required maintenance within the point of common coupling (PCC) (in accordance with Prudent Industry Practices) that is not scheduled or planned by any Loan Party.
“FPA” means the Federal Power Act, 16 U.S.C. §§ 791a, et seq., as amended, and the rules and regulations adopted by FERC.
“Fronting Exposure” means, at any time there is a Defaulting Lender in respect of any LC Tranche, such Defaulting Lender’s LC Percentage of the outstanding Obligations with respect to Letters of Credit issued by the LC Issuer under the applicable LC Tranche, other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

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“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.4 and Section 1.5.
“GenCo Facilities” means the three 31 MW organic rankine cycle technology turbine facilities and associated equipment that will utilize geothermal energy to produce electricity, in each case, forming part of the Project.
“Generator Injection Rights Agreement” means the contract listed under the heading “Generator Injection Rights Agreement” in Schedule V.
“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, including any supra-national bodies (such as the European Union or the European Central Bank), and any agency, authority, instrumentality, regulatory body, court, central bank, the NAIC or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including, as applicable to the Project, FERC, NERC, United States Department of the Interior, Bureau of Land Management, the Utah PSC, Utah Department of Environmental Quality, Utah Department of Natural Resources, Utah Division of Water Rights, Utah Division of Wildlife Resources, the Los Angeles Department of Water and Power, and the California Independent System Operator Corporation.
“Governmental Rule” means, with respect to any Person or the Project, any statute, law, rule, regulation, ordinance, rule of common law, order or binding interpretation, code, treaty, judgment, decree, including any form of decision of any Governmental Authority, in each case, binding upon such Person or any of its properties or the Project or to which such Person or any of its property is subject, including any Environmental Law.
“Green Loan Coordinator” is defined in the preamble.
“Green Loan Principles” means the voluntary recommended guidelines for categorizing loans as “green” published by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndication and Trading Association in March 2025 in relation to promoting the development and integrity of green loan products in effect on the Closing Date.
“Green Loan Report” is defined in Section 7.21(b).
“GSSAs” means the contracts listed under the heading “GSSAs” in Schedule V.
“GSSA Amendments” means, collectively, (a) that certain Second Amendment to Geothermal Substances Supply Agreement (CGS3) by and among EDR, the WellCo Borrower, and CGS 3 and (b) that certain Second Amendment to Geothermal Substances Supply Agreement (CGS5) by and among EDR, the WellCo Borrower, and CGS 5, in each case, to be

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executed as of the date of the second Credit Extension, in the form of Exhibits BB-1 and BB-2 respectively.
“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, to be dated as of the date of the second Credit Extension, among the Loan Parties and the Collateral Agent, substantially in the form of Exhibit V-1.
“Hazardous Material” means any (a) chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “acutely hazardous waste,” “restricted hazardous waste,” “radioactive waste,” “infectious waste,” “biohazardous waste,” “toxic substance,” “pollutant,” “toxic pollutant,” or “contaminant” or words of similar import intended to define, list, or classify substances by reason of environmentally deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “EP Toxicity,” or “TCLP toxicity” under applicable Environmental Law; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives; (d) radioactive materials; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls (PCBs) or PCB containing materials or fluids; (h) radon; (i) per- and polyfluoroalkyl substances, perfluorooctanoic acid, or perfluorooctane sulfonate or any similar substances and (j) any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any Governmental Authority under any applicable Environmental Law, which poses a present or potential hazard to human health and safety or to the environment if Released into the workplace or the environment or which could give rise to liability or standards of conduct under any applicable Environmental Law.
“Hedge Agreements” means Interest Rate Hedge Agreements and all other agreements or arrangements designed to protect a Person against fluctuations in interest rates or commodity prices, in each case entered into in the ordinary course of business and not for speculative purposes.
“Hedging Coordinator” is defined in the preamble.
“Hedging Obligations” means, with respect to any Person, all net scheduled amounts and early termination amounts payable by such Person under Hedge Agreements to which it is a party, in each case calculated in accordance with the terms of such Hedge Agreements, together with any default interest thereon and, if relevant, fees and expenses permitted under the Hedge Agreement.
“Illegality Notice” is defined in Section 4.1(b).
“Impermissible Qualification” means, relative to the opinion or certification of the Independent Public Accountant as to any financial statement of a Borrower, any qualification or

37	Project Granite – Credit Agreement

exception to such opinion or certification (a) which is of a “going concern” or similar nature (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity date under the Loans that is scheduled to occur within one (1) year from the time such opinion or certification is delivered) or (b) which relates to the limited scope of examination of matters relevant to such financial statement (except, in the case of matters relating to any acquired business or assets permitted under this Agreement, in respect of the period prior to the acquisition by the applicable Borrower of such business or assets).
“Indebtedness” of any Person means, without duplication:
(a)all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(b)the principal component of all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;
(c)all Hedging Obligations of such Person;
(d)whether or not so included as liabilities in accordance with GAAP, all obligations of another Person secured by any Lien on any property or assets owned or held by that Person regardless of whether the obligations secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided that the amount of any Indebtedness of others that constitutes Indebtedness of such Person solely by reason of this clause (d) shall, in the event that such Indebtedness is limited recourse to such property (without recourse to such Person), for purposes of this Agreement, be equal to the lesser of the amount of such obligation and the fair market value of the property or assets to which the Lien attaches, determined in good faith by such Person;
(e)whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person);
(f)obligations arising under Synthetic Leases;
(g)Redeemable Capital Securities; and
(h)all Contingent Liabilities of such Person in respect of any of the foregoing.
The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such

38	Project Granite – Credit Agreement

Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Liabilities” is defined in Section 11.4.
“Indemnified Parties” is defined in Section 11.4.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Consultants” means the Independent Engineer, the Insurance Consultant, the Subsurface Consultant, the Transmission Consultant and the Environmental Consultants.
“Independent Engineer” means Black & Veatch Management Consulting, LLC.
“Independent Engineer Report” means the Technical Due Diligence Report for Cape Station Phase I Geothermal Project dated as of January 7, 2026, issued by the Independent Engineer.
“Independent Public Accountants” means Deloitte & Touche LLC and any other nationally recognized firm of independent public accountants reasonably acceptable to the Administrative Agent.
“Initial Borrowing Date” means the date on which each of the conditions specified in Section 5.1 and Section 5.3 are initially satisfied (or waived in accordance with Section 11.1).
“Insurance Consultant” means Mandy McNeil International Limited.
“Insurance Consultant Report” means the Insurance Report on Cape Station Phase I, issued as of March 6, 2026, prepared by the Insurance Consultant.
“Interconnection Agreement” means the contracts listed under the heading “Interconnection Agreement” in Schedule V.
“Interconnection Counterparty” means the Material Project Party party to the Interconnection Agreement.
“Interest Rate Hedge Agreements” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement, interest rate option agreement or interest rate hedging agreement or other similar agreement or arrangement (including any combination of the foregoing), each of which is for the purpose of hedging the interest rate exposure associated with the Borrowers’ operations and not for speculative purposes.
“Intermediate HoldCo” means Cape Phase I Intermediate HoldCo LLC, a Delaware limited liability company.

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“International Trade Laws” means all export control, import, customs and trade, and anti-boycott laws and regulations, including (i) the Tariff Act of 1930, as amended, and other laws and regulations administered and enforced by U.S. Customs and Border Protection, (ii) the Export Administration Regulations administered by the Bureau of Industry and Security of the U.S. Department of Commerce, (iii) the International Traffic in Arms Regulations administered by the U.S. Department of State, and (iv) the anti-boycott laws and regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury.
“Investment” means, relative to any Person,
(a)any loan, advance or extension of credit (excluding any extensions of credit made in connection with sales by any Loan Party in the ordinary course of business) made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person; and
(b)any Capital Securities acquired by such Person in any other Person.
The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.
“Investment Grade Rating” means, in respect of any Person, that such Person has a Credit Rating of at least BBB- by S&P or Fitch and at least Baa3 by Moody’s, or the equivalent of the foregoing if the Rating Agency is any other Rating Agency.
“IRS” means the United States Internal Revenue Service.
“ISP Rules” is defined in Section 11.9.
“Issuance Request” means a Letter of Credit request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit B-2.
“ITC” means the investment tax credit provided for by and within the meaning of Section 48 of the Code or any successor to such section.
“ITC Loss Insurance Policy” means a tax liability insurance policy in respect of the ITCs to be claimed with respect to the WellCo Facilities, in form and substance reasonably satisfactory to the TRABL Lenders.
“ITC Transfer” means a transfer of all or a portion of the ITCs with respect to the WellCo Facilities from the WellCo Borrower to an ITC Transferee pursuant to Section 6418 of the Code.
“ITC Transfer Agreement” means an ITC Transfer agreement, in form and substance reasonably satisfactory to the TRABL Lenders (other than with respect to the Proposed Tax Credit Transferee and the applicable Expected Tax Credit Purchase Price aspects thereof, which are hereby deemed reasonably satisfactory).

40	Project Granite – Credit Agreement

“ITC Transfer Effective Date” means the date of execution of the ITC Transfer Agreement.
“ITC Transfer Funding Date” means the date on which the ITC Transfer Proceeds are received by or on behalf of the WellCo Borrower.
“ITC Transferee” means the purchaser of ITCs with respect to the WellCo Facilities pursuant to the ITC Transfer Agreement.
“ITC Transferee Consent” means the Consent and Agreement, to be executed by and among the WellCo Borrower, the ITC Transferee and the Collateral Agent in connection with the ITC Transfer Agreement, in form and substance reasonably satisfactory to the TRABL Lenders.
“ITC Transfer Proceeds” means, with respect to the ITC Transfer Agreement, the payment to WellCo Borrower by the ITC Transferee pursuant to the ITC Transfer Agreement.
“Key Project Documents” means each of (a) the Engineering, Procurement and Construction Agreement between Expanse Electrical Company, LLC and Cape TransCo LLC, dated as of December 16, 2024, (b) the Management Services Agreement between FEC E&P Management LLC and Sponsor, dated as of August 13, 2024 and (c) the EDR Leases.
“LC Cash Collateral Account” is defined in the definition of “Cash Collateralize.”
“LC Issuer” means a Material Construction Contract LC Issuer, a DSR LC Issuer, an SCE PPA LC Issuer or a Shell PPA LC Issuer, as the context may require.
“LC Issuing Commitments” means the Material Construction Contract LC Issuing Commitments, the DSR LC Issuing Commitments, the SCE PPA LC Issuing Commitments, or the Shell PPA LC Issuing Commitments, as the context may require.
“LC Loan” is defined in Section 2.6.3(b).
“LC Loan Commitment Termination Date” means the Material Construction Contract LC Loan Commitment Termination Date, the DSR LC Loan Commitment Termination Date, the SCE PPA LC Loan Commitment Termination Date, or the Shell PPA LC Loan Commitment Termination Date, as the context may require.
“LC Loan Commitments” means the Material Construction Contract LC Loan Commitments, the DSR LC Loan Commitments, the SCE PPA LC Loan Commitments, or the Shell PPA LC Loan Commitments, as the context may require.
“LC Loan Lender” means a Material Construction Contract LC Loan Lender, DSR LC Loan Lender, SCE PPA LC Loan Lender or Shell PPA LC Loan Lender, as the context may require.
“LC Loan Maturity Date” means the Material Construction Contract LC Loan Maturity Date, the DSR LC Loan Maturity Date, the SCE PPA LC Loan Maturity Date or the Shell PPA LC Loan Maturity Date, as the context may require.

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“LC Percentage” means any LC Loan Lender’s DSR LC Percentage, Material Construction Contract LC Percentage, SCE PPA LC Percentage or Shell PPA LC Percentage, as the context may require.
“LC Tranche” means any DSR LC Tranche, Material Construction Contract LC Tranche, SCE PPA LC Tranche or Shell PPA LC Tranche, as the context may require.
“Lender Assignment Agreement” means an assignment and assumption agreement substantially in the form of Exhibit D.
“Lender Group” is defined in Section 11.21.
“Lenders” is defined in the preamble and includes each Construction Loan Lender, Term Loan Lender, each TRABL Lender, each Material Construction Contract LC Loan Lender, each DSR LC Loan Lender, each SCE PPA LC Loan Lender, each Shell PPA LC Loan Lender and any Person that becomes one of them pursuant to Section 11.11.
“Letter of Credit” means a Material Construction Contract Letter of Credit, a DSR Letter of Credit, an SCE PPA Letter of Credit or a Shell PPA Letter of Credit, as the context may require.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an LC Issuer.
“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, collateral assignment, deposit arrangement, lien (statutory or other) or similar encumbrance of any kind or nature whatsoever, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance of any kind whatsoever, including in each case any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof.
“Loan Documents” means, collectively, this Agreement, the Depositary Agreement, the Letters of Credit, the Notes, the Security Documents, each Consent to Collateral Assignment, the ITC Transferee Consent, the PTC Transferee Consent, the Secured Interest Rate Hedge Agreements, the Fee Letters, the Equity Commitment Letter, the Sponsor Guaranty and any other agreement, document or instrument delivered in connection with any of the foregoing and executed by a Loan Party, which is specifically designated therein to be a “Loan Document.”
“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.
“Loans” means, as the context may require, a Material Construction Contract LC Loan, a TRABL Loan, a DSR LC Loan, an SCE PPA LC Loan, a Shell PPA LC Loan, a Construction Loan or a Term Loan.
“Long-Term Service Agreement” means the contract listed under the heading “Long-Term Service Agreement” in Schedule V.

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“Long Term Servicer” means Material Project Party party to the Long-Term Service Agreement.
“Maintenance and Drilling Expenses” means, collectively, the expenditures the Loan Parties expect to incur in respect the works identified in any Maintenance and Drilling Projection.
“Maintenance and Drilling Projection” means a projection setting forth (a) the major maintenance of the geothermal wells, gathering systems and power plant, (b) the drilling of Make-Up Wells (including injection wells), (c) the workovers of geothermal wells, and (d) well completions, equipping and tie-ins, in each case, which the Borrowers expect to undertake or procure in connection with the Project during at least the four (4) years following the date of such projection.
“Major Maintenance Reserve Account” is defined in the Depositary Agreement.
“Make-Up Well” means any well drilled for the purposes of making up any shortfall of production or injection capacity in respect of the Project.
“Material Adverse Effect” means a material adverse change in, or material adverse effect on, (a) the business, assets, properties, operations or condition (financial or otherwise) of the Loan Parties, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to fully and timely perform the Obligations or (c) the rights or remedies of the Administrative Agent, the Collateral Agent, the Depositary Bank, any LC Issuer or any Lender under any Loan Document.
“Material Construction Contract” means each of the contracts listed under the heading “Material Construction Contract” in Schedule V.
“Material Construction Contract LC Commitments” means the Material Construction Contract LC Loan Commitments and the Material Construction Contract LC Issuing Commitments.
“Material Construction Contract LC Facility” means the Material Construction Contract LC Loan Commitments and the Material Construction Contract LC Loans made hereunder.
“Material Construction Contract LC Issuer” means the Persons listed under the heading “Material Construction Contract LC Issuing Commitments” on Schedule II, each in its capacity as an issuer of a Material Construction Contract Letter of Credit in respect of the applicable Material Construction Contract LC Tranche. In the event that there is more than one Material Construction Contract LC Issuer at any time, references herein and in the other Loan Documents to the Material Construction Contract LC Issuer shall be deemed to refer to the Material Construction Contract LC Issuer in respect of the applicable Material Construction Contract Letter of Credit or to all Material Construction Contract LC Issuers, as the context requires.
“Material Construction Contract LC Issuing Commitment” means a Material Construction Contract LC Issuer’s obligation to issue a Material Construction Contract Letter of Credit pursuant to Section 2.1.4(a) and “Material Construction Contract LC Issuing Commitments” means such commitments of all Material Construction Contract LC Issuers. The

43	Project Granite – Credit Agreement

amount of each Material Construction Contract LC Issuer’s Material Construction Contract LC Issuing Commitment in respect of the applicable Material Construction Contract LC Tranche is set forth on Schedule II, subject to any assignment, adjustment or reduction pursuant to the terms and conditions hereof.
“Material Construction Contract LC Issuing Commitment Amount” means, on any date, a maximum amount of ($10,000,000), as such amount may be permanently reduced from time to time pursuant to Section 2.2.
“Material Construction Contract LC Loan” means an LC Loan advanced in respect of a Disbursement under a Material Construction Contract Letter of Credit pursuant to Section 2.6.3(b).
“Material Construction Contract LC Loan Commitment” means, as the context may require, relative to any Lender, such Lender’s obligation (if any) to make Material Construction Contract LC Loans pursuant to Section 2.1.4(a) and the obligation of each Material Construction Contract LC Loan Lender to participate in the Material Construction Contract Letter of Credit under the Material Construction Contract LC Tranche in which it is a participant hereunder, as applicable, and “Material Construction Contract LC Loan Commitments” means such commitments of all Lenders. The amount of each Lender’s Material Construction Contract LC Loan Commitment, if any, in respect of the Material Construction Contract LC Tranche is set forth in each case on Schedule II with respect to the applicable Material Construction Contract LC Tranche or in the applicable Lender Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Material Construction Contract LC Loan Commitments shall not exceed the Material Construction Contract LC Loan Commitment Amount.
“Material Construction Contract LC Loan Commitment Amount” means, on any date, $10,000,000, as such amount may be reduced from time to time pursuant to Section 2.2 or Section 3.1.4; provided that the aggregate Material Construction Contract LC Loan Commitment Amount shall not exceed the Material Construction Contract LC Issuing Commitment Amount.
“Material Construction Contract LC Loan Commitment Termination Date” means the earliest of:
(a)the Material Construction Contract LC Loan Maturity Date;
(b)the date on which the Material Construction Contract LC Loan Commitment Amount is terminated in full or permanently reduced to zero pursuant to the terms of this Agreement; and
(c)the date on which any Commitment Termination Event occurs.
Upon the occurrence of any event described above, the Material Construction Contract LC Loan Commitments shall terminate automatically and without any further action.
“Material Construction Contract LC Loan Exposure” means, as of any date of determination with respect to a Material Construction Contract LC Loan Lender, (a) prior to the

44	Project Granite – Credit Agreement

termination of the Material Construction Contract LC Loan Commitments, the sum of (i) the Available Material Construction Contract LC Loan Commitments of such Material Construction Contract LC Loan Lender, (ii) all Material Construction Contract LC Outstandings of such Material Construction Contract LC Loan Lender, and (iii) the aggregate outstanding principal amount of all Material Construction Contract LC Loans of such Material Construction Contract LC Loan Lender, and (b) after the termination of the Material Construction Contract LC Loan Commitments, the sum of (i) the aggregate outstanding principal amount of all Material Construction Contract LC Loans of such Material Construction Contract LC Loan Lender and (ii) all Material Construction Contract LC Outstandings of such Material Construction Contract LC Loan Lender.
“Material Construction Contract LC Loan Lender” means each Lender that has a Material Construction Contract LC Loan Commitment.
“Material Construction Contract LC Loan Maturity Date” means the earlier to occur of (a) the Conversion Date and (b) the Construction Loan Maturity Date.
“Material Construction Contract LC Loan Percentage” means with respect to all payments, computations and other matters relating to the Material Construction Contract LC Loan Commitment or Material Construction Contract LC Loans of any Material Construction Contract LC Loan Lender or the Material Construction Contract Letter of Credit issued or participations acquired therein by any Material Construction Contract LC Loan Lender at any time, the percentage obtained by dividing (a) the Material Construction Contract LC Loan Exposure of that Material Construction Contract LC Loan Lender by (b) the aggregate Material Construction Contract LC Loan Exposure of all Material Construction Contract LC Loan Lenders at such time.
“Material Construction Contract LC Note” means a promissory note of the applicable Borrower payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the applicable Borrower to such Lender resulting from outstanding Material Construction Contract LC Loans and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“Material Construction Contract LC Outstandings” means, at any time of determination, the sum of (a) the Stated Amount of the issued and outstanding Material Construction Contract Letter of Credit plus (b) all outstanding and unreimbursed Reimbursement Obligations and, as to each Material Construction Contract LC Loan Lender, such Lender’s share of the Material Construction Contract LC Outstandings.
“Material Construction Contract LC Percentage” means, as to any Material Construction Contract LC Loan Lender at any given time, the percentage which such Lender’s Material Construction Contract LC Loan Commitment under the Material Construction Contract LC Tranche in which it is a participant then constitutes of the aggregate Material Construction Contract LC Loan Commitment under such Material Construction Contract LC Tranche.

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“Material Construction Contract LC Tranche” means each Material Construction Contract LC Issuer’s Material Construction Contract LC Issuing Commitment and the applicable Material Construction Contract LC Loan Lender’s Material Construction Contract LC Loan Commitment in respect of such Material Construction Contract LC Issuing Commitment, as the context may require.
“Material Construction Contract Letter of Credit” is defined in Section 2.1.4(a)(i).
“Material Equipment Supply Contracts” means each of the contracts listed under the heading “Material Equipment Supply Contracts” in Schedule V.
“Material Non-Public Information” means information that is (a) of the type that would not be publicly available if the applicable Borrower were a public reporting company and (b) material with respect to the Obligors or any of their respective securities for purposes of foreign, United States Federal and state securities laws.
“Material Project Documents” means each of (a) the Interconnection Agreement, (b) the Power Purchase Agreements, (c) the Material Construction Contract, (d) the Material Equipment Supply Contracts, (e) the O&M Agreement, (f) the Long-Term Service Agreement, (g) the ITC Transfer Agreement, (h) the PTC Transfer Agreement, (i) the Transmission Service Agreements, (j) the Generator Injection Rights Agreement; (k) the Real Property Documents, (l) the UODA, (m) the GSSAs, (n) the Shared Facilities Agreement, (o) the Development Agreement, (p) the Additional Project Documents and (q) the Replacement Material Project Documents; provided that, any such Material Project Document shall cease to be a Material Project Document when all material obligations under such Material Project Document have been indefeasibly performed and/or paid in full and all warranty periods, if applicable, have expired.
“Material Project Party” means each party (other than any Loan Party) to a Material Project Document and each guarantor in respect of any such party’s obligations under such Material Project Document.
“MBR Authority” means authorization granted by FERC pursuant to Section 205 of the FPA to sell wholesale electric energy, capacity and/or certain ancillary services at negotiated rates pursuant to a tariff filed with FERC providing for such sales, and such regulatory waivers and blanket authorizations as are customarily granted by FERC to companies authorized to sell electric energy, capacity and ancillary services at market-based rates, including blanket authorization to issue securities and assume liabilities pursuant to Section 204 of the FPA; provided that such order from FERC shall be deemed to be final and non-appealable upon issuance in the event that no third party intervenes in the proceeding.
“Measurement Period” means, as of any date of determination:
(a)    for the purpose of determining the Debt Service Coverage Ratio for the first four (4) Quarterly Payment Dates after the Conversion Date, the period commencing on the Conversion Date and ending on such Quarterly Payment Date; and
(b)    for all other purposes, means each period of four consecutive Fiscal Quarters, taken as one accounting period.

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“Minimum Equity Requirement” means an amount equal to the greater of (a) twenty-five percent (25%) of the total estimated Total Project Costs set forth in the Borrower Model as of the Closing Date and (b) the amount equal to the Total Project Costs projected to be required to achieve Substantial Completion as of the applicable calculation date minus the aggregate Commitments.
“Moody’s” means Moody’s Investors Service, Inc. or its successor.
“Mortgaged Property” means the real property described in the Mortgages.
“Mortgages” means (a) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing between CGS 3, as grantor, and the Collateral Agent, as beneficiary, (b) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing between CGS 5, as grantor, and the Collateral Agent, as beneficiary; and (c) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing between the WellCo Borrower, as grantor, and the Collateral Agent, as beneficiary, in each case, to be executed as of the date of the second Credit Extension, in the form of Exhibits X-1 through X-3 respectively.
“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Loan Party or any member of its Controlled Group is then making or accruing an obligation to make contributions; (b) to which any Loan Party or any member of its Controlled Group has within the preceding five plan years made contributions and with respect to which such Loan Party would incur liability; or (c) with respect to which any Loan Party could reasonably be expected to incur liability.
“NAIC” means the National Association of Insurance Commissioners.
“NERC” means the North American Electric Reliability Corporation or any successor certified by FERC as the electric reliability organization for the United States, and any regional entity exercising delegated authority thereunder.
“Net Casualty Proceeds” means, with respect to any Casualty Event, Title Event or Event of Loss, the cash amount of any insurance proceeds under any casualty insurance policy (other than any insurance proceeds in respect of or arising under any casualty insurance policy relating to liability, business interruption or Forced Outage) or title insurance policy or condemnation awards received by any Loan Party in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a Lien on the property which is the subject of such Casualty Event, Title Event or Event of Loss which Lien (a) is a Permitted Lien and (b) has priority over the Liens securing the Obligations, less amounts expended by such Loan Party on legal, accounting and other professional fees, expenses and charges incurred in connection with collecting such insurance proceeds or condemnation awards.
“Net Debt Proceeds” means with respect to the incurrence, sale or issuance by any Loan Party of any Indebtedness (other than any Permitted Indebtedness permitted by Section 8.2), the excess of:

47	Project Granite – Credit Agreement

(a)the gross cash proceeds received by such Person from such incurrence, sale or issuance (including any proceeds received as a result of unwinding any related Interest Rate Hedge Agreement in connection with such related transaction), less
(b)all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance.
“Net Disposition Proceeds” means, with respect to any Disposition of any assets or property of any Loan Party (other than as permitted by Sections 8.9(a), (b), (c), (d), (f) or (g)), the excess of:
(a)the gross cash proceeds received by such Loan Party from any such Disposition and any cash payments when received in respect of promissory notes or other non-cash consideration delivered to such Loan Party in respect thereof, less
(b)the sum of (i) all reasonable and documented fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition, (ii) all Taxes and other governmental costs and expenses actually paid or estimated by the applicable Borrower (in good faith) to be payable in cash in connection with such Disposition, (iii) payments made by any Loan Party to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness is required in connection with such Disposition, (iv) reserves for purchase price adjustments and retained fixed liabilities that are payable by such Loan Party in cash to the extent required under GAAP in connection with such Disposition and (v) a reasonable reserve or escrow amount determined by an Authorized Financial Officer of the applicable Borrower in his or her reasonable business judgment and to the extent required under the applicable purchase agreement, in each case, for any purchase price adjustments (including working capital adjustments or adjustments attributable to seller’s indemnities and representations and warranties to purchaser in respect of such asset sale) expressly contemplated by the purchase agreement relating to such asset sale;
provided, however, that if, after the payment of all Taxes, purchase price adjustments and retained fixed liabilities with respect to such Disposition, the amount of estimated Taxes, purchase price adjustments, and retained fixed liabilities, if any, pursuant to clause (b)(ii) or (b)(iv) above exceeded the amount of Taxes, purchase price adjustments, and retained fixed liabilities amount actually paid in cash in respect of such Disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.
“NFIP” is defined in Section 5.1.31.

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“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-ECP Guarantor” means any guarantor or grantor that, at the time such guarantor becomes obligated to pay or perform, or such grantor’s grant of any Lien becomes effective in respect of any Swap Obligation, does not constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.
“Non-ECP Swap Obligation” means, with respect to any Non-ECP Guarantor, any obligation of such Non-ECP Guarantor to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act and regulations thereunder.
“Non-Recourse Persons” is defined in Section 11.19.
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“Note” means, as the context may require, a DSR LC Note, a Material Construction Contract LC Note, a Shell PPA LC Note, an SCE PPA LC Note, a TRABL Loan Note, a Construction Loan Note or a Term Loan Note.
“O&M Agreement” means the Operation and Maintenance Agreement among the Subsidiary Guarantors, and Cape TransCo LLC and the O&M Provider, effective as of May 28, 2025.
“O&M Provider” means FEC Operations LLC, a Delaware limited liability company.
“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of each Loan Party arising under or in connection with a Loan Document, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 9.1.9, whether or not allowed in such proceeding) on the Loans, all Reimbursement Obligations, any obligations of the Borrowers in respect of Erroneous Payment Subrogation Rights, and any Hedging Obligations and other obligations of the Borrowers arising under the Secured Interest Rate Hedge Agreements.
“Obligor” means, as the context may require, the Pledgors and the Loan Parties.
“Operating Account” is defined in the Depositary Agreement.
“Operating Budget” is defined in Section 7.1(e).
“Operation and Maintenance Expenses” is defined in the Depositary Agreement.
“Organic Document” means, relative to any Person, as applicable, its certificate of incorporation, by laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Person’s partnership interests, limited liability company interests or authorized shares of Capital Securities.

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“Other Connection Taxes” means, with respect to a Credit Party, Taxes imposed as a result of a present or former connection between a Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Person” is defined in the definition of “Subsidiary”.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.11).
“P90 Production Forecast” means the annual energy production level of the Project that has a probability of exceedance of ninety percent (90%) over a one-year average of forecast conditions, according to the energy production forecasts set forth in the Borrower Model or Conversion Date Borrower Model (and any update in respect thereof).
“Part A Permits” is defined in Section 6.22(a).
“Part B Permits” is defined in Section 6.22(c).
“Participant” is defined in Section 11.11(d).
“Participant Register” is defined in Section 11.11(e).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended or otherwise modified from time to time.
“PATRIOT Act Disclosures” means all documentation and other information required by regulatory authorities under applicable “know-your-customer” rules and Anti-Money Laundering Laws, including without limitation the PATRIOT Act.
“Payment Recipient” is defined in Section 10.15(a).
“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and to which any Loan Party or any member of its Controlled Group could reasonably be expected to have liability, including any

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liability by reason of having been a “substantial employer” within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a “contributing sponsor” under Section 4069 of ERISA.
“Percentage” means, as the context may require, any Lender’s DSR LC Loan Percentage, Material Construction Contract LC Loan Percentage, Shell PPA LC Loan Percentage, SCE PPA LC Loan Percentage, TRABL Percentage, Construction Loan Percentage or Term Loan Percentage.
“Performance Tests” means the performance tests specified in Schedule IX.
“Permit” means any permit, authorization, registration, consent, approval, waiver, exception, variance, order, license, exemption, and declaration of or with, or required by, any Governmental Authority for the ownership, development, construction, installation, maintenance and operation of a Project.
“Permitted Indebtedness” is defined in Section 8.2.
“Permitted Lien” is defined in Section 8.3.
“Permitted Tax Distributions” means any distribution made by a Borrower to its equity holders in an amount which is sufficient to permit its direct or indirect equity holders to pay all federal, state and local income taxes (or franchise taxes imposed in lieu of income taxes) which arise solely and directly as a result of their direct or indirect ownership interest in such Borrower or another Subsidiary, in an aggregate annual amount not to exceed $5,000,000.
“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, cooperative, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.
“Placed in Service” shall mean that the applicable facilities have been placed in service for U.S. federal income tax purposes.
“Placed in Service Date” means the date on which the applicable facility is Placed in Service.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of a Loan Party, or any such plan to which a Loan Party is required to contribute on behalf of any of its employees or with respect to which a Loan Party has any liability.
“Platform” is defined in Section 10.12(b).
“Pledgors” means (a) the Cape Phase I Pledgor and (b) WellCo Pledgor.
“Power Purchase Agreements” means each of the contracts listed under the heading “Power Purchase Agreements” in Schedule V.

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“Power Purchasers” means each of (a) Shell Energy North America (US), L.P. and (b) Southern California Edison Company.
“Prior GAAP Financials” is defined in Section 1.4(b).
“Pro Forma Balance Sheet” is defined in Section 6.14(b).
“Project” means the approximately 93 MW enhanced geothermal power generation facility, and geothermal wellfield assets with associated delivery systems, to be located in Millard and Beaver Counties, Utah and owned or leased by the Loan Parties, together with all auxiliary equipment, ancillary and associated facilities and equipment, electrical transformers and electrical interconnection and metering facilities (whether owned or leased) used for the delivery of the electrical output of said geothermal power generation facility, and all other improvements related to the ownership, construction, operation and maintenance of said geothermal power generation facility and associated equipment.
“Project Assets” means all property, rights and assets of each Subsidiary Guarantor and the Borrowers, whether real or personal and whether tangible or intangible, including the Project, the Project site, the Part A Permits, the Part B Permits and the Project Documents.
“Project Companies” means (a) Cape Generating Station 3 LLC, a Delaware limited liability company (“CGS 3”), and (b) Cape Generating Station 5 LLC, a Delaware limited liability company (“CGS 5”).
“Project Document Claim” means any payment under any Material Project Document to any Loan Party in respect of liquidated damages for performance or performance guarantees, to the extent not required to be applied by a Loan Party to pay any corresponding liquidated damages payable under another Material Project Document, as applicable, due to the applicable Major Project Party’s failure to meet the relevant performance obligations or performance guarantees under the first Material Project Document, as applicable, excluding any delay liquidated damages.
“Project Documents” means the Material Project Documents and each other written contract or agreement related to the Development of the Project, entered into by a Loan Party and any other Person, or assigned to a Loan Party; provided that, any such Project Document shall cease to be a Project Document when all material obligations under such Project Document have been indefeasibly performed and/or paid in full and all warranty periods, if applicable, have expired.
“Projections” is defined in Section 6.14(c).
“Proposed Change in Tax Law” means (a) any proposed change in, or amendment to, the Code or another U.S. federal income tax statute or other tax legislation that, (i) is passed by either chamber of the United States Congress, or (ii) reported out of the House Ways and Means Committee or the Senate Finance Committee, (iii) is in a bill or mark reported, released or discharged by either the House Ways and Means Committee (or the Chairman thereof) or the Senate Finance Committee (or the Chairman thereof) or leadership bill, (b) proposed Treasury Regulations (taking into account the proposed effective date), or (c) included in an official

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proposal related to U.S. federal income tax legislation released by the Administration, such as the General Explanations of the Administration’s Fiscal Year Revenue Proposals, a proposed budget, or other detailed and substantive proposal delivered through official channels; that in the case of a statutory change or administrative proposal is reasonably likely to be enacted into law; and that if enacted would be a Change in Tax Law.
“Proposed Tax Credit Transferee” means Liberty Mutual Insurance Company, a Massachusetts corporation.
“Prudent Industry Practices” means any of the practices, methods and acts engaged in or approved by a significant portion of the geothermal industry in the United States during the relevant time period, with respect to projects that are similar in size and type to the Project, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, sound engineering practices, reliability, safety and expedition. “Prudent Industry Practices” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable principles, methods and acts generally accepted in the United States, having due regard for, among other things, the requirements or guidance of Governmental Authorities, Applicable Laws, applicable interconnection operating guidelines and rules for the Project, transmission provider rules and the requirements of insurers.
“PTC” means the production tax credit provided for pursuant to Section 45 of the Code.
“PTC Loss Insurance Policy” means a tax liability insurance policy in respect of the PTCs to be generated by the GenCo Facilities, in form and substance reasonably satisfactory to the Construction Loan Lenders.
“PTC Transfer” means a transfer of all or a portion of the PTCs with respect to the GenCo Facilities from the Cape Phase I Pledgor to a PTC Transferee pursuant to Section 6418 of the Code.
“PTC Transfer Agreement” means a PTC Transfer agreement, in form and substance reasonably satisfactory to the Construction Loan Lenders (other than with respect to the Proposed Tax Credit Transferee and the applicable Expected Tax Credit Purchase Price aspects thereof, which are hereby deemed reasonably satisfactory).
“PTC Transfer Funding Date” means each date on which any or all PTC Transfer Proceeds are received by or on behalf of the Cape Phase I Pledgor.
“PTC Transfer Proceeds” means the payment by the PTC Transferee to Cape Phase I Pledgor pursuant to the PTC Transfer Agreement.
“PTC Transferee” means the purchaser of PTCs with respect to the GenCo Facilities pursuant to the PTC Transfer Agreement.
“PTC Transferee Consent” means the Consent and Agreement, to be executed by and among the Cape Phase I Pledgor, the PTC Transferee and the Collateral Agent in connection

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with the PTC Transfer Agreement, in form and substance reasonably satisfactory to the Construction Loan Lenders.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” is defined in Section 10.12(e).
“PUHCA” means the Public Utility Holding Company Act of 2005, 42 U.S.C. §§ 16451 et seq., and FERC’s implementing regulations thereunder.
“Punch List Reserve” means the reserve contemplated in Section 3.01(b)(ii)(B) of the Depositary Agreement.
“Punch List Reserve Required Amount” means an amount equal to the remaining costs for the Project to reach Final Completion (or any equivalent term, as defined in the Material Construction Contract) or, solely to the extent that “Final Completion” (or an equivalent defined term) is not an applicable milestone under the Material Construction Contract, the remaining costs required for the Project to achieve final completion and close-out of the Project.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” is defined in Section 11.24.
“Qualifying Facilities” means a qualifying small power production facilities or qualifying cogeneration facilities pursuant to FERC’s regulations in 18 C.F.R. Part 292.
“Quarterly Operating Report” is defined in Section 7.1(f).
“Quarterly Payment Date” means the last Business Day of March, June, September and December.
“Rating Agency” means (a) S&P, Fitch or Moody’s or (b) any other rating agency that, at the time, is designated as a nationally recognized statistical rating organization by the U.S. Securities and Exchange Commission and has had its ratings accepted by the National Association of Insurance Commissioners in determining its equivalent rating designations for reporting and reserving purposes and that is acceptable to the Required Lenders (acting reasonably) and the Borrower.
“Real Property Documents” means each of the contracts listed under the heading “Real Property Documents” in Schedule V.
“Redeemable Capital Securities” means, with respect to any Person, Capital Securities of such Person that, either by their terms, by the terms of any security into which they are convertible or exchangeable or otherwise, (a) are, or upon the happening of an event or passage of time would be, required to be redeemed in whole or in part (except for consideration comprised of Capital Securities of such Person which are not Redeemable Capital Securities) on

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or prior to ninety (90) days after the latest Stated Maturity Date, (b) are redeemable in whole or in part at the option of the holder thereof (except for consideration comprised of Capital Securities of such Person which are not Redeemable Capital Securities) at any time prior to such date or (c) are convertible into or exchangeable (in whole or in part) for Indebtedness of such Person or any of its Subsidiaries at any time prior to such date.
“Reduction Amount” is defined in Section 3.1.4(b).
“Register” is defined in Section 2.7(b).
“Regulation H” means Regulation H issued by the Board of Governors of the Federal Reserve System under 12 U.S.C. 24.
“Reimbursement Obligation” is defined in Section 2.6.4.
“Release” means, with respect to Hazardous Materials, any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching, migration or movement of any Hazardous Material into, upon or through the indoor or outdoor environment (including the abandonment, disposal or discarding of any barrels, containers or other receptacles containing any Hazardous Material).
“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Lenders” is defined in Section 10.2(e).
“Replacement Lender” is defined in Section 4.11.
“Replacement Material Project Document” means any contract entered into in replacement of an existing Material Project Document, (a) which has economic terms (including pricing, payment provisions and the term thereof) which are substantially no less favorable to the Loan Party thereto, as applicable, and substantially no less favorable non-economic terms (taken as a whole) as the Material Project Document being replaced, in each case, to the reasonable satisfaction of the Required Lenders or (b) which has terms reasonably acceptable to the Required Lenders.
“Replacement Notice” is defined in Section 4.11.
“Required Audit Tail Insurance Reserve Amount” is defined in the Depositary Agreement.
“Required Insurance” is defined in Section 7.5(a).
“Required Lenders” means, at any time, Lenders holding more than fifty percent (50%) of the Total Exposure Amount; provided that, with respect to any Defaulting Lender, the Total Exposure Amount of such Defaulting Lender shall be disregarded; and provided further that, in no event shall the Required Lenders comprise fewer than two Lenders.

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“Required Major Maintenance Reserve Amount” is defined in Exhibit H.
“Resolution Authority” means (a) EEA Resolution Authority or (b) UK Resolution Authority.
“Restricted Payment” means (a) the declaration or payment of any dividend (other than dividends to be paid or in fact paid in Capital Securities of a Borrower or any of its Subsidiaries (other than Redeemable Capital Securities) or by an increase in the liquidation preference of any Capital Securities of a Borrower or any of its Subsidiaries) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of any Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other payment or distribution (other than in Capital Securities (other than Redeemable Capital Securities) of a Borrower or any of its Subsidiaries or by an increase in the liquidation preference of any Capital Securities of a Borrower or any of its Subsidiaries) in respect thereof, either directly or indirectly, whether in cash or property, obligations of any such Loan Parties or otherwise, (b) any management fee or similar payment (but not, for the avoidance of doubt, reimbursement of costs and expenses) payable to an Affiliate other than a Loan Party (other than payments to an Affiliate of the Loan Parties pursuant to the terms of a Material Project Document), and (c) any payments on Indebtedness owed to Affiliates of any Borrower that is subordinated to the Obligations.
“Revenue” is defined in the Depositary Agreement.
“Revenue Account” is defined in the Depositary Agreement.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or its successor.
“Sanctioned Jurisdiction” means a country, region or territory that is itself, or whose government is, the subject or the target of any comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Crimea, the so-called “Donetsk People’s Republic,” and the so-called “Luhansk People’s Republic” regions of Ukraine).
“Sanctioned Person” means: (a) any Person listed in or a target of any relevant Sanctions- related list; (b) any Person domiciled, organized, or ordinarily resident in, or any Governmental Authority of, a Sanctioned Jurisdiction; (c) any Person owned or controlled, directly or indirectly, by any Person described in clauses (a) or (b) hereof.
“Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by (a) the United States (including by the U.S. Department of State or the U.S. Department of the Treasury’s Office of Foreign Assets Control), or (b) other applicable Governmental Authority that imposes or administers sanctions, including Japan, His Majesty’s Treasury, the United Nations, and the European Union and the members states thereof.
“SCE PPA” means the contract listed under the heading “SCE PPA” in Schedule V.

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“SCE PPA LC Commitments” means the SCE PPA LC Loan Commitments and the SCE PPA LC Issuing Commitments.
“SCE PPA LC Facility” means the SCE PPA LC Loan Commitments and the SCE PPA LC Loans made hereunder.
“SCE PPA LC Issuer” means the Persons listed under the heading “SCE PPA LC Issuing Commitments” on Schedule II, each in its capacity as an issuer of a SCE PPA Letter of Credit in respect of the applicable SCE PPA LC Tranche. In the event that there is more than one SCE PPA LC Issuer at any time, references herein and in the other Loan Documents to the SCE PPA LC Issuer shall be deemed to refer to the SCE PPA LC Issuer in respect of the applicable SCE PPA Letter of Credit or to all SCE PPA LC Issuers, as the context requires.
“SCE PPA LC Issuing Commitment” means a SCE PPA LC Issuer’s obligation to issue a SCE PPA Letter of Credit pursuant to Section 2.1.4(a) and “SCE PPA LC Issuing Commitments” means such commitments of all SCE PPA LC Issuers. The amount of each SCE PPA LC Issuer’s SCE PPA LC Issuing Commitment in respect of the applicable SCE PPA LC Tranche is set forth on Schedule II, subject to any assignment, adjustment or reduction pursuant to the terms and conditions hereof.
“SCE PPA LC Issuing Commitment Amount” means, (a) prior to the Conversion Date, a maximum amount of $4,030,000.00, and (b) on and after the Conversion Date, a maximum amount of $3,100,000, as such amounts may be permanently reduced from time to time pursuant to Section 2.2.
“SCE PPA LC Loan” means an LC Loan advanced in respect of a Disbursement under a SCE PPA Letter of Credit pursuant to Section 2.6.3(b).
“SCE PPA LC Loan Commitment” means, as the context may require, relative to any Lender, such Lender’s obligation (if any) to make SCE PPA LC Loans pursuant to Section 2.1.4(a) and the obligation of each SCE PPA LC Loan Lender to participate in the SCE PPA Letter of Credit under the SCE PPA LC Tranche in which it is a participant hereunder, as applicable, and “SCE PPA LC Loan Commitments” means such commitments of all Lenders. The amount of each Lender’s SCE PPA LC Loan Commitment, if any, in respect of the SCE PPA LC Tranche is set forth in each case on Schedule II with respect to the applicable SCE PPA LC Tranche or in the applicable Lender Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the SCE PPA LC Loan Commitments shall not exceed the SCE PPA LC Loan Commitment Amount.
“SCE PPA LC Loan Commitment Amount” means, (a) prior to the Conversion Date, $4,030,000.00, and (b) on and after the Conversion Date, $3,100,000, as such amounts may be reduced from time to time pursuant to Section 2.2 or Section 3.1.4; provided that the aggregate SCE PPA LC Loan Commitment Amount shall not exceed the SCE PPA LC Issuing Commitment Amount.
“SCE PPA LC Loan Commitment Termination Date” means the earliest of:
(d)    the SCE PPA LC Loan Maturity Date;

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(e)    the date on which the SCE PPA LC Loan Commitment Amount is terminated in full or permanently reduced to zero pursuant to the terms of this Agreement; and
(f)    the date on which any Commitment Termination Event occurs.
Upon the occurrence of any event described above, the SCE PPA LC Loan Commitments shall terminate automatically and without any further action.
“SCE PPA LC Loan Exposure” means, as of any date of determination with respect to a SCE PPA LC Loan Lender, (a) prior to the termination of the SCE PPA LC Loan Commitments, the sum of (i) the Available SCE PPA LC Loan Commitments of such SCE PPA LC Loan Lender, (ii) all SCE PPA LC Outstandings of such SCE PPA LC Loan Lender, and (iii) the aggregate outstanding principal amount of all SCE PPA LC Loans of such SCE PPA LC Loan Lender, and (b) after the termination of the SCE PPA LC Loan Commitments, the sum of (i) the aggregate outstanding principal amount of all SCE PPA LC Loans of such SCE PPA LC Loan Lender and (ii) all SCE PPA LC Outstandings of such SCE PPA LC Loan Lender.
“SCE PPA LC Loan Lender” means each Lender that has a SCE PPA LC Loan Commitment.
“SCE PPA LC Loan Maturity Date” means the Term Loan Maturity Date.
“SCE PPA LC Loan Percentage” means with respect to all payments, computations and other matters relating to the SCE PPA LC Loan Commitment or SCE PPA LC Loans of any SCE PPA LC Loan Lender or the SCE PPA Letter of Credit issued or participations acquired therein by any SCE PPA LC Loan Lender at any time, the percentage obtained by dividing (a) the SCE PPA LC Loan Exposure of that SCE PPA LC Loan Lender by (b) the aggregate SCE PPA LC Loan Exposure of all SCE PPA LC Loan Lenders at such time.
“SCE PPA LC Note” means a promissory note of the applicable Borrower payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the applicable Borrower to such Lender resulting from outstanding SCE PPA LC Loans and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“SCE PPA LC Outstandings” means, at any time of determination, the sum of (a) the Stated Amount of the issued and outstanding SCE PPA Letter of Credit plus (b) all outstanding and unreimbursed Reimbursement Obligations and, as to each SCE PPA LC Loan Lender, such Lender’s share of the SCE PPA LC Outstandings.
“SCE PPA LC Percentage” means, as to any SCE PPA LC Loan Lender at any given time, the percentage which such Lender’s SCE PPA LC Loan Commitment under the SCE PPA LC Tranche in which it is a participant then constitutes of the aggregate SCE PPA LC Loan Commitment under such SCE PPA LC Tranche.

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“SCE PPA LC Tranche” means each SCE PPA LC Issuer’s SCE PPA LC Issuing Commitment and the applicable SCE PPA LC Loan Lender’s SCE PPA LC Loan Commitment in respect of such SCE PPA LC Issuing Commitment, as the context may require.
“SCE PPA Letter of Credit” is defined in Section 2.1.4(d)(i).
“Second Credit Extension Deadline” is defined in Section 7.22(b).
“Second Credit Extension Funds Flow Memorandum” means the memorandum setting forth the flow of funds on the date of the second Credit Extension, which shall be in form and substance acceptable to all Lenders.
“Secured Interest Rate Hedge Agreement” means an Interest Rate Hedge Agreement that is entered into between the Cape Phase 1 Borrower and a Secured Interest Rate Hedge Provider for the purpose of hedging interest rate exposure associated with the Term Loans.
“Secured Interest Rate Hedge Provider” means, with respect to any Secured Interest Rate Hedge Agreement, any Person who at the time such Secured Interest Rate Hedge Agreement is entered into (including by novation), is a Lender or an Affiliate of the Lender.
“Secured Parties” means, collectively, the Lenders, the LC Issuers, the Collateral Agent, the Administrative Agent, the Depositary Bank, and the Secured Interest Rate Hedge Providers and each of their respective successors and permitted assigns.
“Securities Account” means a “securities account” as that term is defined in Section 8-501 of the UCC.
“Security Documents” means the Guarantee and Collateral Agreement, WellCo Pledgor Pledge Agreement, the Cape Phase I Pledgor Pledge and Security Agreement, and each other agreement, document or instrument granting or purporting to grant a security interest or Lien to secure the Obligations.
“Separateness Provisions” is defined in Exhibit I.
“Shared Facilities Agreement” means the contract listed under the heading “Shared Facilities Agreement” in Schedule V.
“Shell PPA” means the contract listed under the heading “Shell PPA” in Schedule V.
“Shell PPA LC Commitments” means the Shell PPA LC Loan Commitments and the Shell PPA LC Issuing Commitments.
“Shell PPA LC Facility” means the Shell PPA LC Loan Commitments and the Shell PPA LC Loans made hereunder.
“Shell PPA LC Issuer” means the Persons listed under the heading “Shell PPA LC Issuing Commitments” on Schedule II, each in its capacity as an issuer of a Shell PPA Letter of Credit in respect of the applicable Shell PPA LC Tranche. In the event that there is more than

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one Shell PPA LC Issuer at any time, references herein and in the other Loan Documents to the Shell PPA LC Issuer shall be deemed to refer to the Shell PPA LC Issuer in respect of the applicable Shell PPA Letter of Credit or to all Shell PPA LC Issuers, as the context requires.
“Shell PPA LC Issuing Commitment” means a Shell PPA LC Issuer’s obligation to issue a Shell PPA Letter of Credit pursuant to Section 2.1.4(a) and “Shell PPA LC Issuing Commitments” means such commitments of all Shell PPA LC Issuers. The amount of each Shell PPA LC Issuer’s Shell PPA LC Issuing Commitment in respect of the applicable Shell PPA LC Tranche is set forth on Schedule II, subject to any assignment, adjustment or reduction pursuant to the terms and conditions hereof.
“Shell PPA LC Issuing Commitment Amount” means, on any date, a maximum amount of $3,875,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.
“Shell PPA LC Loan” means an LC Loan advanced in respect of a Disbursement under a Shell PPA Letter of Credit pursuant to Section 2.6.3(b).
“Shell PPA LC Loan Commitment” means, as the context may require, relative to any Lender, such Lender’s obligation (if any) to make Shell PPA LC Loans pursuant to Section 2.1.4(a) and the obligation of each Shell PPA LC Loan Lender to participate in the Shell PPA Letter of Credit under the Shell PPA LC Tranche in which it is a participant hereunder, as applicable, and “Shell PPA LC Loan Commitments” means such commitments of all Lenders. The amount of each Lender’s Shell PPA LC Loan Commitment, if any, in respect of the Shell PPA LC Tranche is set forth in each case on Schedule II with respect to the applicable Shell PPA LC Tranche or in the applicable Lender Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Shell PPA LC Loan Commitments shall not exceed the Shell PPA LC Loan Commitment Amount.
“Shell PPA LC Loan Commitment Amount” means, on any date, $3,875,000, as such amount may be reduced from time to time pursuant to Section 2.2 or Section 3.1.4; provided that the aggregate Shell PPA LC Loan Commitment Amount shall not exceed the Shell PPA LC Issuing Commitment Amount.
“Shell PPA LC Loan Commitment Termination Date” means the earliest of:
(g)    the Shell PPA LC Loan Maturity Date;
(h)    the date on which the Shell PPA LC Loan Commitment Amount is terminated in full or permanently reduced to zero pursuant to the terms of this Agreement; and
(i)    the date on which any Commitment Termination Event occurs.
Upon the occurrence of any event described above, the Shell PPA LC Loan Commitments shall terminate automatically and without any further action.
“Shell PPA LC Loan Exposure” means, as of any date of determination with respect to a Shell PPA LC Loan Lender, (a) prior to the termination of the Shell PPA LC Loan

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Commitments, the sum of (i) the Available Shell PPA LC Loan Commitments of such Shell PPA LC Loan Lender, (ii) all Shell PPA LC Outstandings of such Shell PPA LC Loan Lender, and (iii) the aggregate outstanding principal amount of all Shell PPA LC Loans of such Shell PPA LC Loan Lender, and (b) after the termination of the Shell PPA LC Loan Commitments, the sum of (i) the aggregate outstanding principal amount of all Shell PPA LC Loans of such Shell PPA LC Loan Lender and (ii) all Shell PPA LC Outstandings of such Shell PPA LC Loan Lender.
“Shell PPA LC Loan Lender” means each Lender that has a Shell PPA LC Loan Commitment.
“Shell PPA LC Loan Maturity Date” means the Term Loan Maturity Date.
“Shell PPA LC Loan Percentage” means with respect to all payments, computations and other matters relating to the Shell PPA LC Loan Commitment or Shell PPA LC Loans of any Shell PPA LC Loan Lender or the Shell PPA Letter of Credit issued or participations acquired therein by any Shell PPA LC Loan Lender at any time, the percentage obtained by dividing (a) the Shell PPA LC Loan Exposure of that Shell PPA LC Loan Lender by (b) the aggregate Shell PPA LC Loan Exposure of all Shell PPA LC Loan Lenders at such time.
“Shell PPA LC Note” means a promissory note of the applicable Borrower payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the applicable Borrower to such Lender resulting from outstanding Shell PPA LC Loans and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“Shell PPA LC Outstandings” means, at any time of determination, the sum of (a) the Stated Amount of the issued and outstanding Shell PPA Letter of Credit plus (b) all outstanding and unreimbursed Reimbursement Obligations and, as to each Shell PPA LC Loan Lender, such Lender’s share of the Shell PPA LC Outstandings.
“Shell PPA LC Percentage” means, as to any Shell PPA LC Loan Lender at any given time, the percentage which such Lender’s Shell PPA LC Loan Commitment under the Shell PPA LC Tranche in which it is a participant then constitutes of the aggregate Shell PPA LC Loan Commitment under such Shell PPA LC Tranche.
“Shell PPA LC Tranche” means each Shell PPA LC Issuer’s Shell PPA LC Issuing Commitment and the applicable Shell PPA LC Loan Lender’s Shell PPA LC Loan Commitment in respect of such Shell PPA LC Issuing Commitment, as the context may require.
“Shell PPA Letter of Credit” is defined in Section 2.1.4(c)(i).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

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“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Borrowing” means, as to any Borrowing, the applicable SOFR Loans comprising such Borrowing.
“SOFR Determination Day” is defined in the definition of “Daily Compounded SOFR.”
“SOFR Loan” means a Loan that bears interest at a rate based on Daily Compounded SOFR, other than pursuant to clause (c) of the definition of “Adjusted Base Rate.”
“SOFR Rate Day” is defined in the definition of “Daily Compounded SOFR.”
“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person exceeds the debts and liabilities, subordinated, contingent or otherwise, of such Person, (b) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) such Person is not engaged in business, and such Person is not about to engage in business, for which such Person has an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that can reasonably be expected to become an actual and matured liability.
“Specified LC Purpose” means:
(a)    with respect to the Material Construction Contract Letter of Credit, satisfaction of the Project Companies’ obligation to deliver the Fervo Energy Credit Security (as defined in the Material Construction Contract) in accordance with the terms of the Material Construction Contract;
(b)    with respect to the SCE PPA Letter of Credit, satisfaction of CGS 3’s obligation to deliver Development Security (as defined in the SCE PPA) and Performance Assurance (as defined in the SCE PPA) in accordance with the terms of the SCE PPA; and
(c)    with respect to the Shell PPA Letter of Credit, satisfaction of CGS 5’s obligation to deliver Development Security (as defined in the Shell PPA) and Performance Security (as defined in the Shell PPA) in accordance with the terms of the Shell PPA.
“Sponsor” means Fervo Energy Company, a Delaware corporation.
“Sponsor Guaranty” means the Guaranty, dated as of the Closing Date, delivered by the Sponsor for the benefit of the Collateral Agent (on behalf of the Secured Parties).

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“Sponsor LC” means each Letter of Credit issued by an Acceptable Bank in favor of the Collateral Agent for the benefit of the Secured Parties as a backstop to all or a portion of the DSR Requirement or the Required Major Maintenance Reserve Amount, as applicable, which Letter of Credit shall be in a form reasonably acceptable to the Lenders and shall not include any Obligor or Subsidiary thereof, as the account party thereof.
“Stated Amount” means, on any date and with respect to any Material Construction Contract Letter of Credit, any Shell PPA Letter of Credit, any SCE PPA Letter of Credit or any DSR Letter of Credit, the total amount then available to be drawn under such Material Construction Contract Letter of Credit, such Shell PPA Letter of Credit, such SCE PPA Letter of Credit or such DSR Letter of Credit, respectively.
“Stated Expiry Date” means, with respect to any Material Construction Contract Letter of Credit, SCE PPA Letter of Credit, Shell PPA Letter of Credit or any DSR Letter of Credit, its date of expiration.
“Stated Maturity Date” means:
(a)    with respect to all Construction Loans, the Construction Loan Maturity Date;
(b)    with respect to all Term Loans, the Term Loan Maturity Date;
(c)    with respect to all TRABL Loans, the TRABL Maturity Date;
(d)    with respect to all Material Construction Contract LC Loans, the Material Construction Contract LC Loan Maturity Date;
(e)    with respect to all SCE PPA LC Loans, the Shell PPA LC Loan Maturity Date;
(f)    with respect to all Shell PPA LC Loans, the Shell PPA LC Loan Maturity Date; and
(g)    with respect to all DSR LC Loans, the DSR LC Loan Maturity Date.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity (“Other Person”) of which more than fifty percent (50%) of the Voting Securities of such Other Person (irrespective of whether at the time Capital Securities of any other class or classes of such Other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; provided that, in determining the percentage of ownership interests of any Person controlled by, or constituting the total voting power of the total shares or stock or other ownership interest of, another Person, (x) no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding and (y) no passive ownership interest (including tax equity ownership interest of the former Person) shall be deemed to be voting power of shares or stock or other ownership interest. Unless the context expressly provides otherwise, the term “Subsidiary” means a Subsidiary of a Borrower.

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“Subsidiary Guarantors” means the Project Companies.
“Substantial Completion” means the satisfaction of each of the following conditions: the Project has been installed and has achieved (a) Commercial Operation, (b) “Mechanical Completion” (as defined in the Material Construction Contract), (c) “Acceptance” (as defined in the Material Equipment Supply Contracts), and (d) completion of all the Performance Tests as evidenced by delivery of test results supporting the results of such tests in accordance with Section 7.18.
“Substantial Completion Date” means the date Substantial Completion is achieved.
“Subsurface Consultant” means Jacobs Engineering Group Inc.
“Subsurface Consultant Report” means the Project Cape Phase 1 Summary Report, Milford, Utah, dated as of September 4, 2025, as prepared by the Subsurface Consultant.
“Supplemental Collateral Agent” is defined in Section 10.9(a)(i).
“Supported QFC” is defined in Section 11.24.
“Surface Property” means the real property described in Schedule A of the Title Policy.
“Swap Obligation” means, with respect to any Person, any obligation of such Person to pay or perform under or in respect of any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act, including guarantee obligations in respect of and obligations arising under any Secured Interest Hedge Rate Agreement.
“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for income tax purposes, other than any such lease under which that Person is the lessor.
“Tax Credit Policy Proceeds” means, with respect to any claim arising in connection with any ITC Loss Insurance Policy or PTC Loss Insurance Policy, the cash amount of any insurance proceeds received by any Loan Party in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) that is an ITC Transferee or PTC Transferee, less amounts expended by such Loan Party on legal, accounting and other professional fees, expenses and charges incurred in connection with collecting such insurance proceeds.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Conversion” is defined in Section 5.2.

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“Term Conversion Deadline” means the date that is the earlier of (a) six (6) months after the Substantial Completion Date and (b) the Construction Date Certain.
“Term Conversion Request” is defined in Section 2.1.2(c).
“Term Loan Commitment” means, relative to any Term Loan Lender, such Lender’s obligation to make Term Loans pursuant to Section 2.1.2, subject to any adjustment or reduction pursuant to the terms and conditions hereof.
“Term Loan Exposure” means, with respect to any Term Loan Lender, as of any date of determination, (a) prior to the termination of all Term Loan Commitments of such Term Loan Lender, the sum of the (i) the aggregate amount of Term Loans of such Term Loan Lender then outstanding plus (ii) aggregate amount of all available Term Loan Commitments of such Term Loan Lender then outstanding and (b) after the termination of all Term Loan Commitments of such Term Loan Lender, the aggregate outstanding principal amount of all Term Loans of such Term Loan Lender.
“Term Loan Facility” means the Term Loan Commitments and the Term Loans made hereunder.
“Term Loan Lender” is defined in Section 2.1.2(a).
“Term Loan Maturity Date” means the earlier of (a) the date that is the fifth (5th) anniversary of the Closing Date and (b) the Second Credit Extension Deadline, if the second Credit Extension shall not have occurred on or prior to such date.
“Term Loan Note” means a promissory note of the Cape Phase 1 Borrower payable to any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Cape Phase 1 Borrower to such Lender resulting from outstanding Term Loans and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“Term Loans” is defined in Section 2.1.2(a).
“Term Loan Percentage” means, with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders.
“Term Loan Principal Payment Date” means each Quarterly Payment Date occurring from and after the Conversion Date.
“Termination Date” means the date on which all Obligations have been paid in full (other than indemnity and other contingent obligations not yet due and payable) in cash, all Material Construction Contract Letters of Credit, SCE PPA Letters of Credit, Shell PPA Letters of Credit and DSR Letters of Credit have been terminated, expired or Cash Collateralized, all Commitments shall have terminated, and all Secured Interest Rate Hedge Agreements shall have been terminated, liquidated or unwound and all Hedging Obligations in respect thereof shall have been paid in full in cash (unless the relevant Secured Interest Rate Hedge Provider agrees in

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writing with the Cape Phase 1 Borrower to the contrary or the relevant Secured Interest Rate Hedge Agreement shall have been transferred to a refinancing lender in accordance with the terms thereof and all amounts owing to such Secured Interest Rate Hedge Provider under such relevant Secured Interest Rate Hedge Agreement shall have been paid in full in cash).
“Title Company” means First American Financial Corporation.
“Title Endorsement Limitations” is defined in Section 5.3.9(d)(ii).
“Title Event” means any event arising from a defect in title with respect to real property for which proceeds of title insurance are received by any Loan Party.
“Title Opinions” mean (a) that certain Opinion of Title dated October 14, 2023, prepared by Rammell Law PLLC, covering Section 31, Township 26 South, Range 9 West, SLM&B, Beaver County, Utah, (b) that certain Opinion of Title dated March 6, 2023, prepared by Rammell Law PLLC, covering Section 6, Township 27 South, Range 9 West, SLM&B, Beaver County, Utah, and (c) that certain Drilling Title Opinion dated July 19, 2024, prepared by Rammell law PLLC, as amended by Drilling Title Opinion – Update dated September 30, 2024, prepared by Rammell Law, PLLC, covering Section 36, Township 26 South, Range 10 West, SLM&B, Beaver County, Utah.
“Title Policy” is defined in Section 5.3.9(d)(ii).
“Total Exposure Amount” means, on any date of determination, the sum of (a) the Construction Loan Exposure of all Construction Loan Lenders, plus (b) the Term Loan Exposure of all Term Loan Lenders, plus (c) the Shell PPA LC Loan Exposure of all Shell PPA LC Loan Lenders, plus (d) the TRABL Exposure of all TRABL Lenders, plus (e) the Material Construction Contract LC Loan Exposure of the Material Construction Contract LC Loan Lender, plus (f) the SCE PPA LC Loan Exposure of all SCE PPA LC Loan Lenders, plus (g) the DSR LC Loan Exposure of all DSR LC Loan Lenders.
“Total Project Costs” means all costs, fees, Taxes and expenses incurred or payable by the Loan Parties on or prior to the Conversion Date in connection with the ownership, development, acquisition, construction, financing and completion of the Project as contemplated by the Construction Budget (including the contingency allowance identified in the Construction Budget), the Construction Schedule and the Project Documents, including the costs incurred in connection with design, engineering, remediation, procurement, construction, testing, commissioning, equipping, assembly, installation, inspection, start-up, interconnection, permitting, drilling in respect of, well completion, and financing of the Project, costs of insurance, initial working capital requirements and operating costs of the Project incurred prior to the Conversion Date as set forth in the Projections, cost of equipment, materials, spare parts, and labor for the Project, costs of acquiring real property, leases, easements and other real property interests and Permits related to the Project, Cash Debt Service and other fees owing to the Secured Parties arising prior to the Conversion Date, funding of the DSR Requirement (to the extent funded with Cash) and the Punch List Reserve Required Amount on the Conversion Date, any development fee set forth in the Construction Budget, Restricted Payments permitted under Section 8.5; any premiums, brokerage and other fees payable in connection with the ITC Loss

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Insurance Policy and the PTC Loss Insurance Policy; and all other legal, accounting, advisory, administrative, closing, finance and other costs and expenses (including Cash Debt Service prior to Term Conversion) incurred and payable by the Loan Parties under the Project Documents or otherwise in connection with the Project on or prior to the Conversion Date.
“TRABL Commitment” means, relative to any TRABL Lender, such Lender’s obligation to make TRABL Loans pursuant to Section 2.1.3. The amount of each Lender’s TRABL Commitment, if any, is set forth on Schedule II or in the applicable Lender Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the TRABL Commitments shall not exceed the TRABL Commitment Amount.
“TRABL Commitment Amount” means $61,489,673.73, as such amount may be permanently reduced from time to time pursuant to Section 2.2; provided that the TRABL Commitment Amount shall at all times not exceed ninety-eight percent (98%) of the projected ITC Transfer Proceeds as set forth in the Borrower Model.
“TRABL Commitment Termination Date” means the earlier of (a) the TRABL Maturity Date, and (b) the date on which any Commitment Termination Event occurs.
“TRABL Date Certain” means the date that is 90 days prior to the Commitment Expiration Date (as defined in the ITC Transfer Agreement) (as such date may be extended pursuant the ITC Transfer Agreement).
“TRABL Exposure” means, with respect to any TRABL Lender, as of any date of determination, (a) prior to the termination of all TRABL Commitments of such TRABL Lender, the sum of the (i) the aggregate amount of TRABL Loans of such TRABL Lender then outstanding plus (ii) the aggregate amount of all available TRABL Commitments of such TRABL Lender then outstanding and (b) after the termination of all TRABL Commitments of such TRABL Lender, the aggregate outstanding principal amount of all TRABL Loans of such TRABL Lender.
“TRABL Facility” means the TRABL Commitments and the TRABL Loans made hereunder.
“TRABL Lender” is defined in Section 2.1.3.
“TRABL Loan Note” means a promissory note of the WellCo Borrower payable to any TRABL Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the WellCo Borrower to such TRABL Lender resulting from outstanding TRABL Loans and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“TRABL Loans” is defined in Section 2.1.3.

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“TRABL Maturity Date” means the earlier of (a) the TRABL Date Certain, (b) the final date of payment pursuant to the ITC Transfer Agreement, and (c) the Second Credit Extension Deadline, if the second Credit Extension shall not have occurred on or prior to such date.
“TRABL Percentage” means, with respect to all payments, computations and other matters relating to the TRABL Loan of any TRABL Lender, the percentage obtained by dividing (a) the TRABL Exposure of that TRABL Lender by (b) the aggregate TRABL Exposure of all TRABL Lenders.
“Transaction Documents” means the Loan Documents and the Material Project Documents.
“Transactions” means, collectively, (a) the execution, delivery and performance by the Obligors of the Loan Documents to which each such Obligor and Credit Party is a party, (b) the Borrowings hereunder, the issuance of the Letters of Credit and the use of proceeds of each of the foregoing, and (c) the granting of the Liens pursuant to the Security Documents.
“Transfer Quarter” is defined in Section 3.1.3(l).
“Transmission Consultant” means nFront Consulting LLC.
“Transmission Consultant Report” means the Transmission Consultant Report for the Cape Phase I Geothermal Project dated as of December 19, 2025, issued by the Transmission Consultant.
“Transmission Service Agreements” means each of the contracts listed under the heading “Transmission Service Agreements” in Schedule V.
“Transmission Service Provider” means each of Milford Gen Lead, LLC and the Los Angeles Department of Water and Power.
“Type” means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Daily Compounded SOFR or the Adjusted Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct

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Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.
“UODA” means the contract listed under the heading “UODA” in Schedule V.
“UODA Amendment” means that certain Third Amendment to the UODA by and among EDR, WellCo Borrower, and each other Person party thereto, to be executed as of the date of the second Credit Extension in the form of Exhibit CC.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” is defined in Section 11.24.
“U.S. Tax Compliance Certificate” is defined in Section 4.6(g)(ii)(B)(3).
“Utah PSC” means the Utah Public Service Commission and any successors thereto.
“Utah State Engineer” means the Utah State Engineer, who is the director of the Utah Division of Water Rights, Department of Natural Resources.
“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote (that is, not contingent on the happening of any event) for the election of directors, managers or other voting members of the governing body of such Person.
“Water Appropriation Permit” means the Order of the Utah State Engineer dated as of March 3, 2026 approving Application to Appropriate Water Number 71-5995 (A84679) for the Project.
“Water Appropriation Permit Appeal” is defined in Section 5.3.25.
“WellCo Borrower” is defined in the preamble.

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“WellCo Facilities” means the wellbore interests and associated rights and interests in respect thereof and other facilities forming part of the Project, owned by the WellCo Borrower, comprising assets or property that is described in Section 48(a)(2)(A)(i)(II) of the Code.
“WellCo Pledgor” means Cape PIWP LLC, a Delaware limited liability company.
“WellCo Pledgor Pledge Agreement” means the Pledge Agreement, dated as of the date of the second Credit Extension, between WellCo Pledgor and the Collateral Agent, substantially in the form of Exhibit V-3.
“Withholding Agent” means a Borrower or the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“XRC Facility” means the aggregate unpaid principal amount of the loans, together with all accrued and unpaid interest, fees and costs, and all other Indebtedness and obligations outstanding under the XRC Facility Loan Agreement.
“XRC Facility Loan Agreement” means that certain Loan Agreement, dated as of August 13, 2024 (as may have been amended, amended and restated, supplemented or otherwise modified as of the Closing Date), by and among the Subsidiary Guarantors and XRL ALC, LLC, a Delaware limited liability company.
“XRC Facility Payoff Letter” is defined in Section 5.3.16.
SECTION 1.2    Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule, and each notice and other communication delivered from time to time in connection with any Loan Document.
SECTION 1.3    Cross-References. Unless otherwise specified, references in a Loan Document to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
SECTION 1.4    Accounting and Financial Determinations; Time.

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(a)    Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder shall be made, in accordance with GAAP. Unless otherwise expressly provided, all defined financial terms shall be computed on a consolidated basis for the Loan Parties, in each case without duplication. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York, New York time.
(b)    If Borrowers notify the Administrative Agent that the Administrative Borrower wishes to amend any covenant in Article VII or Article VIII or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Article VII or Article VIII or any related definition for such purpose), then the Loan Parties’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrowers and the Required Lenders. The Borrowers, the Administrative Agent and the Lenders shall negotiate in good faith to amend any such covenant on mutually agreeable terms. In the event of any such notification from the Borrowers or the Administrative Agent and until such notice is withdrawn or such covenant is so amended, the Borrowers will furnish to the Administrative Agent, in addition to the financial statements required to be furnished pursuant to Section 7.1(a) and Section 7.1(b) (the “Current GAAP Financials”), (i) the financial statements described in such Section based upon GAAP as in effect at the time such covenant was agreed to (the “Prior GAAP Financials”) and (ii) a reconciliation between the Prior GAAP Financials and the Current GAAP Financials.
SECTION 1.5    Use of Certain Terms. (a) Unless otherwise specified, references herein to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement, and references in any Article, Section, or definition to any clause are references to such clause of such Article, Section or definition.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto:
(i)    in any computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and the word “through” means “to and including”;
(ii)    the words “including” and “include” shall mean including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned;
(iii)    the word “renewal” and variations thereof as used herein with respect to a Letter of Credit means to extend the term of such Letter of Credit or to reinstate an amount drawn under such Letter of Credit or both;

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(iv)    the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings);
(v)    the expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all the Obligations (other than contingent obligations not then due);
(vi)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties (whether real or personal), including cash, Capital Securities, securities, revenues, accounts, leasehold interests and contract rights; and
(vii)    any reference herein to any Person shall be construed to include such Person’s successors and assigns.
(c)    The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Article, Schedule, Annex, Exhibit and analogous references are to this Agreement unless otherwise specified.
(d)    For purposes of determining compliance with any Section of Article VIII at any time, in the event that any Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Lien, Investment, Restricted Payment, Disposition, Affiliate transaction or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of each of Section 8.2, Section 8.3, Section 8.4, Section 8.5, Section 8.9, Section 8.11 respectively (and not any other Section), such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses of such individual Section as determined by the Borrowers in their sole discretion at such time.
(e)    References to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions herein).
SECTION 1.6    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Securities at such time.
SECTION 1.7    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Adjusted Base

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Rate, the Benchmark, any component definition thereof or rates referred to in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Adjusted Base Rate, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Adjusted Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Adjusted Base Rate or the Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
COMMITMENTS, BORROWING AND ISSUANCE
PROCEDURES, NOTES AND LETTERS OF CREDIT
SECTION 2.1    Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the LC Issuers severally agree to make Credit Extensions as set forth below.
SECTION 2.1.1    Construction Loan Commitments. Subject to the terms and conditions hereof, including Article V (to the extent applicable), each Lender that has a Construction Loan Commitment (referred to as a “Construction Loan Lender”) severally agrees that it will make loans as the Cape Phase 1 Borrower may request under this Section 2.1.1 (relative to such Lender, its “Construction Loans”) to the Cape Phase 1 Borrower from time to time prior to the Construction Loan Commitment Termination Date, but solely in the case of a Borrowing under this Section 2.1.1, not more than two (2) times in any calendar month, in an aggregate principal amount that will not result in such Lender’s Construction Loans exceeding its Construction Loan Commitment. No amounts paid or prepaid with respect to Construction Loans may be reborrowed. Each Lender’s remaining Construction Loan Commitment shall be reduced to zero and thereafter terminated on the Construction Loan Commitment Termination Date. Each Lender’s Construction Loan Commitment shall be irrevocably reduced by the amount of each Construction Loan made by such Lender hereunder. Construction Loans may be Base Rate Loans or SOFR Loans, as further provided herein.
SECTION 2.1.2    Term Loan Commitments.

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(a)    Subject to the terms and conditions hereof, including Section 5.2 and Section 5.4 (to the extent applicable), each Lender that has a Term Loan Commitment (referred to as a “Term Loan Lender”) severally agrees that it will make loans as the Cape Phase 1 Borrower may request under this Section 2.1.2 (relative to such Lender, its “Term Loans”) to the Cape Phase 1 Borrower, in a single Borrowing for the conversion of the Construction Loan then outstanding (together with all fees, interest, and other Obligations accrued with respect thereto) into Term Loans. The conversion of Construction Loans into Term Loans shall occur by a deemed funding of Term Loans to the Cape Phase 1 Borrower by the Term Loan Lenders holding a Term Loan Commitment, which amount the Cape Phase 1 Borrower shall be deemed to use to repay the Construction Loans. Each Lender’s Term Loan Commitment shall be irrevocably reduced by the amount of each Term Loan made by such Lender hereunder and any Term Loan Commitments shall expire on the Construction Loan Maturity Date. Notwithstanding the foregoing, the aggregate amount of Term Loans borrowed (or requested to be borrowed on such date) shall not exceed the amount of Term Loans supported in the Conversion Date Borrower Model delivered pursuant to Section 5.2.1(a).
(b)    On the Conversion Date, each Term Loan Lender severally agrees to make Term Loans to the Cape Phase 1 Borrower, up to the amount of the portion of the Term Loan Commitment that has not been utilized to convert Construction Loans into Term Loans as of such date, to be applied in accordance with Section 3.01(b)(ii) (Conversion Date Waterfall)] of the Depositary Agreement; provided that, after giving effect to any such Term Loans on the Conversion Date, the Conversion Date Borrower Model delivered pursuant to Section 5.2.1(a) shall demonstrate compliance with clause (a) of the definition of “CTL Debt Sizing Criteria.”
(c)    Subject to the terms and conditions hereof, including Article V (to the extent applicable), the Cape Phase 1 Borrower may request Term Conversion by delivering an irrevocable written request to the Administrative Agent in the form of Exhibit B-3, appropriately completed and executed by the Cape Phase 1 Borrower (the “Term Conversion Request”), no later than five (5) Business Days prior to the projected Conversion Date; provided that Term Conversion may not occur more than once.
SECTION 2.1.3    TRABL Loan Commitments.
(a) Subject to the terms and conditions hereof, including Article V (to the extent applicable), each Lender that has a TRABL Commitment (referred to as a “TRABL Lender”) severally agrees that it will make ITC transfer bridge loans as the WellCo Borrower may request under this Section 2.1.3 (relative to such Lender, its “TRABL Loans”) to the WellCo Borrower from time to time prior to the TRABL Commitment Termination Date, but solely in the case of a Borrowing under this Section 2.1.3, not more than two (2) times in any calendar month, in an aggregate principal amount that will not result in such Lender’s TRABL Loans exceeding its TRABL Commitment. No amounts paid or prepaid with respect to TRABL Loans may be reborrowed. Each Lender’s remaining TRABL Commitment shall be reduced to zero and thereafter terminated on the TRABL Commitment Termination Date. Each Lender’s TRABL Commitment shall be irrevocably reduced by the amount of each TRABL Loan made by such Lender hereunder.
SECTION 2.1.4    Letters of Credit.

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(a)    Subject to the terms and conditions hereof, including Article V (to the extent applicable), from time to time on any Business Day occurring after the Closing Date until the date that is five (5) Business Days prior to the Material Construction Contract LC Loan Commitment Termination Date (but not to exceed, in the case of an amendment to a Material Construction Contract Letter of Credit, once in any given fourteen (14) days, or as otherwise agreed by the applicable Material Construction Contract LC Issuer), the Material Construction Contract LC Issuer agrees that it will, to the extent requested by the Cape Phase 1 Borrower:
(i)    issue one or more standby letters of credit to be utilized for the Specified LC Purpose substantially in the applicable form set forth in Exhibit T-2 or in such other form reasonably acceptable to the applicable Material Construction Contract LC Issuer, the Cape Phase 1 Borrower and the applicable beneficiary (each such standby letter of credit, a “Material Construction Contract Letter of Credit”), and thereafter maintain each such Material Construction Contract Letter of Credit in accordance with its terms until the Stated Expiry Date applicable to such Material Construction Contract Letter of Credit, for the account of the applicable Loan Party, in the Stated Amount requested by the Cape Phase 1 Borrower on such day;
(ii)    amend or increase the Stated Amount of an existing Material Construction Contract Letter of Credit previously issued hereunder; provided the Cape Phase 1 Borrower shall deliver to the Material Construction Contract LC Issuer an amendment request substantially in the form set forth in Exhibit B-2; or
(iii)    extend the Stated Expiry Date of an existing Material Construction Contract Letter of Credit previously issued hereunder;
provided, such Material Construction Contract LC Issuer shall not issue or extend the Stated Expiry Date of any such Material Construction Contract Letter of Credit if the conditions in Section 5.3 have not been satisfied or waived in accordance with the terms of this Agreement; provided further, if any Material Construction Contract LC Loan Lender (other than such Material Construction Contract LC Issuer or its Affiliate) is a Defaulting Lender, to the extent such Material Construction Contract LC Issuer has Fronting Exposure in respect of such Letter of Credit, such Material Construction Contract LC Issuer shall not be required to issue a Material Construction Contract Letter of Credit unless (A) the Defaulting Lender’s participation in the Material Construction Contract Letter of Credit requested to be issued or extended and related Material Construction Contract LC Loans have been reallocated among the Non-Defaulting Lenders in accordance with Section 4.12(a)(iii), (B) the Cape Phase 1 Borrower has Cash Collateralized such Material Construction Contract LC Loan Lender’s Material Construction Contract LC Loan Percentage of the Material Construction Contract Letter of Credit requested to be issued or extended (including by transfer of funds available in the Revenue Account but excluding by funding of a Material Construction Contract LC Loan) or (C) such Material Construction Contract LC Issuer has entered into arrangements reasonably satisfactory to it and the Cape Phase 1 Borrower to reduce such Material Construction Contract LC Issuer’s risk with respect to the participation in such Material Construction Contract Letter of Credit of the Defaulting Lender to the same extent as would have existed were such Material Construction Contract LC Loan Lender

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not a Defaulting Lender; provided still further that after giving effect to any such issuance or extension, in no event shall any Lender’s Material Construction Contract LC Outstandings exceed its Material Construction Contract LC Loan Commitment.
(b)    Subject to the terms and conditions hereof, including Article V (to the extent applicable), from time to time on any Business Day occurring on or after the Conversion Date until the DSR LC Loan Commitment Termination Date (but not to exceed once in any given month or as otherwise agreed by the applicable DSR LC Issuer), each DSR LC Issuer agrees that it will, to the extent requested by the Borrowers:
(i)    issue one or more standby letters of credit substantially in the form of Exhibit T-1 (each such standby letters of credit, a “DSR Letter of Credit”) and thereafter maintain each such DSR Letter of Credit in accordance with its terms until the Stated Expiry Date applicable to such DSR Letter of Credit, for the account of the Borrowers, in the Stated Amount requested by the Borrowers on such day; or
(ii)    extend the Stated Expiry Date of an existing DSR Letter of Credit previously issued hereunder;
provided, such DSR LC Issuer shall not issue or extend any such DSR Letter of Credit if the conditions in Section 5.3 have not been satisfied or waived in accordance with the terms of this Agreement; provided, further, if any DSR LC Loan Lender (other than such DSR LC Issuer or its Affiliate) is a Defaulting Lender, to the extent such DSR LC Issuer has Fronting Exposure in respect of such DSR Letter of Credit, such DSR LC Issuer shall not be required to issue any DSR Letter of Credit unless (A) the Defaulting Lender’s participation in the DSR Letters of Credit requested to be issued or extended and related DSR LC Loans have been reallocated among the Non-Defaulting Lenders in accordance with Section 4.12(a)(iii), (B) the Borrowers have Cash Collateralized such DSR LC Loan Lender’s DSR LC Loan Percentage of the DSR Letter of Credit requested to be issued or extended (including by transfer of funds available in the Revenue Account but excluding by funding of a DSR LC Loan) or (C) such DSR LC Issuer has entered into arrangements reasonably satisfactory to it and the Borrowers to reduce such DSR LC Issuer’s risk with respect to the participation in DSR Letters of Credit of the Defaulting Lender to the same extent as would have existed were such DSR LC Loan Lender not a Defaulting Lender; provided still further that after giving effect to any such issuance or extension, in no event shall any Lender’s DSR LC Outstandings exceed its DSR LC Loan Commitment.
(c)    Subject to the terms and conditions hereof, including Article V (to the extent applicable), from time to time on any Business Day occurring after the Conversion Date until the Shell PPA LC Loan Commitment Termination Date (but not to exceed, in the case of an amendment to the Shell PPA Letter of Credit, once in any given fourteen (14) days, or as otherwise agreed by the applicable Shell PPA LC Issuer), the Shell PPA LC Issuer agrees that it will, to the extent requested by the Cape Phase 1 Borrower:
(i)    Issue one or more standby letters of credit to be utilized for the Specified LC Purpose substantially in the applicable form set forth in Exhibit T-3 or in such other form reasonably acceptable to the applicable Shell PPA LC Issuer, the Cape Phase 1

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Borrower and the applicable beneficiary (each such standby letters of credit, a “Shell PPA Letters of Credit”) and thereafter maintain each such Shell PPA Letter of Credit in accordance with its terms until the Stated Expiry Date applicable to such Shell PPA Letter of Credit, for the account of the applicable Loan Party in the Stated Amount requested by the Cape Phase 1 Borrower on such day;
(ii)    amend or increase the Stated Amount of an existing Shell PPA Letter of Credit previously issued hereunder; provided the Cape Phase 1 Borrower shall deliver to the Shell PPA LC Issuer an amendment request substantially in the form set forth on Exhibit B-2; or
(iii)    extend the Stated Expiry Date of an existing Shell PPA Letter of Credit previously issued hereunder;
provided, such Shell PPA LC Issuer shall not issue or extend the Stated Expiry Date of any such Shell PPA Letter of Credit if the conditions in Section 5.3 have not been satisfied or waived in accordance with the terms of this Agreement; provided further, if any Shell PPA LC Loan Lender (other than such Shell PPA LC Issuer or its Affiliate) is a Defaulting Lender, to the extent such Shell PPA LC Issuer has Fronting Exposure in respect of such Letter of Credit, such Shell PPA LC Issuer shall not be required to issue a Shell PPA Letter of Credit unless (A) the Defaulting Lender’s participation in the Shell PPA Letter of Credit requested to be issued or extended and related Shell PPA LC Loans have been reallocated among the Non-Defaulting Lenders in accordance with Section 4.12(a)(iii), (B) the Cape Phase 1 Borrower has Cash Collateralized such Shell PPA LC Loan Lender’s Shell PPA LC Loan Percentage of the Shell PPA Letter of Credit requested to be issued or extended (including by transfer of funds available in the Revenue Account but excluding by funding of a Shell PPA LC Loan) or (C) such Shell PPA LC Issuer has entered into arrangements reasonably satisfactory to it and the Cape Phase 1 Borrower to reduce such Shell PPA LC Issuer’s risk with respect to the participation in such Shell PPA Letter of Credit of the Defaulting Lender to the same extent as would have existed were such Shell PPA LC Loan Lender not a Defaulting Lender; provided still further that after giving effect to any such issuance or extension, in no event shall any Lender’s Shell PPA LC Outstandings exceed its Shell PPA LC Loan Commitment.
(d)    Subject to the terms and conditions hereof, including Article V (to the extent applicable), from time to time on any Business Day occurring after the Closing Date until the date that is five (5) Business Days prior to the SCE PPA LC Loan Commitment Termination Date (but not to exceed, in the case of an amendment to a SCE PPA Letter of Credit, once in any given fourteen (14) days, or as otherwise agreed by the applicable SCE PPA LC Issuer), the SCE PPA LC Issuer agrees that it will, to the extent requested by the Cape Phase 1 Borrower:
(i)    issue one or more standby letters of credit to be utilized for the Specified LC Purpose substantially in the applicable form set forth in Exhibit T-4 or in such other form reasonably acceptable to the applicable SCE PPA LC Issuer, the Cape Phase 1 Borrower and the applicable beneficiary (each such standby letter of credit, a “SCE PPA Letter of Credit”), and thereafter maintain each such SCE PPA Letter of Credit in accordance with its terms until the Stated Expiry Date applicable to such SCE PPA Letter

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of Credit, for the account of the applicable Loan Party, in the Stated Amount requested by the Cape Phase 1 Borrower on such day;
(ii)    amend or increase the Stated Amount of an existing SCE PPA Letter of Credit previously issued hereunder; provided the Cape Phase 1 Borrower shall deliver to the SCE PPA LC Issuer an amendment request substantially in the form set forth in Exhibit B-2; or
(iii)    extend the Stated Expiry Date of an existing SCE PPA Letter of Credit previously issued hereunder;
provided, such SCE PPA LC Issuer shall not issue or extend the Stated Expiry Date of any such SCE PPA Letter of Credit if the conditions in Section 5.3 have not been satisfied or waived in accordance with the terms of this Agreement; provided further, if any SCE PPA LC Loan Lender (other than such SCE PPA LC Issuer or its Affiliate) is a Defaulting Lender, to the extent such SCE PPA LC Issuer has Fronting Exposure in respect of such Letter of Credit, such SCE PPA LC Issuer shall not be required to issue a SCE PPA Letter of Credit unless (A) the Defaulting Lender’s participation in the SCE PPA Letter of Credit requested to be issued or extended and related SCE PPA LC Loans have been reallocated among the Non-Defaulting Lenders in accordance with Section 4.12(a)(iii), (B) the Cape Phase 1 Borrower has Cash Collateralized such SCE PPA LC Loan Lender’s SCE PPA LC Loan Percentage of the SCE PPA Letter of Credit requested to be issued or extended (including by transfer of funds available in the Revenue Account but excluding by funding of a SCE PPA LC Loan) or (C) such SCE PPA LC Issuer has entered into arrangements reasonably satisfactory to it and the Cape Phase 1 Borrower to reduce such SCE PPA LC Issuer’s risk with respect to the participation in such SCE PPA Letter of Credit of the Defaulting Lender to the same extent as would have existed were such SCE PPA LC Loan Lender not a Defaulting Lender; provided still further that after giving effect to any such issuance or extension, in no event shall any Lender’s SCE PPA LC Outstandings exceed its SCE PPA LC Loan Commitment.
(e)    No LC Issuer shall be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Issuer from issuing the Letter of Credit, or any law applicable to such LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Issuer shall prohibit, or request that such LC Issuer refrain from, the issuance of letters of credit generally or the applicable Letter of Credit in particular or shall impose upon such LC Issuer with respect to the applicable Letter of Credit any restriction, reserve or capital requirement (for which such LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such LC Issuer in good faith deems material to it (for which such LC Issuer is not otherwise reimbursed hereunder).
SECTION 2.2    Reduction of the Commitment Amounts. The Borrowers may, from time to time on any Business Day occurring on and after the Closing Date, subject to the terms of this Section 2.2, voluntarily reduce the amount of any Commitment Amount on the Business Day so specified by the Borrowers; provided that all such reductions shall require at least three (3)

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Business Days’ prior written notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of One Hundred Thousand Dollars ($100,000) and in an integral multiple of Fifty Thousand Dollars ($50,000); provided, however, that if such notice is conditioned upon the effectiveness of other credit facilities or any incurrence or issuance of debt or equity, such notice may be revoked by the Borrowers (by notice to the Administrative Agent) if such credit facilities do not become effective or such other transaction does not close. Any optional or mandatory reduction of the Material Construction Contract LC Loan Commitment Amount, Shell PPA LC Loan Commitment, SCE PPA LC Loan Commitment or DSR LC Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Material Construction Contract LC Loan Commitment Amount, Shell PPA LC Loan Commitment, SCE PPA LC Loan Commitment or DSR LC Loan Commitment Amount below the Material Construction Contract LC Issuing Commitment Amount, Shell PPA LC Issuing Commitment Amount, SCE PPA LC Issuing Commitment Amount or DSR LC Issuing Commitment Amount, respectively, shall result in an automatic and corresponding reduction of the Material Construction Contract LC Issuing Commitment Amount, Shell PPA LC Issuing Commitment Amount, SCE PPA LC Issuing Commitment Amount and/or DSR LC Issuing Commitment Amount, as applicable, to an aggregate amount not in excess of the Material Construction Contract LC Loan Commitment Amount, Shell PPA LC Loan Commitment Amount, SCE PPA LC Loan Commitment Amount and/or DSR LC Loan Commitment Amount, as applicable, as so reduced; provided further, however, that (a) in no event shall a Borrower be permitted to reduce the Material Construction Contract LC Loan Commitments, Shell PPA LC Loan Commitments, SCE PPA LC Loan Commitments and DSR LC Loan Commitments below the sum of (i) with respect to Material Construction Contract LC Loan Commitments, the aggregate outstanding principal amount of all Material Construction Contract LC Loans of all Material Construction Contract LC Loan Lenders plus the aggregate Material Construction Contract LC Outstandings of all Material Construction Contract LC Loan Lenders, (ii) with respect to Shell PPA LC Loan Commitments, the aggregate outstanding principal amount of all Shell PPA LC Loans of all Shell PPA LC Loan Lenders plus the aggregate Shell PPA LC Outstandings of all Shell PPA LC Loan Lenders, (iii) (iii) with respect to SCE PPA LC Loan Commitments, the aggregate outstanding principal amount of all SCE PPA LC Loans of all SCE PPA LC Loan Lenders plus the aggregate SCE PPA LC Outstandings of all SCE PPA LC Loan Lenders and (iv) with respect to DSR LC Loan Commitments, the aggregate outstanding principal amount of all DSR LC Loans of all DSR LC Loan Lenders plus the aggregate DSR LC Outstandings of all DSR LC Loan Lenders, and (b) any such reduction of Material Construction Contract LC Commitments, Shell PPA LC Commitments, SCE PPA LC Commitments or DSR LC Commitments requires the written confirmation from an Authorized Officer of the applicable Borrower addressed to the Administrative Agent that such commitments or letter of credit is no longer required in accordance with the terms of the Material Project Documents, or because the DSR Requirement has otherwise been met, as applicable. In connection with any reduction or termination of any Commitment Amount hereunder, in the case of a reduction or termination of the Construction Loan Commitment or the TRABL Commitment, the applicable Borrower shall deliver a certificate of an Authorized Officer of the applicable Borrower addressed to the Administrative Agent certifying that, after giving effect to such reduction or termination of such Commitment Amount, the remaining Available Construction Loan Commitment and the Available TRABL Loan Commitment, together with funds on deposit in the Construction Account, are sufficient to

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pay the estimated remaining Total Project Costs and to achieve Term Conversion prior to the Term Conversion Deadline, which such certification shall be confirmed by the Independent Engineer.
SECTION 2.3    Borrowing Procedures; Funding Reliance.
SECTION 2.3.1    Construction Loans and Term Loans. (a) Subject to Section 2.1.1, Section 5.1 and Section 5.3, by delivering a Borrowing Request to the Administrative Agent on or before 12:00 p.m. on a Business Day (for Base Rate Loans) or a U.S. Government Securities Business Day (for SOFR Loans) occurring prior to the Construction Loan Commitment Termination Date, the Cape Phase 1 Borrower may from time to time irrevocably request that a Borrowing be made, in a minimum amount of One Million Dollars ($1,000,000) and an integral multiple of One Hundred Thousand Dollars ($100,000) or in the unused amount of the Construction Loan Commitment; provided that the Administrative Agent has received such request not later than 12:00 p.m. (i) not less than three (3) Business Days prior to the date of the requested Borrowing in the case of Base Rate Loans, or (ii) three (3) U.S. Government Securities Business Days prior to the date of the requested Borrowing in the case of SOFR Loans (or one (1) U.S. Government Securities Business Day prior to the date of the requested Borrowing in the case of a Borrowing on the Closing Date). Each such irrevocable request shall be made in the form of a Borrowing Request. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Loans requested by the Cape Phase 1 Borrower, and shall be made on the Business Day, in each case as specified in such Borrowing Request. If no election as to the Type of a Borrowing is specified in the applicable Borrowing Request, then the requested Borrowing shall be a Borrowing for SOFR Loans.
(b)    In the case of Construction Loans, as soon as reasonably practicable (but in no event later than 11:00 a.m.) on such Business Day specified in the Borrowing Request, each Lender that has a Construction Loan Commitment shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Construction Loan Percentage multiplied by the amount of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall, on or prior to 3:00 p.m. on such Business Day specified in the Borrowing Request, make such funds available to, or at the direction of, the Cape Phase 1 Borrower by wire transfer to the account that the Cape Phase 1 Borrower shall have specified in the Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.
(c)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to 3:00 p.m. on the Business Day prior to the Borrowing that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Construction Loan requested on the date of the applicable Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may (acting at the direction of the Required Lenders), in its discretion, but shall not be obligated to, make available to the Cape Phase 1 Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available to the

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Cape Phase 1 Borrower a corresponding amount, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the greater of (x) the Federal Funds Rate and (y) the customary rate set by the Administrative Agent for the correction of errors among banks. In the event that (i) the Administrative Agent declines to make a requested amount available to the Cape Phase 1 Borrower until such time as all applicable Lenders have made payment to the Administrative Agent, (ii) a Lender fails to fund to the Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement, and (iii) such Lender’s failure results in the Administrative Agent failing to make a corresponding amount available to the Cape Phase 1 Borrower on the date of such Borrowing, at the Administrative Agent’s (acting at the direction of the Required Lenders) option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Cape Phase 1 Borrower through and including the time of the Cape Phase 1 Borrower’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor (and the Administrative Agent has made available to the Cape Phase 1 Borrower a corresponding amount), the Administrative Agent shall promptly notify the Cape Phase 1 Borrower and the Cape Phase 1 Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the date of such Borrowing until the date such amount is paid to the Administrative Agent, at the greater of (x) the Federal Funds Rate and (y) the customary rate set by the Administrative Agent for the correction of errors among banks. Nothing in this Section 2.3 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Cape Phase 1 Borrower may have against any Lender as a result of any default by such Lender hereunder.
SECTION 2.3.2    [Reserved].
SECTION 2.3.3    TRABL Loans. (a) Subject to Section 2.1.3 and Section 5.3, by delivering a Borrowing Request to the Administrative Agent on or before 12:00 p.m. on a Business Day (for Base Rate Loans) or a U.S. Government Securities Business Day (for SOFR Loans) prior to the TRABL Commitment Termination Date, the WellCo Borrower may from time to time irrevocably request that a Borrowing be made, in a minimum amount of One Million Dollars ($1,000,000) and an integral multiple of One Hundred Thousand Dollars ($100,000) or in the unused amount of the TRABL Commitment; provided that the Administrative Agent has received such request not later than 12:00 p.m. (i) not less than three (3) Business Days prior to the date of the requested Borrowing in the case of Base Rate Loans, or (ii) three (3) U.S. Government Securities Business Days prior to the date of the requested Borrowing in the case of SOFR Loans (or one (1) U.S. Government Securities Business Day prior to the date of the requested Borrowing in the case of a Borrowing on the Closing Date); and provided further that the WellCo Borrower shall not be permitted to make a Borrowing Request for any TRABL Loan until the entire Construction Loan Commitment Amount has been borrowed. Each such irrevocable request shall be made in the form of a Borrowing Request. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Loans requested by the WellCo Borrower and shall be made on the Business Day or U.S. Government Securities Business Day, in each case as specified in such Borrowing Request. If no election as to the Type of a Borrowing is specified in the

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applicable Borrowing Request, then the requested Borrowing shall be a Borrowing for Base Rate Loans.
(b)    In the case of TRABL Loans, as soon as reasonably practicable (but in no event later than 11:00 a.m.) on such Business Day or U.S. Government Securities Business Day specified in the Borrowing Request, each Lender that has a TRABL Loan Commitment shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s TRABL Percentage multiplied by the amount of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall, on or prior to 3:00 p.m. on such Business Day or U.S. Government Securities Business Day specified in the Borrowing Request, make such funds available to, or at the direction of, the WellCo Borrower by wire transfer to the account that the WellCo Borrower shall have specified in the Borrowing Request. No Lender’s obligation to make any TRABL Loan shall be affected by any other Lender’s failure to make any TRABL Loan.
(c)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to 3:00 p.m. on the Business Day prior to the Borrowing that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s TRABL Loan requested on the date of the applicable Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may (acting at the direction of the Required Lenders), in its discretion, but shall not be obligated to, make available to the WellCo Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available to the WellCo Borrower a corresponding amount, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the greater of (x) the Federal Funds Rate and (y) the customary rate set by the Administrative Agent for the correction of errors among banks. In the event that (i) the Administrative Agent declines to make a requested amount available to the WellCo Borrower until such time as all applicable Lenders have made payment to the Administrative Agent, (ii) a Lender fails to fund to the Administrative Agent all or any portion of the TRABL Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement, and (iii) such Lender’s failure results in the Administrative Agent failing to make a corresponding amount available to the WellCo Borrower on the date of such Borrowing, at the Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s TRABL Loans for the period commencing with the time specified in this Agreement for receipt of payment by the WellCo Borrower through and including the time of the WellCo Borrower’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor (and the Administrative Agent has made available to the WellCo Borrower a corresponding amount), the Administrative Agent shall promptly notify the WellCo Borrower and the WellCo Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the date of such Borrowing until the date such amount is paid to the Administrative Agent, at the greater of (x) the Federal Funds Rate and (y) the customary rate set by the Administrative Agent for the correction of errors among banks. Nothing in this Section 2.3 shall be deemed to relieve any

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Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the WellCo Borrower may have against any Lender as a result of any default by such Lender hereunder.
SECTION 2.4    Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 p.m. on a Business Day, a Borrower may from time to time irrevocably elect, on not less than one (1) Business Day’s notice in the case of Base Rate Loans, or three (3) U.S. Government Securities Business Days’ notice in the case of SOFR Loans, that all, or any portion be, in the case of Base Rate Loans, converted into SOFR Loans, or be, in the case of SOFR Loans, converted into Base Rate Loans or continued as SOFR Loans; provided that no SOFR Loan may be converted into a Base Rate Loan on any date other than the Quarterly Payment Date of such SOFR Loan. In the absence of the delivery of a Continuation/Conversion Notice with respect to any SOFR Loan, at least three (3) U.S. Government Securities Business Days before the Quarterly Payment Date with respect thereto, any such SOFR Loan shall, on such last day, automatically be continued as a SOFR Loan; provided, however, that (a) each such conversion or continuation shall be prorated among the applicable outstanding Loans of all Lenders that have made such Loans, and (b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, SOFR Loans when any Event of Default has occurred and is continuing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as such Event of Default is continuing, unless repaid as provided herein, each SOFR Loan shall automatically be converted to a Base Rate Loan immediately.
SECTION 2.5    Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert SOFR Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such SOFR Loan; provided, however, that such SOFR Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such SOFR Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.
SECTION 2.6    Letters of Credit Issuance Procedures.
SECTION 2.6.1    Issuance Procedures.
(a)    By delivering to the Administrative Agent and the applicable LC Issuer an Issuance Request and to the extent required by the applicable LC Issuer, delivering to the applicable LC Issuer (with a copy to the Administrative Agent) a completed Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the applicable Borrower, on or before 1:00 p.m. on a Business Day, the applicable Borrower, for itself or on behalf of its applicable Subsidiary, may from time to time irrevocably request on not less than five (5) (or, in the case of a Letter of Credit to be issued on the Closing Date, two (2)) Business Days’ notice, in the case of an initial issuance of a Letter of Credit, and not less than five (5) Business Days’ prior notice, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit (in each case, unless a shorter notice period is agreed to by the applicable LC Issuer, in its sole discretion), that an LC Issuer issue, or extend the Stated Expiry Date of,

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Letters of Credit, solely for the purposes described in Section 7.8; provided the applicable Borrower shall, in such Issuance Request, request each LC Issuer to issue each applicable Letter of Credit pro rata with such LC Issuer’s applicable LC Issuing Commitment.
(b)    Each such Letter of Credit issued in accordance with this Section 2.6 shall have (i) an expiry date that is the earlier of (x) twelve (12) months from the date of issuance of such Letter of Credit or such longer period as may be agreed to by the applicable LC Issuer and (y) the earlier of (A) in the case of each Material Construction Contract Letter of Credit issued by an Material Construction Contract LC Issuer, the Material Construction Contract LC Loan Commitment Termination Date, (B) in the case of each Shell PPA Letter of Credit issued by a Shell PPA LC Issuer, the Shell PPA LC Loan Commitment Termination Date, (C) in the case of each SCE PPA Letter of Credit issued by an SCE PPA LC Issuer, the SCE PPA LC Loan Commitment Termination Date and (D) in the case of DSR Letters of Credit issued by each DSR LC Issuer, the DSR LC Loan Commitment Termination Date; and (ii) automatic extension provisions (if requested by a Borrower) for additional periods of up to twelve (12) months or such longer period as agreed to by the applicable LC Issuer; provided that any such Letter of Credit must permit the applicable LC Issuer to prevent any such extension at least once per annum (commencing with the date of issuance of such Letter of Credit) by giving notice to the beneficiary (with a copy to the applicable Borrower and the Administrative Agent, if requested to do so by the Borrower or the Administrative Agent) thereof in accordance with such Letter of Credit; provided further that notwithstanding the foregoing, the final expiry date of any such Letter of Credit shall not occur after (w) in the case of the Material Construction Contract Letters of Credit issued by each Material Construction Contract LC Issuer, the date that is five (5) Business Days prior to the earlier of the Material Construction Contract LC Loan Maturity Date and the Material Construction Contract LC Loan Commitment Termination Date, (x) in the case of the Shell PPA Letters of Credit issued by each Shell PPA LC Issuer, the date that is five (5) Business Days prior to the earlier of the Shell PPA LC Loan Maturity Date and the Shell PPA LC Loan Commitment Termination Date, (y) in the case of the SCE PPA Letters of Credit issued by each SCE PPA LC Issuer, the date that is five (5) Business Days prior to the earlier of the SCE PPA LC Loan Maturity Date and the SCE PPA LC Loan Commitment Termination Date, and (z) in the case of DSR Letters of Credit issued by each DSR LC Issuer, the date that is five (5) Business Days prior to the earlier of the DSR LC Loan Maturity Date and the DSR LC Loan Commitment Termination Date.
(c)    Notwithstanding anything to the contrary in this Section 2.6, (i) any Letter of Credit may expire after the date referred to in paragraph (b) above to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable LC Issuer and (ii) no LC Loan Lender shall be required to fund participations in any Letter of Credit after its applicable LC Loan Maturity Date. Any automatic extension provided under paragraph (b) above shall not be considered a Borrowing hereunder or otherwise be subject to the conditions set forth in Section 5.3. Notwithstanding anything herein to the contrary, no LC Issuer shall be required to permit any automatic renewal of any applicable Letter of Credit if a Default or Event of Default has occurred and is continuing.
(d)    Each LC Issuer will use reasonable efforts to issue Letters of Credit in substantially the form provided by the beneficiary of such Letter of Credit to the extent such form is consistent with such LC Issuer’s customary practices and internal policies and

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procedures, consistently applied. Unless otherwise expressly agreed by the applicable LC Issuer and the applicable Borrower, when a Letter of Credit is issued, the ISP Rules shall apply to each standby Letter of Credit and as to all matters not governed thereby, the laws of the State of New York shall apply to such matters. Notwithstanding the foregoing, no LC Issuer shall be responsible to a Borrower for, and such LC Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such LC Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Applicable Laws or any order of a jurisdiction where such LC Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Applicable Laws or practice rules. Each LC Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues. No LC Issuer will be required to issue a Letter of Credit if the issuance of such Letter of Credit would violate one or more policies of such LC Issuer applicable to letters of credit generally.
(e)    Notwithstanding anything in this Section 2.6 to the contrary, each LC Issuer or any of its Affiliates: (i) shall not be obligated to issue any commercial trade or direct pay (as opposed to standby) Letter of Credit, (ii) shall only be required to issue Letters of Credit in Dollars, (iii) shall not be required to issue a Letter of Credit without a final expiry date, which final expiry date shall be determined in accordance with the preceding clause (b), and (iv) shall not be obligated to issue any letters of credit to Persons outside of the United States.
SECTION 2.6.2    Participations. Immediately upon the issuance of each Letter of Credit (or an increase in the Stated Amount thereof) by the relevant LC Issuer, and without further action, (a) each Material Construction Contract LC Loan Lender that has committed to participate in such Letter of Credit shall be deemed to have irrevocably and unconditionally purchased, and hereby agrees to irrevocably and unconditionally purchase, from the applicable Material Construction Contract LC Issuer, a participation in the Material Construction Contract Letter of Credit issued by such Material Construction Contract LC Issuer under its Material Construction Contract LC Tranche and any drawings honored thereunder in an amount equal to such Material Construction Contract LC Loan Lender’s Material Construction Contract LC Percentage of the Stated Amount under such Material Construction Contract Letter of Credit, (b) each Shell PPA LC Loan Lender that has committed to participate in such Letter of Credit shall be deemed to have irrevocably and unconditionally purchased, and hereby agrees to irrevocably and unconditionally purchase, from the applicable Shell PPA LC Issuer, a participation in the Shell PPA Letter of Credit issued by such Shell PPA LC Issuer under its Shell PPA LC Tranche and any drawings honored thereunder in an amount equal to such Shell PPA LC Loan Lender’s Shell PPA LC Percentage of the Stated Amount under such Shell PPA Letter of Credit, (c) each SCE PPA LC Loan Lender that has committed to participate in such Letter of Credit shall be deemed to have irrevocably and unconditionally purchased, and hereby agrees to irrevocably and unconditionally purchase, from the applicable SCE PPA LC Issuer, a participation in the SCE PPA Letter of Credit issued by such SCE PPA LC Issuer under its SCE PPA LC Tranche and any drawings honored thereunder in an amount equal to such SCE PPA LC Loan Lender’s SCE PPA LC Percentage of the Stated Amount under such SCE PPA Letter of Credit and (d) each DSR LC Loan Lender that has committed to participate

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in such Letter of Credit shall be deemed to have irrevocably and unconditionally purchased, and hereby agrees to irrevocably and unconditionally purchase, from the applicable DSR LC Issuer, a participation in the DSR Letter of Credit issued by such DSR LC Issuer under its respective DSR LC Tranche and any drawings honored thereunder in an amount equal to such DSR LC Loan Lender’s DSR LC Percentage of the Stated Amount under such DSR Letter of Credit.
SECTION 2.6.3    Disbursements. (a) The applicable LC Issuer will notify the applicable Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such LC Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made (each such payment, a “Disbursement”). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable LC Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit and shall notify the applicable Borrower of the making of such payment. Prior to 1:00 p.m. on the Business Day immediately following the Disbursement Date, the applicable Borrower will reimburse such LC Issuer, for all amounts which such LC Issuer has disbursed under such Letter of Credit. Without limiting in any way the foregoing or the provisions of clause (b) below, and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the applicable Borrower hereby acknowledges and agrees that it shall be obligated to reimburse each LC Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder, regardless of whether or not the notice of payment by the applicable LC Issuer is delivered as described above, or at all.
(b)    Subject to Section 2.6.2, in the event a Disbursement with respect to a Letter of Credit is not reimbursed by the applicable Borrower in accordance with the terms of clause (a), (i) unless the applicable Borrower shall have notified the Administrative Agent and the applicable LC Issuer prior to 10:00 a.m. (New York City time) on the Business Day immediately following the applicable Disbursement Date that such Borrower intends to reimburse such LC Issuer for such Disbursement with funds other than the proceeds of LC Loans (as defined below), such Borrower shall be deemed to have given a timely Borrowing Request to the Administrative Agent requesting the LC Loan Lenders with LC Loan Commitments under the applicable LC Tranche to make Base Rate Loans (each, an “LC Loan”) on the date of such Disbursement in an amount in Dollars equal to the amount of such Disbursement (subject to a Borrower’s right under Section 2.4 to convert Base Rate Loans to SOFR Loans), which unless an Event of Default under Section 9.1.9 (applicable to the Borrowers) has occurred and is continuing, shall be deemed to be funded by the applicable LC Loan Lenders on the date such Disbursement is made in Base Rate Loans corresponding to the amount of the Disbursement and (ii) to the extent such LC Issuer has potential Fronting Exposure with respect to such Letter of Credit, unless an Event of Default under Section 9.1.9 (applicable to the Borrowers) has occurred and is continuing and notwithstanding anything to the contrary contained in Section 2.3, each LC Loan Lender with LC Loan Commitments under the applicable LC Tranche shall, on the date of such Disbursement in satisfaction of its participation therein, make LC Loans on a pro rata basis, that are Base Rate Loans in the amount of the Disbursement, the proceeds of which shall be paid directly to such LC Issuer; provided that, if for any reason proceeds of LC Loans are not received by such LC Issuer on the date of such Disbursement in an amount equal to the amount of the Disbursement, the applicable Borrower shall reimburse such LC Issuer, on demand, in an amount in same day

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funds equal to the excess of the amount of such Disbursement over the aggregate amount of such LC Loans, if any, which are so received.
SECTION 2.6.4    Reimbursement. The obligation (a “Reimbursement Obligation”) of a Borrower under Section 2.6.3 to reimburse an LC Issuer with respect to each Disbursement (including interest thereon) and each applicable LC Loan Lender’s obligation under Section 2.6.2 to pay to the applicable LC Issuer its applicable LC Percentage of any drawing under a Letter of Credit shall be absolute, irrevocable and unconditional under any and all circumstances, including any of the following circumstances: (a) any lack of validity or enforceability of any Letter of Credit or this Agreement or any of the other Loan Documents, or any term or provision therein, (b) any documents presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (c) payment by an LC Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (d) any amendment or waiver of or any consent to departure from all or any terms of any of the relevant Transaction Documents, (e) the occurrence of a Default or Event of Default, (f) the existence of any claim of setoff, counterclaim or defense to payment which a Borrower or such Lender may have or have had against such LC Issuer or any other Lender or any other Person, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit or any discharge of a Borrower or any other Loan Party, (g) any breach of contract or dispute among or between a Borrower, an LC Loan Lender, the Administrative Agent, any Lender or any other Person, (h) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any Disbursement or any other act or omission of such beneficiary in connection with such Letter of Credit, (i) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Agreement or any of the other Loan Documents, or (j) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.6.4, constitute a legal or equitable discharge of, or provide a right of setoff against, a Borrower’s obligations hereunder or an LC Loan Lender’s obligation hereunder; provided, however, that after paying in full its Reimbursement Obligation hereunder or paying its applicable Percentage of any drawing under a Letter of Credit, as the case may be, nothing herein shall adversely affect the right of a Borrower or such LC Loan Lender, as the case may be, to commence any proceeding against such LC Issuer for any direct damages resulting from any wrongful Disbursement made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such LC Issuer (as determined by a final and non-appealable decision of a court of competent jurisdiction). The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable LC Issuer (as determined by a final and non-appealable decision of a court of competent jurisdiction), such LC Issuer shall be deemed to have exercised care in each such determination and each refusal to issue a Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties hereto agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable LC Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, or refuse to accept and

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make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the applicable Borrower and each LC Loan Lender shall remain in full force and effect until the LC Issuer and the LC Loan Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to such Letter of Credit.
SECTION 2.6.5    Deemed Disbursements.
(a)    (x) Upon the occurrence and during the continuation of any Default or Event of Default under Section 9.1.9 or (y) at the direction of the Required Lenders, by written notice to the Borrowers pursuant to Section 9.3:
(i)    the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrowers or any other Person, be deemed to have been paid or disbursed by the LC Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed);
(ii)    the Borrowers shall be immediately obligated to reimburse each applicable LC Issuer for the amount in fact paid or disbursed by such LC Issuer; and
(iii)    the Borrowers shall be immediately obligated to deposit with (or for the benefit of) each LC Issuer an amount equal to one hundred and two percent (102%) of the amount deemed to have been paid or disbursed (and not in fact paid or disbursed) by such LC Issuer pursuant to the preceding clause (i).
(b)    Amounts payable by a Borrower pursuant to Section 2.6.5(a)(iii) shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived, the Administrative Agent shall return to the Borrowers all amounts then on deposit with the Administrative Agent pursuant to this Section (together with any interest accrued thereon) which have not been applied to the satisfaction of the Reimbursement Obligations.
SECTION 2.6.6    Nature of Reimbursement Obligations. The Borrowers, each other Obligor and, to the extent set forth in Section 2.6.2, each LC Loan Lender, as applicable, shall assume all risks of the acts, omissions or misuse of any applicable Letter of Credit by the beneficiary thereof. No LC Issuer shall be responsible for, and the Reimbursement Obligations of the Borrowers, each other Loan Party and the LC Loan Lenders shall not be affected by:
(a)    the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

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(b)    the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;
(c)    failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;
(d)    errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise;
(e)    any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit;
(f)    any adverse change in the business, operations, properties, assets, conditions (financial or otherwise) or prospects of a Borrower or any other Loan Party;
(g)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or any other Loan Party; or
(h)    the fact that an Event of Default or Default shall have occurred and be continuing.
None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any LC Issuer or any LC Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by any LC Issuer in good faith (and not constituting gross negligence or willful misconduct (as determined by a final and non-appealable decision of a court of competent jurisdiction)) shall not put any LC Issuer under any resulting liability to any Loan Party or any Credit Party, as the case may be.
SECTION 2.6.7    Separate Treatment of each LC Tranche. Each LC Tranche of LC Issuing Commitments shall be separate and independent of each other LC Tranche of LC Issuing Commitments and no LC Issuer or LC Loan Lender shall have any commitment, exposure or other obligation in respect of any LC Tranche other than the LC Tranches identified in respect thereof in Schedule II, subject to any assignment, adjustment or reduction pursuant to the terms and conditions hereof.
SECTION 2.7    Register; Notes. The Register shall be maintained on the following terms:
(a)    Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal, interest and fees payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (c) below, execution and delivery of a Note evidencing the Loans made by such Lender to a Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers

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absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any Obligations of any Loan Party.
(b)    Each Borrower hereby designates the Administrative Agent to serve as the Borrowers’ agent, solely for the purpose of this clause, to maintain, and the Administrative Agent shall maintain at one of its offices in the United States, a register (the “Register”) on which the Administrative Agent will record each Lender’s Commitments, the principal amounts (and stated interest) of the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 11.11. Failure to make any recordation, or any error in such recordation, shall not affect a Borrower’s obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (c) below the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender’s Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender’s Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof and the compliance by the parties thereto with the other applicable requirements of Section 11.11. No assignment or transfer of a Lender’s Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section 2.7(b). The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(c)    Each applicable Borrower agrees that, upon the written request of the Administrative Agent (at the direction of any Lender), the applicable Borrower will execute and deliver to such Lender, as applicable, a Construction Loan Note evidencing the Construction Loans, a TRABL Loan Note evidencing the TRABL Loans, a Term Loan Note evidencing the Term Loans, a Material Construction Contract LC Note evidencing Material Construction Contract LC Loans, a Shell PPA LC Note evidencing Shell PPA LC Loans, an SCE PPA LC Note evidencing SCE PPA LC Loans or a DSR LC Note evidencing DSR LC Loans made by such Lender. Each applicable Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and the Quarterly Payment Date applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any Obligations of any Loan Party. A Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 11.11.

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ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
SECTION 3.1    Repayments and Prepayments; Application. Each Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.
SECTION 3.1.1    Repayments.
(a)    Construction Loans. The Cape Phase 1 Borrower shall repay to the Administrative Agent (for the ratable account of the Construction Loan Lenders) in full the then outstanding principal amount of the Construction Loans on the Construction Loan Maturity Date (including through conversion to Term Loans in accordance with Section 2.1.2(a)), together with all interest, fees, and all other Obligations then accrued in respect of the Construction Loans.
(b)    TRABL Loans. The WellCo Borrower shall repay to the Administrative Agent (for the ratable account of the TRABL Lenders) in full the then outstanding principal amount of the TRABL Loans on the TRABL Maturity Date, together with all interest, fees, and all other Obligations then accrued in respect of the TRABL Loans.
(c)    LC Loans. Each applicable Borrower shall repay to the Administrative Agent (for the ratable account of the LC Loan Lenders) in full the unpaid principal amount of each LC Loan upon the applicable Stated Maturity Date therefor.
(d)    Term Loans.
(i)    On each Term Loan Principal Payment Date, the Cape Phase 1 Borrower shall repay an amount equal to the applicable principal amount of the Term Loans set forth opposite such Term Loan Principal Payment Date on the Amortization Schedule.
(ii)    Any remaining interest, fees, and all other Obligations then accrued in respect of the Term Loans, if any, shall be due and payable on the Term Loan Maturity Date.
SECTION 3.1.2    Voluntary Prepayments. Voluntary prepayments of the Loans may be made as set forth below.
(a)    From time to time on any Business Day, the Borrowers may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided that:
(i)    any prepayment of Construction Loans is to be applied pro rata among the Construction Loans so prepaid of the same Type of all Lenders that have made such Construction Loans (to be applied as set forth in Section 3.1.4);
(ii)    any prepayment of TRABL Loans is to be applied pro rata among the TRABL Loans so prepaid of the same Type of all Lenders that have made such TRABL Loans (to be applied as set forth in Section 3.1.4);

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(iii)    any prepayment of Material Construction Contract LC Loans is to be applied pro rata among the Material Construction Contract LC Loans so prepaid of the same Type of all Material Construction Contract LC Loan Lenders that have made such Material Construction Contract LC Loans (to be applied as set forth in Section 3.1.4);
(iv)    any prepayment of Shell PPA LC Loans is to be applied pro rata among the Shell PPA LC Loans so prepaid of the same Type of all Shell PPA LC Loan Lenders that have made such Shell PPA LC Loans (to be applied as set forth in Section 3.1.4);
(v)    any prepayment of SCE PPA LC Loans is to be applied pro rata among the SCE PPA LC Loans so prepaid of the same Type of all SCE PPA LC Loan Lenders that have made such SCE PPA LC Loans (to be applied as set forth in Section 3.1.4);
(vi)    any prepayment of DSR LC Loans is to be applied pro rata among the DSR LC Loans so prepaid of the same Type of all DSR LC Loan Lenders that have made such DSR LC Loans (to be applied as set forth in Section 3.1.4); and
(vii)    any prepayment of Term Loans is to be applied pro rata among the Term Loans so prepaid of the same Type of all Lenders that have made such Term Loans (to be applied as set forth in Section 3.1.4).
(b)    All such voluntary prepayments shall require at least one (1) Business Day (and at least three (3) U.S. Government Securities Business Days in the case of SOFR Loans) irrevocable prior written notice to the Administrative Agent (provided that, if a notice is conditioned upon the effectiveness of other credit facilities or any incurrence or issuance of debt or equity, such notice may be revoked by a Borrower (by written notice to the Administrative Agent) if such credit facilities do not become effective or such other transaction does not close, subject to the obligations of the Borrowers under Section 4.4); and
(c)    Voluntary prepayments of any Loans shall be in an aggregate minimum amount of One Million Dollars ($1,000,000) and, in each case, an integral multiple of One Hundred Thousand Dollars ($100,000).
SECTION 3.1.3    Mandatory Prepayments. Mandatory prepayments of the Loans shall be made as set forth below.
(a)    As of the date when the sum of (i) the aggregate outstanding principal amount of all Material Construction Contract LC Loans and (ii) the aggregate amount of all Material Construction Contract LC Outstandings exceeds the Material Construction Contract LC Loan Commitment Amount, the applicable Borrower shall make a mandatory prepayment of Material Construction Contract LC Loans and, if required under Section 2.6.5, Cash Collateralize all Material Construction Contract LC Outstandings, in an amount equal to such excess.
(b)    As of the date when the sum of (i) the aggregate outstanding principal amount of all Shell PPA LC Loans and (ii) the aggregate amount of all Shell PPA LC Outstandings exceeds the Shell PPA LC Loan Commitment Amount, the applicable Borrower shall make a mandatory prepayment of Shell PPA LC Loans and, if required under Section 2.6.5, Cash Collateralize all Shell PPA LC Outstandings, in an amount equal to such excess.

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(c)    As of the date when the sum of (i) the aggregate outstanding principal amount of all DSR LC Loans and (ii) the aggregate amount of all DSR LC Outstandings exceeds the DSR LC Loan Commitment Amount, the applicable Borrower shall make a mandatory prepayment of DSR LC Loans and, if required under Section 2.6.5, Cash Collateralize all DSR LC Outstandings, in an amount equal to such excess.
(d)    No later than ten (10) Business Days following the receipt by any Loan Party of any Net Debt Proceeds, the applicable Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Debt Proceeds available, and make a mandatory prepayment of the Loans in an amount equal to such Net Debt Proceeds, to be applied as set forth in Section 3.1.4.
(e)    The applicable Borrower shall make a mandatory prepayment with proceeds available pursuant to Section 3.05 (Extraordinary Proceeds Account) of the Depositary Agreement to be applied as set forth in Section 3.1.4.
(f)    No later than ten (10) Business Days following the receipt by any Loan Party of the proceeds of any Project Document Claim in excess of $300,000, the applicable Borrower shall deliver to the Administrative Agent a calculation of the amount of such Project Document Claim proceeds and make a mandatory prepayment of the Loans in an amount equal to such Project Document Claim proceeds, to be applied as set forth in Section 3.1.4.
(g)    No later than ten (10) Business Days following the receipt by any Obligor of any Tax Credit Policy Proceeds, the applicable Borrower shall deliver to the Administrative Agent a calculation of the amount of such proceeds available, and the applicable Borrower shall make a mandatory prepayment of the Loans in an amount equal to such Tax Credit Policy Proceeds, to be applied as set forth in Section 3.1.4.
(h)    No later than ten (10) Business Days following the receipt by any Loan Party of any Net Disposition Proceeds, the applicable Borrower shall deliver to the Administrative Agent a calculation of the amount of such proceeds available, and the applicable Borrower shall make a mandatory prepayment of the Loans in an amount equal to such Net Disposition Proceeds, to be applied as set forth in Section 3.1.4.
(i)    No later than one (1) Business Day following the receipt by any Loan Party of any distribution of ITC Transfer Proceeds on an ITC Transfer Funding Date, the WellCo Borrower shall make a mandatory prepayment of the TRABL Loans in an amount equal to one hundred percent (100%) of the ITC Transfer Proceeds received by any Loan Party.
(j)    On a Term Loan Principal Payment Date, if the Cape Phase 1 Borrower fails to satisfy the Distribution Conditions (Post Conversion Date) for the Measurement Period (other than as determined in accordance with clause (a) of the definition of “Measurement Period”) immediately preceding such Term Loan Principal Payment Date, the Cape Phase 1 Borrower shall prepay the Loans with amounts that have been on deposit in the Distribution Suspense Account for such Measurement Period, to be applied as set forth in Section 3.1.4.
(k)    On the Conversion Date, the Borrowers shall make a mandatory prepayment of the Construction Loans, if the Conversion Date Borrower Model demonstrates that the aggregate

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principal amount of the outstanding Construction Loans exceeds the Available Term Loan Capacity, the Borrowers shall prepay the Loans, on a pro rata basis, in an amount that causes the aggregate principal amount of such Loans to be less than or equal to the Available Term Loan Capacity calculated as of the Conversion Date.
(l)    In the event that no PTCs are sold during any calendar quarter after the Conversion Date (such period, a “Transfer Quarter”) or fewer PTCs are sold in any Transfer Year (as defined in the PTC Transfer Agreement) than the Annual PTC Floor (as defined in the PTC Transfer Agreement) for such Transfer Year) by the date that is sixty (60) days following the expiration of such period, in each case solely due to any failure by the Cape Phase I Pledgor to achieve the applicable conditions precedent required for the PTC Transferee to pay the PTC Transfer Proceeds for the PTCs generated by the GenCo Facilities during such period (other than the condition precedent set forth in Section 2.4(j)(v) of the PTC Transfer Agreement), then no later than five (5) Business Days thereafter, the Cape Phase 1 Borrower shall update the then-current Borrower Model, to the reasonable satisfaction of the Required Lenders to account for such reduced PTC Transfer Proceeds going forward, and shall make a mandatory prepayment of the Term Loans in an amount that causes the aggregate principal amount of the Term Loans to be less than or equal to the Available Term Loan Capacity.
(m)    In the event that the Annual PTC Floor (as defined in the PTC Transfer Agreement) is reduced pursuant to the proviso in Section 2.1 of the PTC Transfer Agreement, then no later than five (5) Business Days thereafter, the Cape Phase 1 Borrower shall update the then-current Borrower Model, to the reasonable satisfaction of the Required Lenders, to account for such reduced PTC Transfer Proceeds going forward, and shall make a mandatory prepayment of the Loans in an amount that causes the aggregate principal amount of the Term Loans to be less than or equal to the Available Term Loan Capacity.
(n)    As of the date when the sum of (i) the aggregate outstanding principal amount of all SCE PPA LC Loans and (ii) the aggregate amount of all SCE PPA LC Outstandings exceeds the SCE PPA LC Loan Commitment Amount, the applicable Borrower shall make a mandatory prepayment of SCE PPA LC Loans and, if required under Section 2.6.5, Cash Collateralize all SCE PPA LC Outstandings, in an amount equal to such excess.
Each prepayment of any Loans made by the Borrowers pursuant to Section 3.1.2 and this Section 3.1.3 shall be made together with (x) accrued and unpaid interest to the date of such prepayment on the principal amount prepaid if any such prepayment is a full prepayment of the Loans; provided that accrued and unpaid interest for any partial prepayment of the Loans shall be paid on the next Quarterly Payment Date following the applicable date of prepayment, and (y) any amounts owing pursuant to Section 4.4. For the avoidance of doubt, no premium or penalty shall be required in connection with the mandatory prepayment of any Loans. The Borrowers shall give prior written notice of any mandatory prepayment required under Section 3.1.3(d), (e), (f), (g), (h), and (i); provided that the failure to give such notice shall not relieve a Borrower of its obligation to make such mandatory prepayments on or prior to the dates set forth in such clauses (d), (e), (f), (g), (h), and (i), and the Borrower shall be permitted to make such mandatory prepayments on or prior to such dates. No amounts paid or prepaid with respect to TRABL Loans, Construction Loans or Term Loans may be reborrowed.

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SECTION 3.1.4    Application. Amounts prepaid pursuant to Section 3.1.2, and Section 3.1.3 shall be applied as set forth in this Section 3.1.4.
(a)    Each prepayment of Construction Loans and Term Loans made pursuant to Section 3.1.2(a) shall be applied to the remaining amortization payments (including, for the avoidance of doubt, the final payments on the Construction Loan Maturity Date or Term Loan Maturity Date, as applicable) of the Construction Loan and the Term Loans in inverse order of maturity or pro rata, at the applicable Borrower’s sole discretion.
(b)    Each prepayment of the Loans made pursuant to Section 3.1.3(d), Section 3.1.3(e), Section 3.1.3(f), Section 3.1.3(g) (solely to the extent such Tax Credit Policy Proceeds were received in respect of a claim arising in connection with the PTC Loss Insurance Policy), Section 3.1.3(h), Section 3.1.3(j), Section 3.1.3(k), Section 3.1.3(l) and Section 3.1.3(m), shall be applied (i) first, pro rata to the prepayment of the outstanding principal amount of all Construction Loans or Term Loans, as applicable, regardless of what Type (with the amount of such prepayment of Construction Loans or Term Loans, as applicable, being applied to the remaining amortization payments (including, for the avoidance of doubt, the final payment on the Construction Loan Maturity Date or Term Loan Maturity Date, as applicable) of the Construction Loans or the Term Loans, as applicable, on a pro rata basis), (ii) second, pro rata to the ratable prepayment of all outstanding Material Construction Contract LC Loans, Shell PPA LC Loans, SCE PPA LC Loans and DSR LC Loans regardless of what Type (with a corresponding reduction of Material Construction Contract LC Commitments, Shell PPA LC Commitments, SCE PPA LC Commitments and DSR LC Commitments, respectively), (iii) third, pro rata to the ratable prepayment of all outstanding TRABL Loans regardless of what Type, (iv) fourth, to the Cash Collateralization of any outstanding Letters of Credit (and thereafter the Material Construction Contract LC Commitments, Shell PPA LC Commitments, SCE PPA LC Commitments and the DSR LC Commitments shall be permanently reduced in an amount equal to any proceeds remaining after giving effect to the foregoing) and (vi) fifth, any amount remaining (the “Reduction Amount”) may be retained by the applicable Borrower; provided that each prepayment of the Loans made pursuant to Section 3.1.3(i) and Section 3.1.3(g) (solely to the extent such Tax Credit Policy Proceeds were received in respect of a claim arising in connection with the ITC Loss Insurance Policy) shall be applied pro rata solely to the ratable prepayment of all outstanding TRABL Loans regardless of the Type of such Loans, provided further that prior to the repayment in full of the Construction Loans or the Term Loans, as applicable, no reduction shall be required in respect of the LC Loan Commitments as a result of any prepayment pursuant to Section 3.1.2 and Section 3.1.3. For the avoidance of doubt, proceeds so applied to prepay the principal amount of a Loan shall also be used for the payment of (x) accrued and unpaid interest to the date of such prepayment on the principal amount prepaid if any such prepayment is a full prepayment of the Loans; provided that accrued and unpaid interest for any partial prepayment of the Loans shall be paid on the next Quarterly Payment Date following the applicable date of prepayment, and (y) any amounts owing pursuant to Section 4.4.
(c)    If a Borrower makes any prepayment of the Loans pursuant to Section 3.1.2(a), Section 3.1.3(d), Section 3.1.3(e), Section 3.1.3(f), Section 3.1.3(h), Section 3.1.3(g), Section 3.1.3(i), Section 3.1.3(j), or Section 3.1.3(k), within five (5) Business Days of such prepayment, such Borrower shall update the then-current Borrower Model or Conversion Date Borrower

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Model, as applicable, to reflect the prepayment of such Loans, in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 3.2    Interest Provisions. Interest on the outstanding principal amount of the Loans and Reimbursement Obligations shall accrue and be payable in accordance with the terms set forth below.
SECTION 3.2.1    Rates; Fees. (a) The Loans comprising a Borrowing shall accrue interest at a rate per annum:
(i)    on that portion of any Borrowing maintained from time to time as a Base Rate Loan, equal to the sum of the Adjusted Base Rate from time to time in effect plus the Applicable Margin; and
(ii)    on that portion of any Borrowing maintained as a SOFR Loan, equal to the sum of Daily Compounded SOFR plus the Applicable Margin.
(b)    The Borrowers agree to pay to the LC Issuers, with respect to any Reimbursement Obligations, interest on such Reimbursement Obligations in respect of each honored drawing under a Letter of Credit from the date such drawing is honored to but excluding the date such Reimbursement Obligation is reimbursed by or on behalf of a Borrower at a rate equal to, for the period from the date such drawing is honored to but excluding the applicable date of reimbursement of such Reimbursement Obligation, the rate of interest otherwise payable hereunder with respect to Material Construction Contract LC Loans, Shell PPA LC Loans, SCE PPA LC Loans and DSR LC Loans, as applicable, that are Base Rate Loans; provided that, if a drawing under a Letter of Credit is not reimbursed by a Borrower when due or financed by an LC Loan pursuant to Section 2.6.2(b), then such Borrower’s Reimbursement Obligation with respect to such drawing shall be due and payable on demand (together with interest) and shall bear interest as provided in Section 3.2.2.
(c)    If on any day a Loan is outstanding with respect to which a Borrowing Request or Continuation/Conversion Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.
SECTION 3.2.2    Post-Default Rates. After the date any principal amount of any Loan is due and payable (whether on any Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of a Borrower shall have become due and payable, such Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a) in the case of overdue principal or overdue interest on any Loan, the rate of interest that otherwise would be applicable to such Loan plus two percent (2.00%) per annum; (b) in the case of overdue Reimbursement Obligations, the rate of interest that otherwise would be applicable to such Reimbursement Obligation plus two percent (2.00%) per annum; and (c) in the case of overdue fees, and other monetary Obligations (other than those covered by clauses (a) and (b) hereof), the Adjusted Base Rate, plus the Applicable Margin for Construction Loans or Term Loans accruing interest at the Adjusted Base Rate, plus two percent (2.00%) per annum.

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SECTION 3.2.3    Payment Dates. Interest accrued on each Loan shall be payable in arrears, without duplication:
(a)    on the Stated Maturity Date therefor;
(b)    on the date of any payment or prepayment, in whole or in part, of the principal outstanding on any Loan, on the principal amount so paid or prepaid;
(c)    with respect to Base Rate Loans and SOFR Loans, on each Quarterly Payment Date;
(d)    with respect to any Base Rate Loans converted into SOFR Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and
(e)    immediately upon a Commitment Termination Event.
Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.
SECTION 3.2.4    Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days (or in the case of interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Base Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan, other than any Loan that bears interest based on Daily Compounded SOFR, shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. All interest hereunder on any Loan that bears interest based on Daily Compounded SOFR shall be computed as of any applicable date of determination on a daily basis based upon (x) the outstanding principal amount of such Loan as of such date of determination plus (y) the accrued, unpaid interest on such Loan attributable to Daily Compounded SOFR (and not, for the avoidance of doubt, attributable to the Applicable Margin) as of the immediately preceding U.S. Government Securities Business Day. The applicable Adjusted Base Rate or Daily Compounded SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 3.3    Fees. Each Borrower agrees to pay the fees set forth below.
SECTION 3.3.1    Material Construction Contract LC Loan Lender Commitment Fees. The Cape Phase 1 Borrower agrees to pay to the Administrative Agent for the ratable account of each Material Construction Contract LC Loan Lender, a commitment fee in a per annum amount equal to (a) thirty percent (30%) of the Applicable Margin for Material Construction Contract LC Loans multiplied by (b)(i) the unutilized portion of the Material Construction Contract LC Loan Commitments minus (ii) outstanding Material Construction Contract LC Outstandings, such fees being calculated on a year comprised of three hundred sixty (360) days and payable quarterly in arrears on each Quarterly Payment Date from and including the

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Closing Date to but excluding the Material Construction Contract LC Loan Commitment Termination Date; provided that the first payment of such fees shall be due and payable on the date of the second Credit Extension if the first Quarterly Payment Date occurs prior to such date.
SECTION 3.3.2    DSR LC Loan Lender Commitment Fees. Each Borrower agrees to pay to the Administrative Agent for the ratable account of each DSR LC Loan Lender, a commitment fee in a per annum amount equal to (a) thirty percent (30%) of the Applicable Margin for DSR LC Loans multiplied by (b)(i) the unutilized portion of the DSR LC Loan Commitments minus (ii) outstanding DSR LC Outstandings, such fees being calculated on a year comprised of three hundred sixty (360) days and payable quarterly in arrears on each Quarterly Payment Date from and including the Conversion Date to but excluding the DSR LC Loan Commitment Termination Date.
SECTION 3.3.3    Shell PPA LC Loan Lender Commitment Fees. The Cape Phase 1 Borrower agrees to pay to the Administrative Agent for the ratable account of each Shell PPA LC Loan Lender, a commitment fee in a per annum amount equal to (a) thirty percent (30%) of the Applicable Margin for Shell PPA LC Loans multiplied by (b) the unutilized portion of the Shell PPA LC Loan Commitments, such fees being calculated on a year comprised of three hundred sixty (360) days and payable quarterly in arrears on each Quarterly Payment Date from and including the Conversion Date to but excluding the Shell PPA LC Loan Commitment Termination Date.
SECTION 3.3.4    SCE PPA LC Loan Lender Commitment Fees. The Cape Phase 1 Borrower agrees to pay to the Administrative Agent for the ratable account of each SCE PPA LC Loan Lender, a commitment fee in a per annum amount equal to (a) thirty percent (30%) of the Applicable Margin for SCE PPA LC Loans multiplied by (b) the unutilized portion of the SCE PPA LC Loan Commitments, such fees being calculated on a year comprised of three hundred sixty (360) days and payable quarterly in arrears on each Quarterly Payment Date from and including the Conversion Date to but excluding the SCE PPA LC Loan Commitment Termination Date.
SECTION 3.3.5    Construction Loan Lender Commitment Fees. The Cape Phase 1 Borrower agrees to pay to the Administrative Agent for the ratable account of each Construction Loan Lender, a commitment fee in a per annum amount equal to (a) thirty percent (30%) of the Applicable Margin for Construction Loans multiplied by (b) the unutilized Construction Loan Commitment, such fees being calculated on a year comprised of three hundred sixty (360) days and payable quarterly in arrears on each Quarterly Payment Date from and including the Closing Date to but excluding the Construction Loan Commitment Termination Date; provided that the first payment of such fees shall be due and payable on the date of the second Credit Extension if the first Quarterly Payment Date occurs prior to such date.
SECTION 3.3.6    TRABL Loan Lender Commitment Fees. The WellCo Borrower agrees to pay to the Administrative Agent for the ratable account of each TRABL Lender, a commitment fee in a per annum amount equal to (a) thirty percent (30%) of the Applicable Margin for TRABL Loans multiplied by (b) the unutilized TRABL Commitments, such fees

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being calculated on a year comprised of three hundred sixty (360) days and payable quarterly in arrears on each Quarterly Payment Date from and including the Closing Date to but excluding the TRABL Commitment Termination Date; provided that the first payment of such fees shall be due and payable on the date of the second Credit Extension if the first Quarterly Payment Date occurs prior to such date.
SECTION 3.3.7    Agents’ Fees; Other Fees. (a) The Borrowers agree to pay (i) to each of the Administrative Agent, the Collateral Agent and the Depositary Bank, for their own respective accounts, and (ii) in the case of the other fees payable to the Coordinating Lead Arrangers or the Lenders, to the Administrative Agent, for the account of the applicable Coordinating Lead Arranger or Lender, the respective fees payable to each of them in the amounts (without duplication) and on the dates set forth herein or in the applicable Fee Letter, as the case may be.
SECTION 3.3.8    Letter of Credit Fees.
(a)    The Borrowers agree to pay to the Administrative Agent for the account of each LC Issuer, a Letter of Credit fee in a per annum amount equal to the Applicable Margin applicable to Construction Loans or Term Loans maintained as SOFR Loans then in effect on the face amount of each such Letter of Credit multiplied by the average daily Stated Amount of each such Letter of Credit, such fees being calculated on a year comprised of three hundred sixty (360) days and payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each such Letter of Credit to but excluding the applicable LC Loan Commitment Termination Date.
(b)    The applicable Borrower agrees to pay to each applicable LC Issuer the usual and customary costs and charges for (i) the opening of any Letter of Credit, (ii) the negotiation of any drafts paid pursuant to a Letter of Credit, (iii) any amendments of any Letter of Credit, and (iv) any wire transfers as from time to time in effect and notified to the Borrowers in writing. Such customary costs and charges are due and payable on demand and are non-refundable.
All fees payable under this Section 3.3 shall be paid in immediately available funds and once paid, no such fees shall be refundable under any circumstances, absent manifest calculation error.
ARTICLE IV
CERTAIN SOFR AND OTHER PROVISIONS
SECTION 4.1    Inability to Determine Rates; SOFR Lending Unlawful.
(a)    Inability to Determine Rates. Subject to Section 4.2, if, as of any date, (x) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Compounded SOFR” cannot be determined pursuant to the definition thereof or (y) the Required Lenders determine that for any reason in connection with any SOFR Loan, any request therefor or a conversion thereto or a continuation thereof that Daily Compounded SOFR does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such

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determination to the Administrative Agent, then in each case, the Administrative Agent will promptly notify the Borrowers and each Lender. Upon notice thereof from the Administrative Agent to the Borrowers and the Lenders, the obligations of the Lenders to make or continue any Loans under Section 2.3 and Section 2.4, or to convert any Loans into SOFR Loans, and any right of the Borrowers to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall in each case forthwith be suspended (to the extent of the affected SOFR Loans) until the Administrative Agent (with respect to clause (y), at the instruction of the Required Lenders) shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist. Upon receipt of such notice, (i) the applicable Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans) or, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. Following any such conversion, the Borrowers shall also pay accrued interest on the amount so converted on the next Quarterly Payment Date, together with any additional amounts required pursuant to Section 4.5. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Compounded SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Adjusted Base Rate” until the Administrative Agent revokes such determination.
(b)    SOFR Lending Unlawful. If any Lender shall determine that any change in law or change in the interpretation of any law makes it unlawful, or that any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a SOFR Loan, or any Loan bearing interest by reference to SOFR or Daily Compounded SOFR, then upon written notice thereof by such Lender to the Borrowers through the Administrative Agent (such notice, an “Illegality Notice”), (a) the obligations of such Lender to make, continue or convert any such Loan shall, after the determination thereof, forthwith be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Adjusted Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Adjusted Base Rate”), on the Quarterly Payment Date therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the applicable Borrower shall also pay any additional amounts required pursuant to Section 4.3.
SECTION 4.2    Benchmark Replacement Setting.
(a)    Benchmark Replacement.

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(i)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m.. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.2(a)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    No Secured Interest Rate Hedge Agreement shall be deemed to be a “Loan Document” for purposes of this Section 4.2.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.2(d) and the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent (acting at the direction of the Required Lenders) or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.2.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent (acting at the direction of the Required Lenders) in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark

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settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrowers may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans immediately. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Adjusted Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Adjusted Base Rate.
SECTION 4.3    Increased Costs, etc.The Borrowers agree to reimburse each Lender and each LC Issuer for any increase in the cost to such Lender or such LC Issuer of, or any reduction in the amount of any sum receivable by such Lender or such LC Issuer (whether of principal, interest or any other amount) in respect of, such Lender or such LC Issuing Commitments and the making of any Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, or SOFR Loans, as applicable), or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase in after the Closing Date of, (a) the adoption of any law, rule, treaty or regulation by any Governmental Authority, (b) any change in law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority, or (c) any written directive, or request (whether or not having the force of law) of any Governmental Authority (which shall be deemed to include, for the avoidance of doubt, all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date adopted, issued, promulgated or implemented) (each, a “Change in Law”), that (A) imposes, modifies or deems applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated by any Lender or LC Issuer, (B) subjects any Lender, the Administrative Agent, or any LC Issuer to any Taxes on its Loans, Loan principal, Letters of

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Credit, Commitments, or other obligations under the Loan Documents, or its deposits, reserves, other liabilities or capital attributable thereto or (C) imposes on any Lender or any LC Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein, other than, in the case of clause (B), (x) Indemnified Taxes, (y) Taxes that are described in clauses (b) through (d) of the definition of “Excluded Taxes” and (z) Connection Income Taxes. Each affected Lender or LC Issuer shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Lender or such LC Issuer for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Lender or such LC Issuer within ten (10) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.
A certificate of an officer of a Lender or an LC Issuer setting forth the amount or amounts necessary to compensate such Lender or such LC Issuer as specified in this Section 4.3 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or such LC Issuer, as applicable, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Promptly after any Lender or any LC Issuer has determined that it will make a request for increased compensation pursuant to this Section 4.3, such Lender or such LC Issuer shall notify the applicable Borrower thereof. Failure or delay on the part of any Lender or any LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such LC Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or any LC Issuer pursuant to this Section 4.3 for any increased costs or reductions incurred more than two hundred seventy (270) days prior to the date that such Lender or LC Issuer, as applicable, notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such LC Issuer’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the two hundred seventy (270)-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 4.4    Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a SOFR Loan) as a result of:
(a)    any conversion or repayment or prepayment of the principal amount of any SOFR Loan on a date other than on a Quarterly Payment Date (including as a result of an Event of Default);
(b)    any Loans not being continued as, or converted into, SOFR Loans in accordance with the Continuation/Conversion Notice therefor;

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(c)    any SOFR Loans not being borrowed, converted or prepaid in accordance with any notice delivered pursuant to Section 2.3.1 or Section 3.1.2(a), as applicable (as a result of a revocation of such notice or as a result of such payment not being made); or
(d)    the assignment of any SOFR Loan other than on a Quarterly Payment Date as a result of a request by a Borrower pursuant to Section 4.11.
but in each case other than due to such Lender’s failure to fulfil its obligations hereunder, then, upon the written notice of such Lender to the applicable Borrower, the applicable Borrower shall, within ten (10) days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for all losses or expenses (including any loss or expense arising from the liquidation or redeployment of funds but excluding any profit or margin) incurred by such Lender. Each Lender demanding payment under this Section 4.4 shall include in the written notice delivered to the applicable Borrower a certificate setting forth and reasonably accounting for the amount of costs and losses for which demand is made. Such written notice shall, in the absence of manifest error, be conclusive and binding on such Borrower.
SECTION 4.5    Increased Capital Costs. If, after the Closing Date, any Change in Law affects or would affect the capital or liquidity requirements expected to be maintained by any Credit Party or any Person controlling such Credit Party, and such Credit Party determines (in good faith) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Credit Party is reduced to a level below that which such Credit Party or such controlling Person could have achieved but for the occurrence of any such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then upon notice from time to time by such Credit Party to applicable Borrower, the applicable Borrower shall within ten (10) days following receipt of such notice pay directly to such Credit Party additional amounts sufficient to compensate such Credit Party or such controlling Person for such reduction in rate of return (such additional amounts to be specified in such notice). A statement of such Credit Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on such Borrower. In determining such amount, such Credit Party may use any reasonable method of averaging and attribution that it shall deem applicable.
A certificate of an officer of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 4.5 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.
Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 4.5, such Lender shall notify the applicable Borrower thereof. Failure or delay on the part of any Lender or any LC Issuer to demand compensation pursuant to this Section 4.5 shall not constitute a waiver of such Lender’s or such LC Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 4.5 for any increased costs or reductions incurred more than two hundred seventy (270) days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such

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Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the two hundred seventy (270)-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 4.6    Taxes.
(a)    Defined Terms. For purposes of this Section, the term “Lender” includes any LC Issuer and the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of a Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by a Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Borrower. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Borrowers. The Borrowers shall indemnify the Credit Party, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrowers shall not be obligated to indemnify any Credit Party for any penalties, interest or expenses relating to Indemnified Taxes arising from such Credit Party’s gross negligence or willful misconduct (as determined by a final and non-appealable judgment of a court of competent jurisdiction) or arising from such Credit Party’s failure to comply with its obligations under Section 4.6(g). A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to

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comply with the provisions of Section 11.11(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by a Borrower to a Governmental Authority pursuant to this Section 4.6, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs 4.6(g)(ii)(A), 4.6(g)(ii)(B) and 4.6(g)(ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time

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thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W- 8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to a Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)    to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;
(C)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(h)    On or prior to the date the Administrative Agent becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrowers), if the Administrative Agent (including any successor Administrative Agent) is not a U.S. Person, it shall deliver to the Borrowers properly completed and duly executed copies of IRS Form W- 8ECI (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments) certifying that it is a “U.S. branch” and that the payments it receives for the account of other Credit Parties are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement to be treated as a “U.S. person” with respect to such payments as contemplated by U.S. Treasury Regulations Section 1.1441-1(b)(2)(iv)(A), with the effect that the Loan Parties will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of any U.S. Federal Taxes.
(i)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.6 (including by the payment of additional amounts pursuant to this Section 4.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no

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event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (i) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)    Survival. Each party’s obligations under this Section 4.6 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 4.7    Payments, Computations, etc.
(a)    Unless otherwise expressly provided in a Loan Document, all payments by the Borrowers pursuant to each Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Credit Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 3:00 p.m. on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the applicable Borrower; provided that, in the case of amounts due pursuant to Sections 4.3, 4.4, 4.5, 4.6, 11.3 or 11.4, subject to any requirements therein, the applicable payee shall provide to the applicable Loan Party, any invoices or other supporting materials for such amounts due as reasonably requested by such Loan Party. Funds received after that time shall be deemed, in the Administrative Agent’s (acting at the direction of the Required Lenders) discretion, to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Credit Party its share, if any, of such payments received by the Administrative Agent for the account of such Credit Party. All interest (including interest on SOFR Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of three hundred sixty (360) days (or, in the case of interest on a Base Rate Loan, three hundred sixty five (365) days or, if appropriate, three hundred sixty six (366) days). Except as otherwise set forth herein, payments due on a day other than a Business Day shall be made on the preceding Business Day. Except as otherwise set forth in any Loan Document, following an Event of Default, all payments made under any Loan Document (and allocable to the Credit Parties in accordance with the terms of the Depositary Agreement) shall be applied upon receipt (a) first, to the payment of all Obligations owing to the Agents, in their respective capacities as the Administrative Agent, the Collateral Agent, and the Depositary Bank, but not as a Lender (including the fees and expenses of counsel to the Agents); (b) second, after payment in full in cash of the amounts specified in clause (a), to the payment of interest and fees on any portion (without duplication) of (i) Material Construction Contract LC Loans that the Administrative Agent may have advanced on behalf of any Material Construction Contract LC Loan Lender for which the Administrative Agent has not then been reimbursed by such Material Construction Contract LC Loan Lender or the Cape Phase 1 Borrower, (ii) Shell

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PPA LC Loans that the Administrative Agent may have advanced on behalf of any Shell PPA LC Loan Lender for which the Administrative Agent has not then been reimbursed by such Shell PPA LC Loan Lender or the Cape Phase 1 Borrower, (iii) SCE PPA LC Loans that the Administrative Agent may have advanced on behalf of any SCE PPA LC Loan Lender for which the Administrative Agent has not then been reimbursed by such SCE PPA LC Loan Lender or the Cape Phase 1 Borrower, (iv) DSR LC Loans that the Administrative Agent may have advanced on behalf of DSR LC Loan Lender for which the Administrative Agent has not then been reimbursed by such DSR LC Loan Lender and (v) payments that the Administrative Agent may have advanced to the Credit Parties in accordance with this Section 4.7 for which the Administrative Agent has not been reimbursed by a Borrower, any other Loan Party or the Credit Parties; (c) third, after payment in full in cash of the amounts specified in clauses (a) and (b), to the ratable payment of interest and fees on any portion (without duplication) of the Loans and the Letters of Credit then outstanding and Reimbursement Obligations then owing; (d) fourth, after payment in full in cash of the amounts specified in clauses (a) through (c), to the ratable payment of the principal amount of each of the Loans then outstanding and Reimbursement Obligations then owing and amounts required for purposes of Cash Collateralization for contingent liabilities under Material Construction Contract LC Outstandings, Shell PPA LC Outstandings, SCE PPA LC Outstandings and DSR LC Outstandings and all other costs and expenses owing to the Lenders pursuant to the terms of this Agreement; (e) fifth, after payment in full in cash of the amounts specified in clauses (a) through (d), to the ratable payment of all other Obligations owing to the Credit Parties; and (f) sixth, after payment in full in cash of the amounts specified in clauses (a) through (e), to each other Person lawfully entitled to receive such surplus.
(b)    In connection with the use or administration of Daily Compounded SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Compounded SOFR.
SECTION 4.8    Sharing of Payments. If any Credit Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Credit Parties, such Credit Party shall promptly notify the Administrative Agent of such payment or recovery and shall thereafter as soon as practicable purchase from the other Credit Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Credit Party to share the excess payment or other recovery ratably (to the extent such other Credit Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Credit Party, the purchase shall be rescinded and each Credit Party which has sold a participation to the purchasing Credit Party shall repay to the purchasing Credit Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Credit Party’s ratable share (according to the proportion of (a) the amount of such selling Credit Party’s required repayment to the purchasing Credit Party to (b) total

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amount so recovered from the purchasing Credit Party) of any interest or other amount paid or payable by the purchasing Credit Party in respect of the total amount so recovered. The Borrowers agree that any Credit Party purchasing a participation from another Credit Party pursuant to this Section 4.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Credit Party were the direct creditor of the Borrowers in the amount of such participation; provided that the Borrowers shall have no liability to the Lenders hereunder to the extent that it has made all payments to the Lenders and the Administrative Agent required to be made by the Borrowers hereunder. If under any applicable bankruptcy, insolvency or other similar law any Credit Party receives a secured claim in lieu of a setoff to which this Section applies, such Credit Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Credit Parties entitled under this Section to share in the benefits of any recovery on such secured claim. The provisions of this Section 4.8 shall not be construed to apply to (a) any payment made a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.
SECTION 4.9    Setoff. Each Credit Party and each of their respecive branches and Affiliates shall, upon the occurrence and during the continuance of any Default described in Sections 9.1.9(a) through (d) or, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrowers hereby grants to each Credit Party a continuing security interest in, any and all deposits (general or special, time or demand, provisional or final, in whatever currency), accounts (other than any trust accounts comprised entirely of moneys held in trust for the benefit of Persons other than the Borrowers or their Affiliates) or moneys of the Borrowers then or thereafter maintained with such Credit Party or such Credit Party’s branch or Affiliate; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Credit Party agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Credit Party, its branch or Affiliate; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Credit Party and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff under Applicable Law or otherwise) which such Credit Party may have; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
SECTION 4.10    Central Lending Office. Each Credit Party agrees that if it makes any demand for payment under Section 4.3, 4.5 or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will, if requested by the Borrowers, file a certificate or document reasonably requested by the Borrowers and/or use reasonable efforts (in

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either case, consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if the filing of such certificate or document or the making of such a designation would reduce or obviate the need for the Borrowers to make payments under Section 4.3, 4.5 or 4.6, or would eliminate or materially reduce the effect of any adoption or change described in Section 4.1; provided, however, that nothing in this Section shall affect or postpone any of the Obligations of a Borrower or the right of any Credit Party provided in Section 4.1, 4.3, 4.5 or 4.6.
SECTION 4.11    Replacement of Lenders. If any Lender (an “Affected Lender”): (a) fails to consent to an election, consent, amendment, waiver or other modification to this Agreement or other Loan Document that requires the consent of all Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by the Required Lenders, (b) makes a demand upon a Borrower for (or if a Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6 (and the payment of such amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Borrowers than with respect to the other Lenders), or gives notice pursuant to Section 4.1 requiring a conversion of such Affected Lender’s SOFR Loans to Base Rate Loans or suspending such Lender’s obligation to make Loans as, or to convert Loans into, SOFR Loans, or (c) shall become and continues to be a Defaulting Lender and shall have failed to cease being a Defaulting Lender pursuant to Section 4.12(b) within five (5) Business Days after Borrowers’ request therefor; the Borrowers may (in the case of clause (a) only, within thirty (30) days of such consent of Required Lenders, or in the case of clauses (b) or (c), at any time) give notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all or any portion of its Loans, and/or Commitments to another financial institution or other Person in accordance with Section 11.11 (a “Replacement Lender”) designated in such Replacement Notice; provided, however, that no Replacement Notice may be given by the Borrowers if (i) such replacement conflicts with any Applicable Law or regulation, (ii) any Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement in connection with clause (b) above, such Lender shall have taken any necessary action under Section 4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.5 or 4.6 or (iv) prior to any such replacement in connection with clause (c) above, such Lender shall have taken any necessary action under Section 4.12(b) to cease being a Defaulting Lender. If the Administrative Agent (acting at the direction of the Required Lenders) shall, in the exercise of its reasonable discretion and within ten (10) days of its receipt of such Replacement Notice, notify the Borrowers and such Affected Lender in writing that the Replacement Lender is reasonably satisfactory to the Administrative Agent (such consent not being required where the Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 11.11, the portion of its Commitments and/or Loans, and other rights and obligations (including Reimbursement Obligations, if applicable) under this Agreement and all other Loan Documents (other than the Secured Interest Rate Hedge Agreements) designated in the Replacement Notice to such Replacement Lender; provided, however, that (A) such assignment shall be without recourse, representation or warranty (in accordance with and subject to the restrictions contained in Section 11.11) and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender,

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(B) the purchase price paid by such Replacement Lender shall be an amount equal to the sum of (w) the amount (at par) of such Affected Lender’s Loans designated in the Replacement Notice, plus (x) such Affected Lender’s Percentage of all unreimbursed Reimbursement Obligations (at par), plus (y) all accrued and unpaid interest and fees in respect thereof, plus (z) all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder, (C) in the case of an assignment and assumption from an event as described in clause (a) of the first sentence of this Section, the Replacement Lender shall consent, at the time of such assignment, to such event, and (D) the Borrowers shall pay to the Affected Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Affected Lender and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 11.11). Upon the effective date of an assignment described above, the Replacement Lender shall become a “Lender” for all purposes under the Loan Documents. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.
SECTION 4.12    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 4.9 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer hereunder; third, to Cash Collateralize each LC Issuer’s Fronting Exposure (if any) with respect to such Defaulting Lender in accordance with Section 4.12(d); fourth, as the Borrowers may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a Deposit Account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize any LC Issuer’s future Fronting Exposure (if any) with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 4.12(d); sixth, to the payment of any amounts owing to the Lenders, any LC Issuer or the LC Loan Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any LC Issuer or the LC Loan Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default

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or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.3 were satisfied and waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and LC Loans are held by the Lenders pro rata in accordance with the applicable LC Loan Commitments without giving effect to Section 4.12(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.12(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(ii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee pursuant to Section 3.3.1, Section 3.3.2, Section 3.3.3, Section 3.3.4, Section 3.3.5, Section 3.3.6 or 3.3.8(a) for any period during which that Lender is a Defaulting Lender; provided such Defaulting Lender shall be entitled to receive fees pursuant to Section 3.3.1, Section 3.3.2 Section 3.3.3 or Section 3.3.4 for any period during which that Lender is a Defaulting Lender only to extent allocable to its DSR LC Loan Percentage, Shell PPA LC Loan Percentage, SCE PPA LC Loan Percentage or Material Construction Contract LC Loan Percentage, as applicable, of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.12(d).
(B)    With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or LC Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (y) pay to the applicable LC Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s Fronting Exposure (if any) to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iii)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and LC Loans shall (subject to the prior consent of each such Non-Defaulting Lender) be reallocated among

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the Non-Defaulting Lenders of the applicable LC Tranche in accordance with their respective LC Percentage (calculated without regard to such Defaulting Lender’s LC Loan Commitment) but only to the extent that (x) the conditions set forth in Section 5.3 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate outstanding principal amount of all LC Loans of such Non-Defaulting Lender under the applicable LC Tranche, together with such LC Loan Lender’s LC Loan Percentage of the aggregate amount of all Material Construction Contract LC Outstandings, Shell PPA LC Outstandings, SCE PPA LC Outstandings or DSR LC Outstandings, as applicable, to exceed such Non-Defaulting Lender’s LC Loan Commitment. Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(iv)    Cash Collateral. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the applicable Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize each LC Issuer’s Fronting Exposure (other than the Fronting Exposure of any LC Issuer that is the Defaulting Lender or its Affiliate) in accordance with the procedures set forth in Section 4.12(d).
(b)    Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each LC Loan Lender and each LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 4.12(a)(iii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrowers while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
(c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, no LC Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that the participations in any existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit has been fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (a)(iii) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 4.12(d).

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(d)    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or an LC Issuer (with a copy to the Administrative Agent) the applicable Borrower shall Cash Collateralize each LC Issuer’s Fronting Exposure (other than the Fronting Exposure of any LC Issuer that is the Defaulting Lender or its Affiliate) with respect to such Defaulting Lender (determined after giving effect to Section 4.12(a)(iii) and any Cash Collateral provided by such Defaulting Lender).
(i)    Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the applicable LC Issuer, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and an LC Issuer as herein provided, or that the total amount of such cash collateral is less than one hundred and two percent (102%) of the Stated Amount of such Letter of Credit, the applicable Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(ii)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 4.12 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iii)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the applicable LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 4.12 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by the Administrative Agent and the applicable LC Issuer that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 4.12, the Person providing Cash Collateral and the applicable LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by a Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

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ARTICLE V
CONDITIONS PRECEDENT
SECTION 5.1    Closing Date. The occurrence of the Closing Date and the obligations of the Lenders and LC Issuers to make the initial Credit Extension on the Closing Date shall be subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this Section 5.1, each in form and substance reasonably acceptable to the Administrative Agent and the Lenders.
SECTION 5.1.1    Closing Date Certificate. The Administrative Agent shall have received the Closing Date Certificate, in which certificate the Borrowers shall confirm the matters described in Section 5.1.10(b), Section 5.1.17, Section 5.1.18 and Section 5.1.24 and such other matters as provided therein, together with all documents and agreements required to be appended to the Closing Date Certificate.
SECTION 5.1.2    Resolutions, Certificates, etc. The Administrative Agent shall have received from each Borrower and the Sponsor: (a)(i) a copy of the certificate of formation or other formation document, as applicable, including all amendments thereto, of each such Person, and (ii) a copy of a good standing certificate, in each case dated a date reasonably close to the Closing Date for each such Person, and (b) a certificate, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of such Person, as to:
(i)    resolutions of each such Person’s board of directors (or other managing body, in the case of an entity other than a corporation) then in full force and effect authorizing the execution, delivery and performance of each Loan Document executed or to be executed by such Person and the transactions contemplated hereby and thereby;
(ii)    the incumbency and signatures of those of its officers, managers, managing members or general partners, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and
(iii)    the accuracy and completeness of each Organic Document of such Person, in full force and effect on the Closing Date and at all times since the date of the resolutions described in clause (i) above, and copies thereof.
SECTION 5.1.3    Establishment of Accounts. On the Closing Date, each of the Accounts shall have been established.
SECTION 5.1.4    Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note in writing no later than three (3) Business Days prior to the Closing Date, such Lender’s Notes duly executed and delivered by an Authorized Officer of the applicable Borrower.
SECTION 5.1.5    [Reserved].
SECTION 5.1.6    [Reserved].

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SECTION 5.1.7    Financial Information. The Administrative Agent shall have received:
(a)    (i) audited consolidated balance sheets and related consolidated statements of operations, stockholders’ equity and cash flows of the Sponsor and its Subsidiaries for the Fiscal Years ended December 31, 2024, December 31, 2023 and December 31, 2022 (ii) unaudited consolidated balance sheets and related consolidated statements of operations, stockholders’ equity and cash flows of the Sponsor and its Subsidiaries for the Fiscal Quarters ended March 2025, June 2025 and September, 2025;
(b)    the Borrower Model;
(c)    unaudited and consolidated balance sheets as of September 30, 2025 of each Borrower and its Subsidiaries; and
(d)    to the extent available to the Borrowers and not publicly available (and in the case of the O&M Provider and Long Term Servicer, to the extent available using commercially reasonable efforts), (i) audited consolidated balance sheets and related consolidated statements of operations, stockholders’ equity and cash flows of each of the O&M Provider, Power Purchasers, ITC Transferee(s), PTC Transferee(s) and EDR (or such Person’s applicable guarantor, if the obligations of such Person under the applicable Material Project Document are guaranteed by a guarantor) for the Fiscal Year ended December 31, 2024 and (ii) unaudited consolidated balance sheets and related consolidated statements of operations, stockholders’ equity and cash flows of each of the O&M Provider, Power Purchasers, ITC Transferee(s), PTC Transferee(s) and EDR (or such Person’s applicable guarantor, if the obligations of such Person under the applicable Material Project Document are guaranteed by a guarantor) for the Fiscal Quarters ended September 2025 and December 2025.
SECTION 5.1.8    Solvency, etc. The Administrative Agent shall have received a certificate dated as of the Closing Date, substantially in the form of Exhibit J hereto from each Borrower duly executed and delivered by an Authorized Officer of each Borrower (in his or her capacity as such Authorized Officer), certifying that the Borrowers after giving effect to the transactions contemplated hereby, are Solvent.
SECTION 5.1.9    Opinions of Counsel. The Administrative Agent shall have received the following opinions, each dated as of the Closing Date and addressed to the Administrative Agent, the Collateral Agent and all other Secured Parties, each in form and substance (including a customary scope) reasonably acceptable to the Administrative Agent, from:
(a)    White & Case LLP, special New York counsel to the Obligors and Sponsor, addressing customary corporate and enforceability matters, and security matters.
(b)    Sheppard, Mullin, Richter & Hampton LLP, counsel to the Project Companies, addressing certain federal permitting matters and federal energy regulatory matters.
(c)    Parr Brown Gee & Loveless LLP, Utah counsel to the Project Companies, addressing (i) certain Utah state and local permitting matters and (ii) addressing Utah state energy regulatory matters.

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SECTION 5.1.10    Transaction Documents.
(a)    The Administrative Agent shall have received duly executed copies of each Loan Document required to be in effect as of the Closing Date and to which an Obligor is a party.
(b)    The Administrative Agent shall have received, or the Borrowers shall have posted to the Platform, true and complete copies of each Material Project Document in effect as of the Closing Date and any existing supplements or amendments thereto (including any performance support then required to be delivered in connection therewith) and such documents shall have been duly executed and delivered by the parties thereto, and shall be in full force and effect on the Closing Date, and an Authorized Officer of the Borrowers shall certify that (i) such Material Project Documents are true, complete and correct copies, and in full force and effect as of the Closing Date, (ii) no Loan Party is in material breach of any material obligation under any Material Project Document and no event has occurred or circumstance exists that, with the passage of time or the giving of notice or both, would constitute a breach of any material obligation of a Loan Party under any Material Project Document, and (iii) to the Borrowers’ knowledge, no Material Project Party is in material breach of any of such Material Project Party’s material obligations under any Material Project Document and no event has occurred or circumstance exists that, with the passage of time or the giving of notice or both, would constitute a material breach under any Material Project Document by such Material Project Party.
SECTION 5.1.11    [Reserved].
SECTION 5.1.12    Insurance. Insurance complying with Section 7.5 and Schedule IV shall be in full force and effect and the Administrative Agent shall have received (a) a certificate from the Insurance Consultant, dated as of the Closing Date and confirming, among other things, that each Loan Party has the Required Insurance, and otherwise in form and substance reasonably satisfactory to the Administrative Agent and (b) a certificate from the Borrowers’ insurance broker dated as of the Closing Date confirming that all Required Insurance is in full force and effect and that all premiums then due thereon have been paid and providing copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer).
SECTION 5.1.13    PATRIOT Act Disclosures. Each Credit Party shall have received at least three (3) Business Days prior to the Closing Date (or such later date as the Administrative Agent may reasonably agree), (a) with respect to each Obligor, all PATRIOT Act Disclosures and any other documentation or information requested by the Administrative Agent that is necessary for the Credit Parties to identify such Persons in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder); and (b) with respect to each Obligor, a Beneficial Ownership Certification, to the extent any such Obligor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, in each case of clauses (a) and (b) provided such information has been reasonably requested by the Administrative Agent in writing to the Borrowers at least seven (7) days in advance of the Closing Date.

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SECTION 5.1.14    Independent Consultant Reports. The Administrative Agent shall have received (a) the Independent Engineer Report, and if the Independent Engineer Report is not addressed to the Administrative Agent, a reliance letter from the Independent Engineer in form and substance reasonably satisfactory to the Administrative Agent, (b) the Bearskin Crossflow Test Results Review and the Subsurface Consultant Report, and if the Bearskin Crossflow Test Results Review or the Subsurface Consultant Report is not addressed to the Administrative Agent, a reliance letter from the Subsurface Consultant in form and substance reasonably satisfactory to the Administrative Agent, (c) the Environmental Consultant Reports, and if an Environmental Consultant Report is not addressed to the Administrative Agent, a reliance letter from the applicable Environmental Consultant in form and substance reasonably satisfactory to the Administrative Agent, (d) the Transmission Consultant Report, and if the Transmission Consultant Report is not addressed to the Administrative Agent, a reliance letter from the Transmission Consultant in form and substance reasonably satisfactory to the Administrative Agent, and (e) the Insurance Consultant Report, and if the Insurance Consultant Report is not addressed to the Administrative Agent, a reliance letter from the Insurance Consultant in form and substance reasonably satisfactory to the Administrative Agent; provided that, in the case of each reliance letter in the foregoing clauses (a) through (d), such reliance letter is dated as of the Closing Date.
SECTION 5.1.15    [Reserved.]
SECTION 5.1.16    [Reserved].
SECTION 5.1.17    Construction Budget. The Administrative Agent shall have received a construction budget with respect to the Project, substantially in the form attached as Exhibit O-1 (the “Construction Budget”), which shall have been reviewed by the Independent Engineer and shall be consistent in all material respects with the Material Project Documents, together with a certificate of an Authorized Officer of the Borrower stating that such Construction Budget was prepared in good faith and is based upon assumptions which the Borrowers believe to be reasonable; it being understood that such Construction Budget is subject to uncertainties and contingencies, many of which are beyond the control of the Borrowers, that no assurance can be given that the budget will be realized, that actual results may differ and such differences may be material.
SECTION 5.1.18    Construction Schedule. The Administrative Agent shall have received a construction schedule with respect to the Project, substantially in the form attached as Exhibit P (the “Construction Schedule”), which shall have been reviewed by the Independent Engineer and shall be consistent in all material respects with the Material Project Documents, together with a certificate of an Authorized Officer of each Borrower stating that such Construction Schedule was prepared in good faith and is based upon assumptions which the Borrowers believe to be reasonable; it being understood that such schedule is subject to uncertainties and contingencies, many of which are beyond the control of the Borrowers, that no assurance can be given that the schedule will be realized, that actual results may differ and such differences may be material.
SECTION 5.1.19    Permits. The Loan Parties shall have delivered to the Administrative Agent true and complete copies of each Part A Permit. Each Loan Party shall have duly

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obtained or shall have obtained for its benefit each applicable Part A Permit and each such Part A Permit shall be in full force and effect in the name of the applicable Loan Party (or other holder as set forth in Part A of Schedule III), and not subject to any current legal proceeding or to any unsatisfied condition to its effectiveness required to be satisfied as of the Closing Date that could reasonably be expected to cause suspension, material modification or revocation of each such Part A Permit, and, except as set forth on Part A of Schedule III, all administrative and judicial appeal periods provided under the Governmental Rule under which such Part A Permit was issued with respect to such Part A Permit have expired.
SECTION 5.1.20    No Litigation. There shall be no material enforcement or legal actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of a Borrower, threatened (in writing) against any Loan Party or any of the material Project Assets on and as of the Closing Date, other than any such enforcement, legal actions, suits, proceedings, investigations or similar actions which is fully covered by insurance, bond or other security reasonably satisfactory to the Administrative Agent.
SECTION 5.1.21    [Reserved].
SECTION 5.1.22    Development Agreement Assignment of Rights. The Administrative Agent shall have received a duly executed copy of the Assignment of Rights Agreement among Sponsor, Cape TransCo LLC and the Project Companies in respect of the Development Agreement.
SECTION 5.1.23    [Reserved].
SECTION 5.1.24    Representations and Warranties; No Default or Event of Default. (a) The representations and warranties of each Obligor set forth in each Loan Document shall be true and correct in all respects both at the time of and immediately after the Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct in all respects as of such specific prior date) and (b) at the time of and immediately after the Closing Date, no Default or Event of Default shall have occurred and be continuing.
SECTION 5.1.25    Funds Flow Memorandum. The Administrative Agent shall have received the Closing Date Funds Flow Memorandum, in form and substance acceptable to the Administrative Agent and all Lenders.
SECTION 5.1.26    Delivery of Plans. The Administrative Agent shall have received each of (a) the ESG Action Plan, in form and substance satisfactory to the Administrative Agent and all Lenders, and (b) the Drilling and Completions Plan, in form and substance reasonably satisfactory to the Administrative Agent and all Lenders.
SECTION 5.1.27    Tax Credit Requirements. The Administrative Agent shall have received the memorandum issued by Akin Gump Strauss Hauer & Feld regarding the PTC and ITC eligibility for the Project, dated as of October 3, 2025.
SECTION 5.1.28    Cost Segregation Report. The Administrative Agent shall have received a draft copy of the Cost Segregation Report.

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SECTION 5.1.29    Customs Duties. All Customs Duties, if any, that have been asserted and are due and payable as of the Closing Date shall have been paid.
SECTION 5.1.30    Lien Searches. The Administrative Agent shall have received certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated as of a date reasonably near to the Closing Date, listing effective financing statements and tax and judgment liens which name each of the Obligors and EDR (under its present name and certain of its previous names) as the debtor.
SECTION 5.1.31    Flood Hazard Determinations. With respect to each Surface Property leased or subleased by any Project Company as of the Closing Date or contemplated to be leased or subleased as of the initial Credit Extension, a completed standard “life of loan” flood hazard determination form, and if any portion of such Surface Property includes improvements that are located in an area designated by the U.S. Federal Emergency Management Agency (or any successor agency) as a special flood hazard area, (a) a notification to the applicable Project Company (“Borrower Notice”) and (if applicable) notification to the applicable Project Company and/or the Administrative Agent that flood insurance coverage under the National Flood Insurance Program (“NFIP”) created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004 is not available because the applicable community does not participate in the NFIP, (b) documentation evidencing the applicable Project Company’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. mail, or overnight delivery), and (c) if a Borrower Notice is required to be given and flood insurance is available in the community in which such Surface Property is located, a copy of one of the following: the flood insurance policy, the applicable Project Company’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) (the requirements described in this Section 5.1.31, the “Flood Insurance Requirements”).
SECTION 5.2    Term Conversion. “Term Conversion” means each of the following conditions shall have been satisfied or waived by the Administrative Agent, on the instruction of the Required Lenders:
SECTION 5.2.1    Borrower Model. The Cape Phase 1 Borrower shall have delivered to the Administrative Agent:
(a)    an updated Borrower Model in form and substance reasonably satisfactory to the Required Lenders and prepared in consultation with the Independent Engineer, solely updated as of the Conversion Date to reflect (i) that the Project has achieved Substantial Completion, (ii) the actual capacity of the Project, as confirmed pursuant to all required testing results obtained in accordance with the applicable Material Construction Contract as of the Substantial Completion Date, (iii) the updated P90 Production Forecast delivered pursuant to Section 5.2.19, (iv) the updated Transmission Consultant Report delivered pursuant to Section 5.2.22 and (iv) the execution of any relevant amendments, supplements or other modifications to the Material

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Project Documents and any Additional Project Documents that have a material impact on the assumptions in the Borrower Model in effect immediately prior thereto (such updated Borrower Model, the “Conversion Date Borrower Model”), which Conversion Date Borrower Model shall demonstrate compliance with clause (a) of the definition of “CTL Debt Sizing Criteria” after giving effect to the mandatory prepayments on such date; and
(b)    an updated Amortization Schedule extracted from the Conversion Date Borrower Model that satisfies clause (a) of the definition of “CTL Debt Sizing Criteria” and reasonably acceptable to the Administrative Agent, which updated Amortization Schedule shall automatically replace the Amortization Schedule attached hereto as Schedule IIA.
SECTION 5.2.2    Term Conversion Request. The Administrative Agent shall have received a Term Conversion Request from the Cape Phase 1 Borrower at least five (5) Business Days prior to the Conversion Date.
SECTION 5.2.3    Independent Engineer Certificate. The Administrative Agent shall have received a certificate of the Independent Engineer, substantially in the form of Exhibit Q-2, together with all other attachments contemplated thereby.
SECTION 5.2.4    Project Documents. The Administrative Agent shall have received a certificate from an Authorized Officer of the Cape Phase 1 Borrower, substantially in the form of Exhibit Q-1, certifying that (i) the Cape Phase 1 Borrower has provided (or is providing with such certificate) to the Administrative Agent copies of (A) each Additional Project Document, if any, that a Loan Party has entered into and that has not been delivered previously to the Administrative Agent, and solely to the extent required pursuant to Section 7.16, the Consents to Collateral Assignment, if any, relating thereto, each of which (1) shall have been duly executed and delivered by the Loan Parties party thereto, and to the knowledge of the Borrowers, by each other Person that is a party thereto and (2) shall be in full force and effect (unless it has expired in accordance with its terms, other than as a result of a default or has been replaced in accordance with this Agreement) and (B) each amendment or modification of a Material Project Document, if any, that a Loan Party has entered into and that has not been delivered previously to the Administrative Agent and (ii) each Material Project Document is in full force and effect (unless it has expired in accordance with its terms, other than as a result of a default or has been replaced in accordance with this Agreement).
SECTION 5.2.5    Permits. All Part B Permits to the extent required as of the Conversion Date shall have been duly obtained and validly issued and shall be in full force and effect, no unsatisfied condition to its effectiveness required to be satisfied as of the Conversion Date exists that could reasonably be expected to allow material modification of any such Permit, and except as set forth on Schedule III, no such Permit shall be subject to any appeal and all administrative and judicial appeal periods provided under the Governmental Rule under which such Permit was issued with respect to such Permit shall have expired. The Administrative Agent shall have received a certificate from an Authorized Officer of the Cape Phase 1 Borrower, substantially in the form of Exhibit Q-1, certifying that the Cape Phase 1 Borrower has provided (or is providing with such certificate) to the Administrative Agent copies of each such Permit.

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SECTION 5.2.6    Funding of Reserves.
(a)    The Major Maintenance Reserve Account is fully funded in accordance with Section 3.06(a) of the Depositary Agreement.
(b)    The Punch List Reserve is fully funded in Cash in an amount at least equal to the Punch List Reserve Required Amount.
SECTION 5.2.7    Funding of DSR Account. The DSR Account shall be fully funded in Cash, through a Sponsor LC or through the DSR Letter of Credit, at the Borrowers’ sole discretion, in an amount at least equal to the DSR Requirement.
SECTION 5.2.8    Representations and Warranties; No Default or Event of Default. (i) The representations and warranties of each Obligor set forth in each Loan Document shall be true and correct in all material respects on and as of the Conversion Date (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct in all material respects as of such specific prior date), both at the time of and immediately after Term Conversion; provided, however, that a representation or warranty that is qualified by materiality, Material Adverse Effect or any similar phrase shall be true and correct in all respects and (ii) at the time of and immediately after Term Conversion, no Default or Event of Default shall have occurred and be continuing.
SECTION 5.2.9    Completion of Testing. The Administrative Agent shall have received a certificate from the Independent Engineer, substantially in the form of Exhibit Q-2, confirming completion of all physical and operational drilling and completions program testing for the Project as set forth in the Drilling and Completions Plan (including all of such testing requirements required to be completed prior to Commercial Operation under the Material Project Documents).
SECTION 5.2.10    Title Policy Endorsement. The Administrative Agent and, if applicable, the Title Company, shall have received:
(a)    to the extent required to be provided to a Loan Party under the applicable Material Project Document as of the Conversion Date, duly executed acknowledgements of payments, waivers and/or releases of mechanics’ and materialmen’s liens from each applicable Material Project Party (other than the Interconnection Counterparty) as of the date of its current invoices (other than work in progress for which amounts are not yet due or are being contested in good faith by appropriate proceedings and for which adequate reserves are in place), in each case, appropriately completed in the form attached to the applicable Material Project Document or in the required applicable statutory forms or otherwise to the reasonable satisfaction of the Administrative Agent and if required, the Title Company; provided, however, that if the foregoing lien waivers or releases cannot be obtained from the applicable Material Project Party, then the foregoing condition shall be satisfied if the Borrowers deliver to the Administrative Agent a bond or other acceptable security specific to such mechanics’ or materialmen’s Lien, in form and substance reasonably satisfactory to the Administrative Agent has been posted or provided in such manner and amount as to assure that any amounts owed to the relevant Material Project Party as to whom the filing periods for mechanics’ and materialmen’s Liens have not

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expired or who have filed Liens, and covering the applicable Loan Party’s liability to such Material Project Party, will be promptly paid in full when due;
(b)    with respect to the Title Policy, a date down endorsement from the Title Company showing no additional title exceptions or other matters except Permitted Liens and otherwise in form and substance reasonably acceptable to the Administrative Agent (subject to the Title Endorsement Limitations); and
(c)    any documents reasonably required by the Title Company and any payments for all documented fees and out-of-pocket charges required by the Title Company, in each case, for the Title Company to issue Title Policy date down endorsement described in clause (b).
SECTION 5.2.11    Permission to Operate Evidence. The Administrative Agent shall have received reasonably satisfactory evidence that the Project has received final authorization for interconnection and operation from the Interconnection Counterparty pursuant to the Interconnection Agreement, that the Project has EWG status, and that the Project has MBR Authority.
SECTION 5.2.12    Insurance. (a) Each Loan Party shall have obtained the insurance complying with Section 7.5 and Schedule IV to the extent required as of the Conversion Date, such insurance shall be in full force and effect, all premiums then due shall have been paid in full, and no event or circumstance shall have occurred, nor shall there have been any omission to disclose a fact, which would entitle an insurer to validly avoid or otherwise reduce any material portion of its liability under the relevant policy of insurance, as certified by an Authorized Officer of the Cape Phase 1 Borrower, substantially in the form of Exhibit Q-1; and (b) the Administrative Agent shall have received (i) a certificate from the Insurance Consultant, dated as of the Conversion Date and confirming, among other things, that each Loan Party has the Required Insurance, and otherwise in form and substance reasonably satisfactory to the Administrative Agent and (ii) a certificate from the Loan Party’s insurance broker dated as of the Conversion Date confirming that all Required Insurance is in full force and effect and that all premiums then due thereon have been paid and providing copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer).
SECTION 5.2.13    Operating Budget. The initial Operating Budget has been delivered in accordance with Section 7.1(e).
SECTION 5.2.14    Fees and Expenses. The Borrowers shall have confirmed that they have paid or have arranged for payment of all fees and expenses of any Lender, the Coordinating Lead Arrangers, the Agents, the Depositary Bank, and any LC Issuer, then due and payable by the Borrowers pursuant to the Loan Documents.
SECTION 5.2.15    Total Project Costs. The Borrowers shall have paid all Total Project Costs then due and payable other than any Total Project Costs being contested in good faith and by appropriate proceedings and that are adequately bonded (and such bond names the Administrative Agent as dual obligee) or in respect of which adequate reserves are in place in form and substance reasonably acceptable to the Administrative Agent at the direction of the

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Required Lenders, and shall have funded the Punchlist Reserve with the Punchlist Reserve Required Amount.
SECTION 5.2.16    Substantial Completion and Commercial Operation. The Administrative Agent shall have received (a) copies of all “Certificates of Mechanical Completion” (or equivalent certificates) delivered by the Contractor pursuant to the Material Construction Contract and duly countersigned by the Project Companies, (b) copies of all test results evidencing successful completion of the Performance Tests, (c) the written notice (and certificate) issued by Cape Generating Station 5 LLC pursuant to Section 3.2 of the Shell PPA, and (d) evidence reasonably satisfactory to the Administrative Agent that the “Initial Delivery Date” has occurred under the SCE PPA.
SECTION 5.2.17    Lien and Litigation Searches. The Administrative Agent shall have received certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated as of a date reasonably near to the Conversion Date, listing effective financing statements and tax and judgment liens which name each of the Obligors and EDR (under its present name and certain of its previous names) as the debtor and which are filed in certain of the jurisdictions in which filings are to be made pursuant to Section 5.3.9(b), together with copies of such financing statements.
SECTION 5.2.18    Construction Loans Resizing. The Cape Phase 1 Borrower shall have made any mandatory prepayment required pursuant to Section 3.1.3(k).
SECTION 5.2.19    Major Maintenance Reserve Reporting. The Administrative Agent shall have received (a) an updated P90 Production Forecast, prepared in consultation with the Subsurface Consultant with respect to Project performance and certified by the Borrowers and (b) an updated Maintenance and Drilling Projection, as certified by the Borrowers.
SECTION 5.2.20    Cost Segregation Report. The Administrative Agent shall have received a final copy of the Cost Segregation Report.
SECTION 5.2.21    Drilling License Agreement. The Administrative Agent shall have received an executed copy of the Drilling License Agreement, in form and substance reasonably satisfactory to the Required Lenders.
SECTION 5.2.22    Bring-Down and Final Reports. The Administrative Agent shall have received bring-down copies of each of the following Independent Consultant Reports delivered pursuant to Section 5.1.14, in each case together with a reliance letter from the applicable Independent Consultant in form and substance reasonably satisfactory to the Administrative Agent, to the extent such Independent Consultant Report is not addressed to the Administrative Agent: (a) the Independent Engineer Report, (b) the Transmission Consultant Report, and (c) the Insurance Consultant Report.
SECTION 5.2.23    SCE PPA Letter of Credit Reduction. The Cape Phase 1 Borrower shall have delivered an Issuance Request not less than five (5) Business Days prior to the Conversion Date, in order to reduce the Stated Amount of the SCE PPA Letter of Credit, in

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accordance with the SCE PPA LC Issuing Commitment Amount applicable as of the Conversion Date.
SECTION 5.3    Conditions Precedent to All Credit Extensions. Subject to Section 2.6.3(b), the obligation of each Lender (or the Administrative Agent on its behalf) and each LC Issuer to make any Credit Extension shall be subject to the satisfaction or waiver by the Administrative Agent on (1) for the initial and second Credit Extensions, the instructions of all Lenders and (2) for each Credit Extension following the second Credit Extension, the instruction of the Required Lenders, of each of the conditions precedent set forth below; provided that (x) the provisions of this Section 5.3 shall not apply to the initial Credit Extension, except for Section 5.3.12 and Section 5.3.14(f) and (y) no Letter of Credit shall be requested on the date of the initial Credit Extension.
SECTION 5.3.1    Compliance with Warranties, No Default, etc. Subject to Section 2.6.3(b), which provides for the sole and exclusive conditions precedent to any Material Construction Contract LC Loan, Shell PPA LC Loan, SCE PPA LC Loan or DSR LC Loan, and Section 2.1.4, which provides for the sole and exclusive conditions precedent to any amendment or increase of the Stated Amount of any existing Material Construction Contract Letter of Credit, existing SCE PPA Letter of Credit, existing Shell PPA Letter of Credit or existing DSR Letter of Credit, both immediately before and immediately after giving effect to any Credit Extension, the following statements shall be true and correct:
(a)    with respect to any Credit Extension to be made, the representations and warranties set forth in each Loan Document are, in each case, true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects) (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);
(b)    [Reserved].
(c)    no event or circumstance having a Material Adverse Effect or that could reasonably be expected to have a Material Adverse Effect has occurred and is continuing;
(d)    (i) the Construction Loans to be funded by the Lenders on the date of such Credit
Extension shall not exceed the Available Construction Loan Commitment on such date; (ii) the TRABL Loans to be funded by the Lenders on the date of such Credit Extension shall not exceed the Available TRABL Loan Commitment on such date; (iii) the Term Loans to be funded by the Lenders on the Conversion Date shall not exceed the Available Term Loan Capacity; and (iv) the Stated Amount of any Letter of Credit being issued or amended as of the date of such Credit Extension shall not exceed the applicable Available LC Loan Commitment for such Letter of Credit on such date;
(e)    no Default or Event of Default has occurred and is continuing or will result from the making of the requested Credit Extension; and
(f)    no Change in Tax Law, Proposed Change in Tax Law, or “Change in Tax Law” (as such term or any similar term is defined in any ITC Transfer Agreement or any PTC Transfer

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Agreement) has occurred, in each case other than as provided in the Borrower Model within thirty (30) days of such change or proposed change, which Borrower Model update shall be reasonably satisfactory to the Lenders.
SECTION 5.3.2    Tax Credit Transfer Documents.
(a)    The Administrative Agent shall have received (i) (A) duly executed copies of the ITC Transfer Agreement, (B) the ITC Loss Insurance Policy, and (C) the ITC Transferee Consent; (ii) the memorandum issued by KPMG LLP regarding the eligibility of the WellCo Facilities for the domestic content bonus credit under Section 48(a)(12) of the Code; (iii) the memorandum issued by KPMG LLP regarding the WellCo Facilities’ compliance with prevailing wage and apprenticeship requirements in Sections 45(b)(7), 45(b)(8), 48(a)(10) and 48(a)(11) of the Code; and (iv) an opinion from White & Case LLP, special New York counsel to the Obligors, on the enforceability of the ITC Transfer Agreement, in form and substance reasonably acceptable to the Administrative Agent.
(b)    The Administrative Agent shall have received (i) duly executed copies of (A) the PTC Transfer Agreement, (B) the PTC Loss Insurance Policy, and (C) the PTC Transferee Consent; (ii) the memorandum issued by KPMG LLP regarding the GenCo Facilities’ compliance with prevailing wage and apprenticeship requirements in Sections 45(b)(7), 45(b)(8), 48(a)(10) and 48(a)(11)of the Code; and (iii) an opinion from White & Case LLP, special New York counsel to the Obligors, on the enforceability of the PTC Transfer Agreement, in form and substance reasonably acceptable to the Administrative Agent.
SECTION 5.3.3    Resolutions, Certificates, etc. Solely with respect to the second Credit Extension, the Administrative Agent shall have received from each Obligor, as applicable: (a)(i) a copy of the certificate of formation or other formation document, as applicable, including all amendments thereto, of each such Person and (ii) a copy of a good standing certificate, in each case dated a date reasonably close to the date of the second Credit Extension for each such Person and (b) a certificate, dated as of the date of the second Credit Extension, duly executed and delivered by an Authorized Officer of such Person, as to:
(i)    resolutions of each such Person’s board of directors (or other managing body, in the case of an entity other than a corporation) then in full force and effect authorizing the execution, delivery and performance of each Loan Document executed or to be executed by such Person and the transactions contemplated hereby and thereby;
(ii)    the incumbency and signatures of those of its officers, managers, managing members or general partners, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and
(iii)    the accuracy and completeness of each Organic Document of such Person, in full force and effect on the date of the second Credit Extension and at all times since the date of the resolutions described in clause (i) above, and copies thereof.
SECTION 5.3.4    Title. Solely with respect to the second Credit Extension, all documents necessary to establish that the Project Companies have entered into or obtained all necessary real estate interests as to the Surface Property for the Title Company to issue the

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Title Policy and all documents necessary to establish that WellCo Borrower has entered into or obtained all necessary real estate interests as to the Mortgaged Property with no uncured requirements from the Title Opinions that could divest WellCo Borrower of said real estate interests.
SECTION 5.3.5    Financial Information. The Administrative Agent shall have received a duly executed Construction Account Withdrawal Certificate (as defined in the Depositary Agreement) from the Cape Phase 1 Borrower addressed to the Administrative Agent, on behalf of itself and the Credit Parties, directing the disbursement on the date of the second Credit Extension of the proceeds of the Borrowings made on such date; and
SECTION 5.3.6    Solvency, etc. Solely with respect to the second Credit Extension, the Administrative Agent shall have received a certificate dated as of the date of the second Credit Extension, substantially in the form of Exhibit J hereto from each Borrower duly executed and delivered by an Authorized Officer of each Borrower (in his or her capacity as such Authorized Officer), certifying that the Loan Parties on a consolidated basis after giving effect to the transactions contemplated hereby, are Solvent.
SECTION 5.3.7    Opinions of Counsel. Solely with respect to the second Credit Extension, the Administrative Agent shall have received (a) bringdowns of each opinion delivered as of the Closing Date pursuant to Section 5.1.9 and (b) an opinion delivered by Parr Brown Gee & Loveless LLP, Utah counsel to the Project Companies, addressing enforceability matters, each substantially in the applicable form as set forth in Exhibits Y-1 through Y-3 or otherwise in form and substance reasonably acceptable to the Administrative Agent.
SECTION 5.3.8    Transaction Documents. The Administrative Agent shall have received duly executed copies of each Loan Document required to be in effect as of the date of the second Credit Extension to which an Obligor is a party, including, without limitation, the Guarantee and Collateral Agreement, the WellCo Pledgor Pledge Agreement, the Cape Phase I Pledgor Pledge and Security Agreement, the Mortgages and each Consent to Collateral Assignment.
SECTION 5.3.9    Collateral. The Collateral Agent and the Administrative Agent shall have been granted on the date of the second Credit Extension, for the benefit of the applicable Secured Parties, and upon the delivery and filing or recordation of the documents set forth on Item 6.23(a) of the Disclosure Schedule, first priority perfected Liens on the Collateral (subject only to Permitted Liens), and in that connection, shall have received or waived delivery requirements with respect to:
(a)    (i) the original membership interest certificates of each Loan Party evidencing all of the issued and outstanding shares of Capital Securities pledged pursuant to the Security Documents, which certificates shall be accompanied by undated instruments of transfer duly executed in blank and an irrevocable proxy with respect to such Capital Securities; and (ii) such other instruments and documents as shall be necessary or in the reasonable opinion of the Administrative Agent desirable under Applicable Law to perfect the first priority security interest (subject to certain Permitted Liens) of the Collateral Agent in all shares of Capital Securities and any instruments comprising Collateral;

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(b)    copies of UCC financing statements naming each such Obligor executing each applicable Security Document as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests of the Collateral Agent pursuant to the applicable Security Documents (“Filing Statements”);
(c)    certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated as of a date reasonably near to the date of the second Credit Extension, listing effective financing statements and tax and judgment liens which name each of the Obligors and EDR (under its present name and certain of its previous names) as the debtor and which are filed in certain of the jurisdictions in which filings are to be made pursuant to clause (b) above, together with copies of such financing statements;
(d)    with respect to the Surface Property as of the date of the second Credit Extension:
(i)    evidence of the payment of (or satisfactory arrangements for the payment of pursuant to a title closing letter reasonably approved by the Administrative Agent) all Title Policy premiums;
(ii)    a pro forma loan policy of title insurance or signed commitment to issue such policy in favor of the Collateral Agent, issued by the Title Company, in form and substance reasonably acceptable to the Required Lenders, in an amount equal to Three Hundred and Seventy Million, Five Hundred Thousand Dollars ($370,500,000) (the “Title Policy”), and such Title Policy shall also include, and if applicable, the endorsements listed on Schedule VII attached hereto (in each case, only to the extent available and customarily obtainable from insurers in the applicable jurisdiction and, if available, in the form and substance promulgated in the applicable jurisdiction and in accordance with local title insurance regulations applicable thereto) (the limitations described in this sub-clause (ii) being the “Title Endorsement Limitations”); and
(iii)    such other affidavits, certificates, approvals, opinions, or documents as the Title Company may require to issue the Title Policy.
(e)    The Administrative Agent and the Collateral Agent shall have received each Consent to Collateral Assignment and each landowner estoppel listed on Schedule VI, each of which shall be duly executed by each party thereto; and
(f)    The Borrowers shall have delivered to the Interconnection Counterparty a duly executed notice of collateral assignment of the Interconnection Agreement as notification of the collateral assignment of such Interconnection Agreement to the Collateral Agent.
SECTION 5.3.10    Subordination Agreements and Lien Waivers. The Administrative Agent shall have received (a) duly executed, and if required, notarized subordination agreements in favor of the Collateral Agent from the Contractor and the Equipment Supplier, substantially in the forms attached hereto as Exhibits Z-1 and Z-2 or otherwise in form and substance reasonably satisfactory to the Administrative Agent and (b) to the extent required to

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be provided to a Loan Party under the applicable Material Project Document as of the date of the second Credit Extension, duly executed acknowledgements of payments, waivers and/or releases of mechanics’ and materialmen’s liens from each applicable Material Project Party (other than the Material Project Party party to the Interconnection Agreement) as of the date of its current invoices (other than work in progress for which amounts are not yet due or are being contested in good faith by appropriate proceedings and for which adequate reserves are in place), in each case, appropriately completed in the form attached to the applicable Material Project Document or in the required applicable statutory form or otherwise to the reasonable satisfaction of the Administrative Agent and if required, the Title Company.
SECTION 5.3.11    Disclosure Schedules. Solely in respect of the second Credit Extension, the Administrative Agent shall have received a supplement or amendment to the Disclosure Schedules, which such supplement or amendment shall be reasonably acceptable to the Administrative Agent; provided, however that any such supplement or amendment shall not cure any breach of a representation or warranty of the Borrowers made prior to the date such supplement or amendment is received.
SECTION 5.3.12    Credit Extension Request, etc. Subject to Section 2.6.3(b), the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended or the Stated Amount thereof increased. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the applicable Borrower of the proceeds or benefits of such Credit Extension shall constitute a representation and warranty by such Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements required to be true and correct under Section 5.3.1 as a condition to such Credit Extension are true and correct in all material respects.
SECTION 5.3.13    DSR Letters of Credit. In the case of an issuance of a DSR Letter of Credit, each of the conditions precedent to the Conversion Date set forth in Section 5.2 shall have been satisfied or waived in accordance with the terms hereof.
SECTION 5.3.14    Construction Loans and TRABL Loans. In the case of the making of any Construction Loans and TRABL Loans:
(a)    Construction Drawdown Certificate; Construction Report; Independent Engineer Certificate. Delivery of:
(i)    a Construction Drawdown Certificate to the Administrative Agent (and as subsequently delivered by the Administrative Agent to the Lenders on the same Business Day) and the Independent Engineer, dated not less than three (3) Business Days prior to the date of the proposed Borrowing substantially in the form of Exhibit M, certified by an Authorized Officer of the applicable Borrower with required attachments thereto, including (A) the most recent Construction Report delivered pursuant to Section 7.1(d) (except with respect to the Borrowing on the date of the second Credit Extension), (B) a description of Total Project Costs incurred to date, (C) an update of the status of the Construction Budget showing (1) the actual Total Project Costs, (2) the current draw

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request, (3) the estimated remaining Total Project Costs to complete the Project and (4) a summary of the sources for each of the foregoing items (1) through (3) that have been used and are available to cover the Total Project Costs, (D) in the case of payments to be made with the proceeds of the proposed Borrowing under the applicable Material Construction Contract and Material Equipment Supply Contracts, copies of all documentation related to such payments required to be provided by the Contractor or Equipment Supplier under such Material Construction Contract and Material Equipment Supply Contracts, (E) the most recent Project site visit report prepared by the Independent Engineer, to be dated within sixty (60) days of the requested Borrowing, and (F) otherwise, copies of all receipts, invoices (including third party invoices) and any other appropriate documentation or materials reasonably and promptly requested by the Administrative Agent or the Independent Engineer to enable the Borrowers to substantiate any individual Total Project Cost in excess of $100,000 to be paid (or reimbursed) with the amounts transferred, and certifying that the proceeds of such Borrowing will be used only as permitted by Section 7.8;
(ii)    a certificate of the Independent Engineer substantially in the form of Exhibit N, dated and delivered to the Administrative Agent no later than 12:00 noon New York time three (3) Business Days prior to the date of the proposed Borrowing, pursuant to which the Independent Engineer certifies (A) the Loan Parties are in material compliance with the Construction Budget and Construction Schedule, (B) that Term Conversion is reasonably likely to be achieved by the Term Conversion Deadline, (C) that the utilization of previous Borrowings is consistent with the purposes set forth in Section 7.8, and (D) that the sum of then Available Construction Funds shall not be less than the aggregate unpaid amount of the Total Project Costs required to achieve Term Conversion on or before the Term Conversion Deadline; and
(iii)    Title Policy Date-Down Endorsements. The Administrative Agent, and, if applicable, the Title Company, shall have received prior to such Credit Extension:
(A)    other than in the case of the initial Borrowing and any Borrowings which are advanced within thirty (30) Business Days after the Initial Borrowing Date, with respect to the Title Policy, a date-down endorsement from the Title Company showing no additional title exceptions or other matters except Permitted Liens and otherwise in form and substance reasonably acceptable to the Administrative Agent (subject to the Title Endorsement Limitations);
(B)    any documents reasonably required by the Title Company and any payments for all documented fees and out-of-pocket charges required by the Title Company, in each case, for the Title Company to issue Title Policy date-down endorsement described in sub-clause (A); and
(C)    to the extent required to be provided to a Loan Party under the applicable Material Project Document as of the applicable Borrowing date, duly executed acknowledgements of payments, waivers and/or releases of mechanics’ and materialmen’s liens from each applicable Material Project Party (other than the Interconnection Counterparty) as of the date of its current invoices (other than

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work in progress for which amounts are not yet due or are being contested in good faith by appropriate proceedings and for which adequate reserves are in place), in each case, appropriately completed in the form attached to the applicable Material Project Document, or if no applicable form is attached to the applicable Material Project Document, in the required statutory form, or otherwise in a form reasonably satisfactory to the Administrative Agent and, if required, the Title Company; provided, however, that if the foregoing lien waivers or releases cannot be obtained from the applicable Material Project Party, then the foregoing condition shall be satisfied if the Borrowers deliver to the Administrative Agent either a bond or other acceptable security specific to such mechanics’ or materialmen’s Lien, in form and substance reasonably satisfactory to the Administrative Agent has been posted or provided in such manner and amount as to assure that any amounts owed to the relevant Material Project Party as to whom the filing periods for mechanics’ and materialmen’s Liens have not expired or who have filed Liens, and covering the applicable Loan Party’s liability to such Material Project Party, will be promptly paid in full when due.
(b)    Material Project Documents. To the extent not previously delivered, Administrative Agent shall have received copies of the Material Project Documents in effect, which shall include the Material Project Documents listed on Schedule V. The Material Project Documents shall be duly executed and such Material Project Documents shall be certified by a Authorized Officer of the Borrowers as being true, complete and correct as of such date, which certificate shall include a certification that (A) all Material Project Documents are in full force and effect, (B) no Loan Party is in material breach of any material obligation under any Material Project Document and, to the Borrowers’ knowledge, no event has occurred or circumstance exists that, with the passage of time or the giving of notice or both, would constitute a breach of any material obligation under any Material Project Document, (C) all conditions precedent to the effectiveness of the Development Agreement, the Interconnection Agreement and the Transmission Services Agreement shall have been satisfied, and (D) to the Borrowers’ knowledge, no other party is in material breach of any of such other party’s material obligations under any Material Project Document and no event has occurred or circumstance exists that, with the passage of time or the giving of notice or both, would constitute a material breach under any Material Project Document; and, if applicable, the Administrative Agent shall have received an updated Schedule V in form and substance reasonably satisfactory to Administrative Agent (whereupon such Schedule V shall be deemed to be amended).
(c)    Satisfactory Work. All work that has been done on the Project has been done in a good and workmanlike manner and in accordance with the Material Construction Contract, the other Material Project Documents and Prudent Industry Practices, in each case, in all material respects.
(d)    Permits. All material Permits for the Project required to have been obtained by any Loan Party or for the benefit of such Loan Party under applicable Governmental Rule in light of the then current stage of siting, development, construction and operation of the Project as provided in the Construction Budget and Construction Schedule shall have been duly obtained and validly issued and shall be in full force and effect, no unsatisfied condition to its effectiveness required to be satisfied as of the Borrowing date exists that could reasonably be

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expected to allow material modification, and, except as set forth on Schedule III, all administrative and judicial appeal periods provided under the law under which such Permit was issued with respect to such Permit have expired.
(e)    Minimum Equity Requirement. Confirmed Contributed Amounts equal to or greater than the Minimum Equity Requirement shall have been fully funded in cash on or prior to the date of such Borrowing.
(f)    Fees and Costs. All amounts then required to be paid by any Borrower to the Administrative Agent or any Lender under the Fee Letters and any other Loan Documents, and all taxes and reasonable fees and other costs then due and payable by a Borrower in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed as a condition precedent in this Section 5.3 in respect of the requested Borrowing (to the extent such amounts have been invoiced no later than five (5) Business Days prior to the applicable Borrowing date), shall have been paid in full.
SECTION 5.3.15    Customs Duties. As of each Credit Extension, all Customs Duties, if any, that have been asserted and are due and payable have been paid.
SECTION 5.3.16    XRC Facility Payoff. Solely with respect to the second Credit Extension, the Administrative Agent shall have received an executed payoff letter, substantially in the form attached hereto as Exhibit U (the “XRC Facility Payoff Letter”), together with applicable draft UCC-3 financing statements, confirming that all Liens related to the XRC Facility shall be discharged as of the date of the second Credit Extension.
SECTION 5.3.17    Borrower Model. Solely in respect of the second Credit Extension, the Administrative Agent shall have received an updated Borrower Model, in form and substance reasonably satisfactory to the Required Lenders.
SECTION 5.3.18    Survey. Solely in respect of the second Credit Extension and with respect to each Surface Property, the Administrative Agent shall have received a survey (A) prepared by a surveyor reasonably acceptable to the Administrative Agent, (B) dated not earlier than three (3) months prior to delivery of the Title Policy pursuant to this Section, (C) certified to the Administrative Agent, the Collateral Agent and the Title Company issuing the Title Policy pursuant to Section 5.3.9(d)(ii) above, which certification shall be reasonably acceptable to the Administrative Agent and the Collateral Agent, and (D) complying with the “Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys,” jointly established and adopted by ALTA and NSPS and effective as of 2021, including items 1, 2, 3, 4, 8, 6(b), 11, 13, 14, 16, 17, 18 and 19 of Table A of the Minimum Standard Detail Requirements for ALTA/NSPS Surveys (except for (1) such deviations as are reasonably acceptable to the Administrative Agent and (2) the surveys of easement areas situated outside of the main Project site(s) may be dated earlier than three (3) months prior to the date of the second Credit Extension), or such other surveys along with affidavits of no change as may be reasonably accepted by the Administrative Agent and the Collateral Agent and the Title Company issuing the Title Policy pursuant to Section 5.3.9(d)(ii) above.

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SECTION 5.3.19    Cost Segregation Report. As of the date of second Credit Extension, the Administrative Agent shall have received an updated draft copy of the Cost Segregation Report, if such report has been updated since the Closing Date.
SECTION 5.3.20    Project Company Ownership. Solely in respect of the second Credit Extension, the Administrative Agent shall have received evidence that the membership interests of each Project Company have been transferred to Cape Phase 1 Borrower, pursuant to terms reasonably satisfactory to Administrative Agent, acting at the direction of the Required Lenders.
SECTION 5.3.21    E&S Self-Monitoring Report. Solely in respect of the second Credit Extension, the Administrative Agent shall have received an E&S Self-Monitoring Report.
SECTION 5.3.22    Funding of Major Maintenance Reserve Account. As of the date of second Credit Extension and as of the date of each Credit Extension thereafter, the Major Maintenance Reserve Account is fully funded in accordance with Section 3.06(a) of the Depositary Agreement.
SECTION 5.3.23    Funds Flow Memorandum. The Administrative Agent shall have received the Second Credit Extension Funds Flow Memorandum, in form and substance acceptable to the Administrative Agent and all Lenders.
SECTION 5.3.24    Closing Date. The Closing Date shall have occurred (including concurrently on the date of such Credit Extension).
SECTION 5.3.25    Water Appropriation Permit. The Water Appropriation Permit shall not have become subject to any administrative or judicial appeal, intervention, or similar proceeding, including any requests filed for reconsideration with the Utah State Engineer or an appeal with the Utah District Court of the Utah State Engineer’s approval of the Application to Appropriate (any such occurrence, a “Water Appropriation Permit Appeal”) and all such administrative and judicial appeal periods have expired; provided that the condition under this Section 5.3.25 shall be deemed satisfied if (a) a request for reconsideration to the State Engineer of the Water Appropriation Permit has been filed and is denied or considered to be denied under the applicable Governmental Rule, no other Water Appropriation Permit Appeal has been filed or is otherwise pending, and all administrative and judicial appeal periods have expired, or (b) the applicable Loan Parties have entered into (i) amendments to existing water right leases (or an acquisition of new water right leases or purchased water rights) in an amount sufficient to supply the water required for the full operation of the Project, in each case with termination dates no earlier than the conclusion of the full amortization period set forth in the Borrower Model and that authorize the filing of permanent change applications on the leased water for geothermal use at the Project, in form and substance reasonably acceptable to all Lenders, and (ii) an approval by the Utah State Engineer of a permanent change application with respect to such water rights to permanently change the use of such water rights to geothermal use by the Project, in form and substance reasonably satisfactory to all Lenders, for which all administrative and judicial appeal periods have expired with no administrative or judicial appeal, intervention, or similar proceeding having been filed or pending.

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SECTION 5.3.26    Real Estate Documents. Solely in respect of the second Credit Extension, the Administrative Agent shall have received duly executed copies of the Confirmatory Subleases, the UODA Amendment, the GSSA Amendments, and the Assignment Amendment.
SECTION 5.4    Determinations Under Article V. For purposes of determining compliance with the conditions specified in Section 5.1, Section 5.2 and Section 5.3, each Lender (in the case of Section 5.1) and each Required Lender (in the case of Sections 5.2 and 5.3) shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or to be acceptable or satisfactory to such Lender unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date or such other applicable date specifying its objection thereto and, to the extent applicable, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowing.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
In order to induce the Credit Parties to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants as set forth in this Article, on the Closing Date, the date of any Credit Extension and the Conversion Date; provided that the representations and warranties set forth in this Article VI as they relate to the Cape Phase I Pledgor and the Project Companies (including the Capital Securities in the Project Companies) or the Loan Documents to which a Project Company or the Cape Phase I Pledgor is a party shall not take effect until the date of the second Credit Extension.
SECTION 6.1    Organization, etc. Each Loan Party (a) is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, (b) is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect) and (c) has full power and authority (i) to enter into and perform its Obligations under each Transaction Document and each other agreement or instrument contemplated thereby to which it is or will be a party, (ii) to own and hold under lease its property and (iii) to conduct its business substantially as currently conducted by it and as proposed to be conducted under the Transaction Documents to which it is a party.
SECTION 6.2    Due Execution, Delivery and Authorization, Non-Contravention, etc. Each Loan Party has duly executed and delivered each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document executed or to be executed by it, each such Loan Party’s participation in the consummation of all aspects of the Transactions, and the execution, delivery and performance by the Borrowers or (if applicable) any other Loan Party of the agreements executed and delivered by it in connection with the Transactions are in each case within each such Person’s powers, have been duly

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authorized by all necessary corporate, limited liability company or partnership action, as applicable, and do not:
(a)    contravene (i) any Loan Party’s Organic Documents, (ii) any contractual restriction binding on or affecting any Loan Party in any material respect (other than any such contractual restriction that shall have been waived on or prior to the Closing Date or in the case of the Cape Phase I Pledgor and the Project Companies, the date of second Credit Extension) (except for any such contravention that could not reasonably be expected to have a Material Adverse Effect), (iii) any provision of any court decree or order binding on or affecting any Loan Party in any material respect or (iv) subject to the receipt of any necessary authorizations or approvals from, the taking of any other necessary actions by, or the submission of any necessary notice to or filing with, Governmental Authorities in connection with the exercise of certain foreclosure remedies under the Loan Documents, any provision of any law or governmental regulation binding on or affecting any Loan Party in any material respect; or
(b)    result in, or require the creation or imposition of, any Lien on any Loan Party’s properties or assets now owned or hereafter acquired by the applicable Loan Party (except Permitted Liens or otherwise as permitted or required by this Agreement).
SECTION 6.3    Government Approval, Regulation, etc. No material authorization or approval or other action by, and no material notice to or filing with, any Governmental Authority or other Person (other than those which have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required by any Obligor for the due execution, delivery or performance (including the valid granting of any security interest or the enforcement thereof) by any Loan Party of any Loan Document to which it is a party, except for (a) filings for the perfection of security interests which will not be made prior to the date of the second Credit Extension but which will have been delivered to the Administrative Agent (or its agents) on the date of the second Credit Extension for filing on the date of the second Credit Extension, (b) authorizations, approvals, actions, notices, and filings in connection with the exercise of certain foreclosure remedies under the Loan Documents, and (c) the authorizations, approvals, actions, notices and filings disclosed in Item 6.3 of the Disclosure Schedule.
SECTION 6.4    Validity, etc. Assuming due execution and delivery by the other parties thereof, each Loan Document to which any Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity (regardless of whether enforcement is sought in equity or at law)).
SECTION 6.5    Transfer Agreements. Each of the representations and warranties of a Loan Party set forth in any ITC Transfer Agreement or PTC Transfer Agreement to which such Loan Party is a party, was, as of each date such representation and warranty was made, (i) true and correct in all material respects or (ii) if and to the extent such representations and warranties are qualified by the words “material,” “Material Adverse Change” or similar qualifications, true and correct, as qualified.

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SECTION 6.6    No Material Adverse Effect. Since December 31, 2024, there has been no event or occurrence which has had and is continuing to have, or could reasonably be expected to result in, individually or in the aggregate, any Material Adverse Effect.
SECTION 6.7    Litigation. There is no pending or, to the knowledge of any Loan Party, threatened (in writing) litigation, investigation, action or proceeding:
(a)    to which the Loan Parties are party or any of their respective properties, businesses, assets or revenues are bound that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or
(b)    which purports to adversely affect the legality, validity or enforceability of any Loan Document or the Transactions.
SECTION 6.8    Subsidiaries.
(a)    Item 6.8 of the Disclosure Schedule lists, as of the date of the second Credit Extension, with respect to each Loan Party, (i) the state or jurisdiction of such Loan Party’s organization and legal entity type and (ii) the percentage of interests of the Capital Securities of such Loan Party owned by its parent(s). The Capital Securities of each Loan Party has been duly authorized and validly issued, are fully paid and non-assessable. There is no existing option, warrant, call, right, commitment or other agreement to which a Loan Party is a party requiring, and there is no membership interest or other Capital Securities of a Loan Party outstanding upon which conversion or exchange would require, the issuance by a Loan Party of any additional membership interests or other Capital Securities of such Loan Party or other Capital Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Securities of the Loan Parties.
(b)    (i) Cape Phase I Pledgor owns one hundred percent (100%) of the membership interests in Cape Phase 1 Borrower; (ii) WellCo Pledgor owns one hundred percent (100%) of the membership interests in WellCo Borrower; and (iii) as of the date of the second Credit Extension, Cape Phase 1 Borrower owns one hundred (100%) of the membership interests in each Project Company.
(c)    (i) Cape Phase 1 Borrower and each Project Company is an entity disregarded as separate from its owner for U.S. federal income tax purposes and (ii) WellCo Borrower is treated as a corporation for U.S. federal income tax purposes other than if otherwise required by any ITC Transfer Agreement.
(d)    No Loan Party (i) has conducted any business other than the business contemplated by the Transaction Documents, (ii) is a general partner or a limited partner in any general or limited partnership or a joint venture in any joint venture and (iii) has any Subsidiaries except as set forth in Item 6.8 of the Disclosure Schedule.
SECTION 6.9    Ownership of Properties. (a) Each Loan Party owns (i) in the case of owned real property, good and marketable fee title to, (ii) in the case of owned personal property, good and valid title to, or (iii) in the case of leased real or personal property, valid and enforceable leasehold and/or easement interests (as the case may be) in, all of its material

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properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Permitted Liens.
(b)    With respect to each Real Property Document, no Loan Party is in material breach or default under such Real Property Document, and, to the knowledge of the Loan Parties, no event has occurred, or will occur with the recordation of a Mortgage against any such Real Property Document (to the extent a Mortgage can and is required to be recorded against such Real Property Document pursuant to the terms of the Loan Documents) or the interest granted thereunder or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or default, or permit the termination, material modification or acceleration of rent (to the extent rent is payable thereunder) under such Real Property Document.
(c)    Other than as may constitute a Permitted Lien, the real property set forth on Item 6.9(c) of the Disclosure Schedule is not subject to any lease, sublease, license or other agreement granting to any Person, other than the WellCo Borrower and the Project Companies, any right to the use, occupancy, possession or enjoyment of such property or any portion thereof that would interfere in a material adverse respect with the construction and operation of the Project.
(d)    Except (i) as could not reasonably be expected to have a Material Adverse Effect or (ii) for real property rights that are reasonably expected to be available as and when required, each Loan Party owns all real property interests (including but not limited to fee simple, easement, and leasehold estates), tangible personal property, intangible personal property, fixtures, water rights, contracts, agreements, permits, licenses, approvals, privileges, franchises and governmental authorizations reasonably necessary for the Development of the Project as contemplated by the Transaction Documents and in accordance with Applicable Laws and regulations.
(e)    The Real Property Documents (i) are sufficient to enable the Project to be located, operated and maintained on the applicable Project site described therein in material compliance with Applicable Law, the applicable Project Documents and as contemplated in the Borrower Model; and (ii) provide adequate legal and practical ingress and egress for any purpose, including, to the extent any Real Property Document is a recorded instrument that grants a fee leasehold or easement interest, legal access from a public right of way to the Project, in connection with the operation and routine maintenance of the Project under the Project Documents.
(f)    No Loan Party has received any written notice of, nor has any knowledge of, (i) any pending Event of Loss or condemnation proceeding affecting any material parcel forming part of the Project site or any sale or disposition thereof in lieu of condemnation or (ii) any change in the zoning classification of any material portion of the Project site.
(g)    No Loan Party has created, incurred, assumed or permitted to exist any Indebtedness with respect to such Person, other than Permitted Indebtedness.
SECTION 6.10    Intellectual Property. Each Loan Party owns or has the right to use all patents, trademarks, service marks, trade names, domain names, copyrights, licenses and other

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rights which are necessary for the ownership, construction, and operation of the Project, except where the failure of such Loan Party to so own or have the right to use could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, excluding the use of commercially available “off-the-shelf” software, no material product, process, method, substance, part or other material presently contemplated, as of the Closing Date, to be sold or employed by a Loan Party in connection with its business will infringe any patent, trademark, service mark, trade name, domain name, copyright, license or other right owned by any other Person in a manner that could reasonably be expected to have a Material Adverse Effect.
SECTION 6.11    Taxes; Other Laws. (a) Except as would not reasonably be expected to be material and adverse to a Loan Party, (x) each Loan Party has timely and duly filed all federal, state, local and other tax returns and reports required by law to have been filed by it, and (y) each Loan Party has paid all material Taxes to the extent due, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP. No material Tax Liens have been filed with respect to the assets of any Loan Party other than Permitted Liens.
(b)    The Loan Parties have complied with all Applicable Laws (other than (i) any such laws relating to the Taxes, which are covered in clause (a) above), (ii) any such laws relating to Environmental Laws, which is covered in Section 6.13, and (iii) Sanctions, Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws, which are covered in Section 6.24), except to the extent such non-compliance, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect.
SECTION 6.12    Pension and Welfare Plans. No Loan Party sponsors, maintains or participates in any Plan, Pension Plan or Multiemployer Plan. No ERISA Event has occurred with respect to any Loan Party or, except as would not reasonably be expected to have a Material Adverse Effect, with respect to any member of the Controlled Group.
SECTION 6.13    Environmental Warranties. Except as set forth on Item 6.13 of the Disclosure Schedules:
(a)    the Project and the Loan Parties are, and to the Borrowers’ knowledge have been, in compliance in all material respects with all applicable Environmental Laws, including all Permits required thereunder, in respect of the Project;
(b)    there are no pending, or to the knowledge of the Loan Parties, threatened (in writing) material Environmental Claims against or with respect to the Project, the Project site, or any Loan Party with respect to the Project;
(c)    there have been no Releases or, to the knowledge of the Loan Parties, any threatened Releases of Hazardous Materials by any Loan Party or, to the knowledge of the Loan Parties, by any third party at, on, under or from any real property currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party that could reasonably be expected to require any Loan Party to perform any material investigation, cleanup or remedial action pursuant to any Environmental Law or any applicable Permit issued thereunder, and no Loan Parties, nor, to the knowledge of any Borrower, any third party, has used, Released,

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generated, manufactured, produced, treated, handled or stored in, on, from or under the Project sites, the Project or any other real property that is the subject of the Real Property Documents, or transported thereto or therefrom, any Hazardous Materials in a manner that could reasonably be expected to subject the Administrative Agent or the Lenders to any Environmental Claim or liability under any Environmental Law, or otherwise could reasonably be expected to subject any Loan Party to any material Environmental Claim;
(d)    no property currently or, to the knowledge of the Loan Parties, formerly owned or operated by the Loan Parties is listed on the National Priorities List pursuant to CERCLA, or on any similar state list;
(e)    there are no underground tanks, whether operative or temporarily or permanently closed or abandoned, or any landfills or surface impoundments located on the Project sites or the real property that is the subject of the Real Property Documents that could reasonably be expected to result in a material Environmental Claim or in any material liability of any Loan Party under any Environmental Law or any Permit issued pursuant to any Environmental Law; and
(f)    to the knowledge of the Loan Parties, there is no condition, circumstance, action, activity, or event that could reasonably be expected to form the basis of any material violation of Environmental Law or any Permit issued pursuant to any Environmental Law, by any Loan Party, or any material liability under any Environmental Law to, or any material Environmental Claim against, the Administrative Agent, the Lenders, or any Loan Party.
SECTION 6.14    Financial Statements; Accuracy of Information; Projections.
(a)    The financial statements delivered pursuant to Section 5.1.7(a) or Section 7.1, as applicable, present fairly in all material respects the financial position of the Sponsor or the Borrowers, as applicable, as at the date of, or for the fiscal period covered by, such financial statements and have been prepared in accordance with GAAP as properly applied, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Except for those liabilities (i) that have been disclosed or otherwise accounted for in such financial statements, (ii) created pursuant to the Transaction Documents, or (iii) otherwise disclosed in writing to the Administrative Agent and reasonably acceptable to the Administrative Agent, no Obligor has any liabilities, direct or contingent, which in each case could reasonably be expected to have a Material Adverse Effect.
(b)    The (i) unaudited pro forma consolidated balance sheet of the Cape Phase 1 Borrower and its Subsidiaries and (ii) unaudited pro forma balance sheet of WellCo Borrower, in each case, as at the Closing Date (the “Pro Forma Balance Sheet”), as delivered in accordance with Section 5.1.7(c). To the knowledge and best estimate of the Borrowers, the Pro Forma Balance Sheet has been prepared based on the best information available to the Borrowers as of the date of delivery thereof, and presents fairly in all material respects the estimated financial position of the Borrowers (and if applicable, their Subsidiaries) on a pro forma basis as at the Closing Date.

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(c)    As of Closing Date, all information (other than the Borrower Model and other projections, estimates, budgets, and pro forma or forward-looking information (collectively, the “Projections”), any report of an Independent Consultant or other consultant and general economic information or general industry information) concerning the Loan Parties, any Loan Document or any transaction contemplated hereby (including the Transactions) or otherwise which was furnished to any Credit Party by or on behalf of any Loan Party, the Sponsor or any of their representatives in connection with any Loan Document or any transaction contemplated hereby (including the Transactions), taken together as a whole with all supplements thereto and other information with which such Credit Party has been furnished by or on behalf of any Loan Parties, was true, complete and correct in all material respects as of the date such information was furnished and as of the Closing Date, and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information (taken as a whole) not misleading in light of the circumstances under which it was furnished; provided that, other than with respect to Section 6.14(d), no representation or warranty is made with regard to the Projections.
(d)    As of the Closing Date, the Projections have been prepared in good faith based upon, assumptions believed by the Borrowers to be reasonable at the time made and at the time so furnished; it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Obligors; no assurance can be given that the Projections will be realized, and actual results compared to the Projections may differ and such differences may be material.
(e)    As of the date provided, the information included in the Beneficial Ownership Certification delivered pursuant to Section 5.1.13 is, to the knowledge of the Borrowers, true and correct in all respects.
(f)    As of the Conversion Date, the Conversion Date Borrower Model has been prepared in good faith based upon, assumptions believed by the Borrowers to be reasonable at the time made and at the time so furnished; it being understood that the Conversion Date Borrower Model is subject to significant uncertainties and contingencies, many of which are beyond the control of the Obligors; no assurance can be given that the project information in the Conversion Date Borrower Model will be realized, and actual results may differ and such differences may be material.
SECTION 6.15    Regulations T, U and X; Investment Company Act.
(a)    No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock, or extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, Board Regulation T, U or Regulation X. Terms for which meanings are provided in Board Regulation T, U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.
(b)    (i) No Loan Party is and, after giving effect to the transactions contemplated hereby, no Obligor will be, required to be registered as an “investment company” within the

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meaning of the Investment Company Act of 1940, as amended and (ii) no Borrower is a “covered fund” under the Volcker Rule (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).
SECTION 6.16    Energy Regulatory Matters.
(a)
(i)    Each Project Company will store, generate, sell and transmit, electricity solely at wholesale pursuant to the Power Purchase Agreements.
(ii)    Each Project Company is eligible for status as an EWG and will obtain EWG status on or before the date that it commences sales of energy, capacity, or ancillary services. Upon achieving and maintaining EWG status, each Project Company will be exempt from regulation under the federal access to books and records provisions of PUHCA, as provided at 18 C.F.R. §366.7(e).
(iii)    On or before the date that it commences sales of energy, capacity, or ancillary services, including test energy, from the Project, each Project Company will obtain MBR Authority and will be in material compliance with all applicable FERC, NERC, and Utah PSC requirements and the Interconnection Agreement.
(b)    (i) No Borrower is or will be a “public utility” under the FPA, and (ii) each Loan Party either is not a “holding company” under PUHCA or is, or will be, a “holding company” that qualifies for exemption from regulation under the federal access to books and records provisions of PUHCA, as set forth in 18 C.F.R. § 366.3.
(c)    Except for those that may be required as the result of the exercise of remedies under the Loan Documents, as of the Closing Date, no prior authorization or approval by FERC is required for the execution and delivery of, the consummation of the transactions contemplated by, or the performance of obligations under the Loan Documents.
(d)    None of the Borrowers is subject to regulation as a “public utility”, “transmission and distribution utility,” “retail electric provider,” an “electric utility” or an “electrical corporation” (or any other similar utility or provider under Utah law) as those terms are defined in the FPA and the applicable Utah laws, including Utah Code Ann. §54-2-1 and corresponding Utah administrative rules.
(e)    There are no pending, or to the Loan Parties’ knowledge, anticipated, or threatened (in writing) complaints, investigations, audits, self-reports, enforcement actions, penalty assessments, show cause orders or similar proceedings (formal or informal, public or non-public) alleging (i) a violation by any of the Obligors of the FPA or PUHCA, (ii) a failure by any of the Obligors or the Project to comply with or satisfy the requirements of the FPA, PUHCA or any FERC regulations or orders thereunder, (iii) a failure by any of the Obligors to comply with or satisfy the requirements of the Utah PSC, the applicable Utah laws, including Utah Code Ann. §§ 54-1-1 et seq. and 63G-4-101 et seq. and corresponding Utah administrative rules, or any Utah PSC orders thereunder, or (iv) a failure by any of the Obligors to comply with

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any NERC reliability requirements, except to the extent that such violation or failure to comply could not reasonably be expected to have a Material Adverse Effect.
(f)    Except for those already obtained as listed in Part A of Schedule III, or as may be required for the exercise of remedies under the Loan Documents, no prior authorization or approval by the Utah PSC is required for the execution and delivery of, the consummation of the transactions contemplated by, or the performance of obligations under the Transaction Documents.
(g)    Except as may result from the exercise of remedies under the Loan Documents, none of the Credit Parties or any “affiliate” (as that term is defined in PUHCA) of any of them will, solely as a result of (i) the execution and delivery of, the consummation of the transactions contemplated by or the performance of obligations under the Loan Documents, (ii) each Project Company’s ownership, leasing or operation of the Project, or (iii) each Project Company’s sale or transmission of electricity at wholesale from the Project, be or become subject to, or not exempt from, regulation under the FPA, PUHCA, or regulation as a “public utility”, “transmission and “distribution utility”, an “electric utility”, a “retail electric provider” or “electrical corporation” (or any other similar terms under applicable Utah law) as those terms are defined in the applicable Utah laws, including Utah Code Ann. §54-2-1 and corresponding Utah administrative rules.
SECTION 6.17    Solvency. Each Borrower, on a consolidated basis with its Subsidiaries, both before and after giving effect to any Credit Extension, is Solvent.
SECTION 6.18    Deposit Account and Security Accounts. Other than accounts of the Loan Parties that are permitted to exist pursuant to Section 8.18, no Loan Party has any Deposit Accounts or Securities Accounts (each as defined in the UCC), except those accounts set forth in the Depositary Agreement or otherwise permitted hereunder.
SECTION 6.19    Labor Matters.
(a)    No Loan Party has, or has ever had, any employees.
(b)    There is no strike, work stoppage or labor dispute in existence or threatened (in writing) involving labor at any Project site and relating to the Project that could reasonably be expected to have a Material Adverse Effect.
SECTION 6.20    Easements; Utilities; Services. All easements, leasehold and other property interests, and all utility and other services, means of transportation, facilities (including, to the extent applicable, electrical, water and sewage services and facilities), other materials and other rights, that are reasonably necessary for the Development of the Project have been or will be acquired and will be so available to the Loan Parties under the Project Documents as and when reasonably required in accordance in all material respects with all Applicable Laws (subject to any Permitted Liens).
SECTION 6.21    Insurance. All Required Insurance has been obtained and is in full force and effect and all premiums then due thereon have been paid and are not in arrears in

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respect thereof. No Loan Party has received any notice from any insurance company as to any cancellation, or reduction or other material adverse change in coverage, of such insurance.
SECTION 6.22    Permits.
(a)    Schedule III contains a list of all material Permits (other than any Permits which are ministerial or nondiscretionary in nature and able to be obtained in the ordinary course of business) that are required to be held by or for the benefit of a Loan Party or the Project for the construction, ownership, routine maintenance, and operation of the Project under Applicable Law (including Environmental Laws), including sales of electric capacity, energy and ancillary services in wholesale electricity markets. All Permits listed in Part A of Schedule III (“Part A Permits”) are required based on the current stage of construction or development of the Project and the applicable Loan Party has duly obtained or obtained such Part A Permit for its benefit. Each such Part A Permit is in full force and effect in the name of a Loan Party (or other holder as set forth in Part A of Schedule III), and not subject to any current legal proceeding, or to any unsatisfied condition to its effectiveness that could reasonably be expected to cause suspension, material modification or revocation of each such Part A Permit required to be satisfied as of the Closing Date and, except as set forth on Part A of Schedule III, all administrative and judicial appeal periods provided under the Governmental Rule under which such Part A Permit was issued with respect to such Part A Permit have expired.
(b)    Each Loan Party is in material compliance with all Part A Permits, and to the Borrowers’ knowledge, all relevant third parties are in material compliance with Part A Permits.
(c)    As of the Closing Date, none of the Permits listed in Part B of Schedule III (“Part B Permits”) are yet required based on the current stage of construction or development of the Project and each such Part B Permit is of a type that is reasonably expected to be timely obtainable prior to the time that it would become required, and, to the Borrowers’ knowledge, no facts or circumstances exist that make it reasonably likely that any such Permit would not be so obtainable in a manner to allow construction and operation to proceed in accordance with the Construction Budget and Construction Schedule in all material respects.
(d)    Since the Closing Date, no Permit has been amended, modified or supplemented in a manner that could reasonably be expected to have a Material Adverse Effect.
SECTION 6.23    Security Interests and Liens. (a) Upon the delivery and filing or recordation of the documents set forth on Item 6.23(a) of the Disclosure Schedule, the security interest in the Collateral created under the Security Documents (other than the Mortgages) will be perfected with respect to such delivery and filing or recordation, and each such delivery and filing or recordation has been made, taken or delivered to the Collateral Agent and is in full force and effect, subject to any release of Collateral to the extent expressly permitted by the Loan Documents.
(b)    Upon the delivery and filing or recordation of the documents set forth on Item 6.23(b) of the Disclosure Schedule, the security interest in the Collateral created under the Mortgages will be perfected with respect to such delivery and filing or recordation, and each such delivery and filing or recordation shall have been made, taken or delivered to the Collateral

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Agent and shall be in full force and effect, subject to any release of Collateral to the extent expressly permitted by the Loan Documents.
(c)    The Security Documents (other than the Mortgages) create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and, together with the filings contemplated in clause (a) above and other actions, perfected first priority security interest in the Collateral (subject to Permitted Liens) securing the payment of the Obligations, subject to any release of Collateral to the extent expressly permitted by the Loan Documents. Upon the delivery and filing or recordation of the Mortgages, the Mortgages shall create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and, together with such filings and other actions, perfected first priority security interest in the Mortgaged Property as of the date of the second Credit Extension (subject only to Permitted Liens) securing the payment of the Obligations, subject to any release of Collateral to the extent expressly permitted under the Loan Documents.
SECTION 6.24    Sanctions; Anti-Corruption Anti-Money Laundering; International Trade Compliance.
(a)    During the past five (5) years or, in the case of Sanctions, since April 24, 2019, each Loan Party and each of its directors, officers, employees, and to each Loan Party’s knowledge, its Subsidiaries and agents (acting in their capacity as such) have been in compliance with applicable Anti-Money Laundering Laws, Anti-Corruption Laws, International Trade Laws, and Sanctions.
(b)    Each Loan Party has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by such Loan Party and its directors, officers, employees, and where applicable, its agents (acting in their capacity as such) with applicable Anti-Money Laundering Laws, Anti-Corruption Laws, International Trade Laws and Sanctions.
(c)    Each Loan Party represents that in connection with this Agreement it is not currently engaged in and has not, since April 24, 2019, engaged in any dealings or transactions with any Sanctioned Person or with or in any Sanctioned Jurisdiction, in each case in violation of applicable Sanctions.
(d)    During the past five (5) years, none of the Loan Parties nor any of their respective directors, officers, nor to such Loan Party’s knowledge, its agents and employees, (acting in their capacity as such), is or has been the subject of any investigation, suit, or proceeding, or to such Loan Party’s knowledge, any pending or threatened action by or before any court or Governmental Authority involving an actual or alleged violation of applicable Anti-Money Laundering Laws, Anti-Corruption Laws, International Trade Laws or Sanctions.
(e)    None of the Loan Parties or any of their respective directors, officers, or to such Loan Party’s knowledge, its employees, agents or Affiliates is a Sanctioned Person.
SECTION 6.25    Certain Fees. No broker’s or finder’s fee or commission will be payable with respect to the Transactions, except as may be payable to the Credit Parties.

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SECTION 6.26    Material Project Documents.
(a)    (i) Schedule V includes a list of all of the Material Project Documents to which a Loan Party is a party, in effect as of the Closing Date, (ii) each Material Project Document is in full force and effect, except for such termination or expiration thereof in accordance with their respective stated terms and not as a result of a default thereunder, and none of the Loan Parties or, to any Loan Party’s knowledge, any other party thereto, is in material breach or material default thereunder that is continuing and (iii) except as has been previously disclosed in writing to the Credit Parties as required pursuant to this Agreement or except as expressly permitted pursuant to this Agreement, none of the Material Project Documents have been amended, modified or terminated in any material manner.
(b)    As of any date after the Closing Date, to any Loan Party’s knowledge, no event has occurred and is continuing under any Material Project Document that has resulted in either (i) the cancellation or termination of such Material Project Document by any Material Project Party; or (ii) the excuse of any Material Project Party from material liability for any material non-performance under such Material Project Document.
(c)    Except for (x) real property rights that are reasonably expected to be available as and when required, and (y) all other property, services and other contractual or permit rights reasonably expected to be available to each Loan Party as and when required on commercially reasonable terms, the services to be performed, the materials to be supplied and the real property interests and other rights granted pursuant to the Project Documents: (i) are sufficient to (A) enable the Project to be located and constructed on the Project site, (B) enable the Project to be operated and maintained on the Project site, and (C) enable the Cape Phase 1 Borrower to achieve Term Conversion on or prior to the Term Conversion Deadline, in each case in accordance in all material respects with the Project Documents, all Applicable Laws and the Construction Budget and Construction Schedule; and (ii) provide, as necessary in accordance with Prudent Industry Practices, rights of adequate ingress and egress for any reasonable purpose in connection with the construction of the Project and the operation and routine maintenance of the Project under the Project Documents.
SECTION 6.27    Tax Credit Matters.
(a)    No applicable Loan Party is (or will be) a Disqualified Person.
(b)    (i) As of the Placed in Service Date for the WellCo Facilities, at least eighty percent (80%) all of the materials used to build the WellCo Facilities will be new and previously unused, except to the extent of any used materials that would not have a material impact on the WellCo Facilities’ qualification for the ITC, and (ii) as of the Placed in Service Date for the GenCo Facilities, at least eighty percent (80%) all of the materials used to build the GenCo Facilities will be new and previously unused, except to the extent of any used materials that would not have a material impact on the GenCo Facilities’ qualification for the PTC.
(c)    The WellCo Facilities is not comprised of any property that (i) is property not eligible for the ITCs as a result of the application of Section 50(b) of the Code or (ii) is “public utility property” within the meaning of Section 168(i)(10) of the Code.

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(d)    No private letter ruling with respect to either the WellCo Facilities or the GenCo Facilities has been obtained for the transactions contemplated under any ITC Transfer Agreement or PTC Transfer Agreement, as applicable, from the IRS; provided that, this representation shall not apply to the extent any private letter ruling is requested after the Closing Date in connection with an ITC Transfer Agreement or PTC Transfer Agreement, as applicable.
(e)    No portion of the basis of the WellCo Facilities is (or will be) attributable to any “qualified rehabilitation expenditure” within the meaning of Section 47(c)(2)(A) of the Code.
(f)    No obligations the interest on which is exempt from tax under Section 103 of the Code have or will be used to provide financing for the WellCo Facilities or the GenCo Facilities.
(g)    The WellCo Facilities started construction in 2023 for purposes of Section 48 of the Code and the GenCo Facilities started construction in 2024 for purposes of Section 45 of the Code.
(h)    The GenCo Facilities and the WellCo Facilities are not a “single project” for purposes of Section 48 of the Code.
(i)    Each of the WellCo Facilities and the GenCo Facilities satisfies or will satisfy the prevailing wage and apprenticeship requirements in Sections 45(b)(7), 45(b)(8), 48(a)(10) and 48(a)(11) of the Code.
(j)    The WellCo Facilities will qualify for the domestic content bonus credit under Section 48(a)(12) of the Code.
SECTION 6.28    No Default. No Default or Event of Default has occurred and is continuing. No Loan Party is in material default under or with respect to any of its contractual obligations and, to the knowledge of the Loan Parties, no counterparty to any Transaction Document (other than the Loan Documents) is in material default thereunder.
SECTION 6.29    Section 49 of the Code. None of the direct or indirect owners of the WellCo Facilities will cause the transferred ITCs available with respect to the WellCo Facilities to be reduced or limited as a result of the application of Section 49 of the Code.
SECTION 6.30    Non-ECP Guarantor. No Loan Party is a Non-ECP Guarantor.
SECTION 6.31    Equator Principles and ESG Action Plan. Each Borrower and each Subsidiary Guarantor is in compliance in all material respects with the Equator Principles and the ESG Action Plan.
SECTION 6.32    Green Loan Principles.
(a)    Use of Proceeds.
(i)    The Borrowers deem that the Project qualifies as an eligible green project under the Green Loan Principles under the category “Renewable Energy –production” and that the Project has a direct contribution to the UN Sustainable Development Goal 7,

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which states as follows “Ensure access to affordable, reliable, sustainable and modern energy for all by increasing the share of renewable energy through investment in clean energy infrastructure.”
(ii)    The Borrower shall use the proceeds of the Loans solely to finance or refinance Total Project Costs.
(b)    Process for Project Evaluation and Selection.
(i)    The Borrowers are special purpose vehicles established to complete the Project.
(ii)    Subject matter experts of the Borrowers (or Affiliates) have evaluated the Project’s environmental and/or social risks and implemented appropriate mitigating measures, as needed.
(iii)    The Borrowers (or Affiliates) shall implement or have implemented high sustainability standards for the management of the Project, namely concerning the implementation of occupational health and safety programs, labor rights policies and environmental management plans for the Project.
ARTICLE VII
AFFIRMATIVE COVENANTS
Each of the Borrowers covenants and agrees with each Lender, each LC Issuer and the Administrative Agent that, until the Termination Date has occurred, such Person will perform or cause to be performed the obligations set forth below; provided that the covenants set forth in this Article VII as they relate to the Cape Phase I Pledgor or the Project Companies (including the Capital Securities in the Project Companies) or the Loan Documents to which a Project Company or the Cape Phase I Pledgor is a party shall not take effect until the date of the second Credit Extension.
SECTION 7.1    Financial Information, Reports, Notices, etc. The Borrowers will furnish the Administrative Agent copies of the following financial statements, reports, notices and information:
(a)    as soon as available and in any event within sixty (60) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year beginning with the Fiscal Quarter ending on March 31, 2026, (i) an unaudited consolidated balance sheet of Cape Phase 1 Borrower and its Subsidiaries and (ii) unaudited balance sheet of WellCo Borrower, in each case, as of the end of such Fiscal Quarter and statements of income and cash flow of the applicable Borrower for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including, in each case with the financial statements delivered pursuant to this clause on or after March 31, 2026, in comparative form the figures for the corresponding Fiscal Quarter in, and year-to-date portion of, the immediately preceding Fiscal Year, certified as complete and correct by an Authorized Financial Officer of the Borrowers and as presenting fairly in all material respects the financial condition and results

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of operation of the Borrowers in accordance with GAAP consistently applied (subject to normal year end audit adjustments and the absence of footnotes);
(b)    as soon as available and in any event within one hundred and twenty (120) days after the end of each Fiscal Year (beginning with the Fiscal Year ending December 31, 2025), a copy of (i) the consolidated balance sheet of the Cape Phase 1 Borrower and its Subsidiaries and (ii) the balance sheet of WellCo Borrower, in each case, and the related statements of income and cash flow of the applicable Borrower for such Fiscal Year audited (without any Impermissible Qualification) by the Independent Public Accountants, and including, in each case with the financial statements delivered pursuant to this clause on or after December 31, 2025, in comparative form the combined figures for the immediately preceding Fiscal Year, all such financial statements to be certified as complete and correct by an Authorized Financial Officer of the Borrowers and as presenting fairly in all material respects the financial condition and results of operation of Borrowers in accordance with GAAP consistently applied;
(c)    (i) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate stating that no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred, specifying the details of such Default or Event of Default, as applicable, and the action that the Borrowers have taken or propose to take with respect thereto); and (ii) upon the written request of the Administrative Agent, the Borrowers shall make an Authorized Officer of the Borrowers available for a telephonic meeting (at such time as may be agreed between the Borrowers and the Administrative Agent) with the Administrative Agent and Lenders within fifteen (15) Business Days following delivery of the financial information delivered pursuant to clauses (a) and (b) to discuss such financial information;
(d)    within fifteen (15) days following the end of each calendar month until Substantial Completion has been achieved (beginning with the first full calendar month following the Closing Date), a Construction Report (in consultation with the Independent Engineer) prepared by the Borrowers (and including any applicable construction reports under the Material Project Documents);
(e)    on or prior to the proposed Conversion Date and thereafter, no earlier than sixty (60) days and no later than thirty (30) days prior to the commencement of any Fiscal Year of the Project Companies thereafter, deliver to the Administrative Agent for its prior review and approval, such approval not to be unreasonably withheld, conditioned, or delayed, a copy of the Operating Budget for such year (or in the case of the initial Operating Budget, covering the period from the Conversion Date to the end of the first full Fiscal Year of the Borrowers occurring after the Fiscal Year in which the Conversion Date occurs) with respect to the operation and maintenance of the Project, detailed by month, substantially in the form of Exhibit O-2 or otherwise in form and substance reasonably satisfactory to the Administrative Agent (each, an “Operating Budget”); provided that, if the Required Lenders have not raised an objection regarding the proposed Operating Budget within thirty (30) days of receipt of the proposed Operating Budget, such Operating Budget will be deemed approved by the Administrative Agent and the Required Lenders upon expiry of such thirty (30)-day period. Until any draft operating budget becomes the Operating Budget as provided herein, the Operating Budget most recently in effect (or, for the year in which Term Conversion occurs, the draft

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operating budget set forth in the Conversion Date Borrower Model) shall continue to apply subject to (i) any contractual escalation expressly set forth in a Material Project Document and (ii) with respect to any other operating and maintenance costs for which there is no built-in contractual escalation, an increase not to exceed the higher of (A) five percent (5%) of such costs set forth in the Operating Budget for the prior year and (B) escalation for any increase in the Consumer Price Index from the prior year. No Operating Budget shall be adopted or implemented by a Borrower without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders, in consultation with the Independent Engineer); provided that no consent shall be required (w) if the aggregate Project operating costs and aggregate Borrower operating costs set forth in such proposed Operating Budget do not exceed one hundred and ten percent (110%) of the greater of (1) the aggregate costs set forth in the then current Operating Budget and (2) the aggregate costs for such Fiscal Year set forth in the Borrower Model (except that no consent shall be required with respect to exceedances of line items for property taxes, franchise taxes and regulatory fees in accordance with Applicable Law), (w) for expenditures necessary to prevent or mitigate an emergency situation, (x) in respect of any Maintenance and Drilling Expenses, to the extent such expenditure will be funded using the amounts on deposit in the Major Maintenance Reserve Account, (y) in respect of any Audit Tail Insurance Expenses, to the extent such expenditure will be funded using the amounts on deposit in the Audit Tail Insurance Reserve Account, or (z) any other expenditure that will be fully funded with equity contributions from the Sponsor or any of its Affiliates (other than the Obligors). Copies of each final Operating Budget adopted shall be furnished to the Independent Engineer and the Administrative Agent promptly upon its adoption;
(f)    within thirty (30) days following the end of each calendar quarter following the Conversion Date, an operating report for such calendar quarter, substantially in the form of Exhibit S or otherwise in form and substance reasonably satisfactory to the Administrative Agent (each such report, a “Quarterly Operating Report”), which shall be certified by an Authorized Officer of the Borrowers as being true and correct in all material respects;
(g)    as soon as possible and in any event within five (5) Business Days after any Loan Party obtains knowledge of the occurrence of a Default or Event of Default, a statement of an Authorized Financial Officer of such Obligor setting forth details of such Default or Event of Default and the action which such Obligor has taken and proposes to take with respect thereto;
(h)    as soon as possible and in any event within five (5) Business Days after any Loan Party obtains knowledge of (i) the commencement of any litigation, action, proceeding or labor controversy, as applicable, against any Loan Party involving claims in excess of $300,000, or (ii) the occurrence of a Material Adverse Effect, notice thereof, and to the extent the Administrative Agent requests, copies of all documentation relating thereto;
(i)    as soon as possible and in any event within five (5) Business Days after any Loan Party becomes aware thereof, notice of any injunction, termination, suspension, loss or non-renewal of any material Permit or any threat thereof (in writing), or any other material dispute between a Loan Party and any Governmental Authority in respect of any material Permit, or the imposition of any additional material condition with respect thereto that could reasonably be expected to result in liability of or costs to the applicable Loan Party in excess of $100,000 individually or $250,000 in the aggregate with all other then outstanding disputes, other than

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such injunction, termination, suspension, loss or non-renewal or threat thereof in the ordinary course of business that could not, individually or in the aggregate, result in a Material Adverse Effect;
(j)    promptly upon and in any event within five (5) Business Days of the occurrence of one or more ERISA Events, that could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all material documentation relating thereto;
(k)    promptly upon receipt thereof, copies of all “management letters” submitted to a Borrower or any other Loan Party by the Independent Public Accountants in connection with each audit made by such accountants;
(l)    promptly and in any event within five (5) Business Days if a Loan Party obtains knowledge that any Obligor or any of its directors, officers, employees or agents becomes a Sanctioned Person, such Loan Party will notify the Administrative Agent;
(m)    promptly upon the written request of any Credit Party, use commercially reasonable efforts to provide any information reasonably requested by such Credit Party to comply with the PATRIOT Act;
(n)    promptly, (i) and in any event within five (5) Business Days upon receipt thereof copies, of all written notices of any breach, event of default, force majeure event, termination, amendment, or material dispute received by a Loan Party with respect to any (x) Material Project Document and (y) other Project Document, except if such event could not reasonably be expected to result in a Material Adverse Effect; (ii) and in any event within thirty (30) days following the receipt by a Loan Party thereof, copies of any material amendment or material consent under any Material Project Document, including any change orders under the Material Construction Contract or the Material Equipment Supply Contracts;
(o)    promptly and in any event within three (3) Business Days upon the occurrence of any early cancellation or material adverse change in the terms, coverage or amounts of any insurance described in Schedule IV;
(p)    promptly upon any material change in accounting policies or financial reporting practices by any Loan Party;
(q)    within thirty (30) days following the receipt by a Loan Party thereof, copies of any material Permit received by a Loan Party during such calendar quarter;
(r)    promptly and in any event within three (3) Business Days upon the occurrence or discovery of any (i) material noncompliance with or liability under any Environmental Law or Permit thereunder by any Loan Party, (ii) Environmental Claim against any Loan Party or (iii) Release of Hazardous Materials on or from any real property owned or operated by a Loan Party that, in any case, whether individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect;

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(s)    promptly and in any event within three (3) Business Day after the occurrence thereof, notice of any Forced Outage for a consecutive period of more than one hundred (100) hours;
(t)    promptly upon the occurrence thereof and in any event within five (5) Business Days after any Loan Party obtains knowledge of a Casualty Event involving a probable loss in excess of $500,000;
(u)    promptly upon the occurrence thereof and in any event within five (5) Business Days after any Loan Party obtains knowledge of a Title Event or Event of Loss in excess of $500,000;
(v)    within five (5) Business Days of the occurrence of (i) any self-report by any Loan Party to FERC, the Utah PSC or NERC, or any notice of violation from FERC, the Utah PSC or NERC, of any material violation of or material failure to comply with the FPA, including NERC requirements or any requirements of the Utah PSC, (ii) receipt by any Loan Party of any notice from FERC (formal or informal, public or non-public) relating to any of a Project Company’s EWG status that could reasonably be expected to result in a material adverse modification of any of a Project Company’s EWG status or MBR Authority, (iii) any Loan Party becoming aware of the commencement of proceedings (formal or informal, public or non-public) against a Borrower before FERC alleging a violation of the regulations of FERC or alleging a violation of, or asserting a challenge to, a Project Company’s EWG status or MBR Authority that could reasonably be expected to have a material and adverse effect on a Project Company or asserting jurisdiction over a Loan Party (other than the Project Companies) as a “public utility” under the FPA or a “holding company” under PUHCA (except with respect to an EWG or under Section 1165 of PUHCA), (iv) any Loan Party becoming aware of the commencement of an investigation or proceedings (formal or informal, public or non-public) before FERC or NERC alleging a violation of any applicable electric reliability standard that could reasonably be expected to result in an assessment of penalties that could have a Material Adverse Effect, or (v) any Loan Party becoming aware of the commencement of an investigation or proceedings before the Utah PSC alleging a violation of or failure by any Loan Party or the Project to comply with any Utah public utility laws or regulations applicable to the such Loan Party or the Project that could reasonably be expected to have a material and adverse effect on such Loan Party;
(w)    to the extent not publicly available, then using commercially reasonable efforts, (i) as soon as available and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, audited financial statements of (A) the Sponsor, (B) from the ITC Transfer Effective Date until the TRABL Maturity Date, each ITC Transferee, (C) until the Conversion Date, the PTC Transferee, the O&M Provider, the Contractor and each Equipment Supplier (or such Person’s applicable guarantor, if the obligations of such Person under the applicable Material Project Document are guaranteed by a guarantor); and (ii) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, and to the extent not publicly available, audited financial statements of the Sponsor, from the ITC Transfer Effective Date until the TRABL Maturity Date, each ITC Transferee, and until the Conversion Date, the O&M Provider;

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(x)    promptly upon the occurrence thereof, any event which could reasonably be expected to materially delay the Substantial Completion Date and the occurrence of the Conversion Date prior to the Term Conversion Deadline;
(y)    any event that could reasonably be expected to result in (i) any reduction of in excess of one percent (1%) to (A) the projected PTC Transfer Proceeds pursuant to the PTC Transfer Agreement (due to any Change in Tax Law or Proposed Change in Tax Law) or (B) the projected ITC Transfer Proceeds pursuant to the ITC Transfer Agreement (due to any Change in Tax Law or Proposed Change in Tax Law) or (ii) any material delay in the timing of receipt by any applicable Loan Party of all or any material portion of the PTC Transfer Proceeds or the ITC Transfer Proceeds;
(z)    any material notice or report delivered by any Loan Party to an ITC Transferee or PTC Transferee (or by either any ITC Transferee or PTC Transferee to a Loan Party) pursuant to the ITC Transfer Agreement or the PTC Transfer Agreement, as applicable;
(aa)    such other financial information available to the Loan Parties as any Credit Party through the Administrative Agent may from time to time reasonably request in writing, including financial information and reports with respect to the terms of and information provided pursuant to the Compliance Certificate and with respect to reconciling the financial information required to be delivered pursuant to Section 7.1(a) and (b) with the Operating Budget and the then-applicable Borrower Model;
(bb)    such identifying documentation, financial information and other information that a Credit Party reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” provisions of Anti-Money Laundering Laws, including the PATRIOT Act;
(cc)    any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification (or any address of any such Person);
(dd)    promptly and in any event within five (5) Business Days, notify the Lenders and the Administrative Agent should any Loan Party become aware that any Loan Party or any of their respective directors, officers, employees or agents (acting in their capacity as such) has become the subject of any pending or threatened investigation, action, suit, or proceeding by or before any court or Governmental Authority involving an actual or alleged violation of applicable Anti-Money Laundering Laws, Anti-Corruption Laws, International Trade Laws or Sanctions;
(ee)    by no later than the Conversion Date, (i) an updated P90 Production Forecast, prepared in consultation with the Subsurface Consultant and certified by the Borrowers, and (ii) an updated Maintenance and Drilling Projection, as certified by the Borrowers; and
(ff)    by no later than forty-five (45) days prior to the end of each calendar year following the Conversion Date, (i) an updated P90 Production Forecast, prepared in consultation with the Subsurface Consultant and certified by the Borrowers, (ii) an updated Maintenance and Drilling Projection, as certified by the Borrowers and (iii) an updated Borrower Model, as

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required in respect of the assumptions updated pursuant to clauses (i) and (ii), together with relevant comparisons between current and historical production data for the Project (including well production data, flow rates, and temperature).
SECTION 7.2    Maintenance of Existence; Compliance with Contracts, Laws, etc. Each Loan Party will:
(a)    preserve and maintain (i) its existence as a limited liability company or corporation, as applicable, in the jurisdiction in which it is organized or formed, (ii) its legal existence and qualification as a foreign corporation in each jurisdiction where the nature of its business or the location of its assets requires it to be so qualified, and (iii) all rights, privileges and franchises necessary in the normal conduct of its business, in each case of clause (ii) and (iii), except as could not reasonably be expected to have a Material Adverse Effect;
(b)    obtain, maintain in full force and effect and comply in all material respects with all material Permits issued to or held in a Loan Party’s name to construct, own, operate, and routinely maintain the Project;
(c)    comply in all material respects with, and cause the Project to be constructed and completed in material compliance with, the Material Project Documents, the Construction Budget and Construction Schedule, in each case as adjusted or revised in accordance with this Agreement, and cause the Project to be operated and maintained in material compliance the applicable Material Project Documents;
(d)    use commercially reasonable efforts to (i) achieve Substantial Completion prior to the Term Conversion Deadline and (ii) achieve Final Completion (as such term is defined in any Material Construction Contract) on or prior to the applicable milestone date therefor in each Material Construction Contract, in each case in accordance with Applicable Law and Prudent Industry Practices in all material respects;
(e)    comply with (i) applicable Anti-Corruption Laws and Anti-Money Laundering Laws and (ii) all other Applicable Laws, rules, regulations and orders (such compliance to include compliance with ERISA, the FPA, PUHCA, and state regulatory laws governing public utilities, public service companies, generation owners, or similar entities, in each case, as applicable), including the payment (before the same become delinquent) of all Taxes imposed upon any Loan Party or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of such Loan Party, except, solely with respect to this sub-clause (ii), to the extent such non-compliance could not reasonably be expected to cause a Material Adverse Effect; and
(f)    maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Loan Parties, their Subsidiaries, and their respective directors, officers, employees, and agents (acting in their capacity as such) with applicable Anti-Money Laundering Laws, Anti-Corruption Laws, International Trade Laws and Sanctions.
SECTION 7.3    Operation of Properties in Accordance with Industry Practices. Each of the Loan Parties will operate its properties (including the Project, after Substantial

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Completion), in accordance with Prudent Industry Practices, except to the extent that any applicable legal or regulatory requirements require compliance with different standards.
SECTION 7.4    Maintenance. As may be consistent with applicable legal and regulatory requirments, each Loan Party will (a) maintain, preserve, protect and keep its respective properties in good repair, working order and condition (ordinary wear and tear excepted) in accordance with Prudent Industry Practices (except in respect of any Event of Loss or Casualty Event, following which the Loan Party is, to the extent permitted or required by the Loan Documents, attempting to restore, or has restored, the affected property), (b) make necessary repairs, renewals and replacements to the Project in accordance with Prudent Industry Practices, (c) maintain all equipment and spare parts inventory in accordance with Prudent Industry Practices, and (d) maintain all Permits necessary for the construction, ownership, operation, and routine maintenance of the Project except as could not reasonably be expected to have a Material Adverse Effect.
SECTION 7.5    Maintenance of Insurance.
(a)    Each Loan Party will maintain, or cause to be maintained insurance, at the times, in the forms, types, amounts and with the deductibles specified in Schedule IV (the “Required Insurance”) (unless waived in acccordance with the terms thereof).
(b)    If any portion of any Surface Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, then the applicable Borrower shall (or shall cause the applicable Loan Party to) cooperate with the Administrative Agent (acting at the direction of the Required Lenders) in order to satisfy the Flood Insurance Requirements.
SECTION 7.6    Books and Records; Inspection. Each Loan Party will keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit each Credit Party or any of their respective representatives (including, without limitation, the Independent Engineer), from time to time at reasonable times and upon reasonable written notice to such Loan Party (which visits shall be limited to (i) once prior to the the Substantial Completion Date, and (ii) otherwise once per Fiscal Year at the discretion of the Required Lenders; provided that there will be no limit on visits if an Event of Default has occurred and is continuing), to visit such Loan Party’s offices, subject to compliance with applicable security and safety requirements, to discuss such Loan Party’s financial matters with its officers and employees, and the Independent Public Accountants (and each Loan Party hereby authorizes such Independent Public Accountant to discuss such Loan Party’s financial matters with each Credit Party or any of their respective representatives whether or not any representative of such Loan Party is present) and to examine (and photocopy extracts from) any of such Person’s books and records; provided that, unless a Default or Event of Default shall have occurred and be continuing, only one (1) such visit per Fiscal Year shall be at the expense of the Loan Parties. The Borrowers shall pay any fees of such Independent Public Accountant incurred in connection with any Credit Party’s exercise of its rights pursuant to this Section 7.6.
SECTION 7.7    Environmental Laws. The Loan Parties will (a) comply in all material respects with, and take commercially reasonable steps to cause all lessees and other Persons

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operating or occupying their owned, leased or operated properties to comply with, all applicable Environmental Laws and applicable Permits issued thereunder and to keep all applicable Permits required under Environmental Law in effect; (b) conduct any investigation, cleanup, removal, remedial or other corrective action required pursuant to Environmental Law related to any Release of Hazardous Materials on, in, under or from their properties; provided, however, that such Loan Party shall not be required to undertake any such investigation, clean-up, removal, remedial or other corrective action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances; (c) keep their properties free of any Lien imposed by any Environmental Law other than Permitted Liens; and (d) comply in all material respects with the Equator Principles and the ESG Action Plan, and supply such available information and take all commercially reasonable actions requested by the Lenders in connection with the Lenders’ reporting obligations under the Equator Principles to the extent applicable the Project.
SECTION 7.8    Use of Proceeds. The Loan Parties will use the proceeds of (a) in the case of the Construction Loans and in the case of the TRABL Loans, (i) to repay the XRC Facility in full as of the date of the second Credit Extension, (ii) for the payment or reimbursement of Total Project Costs in respect of the Project, (iii) for making any Restricted Payments to the extent permitted pursuant to Section 8.5, and (iv) for the payment of transaction costs and expenses incurred in connection the Transactions (including pursuant to Section 11.2); provided that the permitted use of proceeds for any Loans granted as of the date of the initial Credit Extension shall be limited to the payment of the fees and costs set forth in Section 5.3.14(f); (b) in the case of the Material Construction Contract LC Loans, solely for reimbursement of draws on Material Construction Contract Letters of Credit; (c) in the case of the Shell PPA LC Loans, solely for reimbursement of draws on Shell PPA Letters of Credit; (d) in the case of the SCE PPA LC Loans, solely for reimbursement of draws on SCE PPA Letters of Credit; and (e) in the case of DSR LC Loans, solely for reimbursement of draws on DSR Letters of Credit. The Cape Phase 1 Borrower will use the Material Construction Contract Letters of Credit for the applicable Specified LC Purpose in respect of such Material Construction Contract LC Tranche. The Cape Phase 1 Borrower will use the Shell PPA Letters of Credit for the applicable Specified LC Purpose in respect of such Shell PPA LC Tranche. The Cape Phase 1 Borrower will use the SCE PPA Letters of Credit for the applicable Specified LC Purpose in respect of such SCE PPA LC Tranche. Each Borrower will use the DSR Letters of Credit to support the obligations of such Borrower in respect of the DSR Requirement under the Loan Documents.
SECTION 7.9    Security and Further Assurance, etc.
(a)    Subject to the limitations and exceptions of this Agreement and any applicable limitation in any Security Document, each Loan Party will execute and deliver any documents, Filing Statements, agreements and instruments, and take all further action (including filings of the Financing Statements and any filings in connection with the Mortgages), which shall comply with the delivery requirements set forth under Section 5.3.9(b) and Section 5.3.9(d), as applicable, in each case, upon the reasonable written request of the Administrative Agent) that may be required under Applicable Law, or that the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority

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(subject to Permitted Liens) of the Liens created or intended to be created by the Loan Documents; provided that nothing contained hereunder shall restrict the making, completion or confirmation of any release of Collateral to the extent of any transactions permitted under Section 8.9.
(b)    From time to time, to the extent permitted under Applicable Law and subject to the limitations and exceptions of this Agreement and any applicable limitation in any Security Document, the Loan Parties will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, and preserving and maintaining, or causing to be preserved and maintained, perfected Liens with respect to the Collateral (it being agreed that it is the intent of the parties that except in the case of any release of Collateral in connection with any transactions permitted under Section 8.9, the Obligations shall be secured by, among other things, substantially all the assets of the Loan Parties). Such Liens will be maintained under the Loan Documents in form and substance reasonably satisfactory to the Administrative Agent and the Loan Parties, as applicable, shall deliver, or cause to be delivered, to the Administrative Agent and the Collateral Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent and the Collateral Agent shall reasonably request to evidence compliance with this Section 7.9.
SECTION 7.10    Maintenance of Corporate Separateness. (a) Each Loan Party will satisfy customary corporate formalities, including the holding of regular board of directors’ and shareholders’ or members’, managers’ or partners’ meetings and the maintenance of corporate or company offices and records, (b) each Loan Party will act solely in its name and through its duly authorized officers, managers, representatives or agents in the conduct of its businesses, and conduct in all material respects its business solely in its own name, in a manner not misleading to other Persons as to its identity (including, without limiting the generality of the foregoing, all oral and written communications (if any), including invoices, purchase orders, and contracts), (c) each Loan Party will comply in all material respects with the terms of its Organic Documents, and (d) each Obligor will, and will cause each of its Subsidiaries to, comply with the Separateness Provisions.
SECTION 7.11    Cash Management. Each Loan Party shall deposit, or cause to be deposited, as soon as reasonably practicable following the receipt thereof, all of such Loan Party’s Revenues into the Revenue Account, or such other Account as the terms of the Depositary Agreement shall require. Following the Conversion Date, the Borrowers shall cause such disbursement, to the extent applicable.
SECTION 7.12    Accounts. Each applicable Borrower will (a) maintain the DSR Account, the Revenue Account, Major Maintenance Reserve Account and the other Accounts described in the Depositary Agreement with the Depositary Bank in accordance with the terms of the Security Documents and the Depositary Agreement, and (b) will fund the DSR Account, the Punch List Reserve, the Major Maintenance Reserve Account and such other applicable Accounts in accordance with the terms of the Loan Documents.
SECTION 7.13    Secured Interest Rate Hedge Agreements. No later than fifteen (15) days after the date of the second Credit Extension, the Cape Phase 1 Borrower shall enter into (including by way of assignment, transfer, amendment, novation or conversion), and thereafter

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maintain, one or more Secured Interest Rate Hedge Agreement(s) with an aggregate notional amount equal to at least seventy-five percent (75%) (and no more than one hundred and ten percent (110%)) of the aggregate principal amount of Term Loans projected to be outstanding at any time as determined by reference to the then-applicable Borrower Model delivered pursuant to Section 5.1.7(b) through to the Term Loan Maturity Date. If any voluntary prepayment of the Loans are made pursuant to Section 3.1.2 or any mandatory prepayment of Loans are made as required by Section 3.1.3, the Cape Phase 1 Borrower shall, as of the date of such prepayment, terminate or partially terminate the Secured Interest Rate Hedge Agreements on a pro rata basis such that the aggregate notional amount of the then existing Secured Interest Rate Hedge Agreement does not exceed one hundred and ten percent (110%) of the aggregate principal amount of Term Loans projected to be outstanding through the Term Loan Maturity Date (as determined by reference to the then-applicable Borrower Model delivered pursuant to Section 5.1.7(b)) after giving effect to such termination or partial termination. Hedging Obligations (other than Excluded Swap Obligations) in respect of the Secured Interest Rate Hedge Agreements shall be secured on a pari passu basis with, and shall rank equal in right and priority of payment with, in each case, the Loans.
SECTION 7.14    Performance of Material Project Documents. Each Loan Party will (a) perform its material obligations under, and observe the material terms and provisions of, each Material Project Document to which it is a party, and (b) maintain each Material Project Document to which it is a party in full force and effect (other than to the extent such Material Project Document is replaced with a Replacement Material Project Document or Additional Project Document entered into pursuant to the provisions of Section 8.10(c)(i) or such Material Project Document expires in accordance with its terms, or such Material Project Document is terminated other than as a result of a Loan Party default) and (c) enforce its material rights under any Material Project Document to which it is a party.
SECTION 7.15    Maintenance of EWG Status and Other Energy Regulatory Matters.
(a)    (i) Each Project Company has filed with FERC a Notice of Self-Certification of EWG Status. Upon filing and acceptance by FERC or effectiveness by operation of law of its Notice of Self-Certification of EWG status, each Project Company shall maintain its status as an EWG. (ii) The Applicable Project Company has filed with FERC the Shared Facilities Agreement and shall maintain the effectiveness of the Shared Facilities Agreement.
(b)    Prior to its first generation, sale, or delivery of electricity, capacity, or ancillary services, including test energy, each Project Company shall file with FERC an application for MBR Authority with a requested effective date on or before each Project Company’s first generation, sale, or delivery of electricity, capacity, or ancillary services, including test energy. Upon the effective date of its MBR Authority, each Project Company shall maintain its MBR Authority in full force and effect and shall comply with all applicable FERC requirements and with the Interconnection Agreement.
(c)    None of the Borrowers shall (i) become subject to regulation as a “public utility” under Section 201(e) of the FPA, or (ii) become subject to, or not exempt from, federal books and records regulation under PUHCA as a “holding company,” as defined in Section 1268(8) of

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PUHCA and 18 C.F.R. § 366.1 of FERC’s regulations, other than with respect to being a holding company under PUHCA only with respect to EWGs and Qualifying Facilities.
(d)    None of the Loan Parties shall become subject to regulation as a “public utility”, “transmission and distribution utility”, an “electric utility”, a “retail electric provider”, an “electrical corporation” or any other similar utility or provider under applicable Utah law, including Utah Code Ann § 54-2-1 and corresponding Utah administrative rules.
SECTION 7.16    Additional Project Documents. After the entry by any Loan Party into any Additional Project Document, the applicable Borrower shall:
(a)    Promptly deliver a copy of such Additional Project Document to the Administrative Agent;
(b)    subject to clause (c) below, use commercially reasonable efforts to cause the applicable Material Project Party thereto (other than the Interconnection Counterparty and the Transmission Service Provider) to enter into a Consent to Collateral Assignment in favor of the Collateral Agent (for the benefit of the Secured Parties) within sixty (60) days thereafter; provided that, if the use of such commercially reasonable efforts does not result in the execution and delivery of the applicable Consent to Collateral Assignment within sixty (60) days, the applicable Loan Party may cease to exercise such efforts; or
(c)    if such Additional Project Document (i) replaces a Material Project Document for which a Consent to Collateral Assignment was delivered on the date of the second Credit Extension or (ii) includes a restriction on collateral assignment (or similar) provision applicable to the Transactions, the applicable Borrower shall cause the applicable Material Project Party thereto to enter into a Consent to Collateral Assignment in favor of the Collateral Agent (for the benefit of the Secured Parties) within sixty (60) days after the execution of such Additional Project Document;
provided that, in each case of clause (b) and (c) above, any proposed change to the form in Exhibit L in connection with any applicable Additional Project Document within the sixty (60)- day period specified in clauses (b) and (c) shall be subject only to the consent of the Administrative Agent.
SECTION 7.17    As Built Survey. Within sixty (60) days following the Conversion Date, the Borrowers shall deliver to the Administrative Agent and the Collateral Agent updated “as built” surveys of each Surface Property with a survey certification in form reasonably satisfactory to the Administrative Agent, that are reasonably current and certified to the Collateral Agent and the Title Company by the surveyor.
SECTION 7.18    Performance Tests. (a) The Administrative Agent shall have the right to witness the Performance Tests and (b) the Independent Engineer shall (i) subject to Section 7.18(b)(ii), have the right to witness the Performance Tests and (ii) witness the Performance Tests set forth in paragraph 1 of Schedule IX. Each Borrower shall use commercially reasonable efforts to give the Administrative Agent and the Independent Engineer written notice of each proposed Performance Test no less than ten (10) Business Days prior to the planned date of any such test, including reasonably detailed information on the procedures to be used in the conduct

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of such test. The failure of the Administrative Agent or the Independent Engineer to attend any Performance Test shall not affect the validity of such Performance Test. If, upon completion of any Performance Test, the applicable Borrower has decided to use such Performance Test as the basis for declaring Substantial Completion, such Borrower shall so notify the Administrative Agent and the Independent Engineer and shall deliver a copy of all test results supporting the results of such Performance Test, accompanied by supporting data and calculations.
SECTION 7.19    Taxes. File, or cause any Loan Party to file, all income and other material Tax returns required to be filed by it no later than the relevant due date. Pay or cause to be paid, as and when due and prior to delinquency, all material Taxes lawfully assessed or levied against or with respect to such Loan Party or the Project (or portion thereof) other than Taxes being contested in good faith by appropriate proceedings, including appeals, so long as adequate cash reserves reasonably in accordance with GAAP have been established.
SECTION 7.20    Subordination Agreements. Within thirty (30) days of the execution of any Real Property Document that was not in place on the date of the second Credit Extension, to the extent such Real Property Document relates to real property owned or leased by any Loan Party and/or over which any Loan Party holds an easement estate, the Administrative Agent shall have received a duly executed and recorded copy of a subordination agreement in favor of the Collateral Agent from the applicable Material Project Party in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (it being understood that any subordination agreement that is substantially in the form of a subordination agreement from a Material Project Party delivered by the Borrowers as of the date of the second Credit Extension is reasonably satisfactory to the Administrative Agent and the Collateral Agent), if any title report in respect of the applicable real property indicates that there are Liens (other than Permitted Liens) over such real property.
SECTION 7.21    Green Loan Principles.
(a)    Management of Proceeds. The Borrowers shall establish and maintain an internal register to track the management of proceeds of the Loans and Letters of Credit.
(b)    Reporting. The Borrowers shall use commercially reasonable efforts to provide annually to the Administrative Agent a report (the “Green Loan Report”) detailing the actual and/or expected environmental impact of the Project in qualitative and/or quantitative terms. Such reporting shall be made substantially in the form attached as Exhibit F within 120 days after the end of each fiscal year prior to the Termination Date.
Notwithstanding anything to the contrary herein or in any other Loan Document, failure by a Borrower to comply with Section 6.32 or this Section 7.21 or any representation or covenant in the Loan Documents (however described) in respect of the Green Loan Principles (including any Green Loan Report) shall not (x) constitute a Default, Event of Default, breach, misrepresentation or default (however described) under this Agreement or any other Loan Document or (y) give rise to any liability or monetary obligation on the part of any Obligor or any of their respective Affiliates. The only consequence of any such failure is cessation of the Loans’ designations as aligned with Green Loan Principles, and thereafter the Borrowers shall cease referring to the Loans as “green loans” in external communications.

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SECTION 7.22    Post-Closing Covenants.
(a)    On or prior to the date that is thirty (30) days after the Closing Date, the Borrowers shall deliver to the Administrative Agent duly executed copies of each of (a) the Service Agreement for the Resale, Assignment or Transfer of Point-To-Point Transmission Service, entered into by and among the O&M Provider, The City of Los Angeles by and through the Department of Water and Power, and Cape Generating Station 5 LLC and (b) the Service Agreement for the Resale, Assignment or Transfer of Point-To-Point Transmission Service, entered into by and among the O&M Provider, The City of Los Angeles by and through the Department of Water and Power, and Cape Generating Station 3 LLC, each in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).
(b)    The Borrowers shall cause the date of the second Credit Extension to occur on or prior to the day that is forty-five (45) days after the Closing Date (the “Second Credit Extension Deadline”); provided that if any appeal period in respect of the Water Appropriation Permit is extended to the date that is seventy (71) days after the date the Water Appropriation Permit was issued, the Second Credit Extension Deadline shall be automatically extended to the date that is seventy-six(76) days after the Closing Date.
SECTION 7.23    Water Leases. In the event that the Water Appropriation Permit shall have become subject to any Water Appropriation Permit Appeal, then (a) the Borrowers shall cause and direct the applicable Material Project Parties and applicable Loan Parties to diligently contest such Water Appropriation Permit Appeal in good faith by appropriate proceedings and (b) the Borrowers shall use best efforts to obtain, or direct the applicable Loan Parties to obtain, (i) amendments to existing water right leases (or an acquisition of new water right leases or purchased water rights) in an amount sufficient to supply the water required for the full operation of the Project, in each case with termination dates no earlier than the conclusion of the full amortization period set forth in the Borrower Model and that authorize the filing of permanent change applications on the leased water for geothermal use at the Project, in form and substance reasonably acceptable to all Lenders, and (ii) an approval by the Utah State Engineer of a permanent change application with respect to such water rights to permanently change the use of such water rights to geothermal use by the Project, in form and substance reasonably satisfactory to all Lenders, for which all administrative and judicial appeal periods have expired with no administrative or judicial appeal, intervention, or similar proceeding having been filed or pending.
ARTICLE VIII
NEGATIVE COVENANTS
Each Borrower covenants and agrees with each Lender, each LC Issuer and the Administrative Agent that, until the Termination Date has occurred, such Person will perform or cause to be performed the obligations set forth below; provided that the covenants set forth in this Article VIII as they relate to the Cape Phase I Pledgor or the Project Companies (including the Capital Securities in the Project Companies) or the Loan Documents to which the Cape Phase

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I Pledgor or a Project Company is a party shall not take effect until the date of the second Credit Extension.
SECTION 8.1    Business Activities. (a) No Project Company shall engage in any business activity except the Development of the Project, (b) the Cape Phase I Pledgor shall not engage in any business activities except (i) holding the Capital Securities in Cape Phase 1 Borrower, and (ii) performing its obligations under the Transaction Documents to which it is party, (c) the WellCo Pledgor shall not engage in any business activities except (i) holding the Capital Securities in WellCo Borrower and (ii) performing its obligations under the Loan Documents to which it is party, (d) Cape Phase 1 Borrower shall not engage in any business activities except (i) holding the Capital Securities in each Project Company and (ii) performing its obligations under each applicable Transaction Document, (e) the WellCo Borrower shall not engage in any business activity except performing its obligations under each applicable Transaction Document, and in each case of clauses (a) through (e), activities reasonably incidental and related thereto (including the performance of its obligations under the Transaction Documents). Other than WellCo Borrower, no Loan Party that is not a corporation for U.S. federal, state or local income tax purposes as of the Closing Date will change its status to be treated as a corporation for U.S. federal, state or local income tax purposes, whether by election or otherwise.
SECTION 8.2    Indebtedness. No Loan Party will create, incur, assume or permit to exist any Indebtedness, other than the following (such Indebtedness, “Permitted Indebtedness”):
(a)    prior to the second Credit Extension, Indebtedness in respect of the XRC Facility;
(b)    Indebtedness in respect of the Obligations;
(c)    Indebtedness existing as of the Closing Date which is identified in Item 8.2(c) of the Disclosure Schedule;
(d)    Indebtedness of any Loan Party (i) evidencing the deferred purchase price of newly acquired property or services or incurred to finance the acquisition of, repair, or improvement of equipment (including pursuant to purchase money mortgages, whether owed to the seller or a third party) used in the ordinary course of business of such Loan Party (provided that such Indebtedness is incurred within ninety (90) days following the acquisition of such equipment or property) and (ii) in respect of capitalized lease liabilities; provided that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $2,500,000;
(e)    Hedging Obligations of any Loan Party permitted pursuant to Section 8.17;
(f)    trade or other similar indebtedness of any Loan Party incurred in the ordinary course of business (but not for borrowed money) and (i) not more than ninety (90) days past due, or (ii) being contested in good faith and by appropriate proceedings; provided that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $1,000,000;

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(g)    Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds, indemnification obligations, financial assurances, warehouse receipts and completion guarantees and similar obligations in each case provided in the ordinary course of business and not in connection with Indebtedness for borrowed money, including those incurred to support obligations under (A) workers’ compensation, unemployment insurance, health, disability and other employee benefits and other social security laws, including in respect of casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations (other than obligations in respect of letters of credit) regarding workers compensation claims and (B) safety, reclamation and environmental obligations in the ordinary course of business and not in connection with Indebtedness for borrowed money;
(h)    To the extent constituting Indebtedness, contingent obligations (i) under or in respect of obligations to pay insurance premiums incurred in the ordinary course of business and not serviced with Indebtedness for borrowed money; (ii) resulting from the endorsement of negotiable instruments received in the ordinary course of its business and (iii) resulting from indemnities provided under the Loan Documents and Project Documents;
(i)    To the extent constituting Indebtedness, obligations under (i) the Material Project Documents, and (ii) other contractual obligations in effect on or as of the Closing Date or entered into in the ordinary course of business including the Additional Drilling Contracts, in each case that are not Indebtedness for borrowed money;
(j)    Indebtedness of any Loan Party provided by another Loan Party; provided that such Indebtedness is pledged to the Collateral Agent pursuant to the Security Documents; and
(k)    Indebtedness, other than Indebtedness described in clauses (a) through (j) above, in an aggregate outstanding principal amount not to exceed $1,000,000 at any time outstanding.
SECTION 8.3    Liens. No Loan Party will create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except the following (each, a “Permitted Lien”):
(a)    Liens securing payment of the Obligations;
(b)    Liens on the property or assets of any of the Loan Parties existing as of the Closing Date and disclosed in Item 8.3(b) of the Disclosure Schedule securing Permitted Indebtedness described in Section 8.2(c); provided that, (i) no such Lien shall encumber any additional property (other than (A) property encumbered on the Closing Date, (B) after-acquired property that is affixed or incorporated into the property encumbered by such Lien on the Closing Date and (C) proceeds and products thereof), and (ii) the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date;
(c)    Liens of any Loan Party securing Permitted Indebtedness under Section 8.2(d); provided that (i) such Lien is granted within ninety (90) days after such Indebtedness is incurred, and (ii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause or the products or proceeds thereof;

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(d)    Liens of any Loan Party in favor of carriers, warehousemen, mechanics, suppliers, processors, storage, materialmen, repairmen and landlords and other like Liens imposed by Applicable Laws, in each case granted or arising in the ordinary course of business securing obligations with respect to the Project for amounts not yet due and payable or being contested in good faith by appropriate proceedings; provided that (i) such proceedings shall not involve any substantial danger of the sale, forfeiture, or loss of any material part of the Project, title thereto, or any interest therein and shall not interfere in any material respect with the use or disposition of the Project, and (ii) a bond or other security acceptable to the Administrative Agent (acting at the direction of the Required Lenders), in its reasonable discretion, has been posted or provided in such a manner and amount as to assure the Administrative Agent that any amounts determined to be due will be promptly paid in full if such contest is determined against the Loan Party;
(e)    (i) Liens of any Loan Party incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance, social security, old age pension, public liability obligations or other forms of governmental insurance or benefits, or to secure performance of tender and return of money bonds, statutory obligations, bids, security and appeal bonds, leases, letters of intent, purchase orders, trade contracts or similar obligations (other than for borrowed money) entered into in the ordinary course of business, and (ii) Liens granted to a depository, brokerage or intermediary bank, financial institution or commodities intermediary and/or clearinghouse in connection with deposit accounts, securities accounts or commodities accounts, and other intermediary, brokerage, clearinghouse, and other similar arrangements, in each case, consistent with the general parameters customary to the banking, financial institution and/or commodities trading industry;
(f)    easements, rights-of-way, restrictions (including zoning restrictions and other restrictions and regulations of governmental authorities), servitudes, licenses, surface use agreements, permits, conditions, covenants, exceptions, reservations, trackage rights, shortages in area, minor defects or irregularities in title, restrictions on use of real property, zoning and land use requirements for the purpose of roads, railways, pipelines, transmission lines, transportation lines, telephone lines, power lines, distribution lines and other like purposes or for the joint or common use of real estate, rights of way, facilities and equipment, and other similar encumbrances or Liens that, in the aggregate, do not have a Material Adverse Effect on value or use of the property (as used by any Loan Party in its operations or business) to which such Lien is attached;
(g)    all matters disclosed in the Title Policies (or final pro forma policies as determined by the Administrative Agent (acting at the direction of the Required Lenders), in its reasonable discretion) delivered on or prior to the date of the second Credit Extension insuring any Mortgage (or as disclosed in any survey received by the Administrative Agent prior to the date of the second Credit Extension);
(h)    Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
(i)    any interest or title of a lessor, sublessor, licensor or grantor in leases, subleases, licenses or easements entered into by any Loan Party or any leases, subleases, licenses,

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sublicenses or easements granted to third parties, and any encumbrances encumbering such titles and interests in such property, that, in the aggregate, do not have a Material Adverse Effect on the value or use of the real property (as used by any Loan Party in its operations or business), in each case whether or not evidenced by UCC financing statement filings or other documents of record;
(j)    landlord Liens arising under any lease contracts entered into by any Loan Party or any leases, subleases, licenses and sublicenses granted to third parties in the ordinary course of business, in each case, for amounts not yet due or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
(k)    Liens on the Collateral securing Hedging Obligations (other than Excluded Swap Obligations) in respect of Secured Interest Rate Hedge Agreements so long as such Hedging Obligations are secured on a pari passu basis with the Obligations;
(l)    Liens of any Loan Party that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to purchase orders and other agreements entered into with customers of such Loan Party in the ordinary course of business;
(m)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
(n)    licenses or sublicenses of intellectual property granted by any Loan Party in the ordinary course of business;
(o)    to the extent arising from Permitted Indebtedness permitted under clause (i) of Section 8.2(h), Liens on insurance proceeds, rights or claims against an insurer or advanced payments made in respect of insurance premiums;
(p)    (i) Liens required to be created under, or created pursuant to, the Project Documents (so long as the execution of such Project Documents did not violate the terms of this Agreement), any Permit, and Organic Documents in existence as of the date hereof or as amended in accordance herewith, in each case so long as such Liens do not constitute security interests supporting obligations comprising Indebtedness for borrowed money, and (ii) Liens existing solely by virtue of any Loan Party’s ownership of the Capital Securities of another Loan Party;
(q)    Liens arising out of judgments or awards so long as an appeal or proceeding for review is being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside in its books or are fully covered by insurance; provided that any such judgement or award does not otherwise constitute an Event of Default;
(r)    Liens approved by the Required Lenders;

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(s)    Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by any Loan Party in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;
(t)    other Liens in an amount not to exceed $2,500,000 at any one time; and
(u)    extensions, renewals and replacements of any of the foregoing Liens to the extent and for so long as the obligations secured thereby remain outstanding.
SECTION 8.4    Investments. No Loan Party will purchase, make, incur, assume or permit to exist any Investment in any other Person, except:
(a)    Investments existing as of the Closing Date and identified in Item 8.4(a) of the Disclosure Schedule;
(b)    Ownership by a Loan Party of Capital Securities of another Loan Party;
(c)    Cash Equivalent Investments;
(d)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, or judgments against, customers and suppliers, in each case in the ordinary course of business;
(e)    (i) Investments permitted as Permitted Indebtedness pursuant to Section 8.2, and
(ii) Restricted Payments pursuant to Section 8.5;
(f)    Investments consisting of the deferred portion of the sales price received by any Loan Party or otherwise arising out of the receipt of non-cash consideration in connection with any Disposition permitted under Section 8.9;
(a)    Investments by a Loan Party in Hedge Agreements permitted under this Agreement; and
(b)    Investments resulting from pledges and deposits referred to in Section 8.3(e).
SECTION 8.5    Restricted Payments, etc. No Loan Party will declare or make a Restricted Payment, or make any deposit for any Restricted Payment, except:
(a)    if no Default or Event of Default shall have occurred and be continuing or would result from such Restricted Payment and as permitted pursuant to Sections 3.02(b)(xi) and 3.02(c)(xi) of the Depositary Agreement, a Permitted Tax Distribution;
(b)    on the Initial Borrowing Date, a one-time Restricted Payment to the Sponsor in an amount equal to (i) the aggregate amount of Total Project Costs for the Project paid by the Sponsor prior to such date (as verified by the Independent Engineer to the reasonable satisfaction of the Administrative Agent) minus (ii) the Minimum Equity Requirement;

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(c)    on the Conversion Date, a one-time Restricted Payment pursuant to Sections 3.01(d)(ii)(F) and 3.01(b)(ii)(H) of the Depositary Agreement to the Sponsor in an amount equal to (i) the aggregate amount of Total Project Costs for the Project paid by the Sponsor prior to such date (as verified by the Independent Engineer to the reasonable satisfaction of the Administrative Agent) minus (ii) the Minimum Equity Requirement;
(d)    after the Conversion Date and repayment of the TRABL Loans in full, a Restricted Payment from available Cash on deposit in the Distribution Suspense Account, to the extent that the following conditions have been satisfied as of the date of such Restricted Payment (as certified by an Authorized Officer of the Borrowers in a Distribution Suspense Account Transfer Certificate (as defined in the Depositary Agreement) delivered to the Administrative Agent and the Depositary Bank in accordance with Section 3.07(b)(ii) of the Depositary Agreement):
(i)    no Default or Event of Default shall have occurred and be continuing or would result from such Restricted Payment;
(ii)    the DSR Account shall be fully funded through Cash, the DSR Letter of Credit or any other Sponsor LC, at the Borrowers’ sole discretion, in an amount at least equal to the then-applicable DSR Requirement;
(iii)    (A) to the extent required, the Major Maintenance Reserve Account shall be fully funded in Cash or through one or more Sponsor LCs, at the Borrowers’ sole discretion, in an amount at least equal to the then-applicable Required Major Maintenance Reserve Amount, (B) the Punch List Reserve shall have been fully funded in an amount at least equal to the Punch List Reserve Required Amount, and (C) to the extent required, the Audit Tail Insurance Reserve Account shall be fully funded in an amount at least equal to the Required Audit Tail Insurance Reserve Amount;
(iv)    no Material Construction Contract LC Loans, Shell PPA LC Loans, SCE PPA LC Loans, DSR LC Loans or Reimbursement Obligations are then outstanding; and
(v)    the Debt Service Coverage Ratio for the most recently ended Measurement Period immediately preceding the applicable Quarterly Payment Date is no less than 1.25:1.00 (as demonstrated by the calculations thereof set out in such certificate).
SECTION 8.6    Capital Expenditures. The Loan Parties shall not make or commit to make Capital Expenditures other than (a) Total Project Costs in respect of the Project in accordance with the Construction Budget, (b) Capital Expenditures set forth in the Operating Budget, (c) Capital Expenditures required to comply with Applicable Law, (d) Capital Expenditures with respect to the restoration or repair of worn or faulty property in the ordinary course of business (and in accordance with Prudent Industry Practices) with respect to the Project, (e) any Capital Expenditure necessary to prevent or mitigate an emergency situation, (f) Capital Expenditure required in connection with the Drilling and Completions Plan, (g) Maintenance and Drilling Expenses, and (h) other Capital Expenditures of the Loan Parties not

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in excess of one hundred ten percent (110%) in the aggregate of the costs set forth in the Operating Budget for Capital Expenditures in any Fiscal Year.
SECTION 8.7    Issuance of Capital Securities. No Loan Party will issue any Capital Securities (whether for value or otherwise) to any Person, except that (a) a Pledgor may make additional contributions to the capital of the applicable Borrower and (b) any Loan Party may issue Capital Securities to any other Loan Party.
SECTION 8.8    Consolidation, Merger; etc. No Loan Party will (a)(i) liquidate, wind-up or dissolve, (ii) sell, lease or otherwise transfer or dispose of all or substantially all of its property, assets or business, (iii) combine, consolidate with, or merge into or with, any other Person, (b) change its legal form, or (c) purchase or otherwise acquire any substantial part of the assets of any Person (or any division thereof).
SECTION 8.9    Permitted Dispositions. No Loan Party will Dispose of any of such Person’s assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or a series of transactions unless such Disposition is:
(a)    of inventory (including all sales of tax credits, energy, capacity products and any ancillary services), obsolete, damaged, worn out or surplus (including non-productive or non-core) assets produced or Disposed of in the ordinary course of business (including any interest in any construction laydown or access area that is no longer necessary for the construction or operation of the Project) or any Disposal of any facilities typically co-used or co-possessed in shared facilities arrangements (or interests therein) specifically contemplated by the Shared Facilities Agreement as of the Closing Date, subject to any required approvals from Governmental Authorities;
(b)    [Reserved];
(c)    (i) in respect of Investments permitted by Section 8.4; (ii) Liens permitted by Section 8.3 (to the extent that the granting of any such Lien would constitute a Disposition); or (iii) Restricted Payments permitted by Section 8.5;
(d)    the issuance of Capital Securities permitted by Section 8.7;
(e)    constitutes the liquidation of Permitted Investments (as defined in the Depositary Agreement) for cash;
(f)    to the extent constituting a Disposition, the termination, liquidation or unwinding of any Hedge Agreement; provided that the Borrowers are in compliance with Section 7.13 after giving effect to such Disposition;
(g)    the sale of ITCs to an ITC Transferee pursuant to an ITC Transfer or the sale of PTCs to a PTC Transferee pursuant to a PTC Transfer;
(h)    to the extent constituting a Disposition, the unwinding of any Hedge Agreement; or

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(i)    the lease, as lessor or sublessor, or license (other than any long-term exclusive license), as licensor or sublicensor, of real or personal property or the non-exclusive license of intellectual property in the ordinary course of business and not interfering in any materially adverse respect with the ordinary conduct of, or having a material adverse impact on, the business or operations of, any Loan Party or its rights and obligations under the Material Project Documents.
SECTION 8.10    Modification of Certain Agreements.
(a)    No Loan Party will consent to any amendment, supplement, waiver or other modification of its Organic Documents if as a result thereof there could reasonably be expected to be an adverse effect on the rights or remedies of any Credit Party, whether individually or in the aggregate with other amendments to one or more Organic Documents.
(b)    No Loan Party shall, without the prior written consent of the Required Lenders (in consultation with the Independent Engineer), enter into any change order arising pursuant to any Material Construction Contract or Material Equipment Supply Contract; provided that the Loan Parties may, without the consent of the Required Lenders, enter into any change order under any Material Construction Contract or any Material Equipment Supply Contract, if:
(i)    such change order will result in an increase to the aggregate amount payable under any such Material Construction Contract or Material Equipment Supply Contract below $500,000 individually, or together with all prior change orders made or claims paid in respect of such Material Construction Contract or Material Equipment Supply Contract, below $1,500,000 in the aggregate; and
(ii)    such change order (A) would not reasonably be expected to delay the occurrence of the Conversion Date beyond the Term Conversion Deadline, (B) does not consent to the assignment of any Material Construction Contract or Material Equipment Supply Contract (excluding subcontracts thereof), (C) does not change in any material respect any minimum performance guarantee or other guarantee levels (including schedule guarantees), (D) does not change in any material respect any warranties, liquidated damages or any limits on any of the foregoing, (E) does not amend the definition of event of default, (F) does not amend any requirements of Substantial Completion, testing or commissioning or similar definitions in any material respect and (G) does not change in any material and adverse respect the design, specifications, scope or nature of the Project (unless such change has been prepared in consultation with, and certified by, the Independent Engineer);
(c)    In no event shall any Loan Party take any action or agree to take any action with respect to any Material Project Document without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed) the effect of which would be to:
(i)    (A) materially amend, amend and restate, or modify, or replace, suspend or cancel or (B) consent to or accept any material amendment, amendment and restatement, or modification, or replacement, suspension or cancellation of any Material Project Document to which it is a party, (except to the extent, solely in the case of

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replacement, suspension or cancellation a Material Project Document, such Material Project Document is replaced with a Replacement Material Project Document within 60 days thereafter, or (C) such Material Project Document is replaced with an Additional Project Document in accordance with clause (e) of this Section 8.10);
(ii)    except as contemplated or permitted in accordance with the terms thereof, permit or suffer to occur any assignment of any Material Project Document (excluding subcontracts thereof) by the applicable Material Project Party; or
(iii)    waive any material default under, or material breach of, any Material Project Document to which it is a party or waive, fail to enforce, forgive, compromise, settle, adjust or release any material right, interest or entitlement, howsoever arising, under, or in respect of, any such Material Project Document or in any way vary, or consent or agree to the variation of, any material provision of such Material Project Document or of the performance of any material covenant or obligation by any other Person thereunder;
provided that any amendment to or modification of any Material Construction Contract or Material Equipment Supply Contract is permitted so long as it complies with the requirements set forth in Section 8.10(b).
(d)    Other than upon any expiration or termination of a Material Project Document in accordance with its terms, or replacement of such Material Project Document in accordance with Section 8.10(e) or with a Replacement Material Project Document, no Loan Party shall consent to the full or partial termination (or effective termination resulting from an assignment of any Loan Party’s rights) of any Material Project Document without the written consent of the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed); provided that a breach of this Section 8.10(d) shall only be an Event of Default as set forth in Section 9.1.11(c);
(e)    No Loan Party will enter into, become a party to or become liable under any Additional Project Document after the Closing Date without the consent of the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed). The Borrowers shall (i) deliver a copy of such Additional Project Document to the Collateral Agent and the Administrative Agent in accordance with Section 7.16(a), (ii) deliver to the Collateral Agent and Administrative Agent a Consent to Collateral Assignment with respect to such Additional Project Document in accordance with Section 7.16, and (iii) certify that such Additional Project Document is consistent with the then current Construction Budget or Operating Budget (as applicable) provided pursuant to Section 7.1(d) and could not reasonably be expected to have a Material Adverse Effect; and
(f)    Notwithstanding anything contained to the contrary in this Agreement, the Loan Parties shall have the right, without the prior written consent of the Administrative Agent or the Lenders, to (i) cause a Project Company to grant or exercise options, enter into (and/or grant rights with respect to its interests under any) leases, subleases or other interests in conformity with the terms of the Material Project Documents, where applicable, so long as any such action (x) to the extent constituting a Lien or a Disposition, would constitute a Permitted Lien permitted

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under Section 8.3 or a Disposition permitted under Section 8.9, as applicable, (y) does not result in a Material Adverse Effect to the construction and operation of the Project, and (z) with respect to the Mortgaged Properties, does not materially affect or diminish the rights and benefits granted to the Collateral Agent in respect of such Mortgaged Properties and (ii) enter into Additional Drilling Contracts to the extent required by the latest P90 Production Forecast delivered pursuant to Section 7.1(ee) or Section 7.1(ff).
(g)    The Loan Parties shall not permit any Material Project Party to substitute, diminish or otherwise replace any performance security, letter of credit or guarantee supporting such Material Project Party’s obligations thereunder, except to the extent that such Material Project Party is permitted to do so without the consent of the Borrowers under the terms of such Material Project Document or such substitution, diminishment or replacement is in accordance with the terms of such Material Project Document or an amendment thereof permitted by or otherwise executed in accordance with the terms of this Agreement.
SECTION 8.11    Transactions with Affiliates. Other than as set forth in Item 8.11 of the Disclosure Schedules, no Loan Party will, directly or indirectly, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract is on fair and reasonable terms no less favorable to such Loan Party, taken as a whole, than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate.
SECTION 8.12    Restrictive Agreements, etc. No Loan Party will enter into any agreement prohibiting:
(a)    the ability of any Loan Party to amend or otherwise modify any Loan Document pursuant to the terms of such Loan Document; or
(b)    the creation or assumption of any Lien in favor of any of the Secured Parties upon its properties, revenues or assets, whether now owned or hereafter acquired except, in the case of this clause (b), restrictions existing by reason of:
(i)    restrictions imposed by Applicable Law;
(ii)    contractual encumbrances or restrictions in effect on the Closing Date and described in Item 8.12(b) of the Disclosure Schedule so long as such encumbrance or restriction has not been expanded from the encumbrance or restriction contained in the agreements described in Item 8.12(b) of the Disclosure Schedule as of the Closing Date;
(iii)    contractual encumbrances or restrictions in the ITC Transfer Agreement and the PTC Transfer Agreement;
(iv)    any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement;

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(v)    customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into by a Borrower in the ordinary course of business;
(vi)    customary restrictions and conditions contained in any agreement of a Borrower relating to the sale of any asset permitted under Section 8.9 pending the consummation of such sale;
(vii)    restrictions imposed by any Hedge Agreement so long as such restrictions are no more restrictive than the provisions of, and otherwise permitted by, Section 8.3 and, for the avoidance of doubt, permit Liens securing the Obligations on the terms of the Loan Documents; or
(viii)    customary restrictions and conditions contained in the documents relating to any Lien, so long as (A) such Lien is permitted under Section 8.3 and such restrictions or conditions relate only to the specific asset subject to such Lien and (B) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 8.12.
The foregoing prohibitions shall not apply to restrictions contained in any Loan Document or any Material Project Document in effect as of the Closing Date or thereafter entered into in accordance with this Agreement.
SECTION 8.13    Accounting Changes; Name and Location; Fiscal Year. No Loan Party will make any change to its name, its limited liability or corporate structure, its jurisdiction of organization, Fiscal Year or its accounting policies or reporting policies, except as required by GAAP or Applicable Law.
SECTION 8.14    [Reserved].
SECTION 8.15    Subsidiaries. Except for the transfer of the membership interests of each of the Project Companies to the Cape Phase 1 Borrower as of the date of the second Credit Extension, no Loan Party will create any Subsidiary or cause, in any manner, any Person to become its Subsidiary other than those Subsidiaries held by such Loan Party on the Closing Date.
SECTION 8.16    Partnerships, etc. No Loan Party will become a partner in any general or limited partnership or joint venture.
SECTION 8.17    Speculative Transactions. Except as provided in Section 7.13, or otherwise approved as an Additional Project Document pursuant to Section 8.10(e), no Loan Party will engage in any swap, swaption, cap, collar, floor, option, future, hedge or similar derivative transaction (or any combination of the foregoing), including power purchase agreements and Interest Rate Hedge Agreements, without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed, except in the ordinary course of business and not for speculative purposes.

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SECTION 8.18    Accounts; Depositary Agreement. The Loan Parties will not establish or maintain any Deposit Account or Securities Account, other than (a) the accounts established or permitted pursuant to the Depositary Agreement and (b) one or more LC Cash Collateral Accounts.
SECTION 8.19    Sales and Lease-Backs. No Loan Party will, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or capitalized lease liabilities, of any property (whether real, personal or mixed), whether now owned or hereafter acquired (a) which such Loan Party has sold or transferred or is to sell or transfer to any other Person (other than another Loan Party) or (b) which such Loan Party intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than another Loan Party).
SECTION 8.20    Restrictions on Subsidiary Distributions. Except as provided herein, no Loan Party will create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Person to (a) pay dividends or make any other distributions on any of such Person’s Capital Securities owned by any Loan Party, (b) repay or prepay any Indebtedness owed by any Loan Party to another Loan Party or by a Borrower under the Loan Documents, (c) make loans or advances to any other Loan Party, or (d) transfer any of its property or assets to any other Loan Party other than restrictions (i) in agreements evidencing Permitted Indebtedness permitted by Section 8.2(d) that impose restrictions on the property so acquired, and (ii) by reason of customary provisions restricting assignments, subletting or other similar transfers contained in any agreements entered into in the ordinary course of business and otherwise permitted under this Agreement.
SECTION 8.21    Sanctions; Anti-Corruption; Use of Proceeds. Each Loan Party will not request any Loan or Letter of Credit, and each Loan Party shall not use, and shall procure that its directors, officers, general partners, managers, managing members, employees and agents shall not use, directly or indirectly, any part of the proceeds of any Loan or Letter of Credit hereunder, or lend, contribute, or otherwise make available such proceeds to any Affiliate, joint venture partner, or other Person, (a) in furtherance of any action, payment or giving of money or anything else of value to any Person, or for any other purpose that would be, in violation of applicable Anti-Corruption Laws; (b) to fund, finance, or facilitate any activities, business, or transaction of or with any Sanctioned Person or in any Sanctioned Jurisdiction in either case, in violation of applicable Sanctions, or (c) in any other manner that would constitute or give rise to a violation of applicable Sanctions, Anti-Corruption Laws, or Anti-Money Laundering Laws by any Person (including any Secured Party).
SECTION 8.22    Construction Budget; Construction Schedule. The Loan Parties shall not materially amend the Construction Budget or the Construction Schedule without the prior consent of the Administrative Agent (in consultation with the Independent Engineer, and such consent not to be unreasonably withheld, conditioned or delayed); provided that the Loan Parties may, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders):

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(a)    amend, revise or modify a Construction Budget such that after giving effect to such amendment the aggregate costs set forth in such amended Construction Budget would not be greater than one hundred and ten percent (110%) of the aggregate costs set forth in the original Construction Budget and so long as such increased costs are covered by an equity contribution from the Sponsor or another Affiliate of a Pledgor or by a contingency;
(b)    amend, revise or modify a Construction Budget to reallocate the “contingency” line item specified in such Construction Budget to any other budget categories;
(c)    reallocate any savings or apply any revenues earned prior to the Conversion Date, to the extent confirmed by the Independent Engineer, in any line item specified in a Construction Budget to any other line item in such Construction Budget; and
(d)    amend, revise or modify a Construction Budget so long as such amendment, revision or modification (i) is required in connection with any actions in respect of any Project Document permitted pursuant to Section 8.10, without the consent of the Required Lenders or other Secured Parties, as applicable, (ii) is required in connection with any Replacement Material Project Document or Additional Project Document entered into in accordance with Section 8.10 without the consent of the Required Lenders or other Secured Parties, as applicable, or (iii) reflects expenditure that will be fully funded with equity contributions from the Sponsor or any of its Affiliates;
in each case of the foregoing clauses (a) through (d), so long as such change would not materially and adversely affect the ability of the Loan Parties to achieve Substantial Completion by the Term Conversion Deadline.
Each Borrower shall promptly deliver to Administrative Agent a copy of any revisions to the Construction Budget effected without the consent of Administrative Agent pursuant to this Section 8.22.
SECTION 8.23    ITCs and PTCs. No Loan Party shall:
(a)    agree, or cause any other Loan Party to agree, to any arrangement that would result in any interest in the Project being owned or used by a Disqualified Person;
(b)    take, or agree to any other Loan Party taking, any action with its control, that would reasonably be expected to cause a claim against any Loan Party or Affiliate thereof by any ITC Transferee or any PTC Transferee for any loss, reduction, disallowance or deferral of ITCs or PTCs, as applicable; or
(c)    (i) on or prior to the ITC Transfer Funding Date, agree to any arrangement that could result in any loss, reduction, disallowance or deferral of the ITCs with respect to the WellCo Facilities that would reasonably be expected to result in the expected amount of the ITC Transfer Proceeds, as set forth in the Borrower Model, being less than the amount required to repay the outstanding TRABL Loans; and (ii) on or prior to the first PTC Transfer Funding Date, agree to any arrangement that would reasonably be expected to result in the expected amount of the PTC Transfer Proceeds, as set forth in the Borrower Model, being less than the amount required to repay the outstanding Term Loans pursuant to the applicable PTC sizing component

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to the extent the Term Loans have not been resized to account for the reduction in the PTC Transfer Proceeds.
SECTION 8.24    Regulations. No Loan Party shall apply, or cause any other Loan
Party to apply, directly or indirectly, and whether immediately, incidentally or ultimately, any part of the proceeds of any Credit Extension or the Revenues to the purchasing or carrying of any margin stock within the meaning of Regulation T, U or X of the Board, or any regulations, interpretations or rulings thereunder, or to extend credit to others, or refund indebtedness incurred by others, for such purposes.
SECTION 8.25    Tax Status.
(a)    No Loan Party shall permit the transferred ITCs available with respect to the WellCo Facilities or PTCs available with respect to the GenCo Facilities to be reduced or limited as a result of the application of Section 49 of the Code.
(b)    No Loan Party shall permit or allow a Loan Party to be treated other than as described in Section 6.8(c) for U.S. federal income tax purposes.
ARTICLE IX
EVENTS OF DEFAULT
SECTION 9.1    Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an “Event of Default.”
SECTION 9.1.1    Non-Payment of Obligations. Any Loan Party shall default in the payment or prepayment when due of:
(a)    any principal of any Loan or any Reimbursement Obligation;
(b)    interest on any Loan or any fee due under any Loan Document and such default shall continue unremedied for a period of three (3) Business Days after such amount was due; or
(c)    any other monetary Obligations and such default shall continue unremedied for a period of five (5) Business Days after the date a Borrower receives written notice that such sum is due.
SECTION 9.1.2    Misstatements. Any financial statement, representation, warranty or certificate (including any Borrowing Request or any Issuance Request, but excluding any representation, warranty, statement or certificate with respect to any forward looking information or projections including the Projections) made or prepared by, under the control of or on behalf of any Obligor or Sponsor and furnished to Administrative Agent, Collateral Agent or any other Secured Parties pursuant to this Agreement or any other Loan Document: (a) shall, with respect to Section 6.24, contain an untrue or misleading statement of a fact as of the date made, or shall fail to state a fact necessary to make the statements therein not misleading as of the date made; or (b) other than as set forth in clause (a), (i) shall contain an untrue or misleading statement of a fact as of the date made that would reasonably be expected

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to have a Material Adverse Effect; provided that no Event of Default shall occur pursuant hereto if such misstatement is capable of being remedied and has not caused a Material Adverse Effect, within forty-five (45) days after the date on which any Borrower receives notice (from any source) that such untrue or misleading statement has been made (such forty-five (45)-day period shall be extended as may be necessary to cure such default, not to exceed ninety (90) days in the aggregate (inclusive of the original forty-five (45)-day period)), such Borrower shall eliminate or otherwise cure such effect so that it would no longer reasonably be expected to have a Material Adverse Effect; or (ii) shall fail to state a fact necessary to make the statements therein not misleading as of the date made and as a result thereof there would reasonably be expected to occur a Material Adverse Effect.
SECTION 9.1.3    Non-Performance of Certain Covenants and Obligations. Any Obligor shall default in the due performance or observance of any of its obligations under (a) Sections 7.1(g), 7.1(x) and 7.1(u), 7.2(a) (other than Section 7.2(a)(iii)), 7.8, 7.12 (other than with respect to any administrative error), 7.22 or Article VIII; or (b) Section 7.5 or 7.12 (solely with respect to any default due to administrative error) and such default under this clause (b) shall continue unremedied for a period of ten (10) Business Days after the earlier to occur of (i) notice thereof having been given to a Borrower by the Administrative Agent and (ii) the date on which any Obligor first obtains knowledge of such default.
SECTION 9.1.4    Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance or observance of any other agreement in any Loan Document to which such Obligor is party, and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (a) notice thereof having been given to a Borrower by the Administrative Agent, or (b) the date on which any Obligor first obtains knowledge of such default; provided that, if such default is not susceptible to cure within thirty (30) days, and such Obligor is proceeding with diligence and in good faith to cure such default, such default is susceptible to cure and such default has not resulted in a Material Adverse Effect, such thirty (30)-day period shall be extended as may be necessary to cure such default, such extended period not to exceed ninety (90) days in the aggregate, inclusive of the original thirty (30)-day period.
SECTION 9.1.5    Default on Other Indebtedness. (a) (i) A default shall occur in the payment (subject to any applicable grace period provided therefor) when due, whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of any Loan Party (A) arising from the borrowing of money in excess of $1,000,000 and (B) with respect to any such Indebtedness other than the Indebtedness described in clause (A) in excess of $2,000,000 or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its scheduled maturity, or to cause the full termination of such Indebtedness.

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SECTION 9.1.6    Judgments. Any final judgment or order for the payment of money, individually or in the aggregate, in excess of $1,000,000 or for injunctive relief that could reasonably be expected to result in a Material Adverse Effect shall be rendered against any Loan Party and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within sixty (60) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order; provided, however, that any such judgment or order shall not be (and shall not constitute part of) an Event of Default under this Section 9.1.6 if and for so long as (a)(i) within sixty (60) days after the judgment is entered, the amount of such judgment or order is covered by a valid and binding policy of insurance or by a surety bond between the defendant and the insurer covering payment thereof, and (ii) such insurer or surety has been notified of, and has accepted the claim made for payment of, the amount of such judgment or order.
SECTION 9.1.7    Pension Plans. Any one or more ERISA Events, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
SECTION 9.1.8    Impairment of Security, etc. Any Loan Document, once executed and delivered, shall (except in accordance with its terms or as the result solely of the acts of any Credit Party), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be effective to grant a perfected first priority Lien (subject to Permitted Liens) on the Collateral described therein or any Obligor shall, directly or indirectly, contest such perfection or priority.
SECTION 9.1.9    Bankruptcy, Insolvency, etc. Any Obligor, the Sponsor (until the later of (i) the Conversion Date and (ii) the latest Guaranty Termination Date (as defined in the Sponsor Guaranty)), any ITC Transferee (until the ITC Transferee has paid the ITC Transfer Proceeds in full under the ITC Transfer Agreement), any PTC Transferee, any Power Purchaser or any other Material Project Party shall, except to the extent (x) (i) the Borrowers promptly notify the Administrative Agent in writing that the Borrowers (and each other applicable Obligor) intend to replace the Material Project Document to which such Material Project Party is a party, (ii) such event has not resulted or could not reasonably be expected to result in the inability of the Borrowers to meet their payment obligations under the Loan Documents and could not reasonably be expected to have a Material Adverse Effect, and (iii) such Material Project Document is replaced with a Replacement Material Project Document or with an Additional Project Document in accordance with Section 8.10(e), within sixty (60) days after the occurrence of such event, or (y) in the case of the Contractor, the Conversion Date or the expiration of any applicable warranty period, whichever is later, shall have occurred:
(a)    become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;
(b)    apply for, consent to, or acquiesce in the filing of a petition in a court of competent jurisdiction seeking relief or the appointment of a trustee, receiver, sequestrator or

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other custodian, in each case in respect of such Person or for any substantial part of the property of such Person, file an answer admitting the material allegations of a petition filed against such Person or make a general assignment for the benefit of its creditors;
(c)    in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days; provided that each Obligor and the Sponsor hereby expressly authorizes each Credit Party to appear in any court conducting any relevant proceeding during such sixty (60)-day period to preserve, protect and defend their rights under the Loan Documents;
(d)    permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by any such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; provided that each Obligor and the Sponsor hereby expressly authorizes each Credit Party to appear in any court conducting any such case or proceeding during such sixty (60)-day period to preserve, protect and defend their rights under the Loan Documents; or
(e)    take any action authorizing, or in furtherance of, any of the foregoing.
SECTION 9.1.10    Change in Control. A Change in Control shall occur.
SECTION 9.1.11    Material Project Documents.
(a)    Any Loan Party shall be in material breach or be in material default under any material term, covenant or agreement contained in any Material Project Document and such breach or default shall remain unremedied after the earlier of (x) the expiration of any applicable cure period thereunder (as may have been extended) and (y) thirty (30) days; provided that if (i) such breach cannot be cured within such period, (ii) such breach is susceptible to cure, (iii) such Loan Party is proceeding with diligence in good faith to cure such breach, (iv) the existence of such breach has not resulted in, and would not, after considering the nature of the cure, be reasonably expected to give rise to, a termination by the applicable Material Project Party, and (v) the Administrative Agent shall have received a certificate signed by an Authorized Financial Officer of the Borrowers to the effect of clauses (i), (ii), (iii) and (iv) above and stating what action such Loan Party is taking to cure such breach or default, then, so long as no Material Adverse Effect occurs or would reasonably be expected to occur, such initial cure period shall be extended to such date, not to exceed 120 days (inclusive of the original cure period), as shall be necessary for such Loan Party to diligently to cure such breach;
(b)    (1) Any Material Project Party (other than a Loan Party) to any of the Material Project Documents or (2) any party to a Key Project Document shall materially breach or be in material default under any material term, covenant or agreement contained in such agreement and such breach or default shall remain unremedied for the earlier of (x) the expiration of any

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applicable cure period thereunder (as may have been extended) and (y) thirty (30) days; provided that, so long as the applicable party is taking action to cure such breach or default, then, so long as no Material Adverse Effect occurs or would reasonably be expected to occur, such initial cure period shall be extended to such date, not to exceed 120 days (inclusive of the original cure period), as shall be necessary for such party diligently to cure such breach; and provided, further that no Event of Default shall be deemed to have occurred under this Section 9.1.11(b) if the applicable Material Project Document is replaced with a Replacement Material Project Document or with an Additional Project Document in accordance with Section 8.10(e), within sixty (60) days after the occurrence of such event;
(c)    (i) Any provision of (A) any Material Project Document or (B) any Key Project Document shall for any reason cease to be valid and binding on or enforceable against any party thereto (except upon fulfillment of such party’s obligations thereunder) or (ii) (A) any Material Project Document or (B) any Key Project Document shall be terminated (except upon fulfillment of such party’s obligations thereunder or the expiration of such agreement in accordance with its terms) and, in each of clause (i) and (ii), such cessation or termination shall remain unremedied thirty (30) days, or with respect to the ITC Transfer Agreement and the PTC Transfer Agreement for sixty (60) days; provided that, (A) so long as the applicable Loan Party is taking action to cure such event, then, so long as no Material Adverse Effect occurs or could reasonably be expected to occur, such thirty (30)-day or sixty (60)-day cure period, as applicable, shall be extended to such date, not to exceed ninety (90) days (inclusive of the original cure period), as shall be necessary for such Loan Party to diligently cure such event; and (B) no Event of Default shall be deemed to have occurred under this Section 9.1.11(c) if such Material Project Document is replaced with a Replacement Material Project Document, or an Additional Project Document in accordance with Section 8.10(e), within sixty (60) days thereafter; and
(d)    except in connection with assignment of the Transmission Services Agreement pursuant to the assignment agreements described in Section 7.22(a), the O&M Provider shall be removed or otherwise cease to be a party to any Material Project Document that it is a party to as of the Closing Date.
SECTION 9.1.12    Event of Loss. (a) A destruction of, or loss with respect to, all or a substantial portion of the Project or (b) any condemnation, seizure or appropriation of all or a substantial part of the Project (each of the events described in the preceding clauses (a) and (b), an “Event of Loss”), in each case, to the extent such Event of Loss, taken together with all other Events of Loss then existing pursuant to this Section 9.1.12, could reasonably be expected to cause a Material Adverse Effect, unless, the restoration or repair of the Project shall have been approved or is being effected in accordance with Section 3.05(c)(iii) of the Depositary Agreement.
SECTION 9.1.13    Abandonment. Any Loan Party shall have voluntarily abandoned construction or operation of the Project with no intent to resume such construction or operation, such abandonment to be evidenced by such Loan Party’s cessation of such construction or operation for a period of sixty (60) consecutive days for reasons not associated with (a) the occurrence of a Forced Outage or a force majeure event (it being agreed that an Event of Loss in respect of the Project in accordance with the terms hereof shall not constitute abandonment of the Project), (b) any outage event during which the Project is continuing to

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receive payments in full from the Power Purchasers under the Power Purchase Agreements, (c) default by a counterparty to a Material Project Document, or (d) repairs, maintenance or restoration work.
SECTION 9.1.14    Conversion Date. The Conversion Date shall not have occurred on or prior to the Term Conversion Deadline.
SECTION 9.1.15    Energy Regulatory Status and Material Permits.
(a)    Once obtained, (i) any Project Company’s MBR Authority shall be revoked, terminated or rescinded and such revocation, termination or rescission shall continue unremedied for a period of sixty (60) days or (ii) any Project Company’s MBR Authority shall be amended, conditioned or restricted so as to have a Material Adverse Effect and such Material Adverse Effect shall continue unremedied for a period of sixty (60) days.
(b)    (i) Once obtained, any Project Company loses its status as an EWG, and (ii) such Project Company’s “holding company system,” as such term is defined in PUHCA, no longer has an exemption from regulation under PUHCA equivalent to that provided by such Project Company having EWG status, and such condition shall continue unremedied for a period of sixty (60) days.
SECTION 9.1.16    EDR Project Pledge. An EDR Project Pledge shall have occurred.
SECTION 9.1.17    Sponsor Guaranty and Equity Commitment Letter. (a) The Sponsor has failed to fund when required under either the Sponsor Guaranty or Equity Commitment Letter, or is otherwise in default under the Sponsor Guaranty or Equity Commitment Letter; or (b) the Sponsor Guaranty or Equity Commitment Letter is repudiated by the Sponsor or cancelled other than in accordance with its terms.
SECTION 9.1.18    Water Appropriation Permit Appeal. Except to the extent the conditions set forth in Section 5.3.25(b) have been met, a Water Appropriation Permit Appeal has been filed and results in a final, non-appealable order denying the Water Appropriation Permit or approving the Water Appropriation Permit with conditions that are not reasonably acceptable to all Lenders.
SECTION 9.1.19    TCTA Guarantor Bankruptcy. The “Guarantor” (as defined in either the PTC Transfer Agreement or the ITC Transfer Agreement) has become “Bankrupt” (as defined in such agreement), and the “Seller” (as defined in such agreement) has either (a) not provided a replacement guaranty or letter of credit in compliance with such agreement within thirty (30) days, or (b) has notified the Administrative Agent in writing that it does not intend to provide a replacement guaranty or letter of credit in compliance with such agreement.
SECTION 9.2    Action if Bankruptcy. If any Event of Default described in Sections 9.1.9(a) through (e) with respect to a Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Loan Party shall automatically and immediately be obligated to Cash

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Collateralize all Material Construction Contract LC Outstandings, Shell PPA LC Outstandings, SCE PPA LC Outstandings and DSR LC Outstandings in accordance with Section 2.6.5.
SECTION 9.3    Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Sections 9.1.9(a) through (e) with respect to a Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by written notice to the Borrowers: (a) declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and all other Obligations which shall so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrowers shall automatically and immediately be obligated to Cash Collateralize all Material Construction Contract LC Outstandings, DSR LC Outstandings, SCE PPA LC Outstandings and Shell PPA LC Outstandings in accordance with Section 2.6.5; and (b) direct the Collateral Agent to exercise the rights and remedies under the Security Documents in accordance with the terms thereof.
ARTICLE X
THE AGENTS
SECTION 10.1    Actions, Appointment; Powers and Duties.
SECTION 10.1.1    Each Lender and each LC Issuer authorizes MUFG Bank, Ltd. (x) to act as its Administrative Agent in accordance with the terms hereof and the other Loan Documents and with respect to any notice, agreement or other document contemplated in Article V to which the Administrative Agent may be a party, and (y) to act as the Green Loan Coordinator. The Administrative Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and in the other Loan Documents. Each Lender and each LC Issuer irrevocably authorizes the Administrative Agent to take such action on such Lender’s or LC Issuer’s (as applicable) behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Lender and each LC Issuer irrevocably authorizes the Administrative Agent to direct the Collateral Agent to release any Lien granted to or held by or in favor of the Collateral Agent for the benefit of the Secured Parties upon the occurrence of the Termination Date or in connection with (a) the Disposition of Collateral under the Loan Documents or (b) the release of any Borrower or Obligor, so long as, in the case of either clause (a) or (b), such Disposition or release is otherwise permitted under the terms of the Loan Documents; provided, however, that the Administrative Agent shall be entitled, prior to any such release, to request that the Borrowers certify in a written notice delivered to the Administrative Agent (with such detail as the Administrative Agent may reasonably request) that such Disposition or release is made in compliance with the terms of the Loan Documents.

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SECTION 10.1.2    Each Lender and each LC Issuer shall indemnify (which indemnity shall survive any termination of this Agreement, the payment of the Loans and the cancellation or expiration of the Commitments and the resignation or replacement of the applicable Agent) each Agent, pro rata according to such Lender’s and each LC Issuer’s proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs or expenses (including reasonable and documented attorneys’ fees and disbursements, including in connection with enforcement of this indemnity) of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of any Loan Document or any Letter of Credit or Loan or the use of proceeds thereof, and as to which such Agent is not reimbursed by the Borrowers (and without limiting their obligation to do so), including, without limitation, in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent; provided, however, that no Lender or LC Issuer shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs or expenses which are determined by a court of competent jurisdiction in a final non-appealable decision to have resulted from such Agent’s gross negligence or willful misconduct. No Agent shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of an Agent shall be or become, in such Agent’s determination, inadequate, insufficient or impaired, such Agent may call for additional indemnification from the Lenders and the LC Issuers and cease to do, or not commence, the acts indemnified against hereunder until such additional indemnity is given.
SECTION 10.1.3    In furtherance of the foregoing, each of Administrative Agent, each Lender, each Secured Interest Rate Hedge Provider and each LC Issuer hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest and other Liens created by the Security Documents for and on behalf of or as agent for) the Administrative Agent, the Lenders, the Secured Interest Rate Hedge Providers, the LC Issuers and the other Secured Parties for purposes of acquiring, holding, perfecting and enforcing any and all Liens on the Collateral (in each case to the extent directed by the Administrative Agent) to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent (for itself and on behalf of each Lender and each LC Issuer) and the other Secured Parties hereby authorize, direct, and require the Collateral Agent to enter into the Security Documents and other Loan Documents to which it is party on behalf of the Secured Parties and authorizes the Collateral Agent to act in accordance with the terms thereof and the other Loan Documents, to take such actions on behalf of the Secured Parties and to exercise such powers as are specifically delegated to the Collateral Agent by the terms and provisions thereof and of each Loan Document to which it is a party, together with such actions and powers as are reasonably incidental thereto. In connection with the foregoing, the Collateral Agent, in such capacity (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Agent for purposes of holding or enforcing any Lien on any Collateral granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent or Collateral Agent), shall be entitled to the benefits of all provisions of this Article X, Section 11.3, Section 11.4. and Section 11.9 (including, for avoidance of doubt, all of the rights, protections, privileges, immunities and exculpations

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provided for therein) to the same extent as “Administrative Agent” thereunder as if set forth in full herein with respect thereto (and such provisions shall, as the context may require, inure to the benefit thereof). Additionally, each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to any applicable Collateral shall be exercisable by and vest in the Collateral Agent to the extent, and only to the extent, necessary to enable the Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by the Collateral Agent shall run to and be enforceable by any of the Administrative Agent or the Collateral Agent. Each Lender and each LC Issuer acknowledges that the Collateral Agent is acting on behalf of all Secured Parties. The Collateral Agent may at any time request instructions from the Administrative Agent and the Required Lenders as to a course of action to be taken by it hereunder or under any Security Documents. Should any instrument in writing from any Obligor be reasonably required by Collateral Agent or any such co-agents, sub-agents and attorneys-in-fact for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties set forth in this Agreement and the other Loan Documents, such Obligor shall execute, acknowledge (or shall cause to be executed and acknowledged) and deliver any and all such instruments promptly upon written request by Administrative Agent or Collateral Agent, as applicable.
SECTION 10.1.4    Each Secured Interest Rate Hedge Provider is bound by the terms of this Section 10.1.
SECTION 10.1.5    Each Secured Interest Rate Hedge Provider acknowledges and agrees that the Agents shall be instructed by the Lenders (or groups thereof) in accordance with Section 11.1 and the other provisions of this Agreement and the other Loan Documents and such Secured Interest Rate Hedge Provider shall have no right to consent to any action taken by an Agent or instruct any Agent hereunder or under any other Loan Document (other than the Secured Interest Rate Hedge Agreement to which it is a party), except as provided in Section 11.1(p).
SECTION 10.1.6    No Secured Interest Rate Hedge Provider that obtains the benefits of any Loan Document by virtue of the provisions hereof or thereof shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise, in each case, in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents (and for the avoidance of doubt, without limiting any rights of such Secured Interest Rate Hedge Provider under or in respect of any Secured Interest Rate Hedge Agreement to which it is a party). Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other reasonably satisfactory arrangements have been made with respect to the Hedging Obligations arising under the Secured Interest Rate Hedge Agreements unless the Administrative Agent has received written notice of such obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Secured Interest Rate Hedge Provider.

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SECTION 10.1.7    The Green Loan Coordinator, acting in such capacity, shall have the duties customarily performed by such coordinator, provided that the Green Loan Coordinator shall not have any liabilities under the Loan Documents or otherwise in relation to the Project. Anything herein to the contrary notwithstanding, the Green Loan Coordinator shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity as a Lender hereunder. For the avoidance of doubt, none of the Green Loan Coordinator, the Administrative Agent or the Lenders is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement, including the monitoring of and/or verifying compliance with the Green Loan Principles.
SECTION 10.2    Exculpation; Notice of Default. (a) Neither the Administrative Agent nor any LC Issuer nor any of their respective directors, officers, partners, employees or agents shall be liable to any Credit Party for any action taken or omitted to be taken by it under any Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence (as determined by a final and non-appealable decision of a court of competent jurisdiction), nor responsible for any recitals, statements, representations or warranties herein or therein or in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to any Credit Party or by or on behalf of any Obligor to the Administrative Agent or any other Credit Party in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Obligor or any other Person liable for the payment of any Obligations, nor for the effectiveness, enforceability, validity, execution, collectability or sufficiency hereof or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, nor to ascertain or make any inquiry with respect to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Credit Extensions or as to the existence or possible existence of any Default or Event of Default or to make any disclosures with respect to the foregoing. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon the advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.
(b)    The Administrative Agent shall not be under any obligation to insure any of the Collateral, to require any Obligor to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Loan Documents. The Administrative Agent shall not be responsible for any loss that may be suffered by any Person as a result of the lack of, or the inadequacy of, any such insurance.
(c)    The Administrative Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Administrative Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, pandemic, epidemic, civil unrest, local or national disturbance or disaster, any act of terrorism, or the

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unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
(d)    Anything in this Agreement or in any of the Loan Documents notwithstanding, in no event shall the Administrative Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) (as opposed to direct or actual damages) irrespective of whether the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(e)    Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement or any Loan Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent, it is understood that in all cases, the Administrative Agent shall be fully justified in failing or refusing to take any such action under this Agreement or any Loan Document if, in the case of the Administrative Agent, it shall not have received such written instruction, advice or concurrence of the Required Lenders or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents or any agreement to which the Lenders and the Administrative Agent is a party and acting in accordance with such documents (such Lenders being referred to herein as the “Relevant Lenders”), as the Administrative Agent deems appropriate. Upon receipt of such written instruction, advice or concurrence, the Administrative Agent (acting at the direction of the Required Lenders) shall take such discretionary actions in accordance with such written instruction, advice or concurrence. This provision is intended solely for the benefit of the Agents and their successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto. Notwithstanding the foregoing, it is understood and agreed that if the Loan Documents provide a standard for the Administrative Agent’s instruction, advice or concurrence (for example, that the Administrative Agent (acting at the direction of the Required Lenders) must act reasonably (or in its reasonable discretion or similar language) or that the Administrative Agent’s consent must not be unreasonably withheld, conditioned or delayed (or similar language)), the same standard shall apply to a Lender that is providing its written instruction, advice or concurrence to the Administrative Agent with respect to such instruction, advice or concurrence. References to the Administrative Agent consulting with another Person shall be understood to be the Lenders consulting with such Person.
(f)    The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received a written notice from any LC Issuer, a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders and the LC Issuers.
SECTION 10.3    Successor. The Administrative Agent may resign as such at any time upon written notice to the Borrowers, the Lenders, the LC Issuers, the Collateral Agent and

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Depositary Bank. If the Administrative Agent at any time shall resign, the Required Lenders shall have the right to appoint another Lender or other financial institution as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder, with the consent of the Borrowers (other than following the occurrence and during the continuance of an Event of Default) not to be unreasonably withheld or delayed, such resignation to be effective on the earliest of (a) thirty (30) days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (b) so long as no Event of Default has occurred and is continuing, consent to the appointment of the relevant successor Administrative Agent by the Borrowers (such consent not to be unreasonably withheld or delayed) and the Required Lenders, and (c) such other date, if any, agreed to by the Required Lenders and, other than following the occurrence and during the continuance of an Event of Default, the Borrowers (such agreement not to be unreasonably withheld or delayed). If a successor Administrative Agent has not already been appointed by the Required Lenders, and accepted such appointment, within thirty (30) days of the resigning Administrative Agent’s giving notice of resignation, the resigning Administrative Agent shall have the right, with the consent of the Borrowers (other than following the occurrence and during the continuance of an Event of Default) not to be unreasonably withheld or delayed, to appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any state thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000); provided that, if neither the Required Lenders nor the resigning Administrative Agent have appointed a successor Administrative Agent, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall be deemed to have succeeded to, assumed and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article, Sections 11.3 and 11.4 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents.
SECTION 10.4    Credit Extensions by the Administrative Agent and Each LC Issuer. The other provisions of this Article X shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender and/or LC Issuer hereunder. The Administrative Agent and each LC Issuer, in its individual capacity as a Lender, shall have the same rights and powers with respect to (a)(i) in the case of the Administrative Agent, the Credit Extensions made by it or any of its Affiliates and (ii) in the case of an LC Issuer, the Loans made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent or an LC Issuer. The Administrative Agent, each LC Issuer and each of their respective Affiliates, in each case, in its individual capacity, may accept

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deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Obligors and/or their respective Affiliates as if the Administrative Agent or such LC Issuer were not the Administrative Agent or such LC Issuer hereunder, and may accept fees and other consideration from the Borrowers and the other Obligors for services in connection herewith and otherwise without having to account for the same to the Lenders or any other LC Issuer.
SECTION 10.5    Credit Decisions. Each Lender and each LC Issuer represents and warrants that it has, independently of the Administrative Agent and each other Lender and LC Issuer, and based on such Person’s review of the financial condition and affairs of the Obligors, the Loan Documents (the terms and provisions of which being satisfactory to such Person) and such other documents, information and investigations as such Person has deemed appropriate, made its own credit decision to extend its Commitments and make Credit Extensions. Each Lender and each LC Issuer also represents and warrants that it will, independently of the Administrative Agent and each other Lender and LC Issuer, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own appraisal of the creditworthiness of the Obligors and its own credit decisions, including as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents. The Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or the LC Issuers or to provide any Lender or LC Issuer with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance of any Letters of Credit or at any time or times thereafter, and the Administrative Agent shall have no responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders or the LC Issuers.
Each Lender and each LC Issuer, by delivering its signature page to this Agreement or a Lender Assignment Agreement and funding its Loans on the Closing Date or purchasing its Loans on the applicable effective date of such Lender Assignment Agreement, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each other Loan Document and each other document or instrument required to be approved by the Administrative Agent, the Collateral Agent, the Depositary Bank, Required Lenders or the Lenders, as applicable, on the Closing Date.
SECTION 10.6    Copies, etc. The Administrative Agent shall give prompt notice to each Lender and each LC Issuer of each notice or request required or permitted to be given to the Administrative Agent by the Borrowers pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders and the LC Issuers by the Borrowers). The Administrative Agent will distribute to each Lender and each LC Issuer each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrowers for distribution to the Lenders and the LC Issuers by the Administrative Agent in accordance with the terms of the Loan Documents.
SECTION 10.7    Reliance by the Administrative Agent and the LC Issuers. The Administrative Agent and each LC Issuer shall be entitled to rely, and shall be fully protected in relying, (a) upon any certification, communication, notice, instrument or document (including any thereof by telephone or electronic mail) believed by it to be genuine and correct and to have

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been signed or sent by or on behalf of the proper Person or Persons, and (b) upon opinions, advice, and statements of legal counsel (who may be attorneys for the Obligors), accountants, experts and other professional advisors selected by the Administrative Agent or the LC Issuers, as the case may be. Without limiting the generality of the other provisions of this Article X, as to any matters not expressly provided for by the Loan Documents, the Administrative Agent and each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Credit Parties. No Lender or LC Issuer shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other Lenders as may be required to give such instructions under Section 11.1).
SECTION 10.8    The Administrative Agent and the LC Issuers. Notwithstanding anything else to the contrary contained in any Loan Document, (a) the Administrative Agent and the LC Issuers, in their respective capacities as such, shall have no duties or responsibilities under any Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against the Administrative Agent or any LC Issuer, as applicable, in such capacity, except as are explicitly set forth in any such Loan Document, and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or any LC Issuer any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein, and (b) the Administrative Agent shall not have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender, any LC Issuer or any other Person. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and the LC Issuers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Obligor or any of its Affiliates. The Administrative Agent, without the consent of, or notice to, any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates that regularly performs the same agency functions with respect to similar facilities. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.
SECTION 10.9    Appointment of Sub-Agent; etc. (a) The Administrative Agent may perform any and all of their duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective officers, directors, employees and agents.

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(i)    The Collateral Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from any Obligor be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, such Obligor shall execute, acknowledge and deliver any and all such instruments promptly upon request by such Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent. No Collateral Agent shall be responsible or liable for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 10.9 in the absence of gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction on the part of the Collateral Agent. Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each applicable Supplemental Collateral Agent. Every instrument appointing any Supplemental Collateral Agent shall refer to this Agreement and the conditions of this Section 10.9.
(b)    Should any instrument in writing from any Obligor be required by any sub-agent so appointed by the Administrative Agent to more fully and certainly vest in and confirm to it such rights, powers, privileges and duties, such Obligor shall execute, acknowledge and deliver any and all such instruments promptly upon written request by the Administrative Agent. In case any sub-agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such sub-agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new sub-agent. The provisions of Sections 10.1, 10.2 and 11.4 that refer to the Administrative Agent shall inure to the benefit of each sub-agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or each sub-agent, as the context may require. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) of the Administrative Agent and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, and (ii) such sub-agent shall only have obligations to the Administrative Agent and not to any Obligor, Lender or any other Person and no Obligor, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the

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Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 10.10    Other Agents. Any arrangers or bookrunners and the documentation agent named herein shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any such Person, in such capacities.
SECTION 10.11    Collateral Agent.
(a)    Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of, or priority or validity of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.
(b)    The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct as determined by a final non-appealable decision of a court of competent jurisdiction, on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Obligor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
(c)    In the event that the Collateral Agent is required to acquire title to any property for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause a Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA, or otherwise cause the Collateral Agent to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Except for such claims or actions arising from the Collateral Agent’s gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction), the Collateral Agent shall not be liable to the Secured Parties, the Obligors or any other Person for any Environmental Claims under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of Hazardous Materials into the environment. If at any time it is necessary or advisable for any part of a Loan Party’s property to be possessed, owned, operated or managed by any Person

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(including the Collateral Agent) other than an Obligor or the Secured Parties, the Required Lenders shall direct the Collateral Agent to appoint an appropriately qualified Person (excluding the Collateral Agent) who they shall designate to possess, own, operate or manage, as the case may be, such part of the applicable Loan Party’s property.
(d)    None of the provisions of this Agreement or the other Loan Documents shall be construed to require the Collateral Agent in its individual capacity to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder or thereunder.
(e)    The Collateral Agent shall be entitled to take any action or refuse to take any action which the Collateral Agent regards as necessary to comply with any applicable law, regulation or court order.
SECTION 10.12    Posting of Approved Electronic Communications; Non-Public Information. (a) Each Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Obligors that each will provide to the Administrative Agent all information, documents and other materials that each is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Section 7.1, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a Continuation/Conversion Notice or an Issuance Request, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition to the foregoing, each Borrower agrees to continue to provide the Communications to the Administrative Agent, the Lenders, or the LC Issuers, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
(b)    Each Obligor further agrees that the Administrative Agent may make the Communications and any excluded Communications referred to in clause (a) above (the “Excluded Communications”) available to the Lenders and LC Issuers by posting the Communications on Intralinks, Debtdomain, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(c)    The Administrative Agent agrees that the receipt of the Communications and Excluded Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications and Excluded Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender and LC Issuer agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications and Excluded Communications have been posted to the Platform shall constitute effective

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delivery of the Communications and Excluded Communications to such Lender or LC Issuer for purposes of the Loan Documents. Each Lender and LC Issuer agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender or LC Issuer’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
(d)    Nothing herein shall prejudice the right of the Administrative Agent, any LC Issuer or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
(e)    Each Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders and the LC Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to the Borrowers’ or their Affiliates’ securities. Each Borrower hereby agrees that the Borrower Materials distributed to Public Lenders will include a representation that (x) no Loan Party is presently the issuer of any debt or equity securities issued pursuant to a public offering or Rule 144A or similar private placement, (y) such Borrower Materials may contain Material Non-Public Information, but do not contain financial projections or budget forecasts prepared by any Loan Party and (z) if any Loan Party is or becomes the issuer of any debt or equity securities issued pursuant to a public offering or Rule 144A or other private placement to lenders that include “public side” lenders, or it is actively contemplating any such issuance of securities, in connection with (and prior to) the issuance of such securities, the Borrowers will publicly disclose (or otherwise disclose in an appropriate manner for the type of offering, including in the related prospectus or other offering document for the issuance of such securities) all information contained in such Borrower Materials at such time. Notwithstanding the foregoing, (A) any Loan Documents and the financial information required to be delivered pursuant to Sections 7.1(a), 7.1(b) and 7.1(c) shall be treated as if not containing Material Non-Public Information for purposes of this paragraph and (B) all information provided by the Borrowers to a Lender or LC Issuer shall be subject to the provisions of Section 11.14.
SECTION 10.13    Withholding Tax. To the extent required by any Applicable Law, the Administrative Agent may withhold from any interest payment to any Credit Party an amount equivalent to any applicable withholding tax. If any payment has been made to any Credit Party by the Administrative Agent without the applicable withholding tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding tax to the IRS or any other Governmental Authority or the IRS or any other Governmental Authority asserts a claim that the Administrative Agent or Obligor did not properly withhold tax from amounts paid to or for the account of any Credit Party because the appropriate form was not delivered or was not properly executed or because such Credit Party failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Credit Party shall indemnify the Administrative Agent or, if such failure or other reason is not attributable to a Change in Law, the Obligor fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated

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internal costs and out-of-pocket expenses) incurred. Each Credit Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Credit Party under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 10.13. The agreements in this Section 10.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Credit Party, the termination of the Commitment and the repayment, satisfaction or discharge of all other Obligations.
SECTION 10.14    Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Obligor, the Administrative Agent (irrespective of whether the principal of any Loan or Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrowers or any other Obligor) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;
(b)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuers and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agent and their respective agents and counsel and all other amounts due the Lenders, the LC Issuers and the Agents under the Loan Documents allowed in such judicial proceeding); and
(c)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and LC Issuer to make such payments to the Administrative Agent or Collateral Agent, as applicable, and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and LC Issuers, to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due to the Agents under Sections 3.3, 11.3 and 11.4. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Agents, their agents and counsel, and any other amounts due to the Agents under Sections 3.3, 11.3 and 11.4 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or LC Issuers may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or LC Issuer any plan of reorganization,

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arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or LC Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or LC Issuer in any such proceeding.
SECTION 10.15    Erroneous Payment.
(a)    If the Administrative Agent (x) notifies a Credit Party, or any Person who has received funds on behalf of a Credit Party (any such Credit Party or recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent (acting at the direction of the Required Lenders) has determined in its discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Credit Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.15 and held in trust for the benefit of the Administrative Agent, and such Credit Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent (acting at the direction of the Required Lenders) may, in its discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Credit Party or any Person who has received funds on behalf of a Credit Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Credit Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

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(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Credit Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.15(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.15(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.15(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Credit Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Credit Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Credit Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Facility with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrowers) deemed to execute and deliver a Lender Assignment Agreement (or, to the extent applicable, an agreement incorporating an assignment and assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the applicable Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency

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Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, and (D) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)    Subject to Section 11.11 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrowers or otherwise)), the Administrative Agent (acting at the direction of the Required Lenders) may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the discretion of the Administrative Agent (acting at the direction of the Required Lenders), be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Credit Party, to the rights and interests of such Credit Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by a Borrower or any other Loan Party; provided that this Section 10.15 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of a Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the

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amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from or on behalf of (including through the exercise of remedies under any Loan Document) a Borrower for the purpose of a payment of the Obligations.
(f)    To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 10.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or LC Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE XI
MISCELLANEOUS PROVISIONS
SECTION 11.1    Waivers, Amendments, etc. Except as otherwise expressly set forth in this Agreement (including Section 4.2 and Section 4.7(b)), the provisions of each Loan Document (other than the Fee Letters, the Secured Interest Rate Hedge Agreements or any Letter of Credit, in which cases under which amendments, modifications and waivers may be effected by the parties thereto in accordance with their respective terms) may from time to time be amended, modified or waived, if such amendment, modification or waiver (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Administrative Agent and consented to by the Required Lenders and (y) in the case of any such other Loan Document, pursuant to an agreement or agreements in writing (which can include via electronic mail) entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such amendment, modification or waiver shall:
(a)    increase the aggregate amount of any Credit Extensions required to be made by any Lender pursuant to its Commitments, extend the Commitment Termination Date of Credit Extensions made (or participated in) by a Lender, extend any Stated Maturity Date for any Lender’s Loan, extend any Stated Expiry Date for any Letter of Credit (except as contemplated in Section 2.6.1(b)), extend any Term Loan Principal Payment Date, or reduce the amount of, or waive or excuse any such payment of, any fees or other amounts described in Article III or Article IV payable to any Lender, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 9.2 and Section 9.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders) (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender);

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(b)    reduce the amount of, or waive or excuse any such payment of, the principal amount of or reduce the rate of interest on any Lender’s Loan or extend the date on which interest, fees or premium are payable to any Lender (including any cure period in connection therewith), in each case without the consent of such Lender; provided that, the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2;
(c)    except as otherwise expressly provided in a Loan Document on the date hereof, release (i) all or substantially all the Loan Parties from their Obligations under the Loan Documents or (ii) all or substantially all of the Collateral, in each case without the consent of all Lenders;
(d)    amend the definition of “TRABL Date Certain” or “Construction Date Certain,” without the consent of all Lenders;
(e)    modify Section 4.7, Section 4.8, Section 7.8, Section 8.5, or this Section 11.1; amend the definition of or reduce the percentage set forth in the definition of “Required Lenders,” “Percentage,” “Material Construction Contract LC Loan Percentage,” “Shell PPA LC Loan Percentage,” “SCE PPA LC Loan Percentage,” “DSR LC Loan Percentage,” “Construction Loan Percentage,” “Term Loan Percentage” or “TRABL Percentage”; modify Section 3.09 of the Depositary Agreement; or modify any requirement hereunder that any particular action be taken by all Lenders, in each case without the consent of all Lenders that participate in the affected Facility;
(f)    increase the Stated Amount of any Letter of Credit unless consented to by each LC Issuer of such Letter of Credit;
(g)    change Section 2.6 in a manner that would permit the Stated Expiry Date of any Letter of Credit to occur after the Commitment Termination Date therefor without the consent of each LC Issuer and each Lender in the applicable LC Tranche;
(h)    amend, modify or waive Section 5.1, unless such amendment, modification or waiver shall have been consented to by each Lender;
(i)    change any provision of this Agreement or any other Loan Document in a manner that by its terms adversely affects the rights or priority in respect of payments due to any class of Lenders, differently from the other Lenders, without the consent of the Lenders holding a majority in interest of the applicable portion of the Total Exposure Amount of such adversely affected class of Lenders;
(j)    affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), any Material Construction Contract LC Issuer, any Shell PPA LC Issuer, any SCE PPA LC Issuer or any DSR LC Issuer, unless consented to by the Administrative Agent, such Material Construction Contract LC Issuer, SCE PPA LC Issuer, Shell PPA LC Issuer or DSR LC Issuer, as the case may be;

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(k)    affect adversely the interests, rights or obligations of the Collateral Agent (in its capacity as such) or the Depositary Bank (in its capacity as such), unless consented to by the Collateral Agent or the Depositary Bank, as the case may be;
(l)    increase any Material Construction Contract LC Loan Commitment, Shell PPA LC Loan Commitment, SCE PPA LC Loan Commitment or DSR LC Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Material Construction Contract LC Loan Commitment, SCE PPA LC Loan Commitment, Shell PPA LC Loan Commitment or DSR LC Loan Commitment of any Lender;
(m)    change the order of priority of payments or ratable sharing of payments set forth in Section 6.3 of the Guarantee and Collateral Agreement without the prior written consent of each Lender adversely affected thereby;
(n)    change the order of priority of payments or ratable sharing of payments occurring after the occurrence and during the continuation of an Event of Default as set forth in Section 3.09 of the Depositary Agreement, in any case, without the prior written consent of each Lender adversely affected thereby;
(o)    subordinate, or have the effect of subordinating, the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be, without the prior written consent of each Lender directly and adversely affected thereby;
(p)    (i) affect in a manner that would (A) impact the interests, rights or obligations of any Secured Interest Rate Hedge Provider in a manner materially and adversely different from the impact on any Secured Party, (B) exclude any Secured Interest Rate Hedge Provider from being a Secured Party in respect of the Collateral, (C) exclude the obligations owing by Cape Phase 1 Borrower under any Secured Interest Rate Hedge Agreement to any Secured Interest Rate Hedge Provider from being Obligations, or (D) release all or substantially all of the Collateral or (ii) amend this Section 11.1(p), in each case, unless consented to by such Secured Interest Rate Hedge Provider; or
(q)    release, or have the effect of releasing, all, substantially all or any material portion of the Collateral from the Lien granted pursuant to the Security Documents (as in effect as of the date of the second Credit Extension) or release any guarantees or undertakings under any of the Loan Documents or allow release of any funds from any Collateral Account other than (i) in accordance with the terms of this Agreement or the other Loan Documents, or (ii) any tax credits generated by the WellCo Facilities or PTCs generated by the GenCo Facilities which shall be automatically released from the Liens granted pursuant to the Security Documents upon sale thereof pursuant to the ITC Transfer Agreement or PTC Transfer Agreement, as applicable.
Notwithstanding the foregoing provisions of this Section 11.1:
(i)    each Material Construction Contract LC Loan Lender, Shell PPA LC Loan Lender, SCE PPA LC Loan Lender and DSR LC Loan Lender providing Material

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Construction Contract LC Loan Commitments, SCE PPA LC Loan Commitments, Shell PPA LC Loan Commitments and DSR LC Loan Commitments, respectively, may agree to extend the Material Construction Contract LC Loan Maturity Date, Shell PPA LC Loan Maturity Date, SCE PPA LC Loan Maturity Date and DSR LC Loan Maturity Date of its outstanding Material Construction Contract LC Loans and Material Construction Contract LC Loan Commitments and/or Shell PPA LC Loans and Shell PPA LC Loan Commitments and/or SCE PPA LC Loans and SCE PPA LC Loan Commitments and/or DSR LC Loans and DSR LC Loan Commitments, as applicable, in each case upon the request of the applicable Borrower and without the consent of any other Material Construction Contract LC Loan Lender, SCE PPA LC Loan Lender, Shell PPA LC Loan Lender or DSR LC Loan Lender, as applicable; it being understood that each Material Construction Contract LC Loan Lender, Shell PPA LC Loan Lender, SCE PPA LC Loan Lender or DSR LC Loan Lender under the applicable LC Tranche that is being extended shall have the opportunity to participate in such extension on the same terms and conditions as each other Material Construction Contract LC Loan Lender, Shell PPA LC Loan Lender, SCE PPA LC Loan Lender or DSR LC Loan Lender, as applicable, under such applicable LC Tranche. For the avoidance of doubt, no existing Material Construction Contract LC Loan Lender, Shell PPA LC Loan Lender, SCE PPA LC Loan Lender or DSR LC Loan Lender will have any obligation to commit to any such extension with respect to such Material Construction Contract LC Loan Lender’s Material Construction Contract LC Loan Commitments, such Shell PPA LC Loan Lender’s Shell PPA LC Loan Commitments, such SCE PPA LC Loan Lender’s SCE PPA LC Loan Commitments or such DSR LC Loan Lender’s DSR LC Loan Commitments, as applicable;
(ii)    the Administrative Agent and the Borrowers may, without the consent of any Lender or LC Issuer, enter into any amendment, supplement or other modification to any Loan Document, in form and substance reasonably satisfactory to the Administrative Agent, to cure any ambiguity or to correct or supplement any provision in such agreement that may be inconsistent with any other provision of the Loan Documents or to further the intended purposes thereof or to make any change that would provide any additional rights or benefits to the Lenders or LC Issuers or make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral that becomes effective as set forth or permitted in this Agreement or any of the Security Documents; and
(iii)    notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects

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any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.
No failure or delay on the part of any Credit Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Credit Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
SECTION 11.2    Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by e-mail or telephone (if confirmed promptly on the same day in writing by e-mail) and addressed, delivered or transmitted, if to the Obligors or the Administrative Agent or the Collateral Agent, at its address, e-mail address or telephone number set forth on Schedule VIII hereto, and if to a Lender or an LC Issuer, to the applicable Person at its address or e-mail address or telephone number set forth on Schedule VIII hereto or set forth in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder, or, in any case, at such other address or e-mail address as may be designated by any such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment). Subject to Section 10.12(d), internet and intranet websites may, at the discretion of the Administrative Agent (acting at the direction of the Required Lenders), be used to distribute routine communications to the Secured Parties, such as financial statements and other information as provided in Section 7.1, to distribute Loan Documents for execution by Secured Parties and distribute executed Loan Documents to such Persons and may not be used for any other purpose. For the avoidance of doubt, the provisions of Section 10.12(d) pertaining to the use of electronic mail shall not apply to the issuance of any Letter of Credit by any LC Issuer.
SECTION 11.3    Payment of Costs and Expenses. The Obligors shall pay promptly all fees and expenses incurred by the Coordinating Lead Arrangers, the Administrative Agent, the Collateral Agent, the Depositary Bank, the LC Issuers and their respective Affiliates (including the documented and reasonable fees and out-of-pocket expenses of (a) Norton Rose Fulbright US LLP, as counsel to the Coordinating Lead Arrangers and the Administrative Agent and (b) Moses & Singer LLP, as counsel to the Collateral Agent and of any special or local counsel who may be retained by or on behalf of the Coordinating Lead Arrangers, Administrative Agent, Collateral Agent or Depositary Bank; provided that, absent any actual or potential conflict of interest, the reimbursement of such counsel’s fees and expenses shall be limited to (A) one New York law firm for the Administrative Agent and the Lenders and (B) one New York law firm for the Collateral Agent and the Depositary Bank and (C) one counsel in each jurisdiction and with respect to clause (iv) below one specialist counsel in each relevant area and (c) the Independent Consultants in each case in connection with:

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(i)    the negotiation, preparation, execution, delivery and, with respect to the Administrative Agent, administration of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required or requested, whether or not the transactions contemplated hereby are consummated;
(ii)    the filing, recording, refiling or rerecording of any Loan Document (including the Filing Statements), and all amendments, supplements, amendment and restatements, continuations and other modifications to any thereof, searches made prior to or following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been or will be filed or recorded (and other reasonable actions taken by the Administrative Agent or the Collateral Agent to satisfy themselves that the Liens granted pursuant to the Security Documents have been perfected and are of first priority (subject to Permitted Liens)) and any and all other documents or instruments of further assurance required to be filed or recorded, or refiled or rerecorded, or otherwise contemplated, by the terms of any Loan Document, including filing and recording fees, expenses, search fees and title insurance premiums, but excluding Taxes;
(iii)    the preparation and review of the form of any calculation, certificate, document or instrument relevant to any Loan Document; and
(iv)    all documented and reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel to the Credit Parties) incurred in connection with (x) the negotiation of any restructuring or “work-out” with the Borrowers or any other Obligor, whether or not consummated, of any Obligations or (y) the enforcement of any Obligations.
SECTION 11.4    Indemnification. Without duplication of a Loan Party’s obligations under Section 4.5 (and excluding Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), in consideration of the execution and delivery of this Agreement by each Credit Party, each Loan Party hereby indemnifies, exonerates and holds each Credit Party and each of their and their respective Affiliates, partners, officers, directors, trustees, employees, brokers, administrators, managers, advisors, agents and representatives, including accountants, auditors, and legal counsel of such Person and of such Person’s Affiliates (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including documented and reasonable attorneys’ fees and out-of-pocket disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:
(a)    any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transactions;

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(b)    the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Obligors as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that, any such action is not resolved against such Indemnified Party in a final, non-appealable judgment);
(c)    any Environmental Claims, or actual or alleged liabilities under any Environmental Law or Permit thereunder, related to any Loan Party or the Project or related real property, including, without limitation, resulting from (i) any actual or alleged violation of Environmental Law by any Loan Party or any other Person, or (ii) exposure to Hazardous Materials or any Release or threatened Release of Hazardous Materials, in either case, at, under, on, or from any property owned or operated by any Loan Party or any real property to which any Loan Party has transported or arranged for the transport of Hazardous Materials for treatment, storage or disposal;
(d)    the issuance of any Letters of Credit, the use of proceeds therefrom, and any refusal by an LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit; or
(e)    any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Obligor, and regardless of whether any Indemnified Party is a party thereto;
except for Indemnified Liabilities (w) to the extent they result from or that have arisen for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s bad faith, gross negligence or willful misconduct (in each case as determined by a final and nonappealable decision of a court of competent jurisdiction), (x) that result from a claim not involving an act or omission of any Loan Party brought by a Loan Party against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (y) arising out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission by any Loan Party or any of its Affiliates and that is brought by an Indemnified Party against another Indemnified Party (other than, in the case of this clause (y), any Indemnified Liabilities incurred by the Administrative Agent, the Collateral Agent or the Depositary Bank in their capacities as such and other than claims with respect to a Letter of Credit brought by one Indemnitee against another Indemnitee acting in a different capacity or role with respect to such Letter of Credit, such as an issuing bank as opposed to an advising bank, confirming bank, negotiating bank or transferring bank). If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Loan Party agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. Each Indemnified Party shall be a third party beneficiary under this Agreement with respect to all rights, benefits and privileges applicable to Indemnified Parties herein and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to

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enforce such rights, benefits and privileges directly, without the consent or joinder of any other Person, against any or all of Loan Parties.
To the extent permitted by Applicable Law, no Obligor shall assert, and each Obligor hereby waives, any claim against each Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Obligor hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
SECTION 11.5    Survival. The obligations of the Obligors under Sections 4.3, 4.4, 4.5, 4.6, 11.2 and 11.4, and the obligations of the Lenders under Section 10.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 11.2 and 11.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.
SECTION 11.6    Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 11.7    Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.
SECTION 11.8    Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents other than with respect to any Notes) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each Borrower, the Administrative Agent, each Lender and each LC Issuer (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with Agreement or any other Loan Document and the transactions contemplated hereby and thereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and

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National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 11.9    Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) AND ANY CLAIMS, CONTROVERSIES, DISPUTES OR CAUSES OF ACTIONS (WHETHER IN CONTRACT OR TORT OR OTHERWISE AND IN LAW OR IN EQUITY) BASED UPON, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED HEREBY OR THEREBY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH LETTER OF CREDIT AND ANY CLAIMS, CONTROVERSIES, DISPUTES OR CAUSES OF ACTIONS (WHETHER IN CONTRACT OR TORT OR OTHERWISE AND IN LAW OR IN EQUITY) BASED UPON, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED HEREBY OR THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98 INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP RULES”)) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.
SECTION 11.10    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby; provided, however, that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except to an assignee or by way of participation, in each case in accordance with the provisions of Section 11.11. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and Participants to the extent provided in Section 11.11) any legal or equitable right, remedy or claim under or by reason of this Agreement.
SECTION 11.11    Sale and Transfer of Credit Extensions; Participations in Credit Extensions; Notes. (a) Each Lender may assign its Loans, Letters of Credit or Commitments to one or more other Persons in accordance with the terms set forth below:
(1)    Any Lender may, with the consent of (or, in the case of the Administrative Agent, the acknowledgment): (v) except in the case of an assignment to a Lender, an

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Affiliate of a Lender or an Approved Fund, the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), (w) except in the case of an assignment (I) under the Construction Loan Facility or Term Loan Facility, as applicable, to a Lender, an Affiliate of a Lender or an Approved Fund, (II) under the TRABL Facility to a Lender, an Affiliate of a Lender or an Approved Fund, (III) under the Material Construction Contract LC Facility to a Material Construction Contract LC Loan Lender or an Affiliate of a Material Construction Contract LC Loan Lender or an Approved Fund, (IV) under the Shell PPA LC Facility to a Shell PPA LC Loan Lender or an Affiliate of a Shell PPA LC Loan Lender or an Approved Fund, (V) under the SCE PPA LC Facility to an SCE PPA LC Loan Lender or an Affiliate of a Shell PPA LC Loan Lender or an Approved Fund or (VI) under the DSR LC Facility to a DSR LC Loan Lender or an Affiliate of a DSR LC Loan Lender or an Approved Fund, to the extent a Default or an Event of Default has not occurred and is not continuing, the applicable Borrower (such consent not to be unreasonably withheld, conditioned or delayed) (provided that, with respect to an assignment under any of the Construction Loan Facility, Term Loan Facility, the TRABL Facility, the Material Construction Contract LC Facility, the Shell PPA LC Facility, the SCE PPA LC Facility and/or the DSR LC Facility, if the applicable Borrower shall not have consented to or rejected such assignment (including any assignment pursuant to Section 11.11(a)(i)(A)) within ten (10) Business Days following receipt by the applicable Borrower of notice of such proposed assignment, such Borrower shall be deemed to have consented), (w) the applicable Material Construction Contract LC Issuers in the case of any assignment under the Material Construction Contract LC Facility (such consent not to be unreasonably withheld or delayed), (x) the applicable Shell PPA LC Issuers in the case of any assignment under the Shell PPA LC Facility (such consent not to be unreasonably withheld or delayed), (y) the applicable SCE PPA LC Issuers in the case of any assignment under the SCE PPA LC Facility (such consent not to be unreasonably withheld or delayed) and (z) the applicable DSR LC Issuers in the case of any assignment under the DSR LC Facility (such consent not to be unreasonably withheld, conditioned or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments or Loans at the time owing to it); provided that:
(A)    the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than One Million Dollars ($1,000,000) (or a lesser amount if such amount, when added to the aggregate amount of Commitments and Loans being assigned substantially concurrently with such assignment to Affiliates of such Eligible Assignee that are administered or managed by such Eligible Assignee or an Affiliate of such Eligible Assignee, equal or exceeds One Million Dollars ($1,000,000)), unless (1) the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the applicable Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed); (2) such assignment is an assignment of the entire remaining amount of the assigning Lender’s

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Commitments and Loans at the time owing to it or by related Approved Funds, or (3) such assignment is an assignment to a Lender, an Affiliate of a Lender or an Approved Fund;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and/or the Commitments assigned, except that this clause (B) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together, with respect to such manual transfer only, with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500), which the Administrative Agent may at any time waive, and if the Eligible Assignee is not a Lender, administrative details and information with respect to such Eligible Assignee and applicable tax forms at least ten (10) Business Days prior to the proposed assignment; and
(D)    in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the applicable Borrower and Administrative Agent, the applicable Percentage of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the LC Issuers and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Percentage of all Loans and participations in Letters of Credit in accordance with its applicable LC Percentage thereof. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to Section 4.12, except to the extent expressly agreed by the affected parties, no assignment by a Defaulting Lender shall constitute a waiver or release of any claims of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of any applicable non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such assignment.
(b)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest

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assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, subject to Section 11.5, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with clauses (a) and (b) of this Section 11.11 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.11(d).
(c)    The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to Section 2.7(b). The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Any Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities, other than Affiliates of the Loan Parties, (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to any of the items set forth in Sections 11.1(a) through (d), in each case except as otherwise specifically provided in a Loan Document. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.4 with respect to any payments made by such Lender to its Participant(s). Subject to clause (e), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5 and 4.6 (subject to the requirements and limitations therein, including the requirements under Section 4.6(g) (it being understood that the documentation required under Section 4.6(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b); provided such Participant (A) agrees to be subject to Section 4.8 as though it were a Lender, (B) agrees to be subject to the provisions of Section 4.10 as if it were an assignee under paragraph (b); and (C) shall not be entitled to receive any greater payment under Sections 4.3, 4.4, 4.5 or 4.6, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.8 as though it were a Lender.

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(e)    Each Lender that sells an interest in any Loan, Commitment or other interest to a Participant shall use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 4.10 with respect to any Participant, and shall, as agent for the Borrowers solely for the purpose of this Section 11.11(e), record in book entries maintained by such Credit Party the name and principal amounts (and stated interest) of the participating interest of each Participant entitled to receive payments in respect of such interest (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, Proposed Treasury Regulation Section 1.163-5(b) (or any amended or successor version) and Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.
(f)    A Participant shall not be entitled to the benefits of Section 4.6 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with the requirements set forth in Section 4.6 as though it were a Lender (provided that, subject to Section 11.11(e), such notification and compliance need not include disclosing the identity of such Participant).
(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or such central bank having supervisory jurisdiction over such Lender; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 11.12    Other Transactions. Nothing contained herein shall preclude the Administrative Agent, any LC Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Obligors or any of their respective Affiliates in which such Obligor or such Affiliate is not restricted hereby from engaging with any other Person.
SECTION 11.13    Independence of Covenants and Default Provisions. All covenants and default provisions contained in this Agreement or any other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants or default provisions, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant or default provision shall not, unless expressly so provided in such first covenant or default provision, avoid the occurrence of a Default if such action is taken or such condition exists.
SECTION 11.14    Confidentiality.
(a)    Subject to the provisions of clause (b) of this Section 11.14, each Credit Party that is a party hereto agrees that it will not disclose without the prior written consent of the Borrowers (other than to its Affiliates, directors, employees, auditors, advisors, brokers, consultants,

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trustees, counsel, or out-sourced service providers that perform administrative or operational monitoring or to another Credit Party if such Credit Party or such Credit Party’s holding or parent company in its reasonable discretion determines that any such party should have access to such information; provided such Credit Party shall direct such Persons to comply with this Section 11.14) any non-public information related to the Borrowers or any of their respective Subsidiaries or any of their respective businesses and to the Project (other than any such information that is available to the Administrative Agent, any Lender or any LC Issuer on a nonconfidential basis prior to disclosure by a Borrower or any of its Subsidiaries or such information received from a Borrower or any of its Subsidiaries after the date hereof and that is not clearly identified at the time of delivery as confidential) which is now or in the future furnished pursuant to this Agreement or any other Loan Document, provided that any Credit Party may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this clause by the respective Credit Party or any other Person to whom such Credit Party has provided such information as permitted by this Section, (ii) to the extent required or requested by any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or to the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors (any such entity, a “Regulatory Authority”), (iii) as may be required or requested in respect to any summons or subpoena or in connection with any litigation relating to its rights under any Loan Document, (iv) in order to comply with any law, order, regulation or ruling applicable to such Credit Party, (v) to the Administrative Agent or any other Credit Party, (vi) to any (A) pledgee referred to in Section 11.11(g), (B) any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes, Loans or Commitments or any rights, obligations or interest therein by such Credit Party (including such parties’ investors or investment or professional advisors), or (C) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any Credit Party under any Loan Document (including any rating agency); provided that each such party agrees to be bound by the confidentiality provisions contained in, or provisions no less restrictive than, this Section, (vii) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of, or provisions no less restrictive than, this Section), (viii) to any potential or actual insurer, re-insurer, insurance broker or any credit risk support provider (so long as such insurer, re-insurer, insurance broker or credit risk support provider agrees to be bound by the provisions of, or provisions no less restrictive than, this Section) and (ix) to the NAIC or any similar organization or any nationally recognized rating agency that requires access to information about a Credit Party (including its investment portfolio) in connection with ratings issued with respect to such Credit Party; provided further, that nothing in this Section 11.14 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to Regulatory Authority to the extent that any such prohibition contemplated by this Section 11.14 on disclosure is prohibited by the laws or regulations applicable to such Regulatory Authority. In addition, each Credit Party may disclose the existence of this

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Agreement and the information about this Agreement for “league tables” and similar purposes to market data collectors and similar services providers to the lending industry.
(b)    Each Borrower hereby acknowledges and agrees that each Lender may share with any of its Affiliates, and such Affiliates may share with such Lender, any information related to any Obligor; provided such Persons shall be subject to the provisions of this Section to the same extent as such Lender.
Notwithstanding the foregoing clauses (a) and (b) of this Section, no conditions of confidentiality within the meaning of U.S. Treasury Regulation Section 1.6011-4 are intended, and any party to this Agreement (and each Affiliate, director, officer, employee, agent or representative of the foregoing or such Affiliate) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” of the transactions contemplated herein (as such terms are defined in U.S. Treasury Regulation Section 1.6011-4(c)(8) and (9), respectively) and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment or tax structure, to the extent the disclosure of such materials is necessary for the transactions contemplated herein to be treated as not having been offered under conditions of confidentiality for purposes of U.S. Treasury Regulation Section 1.6011-4(b)(3) (or any successor provision). The foregoing language is not intended to waive any confidentiality obligations otherwise applicable under this Agreement except with respect to the information and materials specifically referenced in the preceding sentence. This authorization does not extend to disclosure of any other information, including (i) the identity of participants or potential participants in the transactions contemplated herein and no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws (it is being understood that, for such purpose, the tax treatment of the transactions contemplated by this Agreement is the purported or claimed U.S. federal income tax treatment of such transactions and the tax structure of such transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of such transactions), (ii) the existence or status of any negotiations, or (iii) any financial, business, legal or personal information of or regarding a party or its affiliates, or of or regarding any participants or potential participants in the transactions contemplated herein (or any of their respective affiliates), in each case to the extent such other information is not related to the tax treatment or tax structure of the transactions contemplated herein.
SECTION 11.15    Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED HEREBY OR THEREBY OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY LC ISSUER, AND THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH (WHETHER IN CONTRACT OR TORT OR OTHERWISE AND IN LAW OR IN EQUITY) SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN (INCLUDING ANY APPELLATE COURT THEREOF); PROVIDED THAT,

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ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2 OR TO ITS AGENT DESIGNATED FOR SUCH PURPOSE. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.
SECTION 11.16    Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER, EACH LC ISSUER, AND EACH BORROWER HEREBY IRREVOCABLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, SUCH LC ISSUER, OR SUCH BORROWER IN CONNECTION THEREWITH (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER IN LAW OR IN EQUITY). THE ADMINISTRATIVE AGENT, EACH LENDER, EACH LC ISSUER, AND EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH LC ISSUER ENTERING INTO THE LOAN DOCUMENTS.
SECTION 11.17    Counsel Representation. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY COMPETENT COUNSEL IN THE NEGOTIATION OF THIS AGREEMENT, AND THAT ANY RULE OR CONSTRUCTION OF LAW ENABLING A BORROWER TO ASSERT THAT ANY AMBIGUITIES OR INCONSISTENCIES IN THE DRAFTING OR PREPARATION OF THE TERMS OF THIS

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AGREEMENT SHOULD DIMINISH ANY RIGHTS OR REMEDIES OF THE ADMINISTRATIVE AGENT OR THE OTHER CREDIT PARTIES ARE HEREBY WAIVED BY EACH BORROWER.
SECTION 11.18    PATRIOT Act. Each Credit Party hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify, and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Credit Party to identify the Obligors in accordance with the PATRIOT Act.
SECTION 11.19    Scope of Liability. Notwithstanding anything to the contrary in this Agreement, any other Loan Document, or any other document, certificate or instrument executed by any Obligor pursuant hereto or thereto, none of the Credit Parties shall have any claims with respect to the transactions contemplated by the Loan Documents against the Sponsor or any other past, present or future holder (whether direct or indirect) of any equity interests in the Pledgor and its Affiliates (other than the Loan Parties), shareholders, officers, directors, employees’ representatives, Controlling persons, executives or agents (collectively, the “Non-Recourse Persons”), such claims against such Non-Recourse Persons (including as may arise by operation of law) being expressly waived hereby; provided that the foregoing provision of this Section 11.19 shall not (a) constitute a waiver, release or discharge (or otherwise impair the enforceability) of any of the Obligations, or of any of the terms, covenants, conditions or provisions of this Agreement or any other Loan Document and the same shall continue (but without personal liability to the Non-Recourse Persons) until fully paid, discharged, observed or performed; (b) constitute a waiver, release or discharge of any Lien or security interest created or purported to be created pursuant to the Security Documents (or otherwise impair the ability of any Credit Party to realize or foreclose upon any Collateral); (c) limit or restrict the right of the Administrative Agent, the Collateral Agent or any other Credit Party (or any assignee, beneficiary or successor to any of them) to name the Pledgors, the Loan Parties or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Loan Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person, except as set forth in this Section 11.19; (d) in any way limit or restrict any right or remedy of the Administrative Agent, the Collateral Agent or any other Credit Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Non-Recourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any gross negligence or willful misconduct; or (e) affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant or agreement made by any of the Non-Recourse Persons (or any security granted by the Non-Recourse Persons in support of the obligations of any Person) under or in connection with any Loan Document (or as security for the Obligations). The limitations on recourse set forth in this Section 11.19 shall survive the termination of this Agreement, the termination of all Commitments and the Secured Interest Rate Hedge Agreements to which any Credit Party is a party and the full payment and performance of the Obligations hereunder and under the other Loan Documents.
SECTION 11.20    Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the

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obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
SECTION 11.21    No Fiduciary Obligation. Each Borrower hereby acknowledges that each of the Credit Parties, the Coordinating Lead Arrangers, and any other arranger or bookrunners named herein (collectively, together with the Affiliates of each of the foregoing, the “Lender Group”) is acting solely as lender, agent, bookrunner or arranger, as applicable, in connection with the Transactions contemplated by the Loan Documents (without limiting the provisions of Section 10.10). Each Borrower further acknowledges that each member of the Lender Group is acting pursuant to a contractual relationship created solely by the Loan Documents entered into on an arm’s length basis and in no event do the parties intend that any Lender Group member act or be responsible as a fiduciary or advisor to any Borrower or its Affiliates in connection with any activity that any Lender Group member may undertake or have undertaken in furtherance of the Transactions, either before, on or after the Closing Date. Each Lender Group member hereby expressly disclaims any fiduciary or similar obligations to any such Person, either in connection with the Transactions or any matters leading up to the Transactions, and each Borrower hereby expressly confirms its understanding and agreement to that effect. The parties hereto agree that each Person party hereto is responsible for making its own independent judgments with respect to the Transactions, and that any opinions or views expressed by any Lender Group member to any Borrower or any of its Affiliates regarding the Transactions, including but not limited to any opinions or views with respect to the price or market for the Transactions, do not constitute advice or recommendations to such Borrower or such Affiliate. Each Borrower hereby expressly waives and releases, to the fullest extent permitted by law, any claims that any such Person may have against any Lender Group member with respect to any breach or alleged breach of any fiduciary or similar duty in connection with the Transactions or any matters leading up to the execution of the Loan Documents.
SECTION 11.22    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

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(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 11.23    Collateral Agent and Depositary Bank. Each of the Collateral Agent and the Depositary Bank is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to such Person under the Depositary Agreement and the other Loan Documents. The Depositary Bank is an intended third party beneficiary of this Agreement. Each Lender and LC Issuer (and each Person that becomes a Lender and LC Issuer pursuant to Section 11.11) hereby (a) authorizes and directs each of the Collateral Agent and the Depositary Bank to enter into the Loan Documents to which it is a party on behalf of such Lender or LC Issuer, as applicable, (b) consents to and ratifies the terms of the Loan Documents to which the Collateral Agent and Depositary Bank are parties, and (c) agrees that the Collateral Agent and Depositary Bank may take such actions on behalf of such Lender or LC Issuer as are contemplated by the terms of the Loan Documents. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall have any responsibility for taking any necessary steps to establish or maintain perfection of the Lien (including the filing of any financing statements) granted in its favor hereunder or preserve rights against any parties or any other rights pertaining to any Collateral.
SECTION 11.24    Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the paragraph below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents

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that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 11.25    Electronic Communications. The parties hereto agree that this Agreement or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Agreement or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with Applicable Laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When any Agent or Depositary Bank acts on any Executed Documentation sent by electronic transmission, in the absence of actual knowledge to the contrary, such Agent or Depositary Bank will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation believed by it to be genuine and correct, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that any Agent and Depositary Bank shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of an Agent or Depositary Bank acting on unauthorized instructions and the risk of interception and misuse by third parties.
SECTION 11.26    Keepwell. To the extent that and for so long as (i) any of the Security Documents secures Swap Obligations, and (ii) any grantor or guarantor thereunder (other than a Borrower) otherwise would constitute a Non-ECP Guarantor and its obligations under the Security Documents would constitute Non-ECP Swap Obligations, each Borrower hereby guarantees the payment and performance of all obligations of each of such grantor or guarantor under such Security Documents, and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each of such grantors or guarantors in order for each of such grantors or guarantors to honor its obligations under its respective Security Documents with respect to the Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering each Borrower’s obligations hereunder voidable under Applicable Law relating to fraudulent

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conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Borrower under this Section 11.26 shall become effective upon such Borrower’s receipt of an amount exceeding $10,000,000 of the proceeds of the Loans and shall remain in full force and effect until the Termination Date. Each Borrower intends that this Section 11.26 constitute, and this Section 11.26 shall be deemed to constitute a “keepwell, support, or other agreement” for the benefit of each grantors or guarantors under the Security Documents for all purposes of the Commodity Exchange Act, including Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 11.27    Joint and Several Liability. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents for the Obligations, in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 11.27), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that either Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 11.27 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, binding effect or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.
SECTION 11.28    Independent Consultants.
(a)    Removal and Fees. The Required Lenders, may remove, from time to time, any one or more of the Independent Consultants and appoint replacements reasonably acceptable to the Borrowers. Written notice of any proposed replacement Independent Consultant shall be given by the Administrative Agent to the Borrowers, the Lenders and the Independent Consultant being replaced. All reasonable and documented fees and expenses of the Independent Consultants (whether the original Independent Consultants or replacements) shall be paid by the Borrowers; provided, however, that unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall request that each Independent Consultant provide the Borrowers with its proposed scope of work and proposed budget therefor, and shall consult with and seek the consent of the Borrowers with regard to the matters contained therein. In the event any consultant, advisor, accounting firm, law firm or other advisor specified by name in this Agreement or in any of the other Loan Documents shall, for any reason, be unable or unwilling to perform its duties as set forth herein or therein, or shall be replaced by the Persons retaining same, then the applicable party or parties shall use their reasonable best efforts to replace same with a substitute of comparable expertise.

218	Project Granite – Credit Agreement

(b)    Independent Consultants’ Certificates. The Borrowers shall provide such documents and information to the Independent Consultants as any of the Independent Consultants may reasonably consider necessary or advisable (and reasonably request in writing) in order for the Independent Consultants to deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent, after written notification to the Borrowers, such information and certifications as the Administrative Agent may reasonably require in connection with this Agreement from time to time. The Borrowers shall provide the Independent Consultants with reasonable notice of the expected occurrence of any dates or events that would require certificates of the Independent Consultants hereunder.
(c)    Duties. Each Independent Consultant shall be contractually obligated to the Administrative Agent to carry out the activities required of it in this Agreement and as otherwise requested by the Administrative Agent and shall be responsible solely to the Administrative Agent. Each Borrower acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to the Administrative Agent hereunder, except to the extent arising from such Independent Consultant’s gross negligence or willful misconduct.
SECTION 11.29    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Pension Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of

219	Project Granite – Credit Agreement

Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (iii) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
[SIGNATURE PAGES FOLLOW]

220	Project Granite – Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
CAPE PHASE 1 BORROWER LLC,
as Cape Phase 1 Borrower

By:	/s/ Timothy Latimer
Name:	Timothy Latimer
Title:	President
PHASE 1 WELLCO, LLC,
as the WellCo Borrower

By:	/s/ Timothy Latimer
Name:	Timothy Latimer
Title:	President

[Signature Page to Project Granite Credit Agreement]

MUFG BANK, LTD.,
as Administrative Agent

By:	/s/ Lawrence Blat
Name:	Lawrence Blat
Title:	Authorized Signatory
MUFG BANK, LTD.,
as a Lender, an LC Issuer, a Coordinating Lead
Arranger and Green Loan Coordinator

By:	/s/ Manuel Gonzalez
Name:	Manuel Gonzalez
Title:	Authorized Signatory

[Signature Page to Project Granite Credit Agreement]

HSBC BANK USA, N.A.,
as Collateral Agent

By:	/s/ Deirdre M. Lewis
Name:	Deirdre M. Lewis
Title:	Associate Director

[Signature Page to Project Granite Credit Agreement]

BANCO BILBAO VIZCAYA
ARGENTARIA, S.A. NEW YORK
BRANCH,
as a Lender, an LC Issuer, a Coordinating
Lead Arranger, and Hedging Coordinator

By:	/s/ Miguel Peña Azpilicueta
Name:	Miguel Peña Azpilicueta
Title:	Managing Director

By:	/s/ Erlantz Peñalba Arce
Name:	Erlantz Peñalba Arce
Title:	Managing Director

[Signature Page to Project Granite Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Vilas Kuchinad
Name:	Vilas Kuchinad
Title:	Managing Director

[Signature Page to Project Granite Credit Agreement]

BARCLAYS BANK PLC, N.A.,
as a Lender, an LC Issuer and a
Coordinating Lead Arranger

By:	/s/ James Edmonds
Name:	James Edmonds
Title:	Managing Director

[Signature Page to Project Granite Credit Agreement]

HSBC BANK USA, N.A.,
as a Lender, an LC Issuer and a
Coordinating Lead Arranger

By:	/s/ Paul Snow
Name:	Paul Snow
Title:	Managing Director (23498)

[Signature Page to Project Granite Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Dong Sun Shin
Name:	Dong Sun Shin
Title:	Authorized Signer

[Signature Page to Project Granite Credit Agreement]

ROYAL BANK OF CANADA,
as a Lender, an LC Issuer and a
Coordinating Lead Arranger

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

[Signature Page to Project Granite Credit Agreement]

SUMITOMO MITSUI TRUST BANK,
LIMITED, NEW YORK BRANCH,
as a Lender

By:	/s/ Takuya Uekusa
Name:	Takuya Uekusa
Title:	Deputy General Manager

[Signature Page to Project Granite Credit Agreement]

SOCIÉTÉ GÉNÉRALE,
as a Lender and a Coordinating Lead Arranger

By:	/s/ Eric Kim
Name:	Eric Kim
Title:	Managing Director

[Signature Page to Project Granite Credit Agreement]

SCHEDULE I
DISCLOSURE SCHEDULES
[***]

CREDIT AGREEMENT (FERVO – PROJECT GRANITE)

SCHEDULE II
COMMITMENTS
[***]

CREDIT AGREEMENT (FERVO – PROJECT GRANITE)

SCHEDULE III
PERMITS
[***]

CREDIT AGREEMENT (FERVO – PROJECT GRANITE)

SCHEDULE IV
REQUIRED INSURANCE
[***]

CREDIT AGREEMENT (FERVO – PROJECT GRANITE)

SCHEDULE V
MATERIAL PROJECT DOCUMENTS
[***]

CREDIT AGREEMENT (FERVO – PROJECT GRANITE)

SCHEDULE VI
CONSENT TO COLLATERAL ASSIGNMENT
[***]

CREDIT AGREEMENT (FERVO – PROJECT GRANITE)

SCHEDULE VII
TITLE ENDORSEMENT
[***]

CREDIT AGREEMENT (FERVO – PROJECT GRANITE)

SCHEDULE VIII
NOTICE AND ADDRESS INFORMATION
[***]

CREDIT AGREEMENT (FERVO – PROJECT GRANITE)

SCHEDULE IX
PERFORMANCE TESTS
[***]

CREDIT AGREEMENT (FERVO – PROJECT GRANITE)

SCHEDULE X
EDR LEASES
[***]

CREDIT AGREEMENT (FERVO – PROJECT GRANITE)